UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JDA SOFTWARE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01

(2)	Aggregate number of securities to which transaction applies:

44,325,254 shares (includes (i) 43,091,829 shares outstanding (including restricted shares), (ii) 184,537 shares issuable pursuant to outstanding options, (iii) 323,284 restricted stock units, (iv) 684,483 shares issuable pursuant to outstanding warrants and performance share awards (assuming target level performance), and (v) 41,121 shares reserved for issuance pursuant to JDA Software Group, Inc.’s Employee Stock Purchase Plan).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The transaction valuation was calculated by adding the sum of (i) 43,091,829 shares of common stock outstanding (including restricted shares) multiplied by the offer price of $45.00 per share, (ii) 184,537 shares of common stock issuable pursuant to outstanding options, multiplied by the offer price of $45.00 per share minus the weighted average exercise price for such options of $14.10 per share, (iii) 323,284 restricted stock units multiplied by the offer price of $45.00 per share, (iv) 684,483 shares issuable pursuant to outstanding warrants and performance share awards (assuming target level performance) multiplied by the offer price of $45.00 per share, and (v) 41,121 shares reserved for issuance pursuant to JDA Software Group, Inc.’s Employee Stock Purchase Plan multiplied by the offer price of $45.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the proposed maximum aggregate value of the transaction by .00013640.

(4)	Proposed maximum aggregate value of transaction:

$1,992,034,458

(5)	Total fee paid:

$271,714

☐	Fee paid previously with preliminary materials.

☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

$271,714

(2)	Form, Schedule or Registration Statement No.:

Schedule TO

(3)	Filing Party:

RP Crown Acquisition Sub, LLC; RP Crown Parent, LLC; RP Crown Holding, LLC; RP Holding, L.L.C.; RedPrairie Holding, Inc.; New Mountain Partners III, L.P. and New Mountain Capital, L.L.C.

(4)	Date Filed:

November 15, 2012

EXPLANATORY NOTE REGARDING THE REASON FOR THE FILING OF THIS PRELIMINARY PROXY STATEMENT

JDA Software Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with RP Crown Acquisition Sub, LLC, a Delaware limited liability company (“Purchaser”), and a wholly owned direct subsidiary of RP Crown Parent, LLC, a Delaware limited liability company (“Parent”) on November 1, 2012 (the “Merger Agreement”). Pursuant to the Merger Agreement, on November 15, 2012, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock of the Company, par value $0.01 per share (the “Shares” or “shares of Company common stock”), at a price of $45.00 per Share, net to the seller thereof in cash, without interest thereon and less any required withholding taxes, upon the terms and conditions set forth in the Offer to Purchase, dated November 15, 2012. As further described in the Offer to Purchase, Parent is a direct wholly owned subsidiary of RP Crown Holding, LLC, a Delaware limited liability company (“Holdco”), which is a direct wholly owned subsidiary of RP Holding, L.L.C., a Delaware limited liability company (“RP LLC”). RP LLC is wholly owned by New Mountain Partners III, L.P. (“NMP”), a Delaware limited partnership. RP LLC holds approximately 80.25% of the outstanding equity interests on a fully-diluted basis of RedPrairie Holding, Inc. (“RHI”), a holding company for RedPrairie Corporation (“RedPrairie”), a provider of supply chain, workforce and all-channel commerce software. New Mountain Capital, L.L.C. (“NMC”) is the manager of NMP. Purchaser, Parent, Holdco, RHI, RP LLC, RedPrairie, NMP and NMC are collectively referred to as the “Offeror Group.”

As of the date of this preliminary proxy statement, the Offer is still pending and is scheduled to expire at 11:59 p.m. (New York time) on December 13, 2012, unless the Offer is extended or terminated in accordance with the terms of the Merger Agreement. If the Offer is consummated, Parent intends immediately to have Purchaser consummate the Merger without a stockholder meeting and without any further action by the stockholders of the Company as a “short-form” merger under Delaware law.

This preliminary proxy statement (as it may hereafter be amended from time to time) will only be mailed to our stockholders in definitive form if the adoption of the Merger by the Company’s stockholders is required by applicable law to consummate the Merger, and after the Company receives clearance from the U.S. Securities and Exchange Commission (the “SEC”) to do so. In such event, the Company will take the necessary steps to establish a record date for, give notice of, call, convene and hold a special meeting of the holders of Shares to vote upon the adoption of the Merger Agreement.

Depending on the outcome of the Offer, certain information which appears in this preliminary proxy statement may no longer be relevant or material to the holders of Shares when considering whether and how to vote with respect to the proposal to adopt the Merger Agreement or the decision whether to exercise the right to demand appraisal of Shares held by them in accordance with Section 262 of the Delaware General Corporation Law. Accordingly, if, under the circumstances described in this explanatory note and in accordance with applicable law and the terms of the Merger Agreement, it becomes necessary to mail a proxy statement in definitive form to holders of Shares, we will update the disclosures in this preliminary proxy statement to reflect the outcome of the Offer and as otherwise may be necessary.

The Offer is being made pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated November 15, 2012, and in the related Letter of Transmittal (each as may be amended or supplemented from time to time) filed as exhibits to the Tender Offer Statement on Schedule TO initially filed with the SEC by Purchaser, Parent, Holdco, RP LLC, RHI, NMP and NMC on November 15, 2012 (the “Schedule TO”). This preliminary proxy statement has no effect on the Offer, and you should refer to the Schedule TO for further information regarding the Offer.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

JDA SOFTWARE GROUP, INC.

14400 North 87th Street

Scottsdale, Arizona 85260

Dear Stockholder:

On behalf of the board of directors of JDA Software Group, Inc. (the “Company”), I cordially invite you to attend a special meeting of stockholders of the Company, to be held on [—] at [—] Arizona Time, at [—].

On November 1, 2012, the Company entered into a definitive merger agreement to be acquired by an affiliate of RedPrairie Holding, Inc. The special meeting is being held in connection with the transactions contemplated by the merger agreement. If the transactions contemplated by the merger agreement are completed, you will be entitled to receive $45.00 in cash, without interest, less any required withholding taxes, for each share of Company common stock you own (unless you have properly exercised your appraisal rights with respect to such shares). At the special meeting, you will be asked to consider and vote upon proposals:

1.	To adopt the Agreement and Plan of Merger, dated as of November 1, 2012, by and among RP Crown Parent, LLC, RP Crown Acquisition Sub, LLC, a wholly owned direct subsidiary of RP Crown Parent, LLC, and the Company, as it may be amended from time to time (the “Merger Agreement”).

2.	To adjourn the special meeting, if necessary or appropriate, including to solicit additional votes in favor of the proposal to adopt the Merger Agreement, if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting; and

3.	To approve a non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the merger.

After due and careful discussion and consideration, the Company’s board of directors has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, (ii) declared that it is in the best interests of the Company and the Company’s stockholders that the Company enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the merger are fair to the Company and the Company’s stockholders, (iv) directed that, if required by applicable law to consummate the merger, the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company’s stockholders and (v) recommended that the Company’s stockholders, if required by applicable law to consummate the merger, vote to adopt the Merger Agreement. Accordingly, the Company’s board of directors unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the merger.

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon. The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the merger will each be approved if a majority in voting power of the shares represented in person or by proxy at the special meeting and entitled to vote on the subject matter vote in favor of these proposals.

Your vote is very important, regardless of the number of shares of Company common stock you own. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock with respect to the adoption of the Merger Agreement will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement.

If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock “FOR” approval of the proposal to adopt the Merger Agreement will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement.

The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

Best regards,

[signature]

Hamish N. Brewer

President and Chief Executive Officer

Scottsdale, Arizona

[—]

The proxy statement is dated [—], and is first being mailed to our stockholders on or about [—].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

JDA SOFTWARE GROUP, INC.

14400 North 87th Street

Scottsdale, Arizona 85260

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held [—]

A special meeting of stockholders of JDA Software Group, Inc., a Delaware corporation (the “Company”), will be held on [—], at [—] a.m. Arizona Time, at [—].

The meeting will be held for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 2012, by and among RP Crown Parent, LLC, RP Crown Acquisition Sub, LLC, a wholly owned direct subsidiary of RP Crown Parent, LLC, and the Company, as it may be amended from time to time (the “Merger Agreement”). A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

3. To consider and approve a non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the merger.

The board of directors has fixed the close of business on [—] as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Your vote is very important, regardless of the number of shares of Company common stock you own. The merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. The proposal to adjourn the special meeting and the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the merger will each be approved if a majority in voting power of the shares represented in person or by proxy at the special meeting and entitled to vote on the subject matter vote in favor of these proposals.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company common stock will be represented at the special meeting if you are unable to attend. If you do not attend and vote your shares at the special meeting and you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

After careful consideration, the Company’s board of directors has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, are advisable, fair to and in the best interests of the Company and the stockholders of the Company, and approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. After due and careful discussion and consideration, the Company’s board of directors has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, (ii) declared that it is in the best interests of the Company and the Company’s stockholders that the Company enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the merger are fair to the Company and the Company’s stockholders, (iv) directed that, if required by applicable law to consummate the merger, the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company’s stockholders and (v) recommended that the Company’s stockholders, if required by applicable law to consummate the merger, vote to adopt the Merger Agreement. Accordingly, the Company’s board of directors unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the merger.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

[signature]

David D. Kennedy

Executive Vice President and

Chief Legal Officer

Scottsdale, Arizona

[—]

i

ii

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [—].

Parties to the Merger (Page [—])

JDA Software Group, Inc.

14400 North 87th Street

Scottsdale, Arizona 85260

(480) 308-3000

JDA Software Group, Inc. (Nasdaq: JDAS), a Delaware corporation, which we refer to in this proxy statement as the “Company”, “we”, “our”, or “us”, is a leading provider of sophisticated enterprise software solutions designed to enable planning, optimization and execution of supply chain, merchandising and pricing processes for manufacturers, wholesalers and distributors, retailers, government and aerospace defense contractors, travel, transportation, hospitality and media organizations. The Company believes it has the broadest and deepest suite of software products and services addressing these markets. The Company’s software offerings are highly tailored to industry-specific needs and are integrated to provide a complete set of solutions for its customers. In addition, the Company offers customers its solutions through cloud-based delivery that results in lower cost of ownership, rapid delivery and optimized capability. Many of the Company’s solutions include patented computing technology that we believe gives its customers an advantage in large scale and complex environments.

For additional information about the Company and our business, see “Where You Can Find More Information” on page [—].

RP Crown Acquisition Sub, LLC

c/o New Mountain Capital, L.L.C.

787 Seventh Avenue, 49th Floor

New York, New York 10019

(212) 720-0300

RP Crown Acquisition Sub, LLC, a Delaware limited liability company (which we refer to in this proxy statement as “Purchaser”) and wholly owned direct subsidiary of RP Crown Parent, LLC, was formed on October 26, 2012 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (including the Offer and the Merger) and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

RP Crown Parent, LLC

c/o New Mountain Capital, L.L.C.

787 Seventh Avenue, 49th Floor

New York, New York 10019

(212) 720-0300

RP Crown Parent, LLC, a Delaware limited liability company (which we refer to in this proxy statement as “Parent”), was formed on October 26, 2012 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (including the Offer and the Merger) and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Purchaser and Parent are affiliates of RedPrairie Holding, Inc.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated November 1, 2012, as it may be amended from time to time, among the Company, Parent and Purchaser, as the “Merger Agreement”, and the merger of Purchaser with and into the Company, as the “Merger”.

Tender Offer

On November 15, 2012, Purchaser commenced a tender offer, which we refer to as the “Offer,” for all of the outstanding shares of Company common stock at a price of $45.00 per share, net to the seller in cash without interest and less any required withholding taxes. The Offer contemplates that, after completion of the Offer and the satisfaction or waiver of all conditions, we will merge with Purchaser, pursuant to a “short form” merger under Delaware law (which would not require the approval of the Company’s stockholders other than Parent and Purchaser), and all outstanding shares of Company common stock (excluding shares held (i) by the Company (including treasury shares), Parent or Purchaser (other than shares in trust accounts, managed accounts and the like) and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal rights or otherwise lost appraisal rights under Delaware law with respect to such shares) will be canceled and converted into the right to receive cash equal to the $45.00 offer price per share, less any required withholding taxes (referred to herein as the “Offer Price”). The Offer was commenced pursuant to the Merger Agreement.

The Merger Agreement provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed and is terminated in accordance with the Merger Agreement, and the Merger Agreement is not terminated, the Merger will only be able to be consummated, subject to the terms and conditions of the Merger Agreement, after the stockholders of the Company have adopted the Merger Agreement at a special meeting of stockholders. We have prepared this preliminary proxy statement in connection with the solicitation of proxies for the special meeting to obtain stockholder approval of the adoption of the Merger Agreement in order to be able to consummate the Merger regardless of the outcome of the Offer. If the Offer and the “short form” merger are completed, we will not need to solicit proxies for the special meeting to obtain stockholder approval of the adoption of the Merger Agreement in order to be able to consummate the Merger.

The Merger Agreement contains provisions that govern the circumstances in which the Offer is required or permitted to be terminated. The Offer may not be terminated prior to its expiration unless the Merger Agreement is validly terminated; provided, however, that if at any date on which the Offer is scheduled to expire, (i) the Marketing Period (as defined below) shall have ended and any Offer condition (other than the Financing Proceeds Condition (as defined below)) shall not have been satisfied or waived and (ii) the Proxy Statement Clearance Date (as defined below) shall have occurred at least three business days prior to such scheduled expiration of the Offer, then (x) Purchaser may terminate the Offer (subject to the Company’s one-time right to cause Purchaser to extend, rather than terminate, the Offer for one increment of five business days) and (y) on or after January 29, 2013, the Company shall have the right to cause Purchaser to terminate the Offer at the then-scheduled expiration date.

We refer in this proxy statement to the Offer and to terms of the Merger Agreement applicable to the Offer; however, the Offer is being made separately to the holders of shares of Company common stock and is not applicable to the special meeting. The Offer, the Merger and the other transactions contemplated by the Merger Agreement are collectively referred to as the “Transaction.”

The Special Meeting (Page [—])

Time, Place and Purpose of the Special Meeting (Page [—])

The special meeting will be held on [—] at [—] Arizona Time, at [—].

At the special meeting, holders of common stock of the Company, par value $0.01 per share, which we refer to as “Company common stock”, will be asked to approve the proposal to adopt the Merger Agreement and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. In addition, holders of Company common stock will be asked to approve, on an advisory (non-binding) basis, the existing compensatory arrangements between the Company and its named executive officers providing for “golden parachute” compensation payable in connection with the Merger.

Record Date and Quorum (Page [—])

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on [—], which the Company has set as the record date for the special meeting and which we refer to as the “record date”. You will have one vote for each share of Company common stock that you owned on the record date. As of the record date, there were [—] shares of Company common stock outstanding and entitled to vote at the special meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting.

Vote Required (Page [—])

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon (the “Company Stockholder Vote”). Failure to vote, by proxy or in person, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of holders of a majority in voting power of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting.

The non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger will be approved if a majority in voting power of the shares of Company common stock present in person or represented by proxy and entitled to vote on the subject matter vote in favor of the proposal. For purposes of this proposal and the proposal to adjourn the special meeting, if your shares of Company common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted “AGAINST” the proposals. Broker non-votes will not have any effect on the proposal to adjourn the special meeting or on the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger. Failure to submit a proxy or vote in person at the special meeting will also not have any effect on the proposal to adjourn the special meeting or, assuming a quorum is present, on the non-binding advisory proposal to approve the golden parachute compensation.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [—] shares of Company common stock (excluding shares issuable upon the vesting and exercise of stock options or the vesting of restricted shares, restricted share units and performance share awards as of such date (collectively representing [—]% of the outstanding shares of Company common stock on the record date)). The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock (other than shares of Company common stock as to which such holder does not have discretionary authority) “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies and Revocation (Page [—])

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Company common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company common stock will not be voted on any of the proposals submitted to a vote at the special meeting, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, and your shares of Company common stock will not have an effect on approval of the proposal to adjourn the special meeting or on the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger.

You may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person.

If you hold your shares of Company common stock in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

The Merger (Page [—])

The Merger Agreement provides that Purchaser will merge with and into the Company. The Company will be the surviving corporation in the Merger (which we refer to as the “Surviving Company”) and will continue to do business following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Company.

Merger Consideration (Page [—])

In the Merger, each outstanding share of Company common stock (excluding shares held (i) by the Company (including treasury shares), Parent or Purchaser (other than shares in trust accounts, managed accounts and the like) and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal rights or otherwise lost appraised rights under Delaware law with respect to such shares, which we refer to collectively as the “excluded shares”) will be converted into the right to receive $45.00 in cash, without interest thereon and less any required withholding taxes, which amount we refer to as the “per share Merger Consideration”, less any required withholding taxes.

Treatment of Stock Options, Warrants, Restricted Shares, Restricted Share Units and Performance Share Awards (Page [—])

If the Merger occurs, outstanding Company stock options (the “Stock Options”), Company warrants (the “Company Warrants”), Company restricted share awards (the “Restricted Shares”), restricted share unit awards (the “Restricted Share Units”) and performance share awards (the “Performance Share Awards”) will be treated as described below:

•	Each Stock Option, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to its aggregate spread value.

•

Each Company Warrant will be cancelled in exchange for a cash payment, less any required withholding taxes, equal to (a) (1) (x) $12.70 plus (y) 0.2562 multiplied by $45.00 minus (2) $15.4675 per Former i2 Share (defined as a share of common stock, par value $0.00025 per share, of i2 Technologies, Inc. immediately prior to the consummation of the January 28, 2010 merger of i2 Technologies, Inc. with Alpha Acquisition Corp), multiplied by (b) the total number of Former i2 Shares issuable upon exercise in full of such Company Warrant, the product of (a) and (b) rounded down to the nearest whole cent.

•

Each Restricted Share and Restricted Share Unit will become fully vested immediately prior to the completion of the Merger, and will be cancelled in exchange for a cash payment equal to the Merger Consideration for each Share subject to such awards.

•

Each Performance Share Award will become fully vested immediately prior to the completion of the Merger and will be cancelled in exchange for a cash payment equal to the Merger Consideration multiplied by the number of Shares subject to such award, determined as if all applicable performance goals with respect to such award had been achieved at the target level of performance.

Recommendation of the Board of Directors; Reasons for the Transaction (Page [—])

After due and careful discussion and consideration of various factors described in the section entitled “The Merger—Recommendation of Our Board of Directors; Reasons for the Transaction,” the board of directors of the Company (the “Board”) unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) declared that it is in the best interests of the Company and the Company’s stockholders that the Company enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the Offer and the Merger are fair to the Company and the Company’s stockholders, (iv) authorized and approved the Top-Up Option (as defined and further discussed in “The Merger Agreement—The Offer—Top-Up Option”) (including the consideration to be paid upon exercise thereof) and the issuance of the top-up shares (as defined and further discussed in “The Merger Agreement—The Offer—Top-Up Option”) thereunder, (v) directed that, if required by applicable law to consummate the Merger, the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company’s stockholders and (vi) recommended that the Company’s stockholders accept the Offer, tender their shares pursuant to the Offer and, if required by applicable law, vote to adopt the Merger Agreement.

The Board recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger.

To review the factors that our Board considered when deciding whether to approve the Merger Agreement and the transactions contemplated thereby, see “The Merger Agreement—Recommendation of Our Board of Directors; Reasons for the Transaction.”

J.P. Morgan Financial Analyses and Opinion (Page [—])

J.P. Morgan Securities LLC (“J.P. Morgan”) delivered its opinion to the committee that, as of October 31, 2012 and based upon and subject to the factors, assumptions, qualifications and limitations set forth in J.P. Morgan’s written opinion, the consideration to be paid to the holders of Shares in the Transaction was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated October 31, 2012, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The holders of Shares are urged to read the opinion carefully in its entirety. J.P. Morgan’s written opinion was addressed to the Board, was directed only to the fairness, from a financial point of view, of the consideration to be paid to the holders of Shares in the Transaction, and does not constitute a recommendation to Company stockholders as to whether stockholders should tender their Shares into the Offer or, in the event that a stockholder vote is required to effect the Merger, how stockholders should vote with respect to the Merger or any other matter. The issuance of J.P. Morgan’s opinion has been approved by a fairness opinion committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

We encourage you to read the opinion of J.P. Morgan and the section “The Merger—J.P. Morgan Financial Analyses and Opinion” carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion.

Financing of the Merger (Page [—])

Parent anticipates that the total funds required to complete the Offer and the Merger, to repay certain existing debt of the Company, to repay certain existing debt of RedPrairie and to pay related transaction fees and expenses at the closing of the Merger will be approximately $2.8 billion.

Debt Financing (Page [—])

Parent has received a commitment from Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate) and certain other financing sources to provide it with (i) a senior secured first lien credit facility in an aggregate principal amount of $1.55 billion (consisting of a $1.45 billion term loan facility (the “Senior First Lien Term Facility”), and a $100 million revolving credit facility (the “Senior First Lien Revolving Facility” and together with the Senior First Lien Term Facility, the “Senior First Lien Facilities”)) and (ii) a senior secured second lien term loan facility in an aggregate principal amount of $650 million (the “Senior Second Lien Term Facility” and together with the Senior First Lien Facilities, the “Debt Financing”). The proceeds of loans under the revolving credit facility will primarily be used after the closing of the Merger for general corporate purposes of RHI and its subsidiaries.

Equity Financing (Page [—])

NMP has provided an equity commitment of up to $342 million to Parent (the “Equity Financing” and together with the Debt Financing, the “Financing”). The Equity Financing is made pursuant to the equity commitment letter, dated November 1, 2012 (the “Equity Commitment Letter”), from NMP, pursuant to which NMP has committed to fund up to $342 million which amount will be used by Parent solely (i) for the purpose of allowing Parent and/or Purchaser to fund a portion of the aggregate Offer Price payable upon closing of the Offer or the aggregate Merger Consideration payable upon consummation of the Merger to repay and/or discharge existing debt of the Company and to pay related fees and expenses, in each case pursuant to and in accordance with the Merger Agreement and (ii) to pay fees and expenses incurred by Parent or Purchaser pursuant to the terms of the Merger Agreement (the “Merger Agreement Expenses” and, together with the amounts contemplated by clause (i) above, the “Transaction Payments”). The financing contemplated by the Equity Commitment Letter, as may be amended, modified, supplemented or restated, is referred to as the “Equity Financing.” The amount to be funded under the Equity Commitment Letter may be reduced on a dollar-for-dollar basis in a manner specified by NMP if Parent and Purchaser do not require the full commitment amount to pay the Transaction Payments. The Company is a third-party beneficiary to the Equity Commitment Letter and under certain circumstances may seek specific performance to cause Parent and Purchaser to cause NMP to fund the Equity Financing in accordance with the Equity Commitment Letter and the Merger Agreement. NMP may effect the purchase of equity interests in Parent directly or indirectly through one or more intermediate entities.

Except with respect to the Merger Agreement Expenses, the Equity Financing is generally subject to the satisfaction of the conditions to Parent’s and Purchaser’s obligations to consummate the transactions contemplated by the Merger Agreement, the funding of the Debt Financing (or, if Alternative Financing has been obtained in accordance with the Merger Agreement, such Alternative Financing) pursuant to the terms thereof and the substantially contemporaneous closing of the Merger.

Funding of the Financing is subject to the satisfaction of various conditions set forth in the commitment letters pursuant to which the Financing will be provided. We believe the amounts committed under the Financing will be sufficient to complete the Merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, the conditions to such Financing are not met. If the Merger Agreement is terminated in the circumstances in which Purchaser does not receive the proceeds of the Debt Financing, Parent may be obligated to pay the Company a fee of approximately $85 million, or the “Parent Termination Fee”, as described under “The Merger Agreement—Termination Fees” beginning on page [—]. The obligation of Parent to pay the Parent Termination Fee is guaranteed by NMP, as discussed below.

Limited Guarantee (Page [—])

Pursuant to the Limited Guarantee (the “Limited Guarantee”), delivered by NMP in favor of the Company, dated November 1, 2012, NMP has agreed to guarantee the obligation of Parent and Purchaser under the Merger Agreement to pay the Parent Termination Fee of approximately $85 million to the Company, and any collection costs associated therewith, if payable, in each case, if, as and when due, provided, however, in no case shall the liability of NMP pursuant to the limited guarantee exceed $85 million plus the amount of such collection costs.

Confidentiality Agreement (Page [—])

On September 4, 2012, RHI, NMC and the Company entered into an Amended and Restated Mutual Nondisclosure Agreement (the “Confidentiality Agreement”). Under the Confidentiality Agreement, each party has agreed, among other things, to keep non-public information furnished to them or to their representatives by or on behalf of the other party confidential and to use such information solely for purposes of evaluating a possible transaction (subject to certain exceptions) until two years after the date of the Confidentiality Agreement. Pursuant to the Confidentiality Agreement, each party has agreed that it will only disclose such confidential information to its representatives for the purpose of helping Parent to evaluate a possible transaction or as it (or its representatives) may be requested or required in legal proceedings, by subpoena, civil investigative demand or other similar process (subject to certain conditions and exceptions). Under the Confidentiality Agreement, RHI also agreed, among other things, to certain “standstill” provisions which prohibit RHI (and certain affiliates and representatives of RHI) from taking certain actions involving or with respect to the Company, unless invited to do so by the Company or its representatives.

Interests of Certain Persons in the Merger (Page [—])

In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. These interests include the acceleration and “cash-out” of certain equity and equity-based awards, certain severance benefits that may be payable upon termination following a change in control and the right to continued indemnification and insurance coverage by the Surviving Company after the Merger. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company.

Material United States Federal Income Tax Consequences of the Merger (Page [—])

The exchange of shares of Company common stock for cash in the Merger will generally be a taxable transaction to United States Holders for United States federal income tax purposes. In general, a United States Holder whose shares of Company common stock are converted into the right to receive cash in the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any required withholding taxes) and its adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the United States Holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Payments made to a non-United States Holder with respect to shares of Company common stock exchanged for cash pursuant to the Merger will generally be exempt from United States federal income tax. A non-United States Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the Merger, unless the holder certifies that it is not a United States person or otherwise establishes a valid exemption from backup withholding tax. You should read “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page [—] for definitions of “United States Holder” and “non-United States Holder,” and for a more detailed discussion of the material United States federal income tax consequences of the Merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the Merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws.

Regulatory Approvals and Notices (Page [—])

Under the terms of the Merger Agreement, the Merger cannot be completed until (a) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the “HSR Act”, has expired or been terminated and (b) either the (i) German Federal Cartel Office (the “German FCO”), acting under the German Act Against Restraints of Competition, adopts a clearance decision, or (ii) the applicable statutory review period under that Act expiring without the German FCO taking a decision, in connection with the Merger Agreement and the Transaction.

Under the HSR Act, the Merger cannot be completed until the expiration of a waiting period following the filing by NMP, as the ultimate parent entity of Purchaser, of a Premerger Notification and Report Form concerning the Offer with the Federal Trade Commission, or the “FTC”, and the Antitrust Division of the Department of Justice, or the “Antitrust Division”, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. NMP and the Company filed on November 9, 2012 Premerger Notification and Report Forms with the FTC and the Antitrust Division in connection with the purchase of Shares in the Offer and the Merger. Accordingly, the required waiting period with respect to the Offer and the Merger will expire at 11:59 p.m., New York time, on November 26, 2012, unless earlier terminated by the FTC and the Antitrust Division or unless the FTC or the Antitrust Division issues a request for additional information and documentary material prior to that time.

RP LLC and RHI made the requisite filing with the German FCO on November 12, 2012. Accordingly, the required one month waiting period with respect to the Offer and the Merger will expire at 11:59 p.m. Central European Time on December 12, 2012 unless earlier terminated by the German FCO or the German FCO launching a Phase 2 investigation. If within the one calendar month waiting period the German FCO launches a Phase 2 investigation, the waiting period with respect to the Offer and the Merger would be extended for a further three calendar months.

Litigation Relating to the Merger (Page [—])

On November 2, 2012, a purported stockholder of the Company filed a putative class action lawsuit, captioned D’Agostino v. JDA Software Group, Inc., Case No. CV2012-056375, in the Superior Court of the State of Arizona. The action, brought against the Company, members of the Company’s Board, RedPrairie and Parent, alleges that the Company’s directors breached their fiduciary duties to the Company’s stockholders by entering into the Merger Agreement and agreeing to the transactions contemplated thereby. RedPrairie and Parent are alleged to have aided and abetted the Company’s directors in their purported breaches of fiduciary duty. The complaint seeks declaratory and injunctive relief, including an injunction to prevent the Transaction from closing, and attorneys’ fees.

On November 20, 2012, a purported stockholder of the Company filed a putative class action lawsuit, captioned Neuman v. JDA Software Group, Inc., C.A. __-__, in the Court of Chancery of the State of Delaware. The action, brought against the Company, members of the Company’s Board, RedPrairie, Parent, Purchaser, New Mountain Capital, L.L.C., New Mountain Partners III, L.P., RedPrairie Holding, Inc., RP Crown Holding, LLC and RP Holding, L.L.C., alleges that the Company’s directors breached their fiduciary duties to the Company’s stockholders by entering into the Merger Agreement and agreeing to the transactions contemplated thereby, and by disseminating purportedly incomplete and misleading disclosures in the Schedule 14D-9 filed by the Company with the SEC on November 15, 2012 in connection with the Transaction. All other defendants are alleged to have aided and abetted the Company’s directors in their purported breaches of fiduciary duty. The complaint seeks declaratory and injunctive relief, including an injunction to prevent the Transaction from closing, and attorneys’ fees.

We believe these lawsuits are meritless and intend to defend against them vigorously.

The Merger Agreement (Page [—])

Conditions to the Merger (Page [—])

If the closing of the Offer (the “Offer Closing”) shall have occurred, the respective obligations of the Company and Parent to complete the Merger are subject to the satisfaction or waiver by the Company and Parent of the following conditions:

•	Purchaser shall have accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer;

•	if required by applicable law to consummate the Merger, the Company shall have obtained the Company Stockholder Vote;

•	the applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated;

•

a clearance decision by the German FCO under the German Act Against Restraints of Competition shall have been adopted or the applicable statutory review period under that Act shall have expired without the German FCO taking a decision; and

•

no governmental entity of competent jurisdiction shall have issued an order or enacted a law that prohibits, makes illegal or prevents the consummation of the transactions contemplated by the Merger Agreement.

If the Offer Termination shall have occurred or the Offer Closing shall not have occurred, then the respective obligations of Parent and Purchaser, on the one hand, and the Company, on the other hand, to complete the Merger shall be subject to the satisfaction or the waiver of certain additional conditions as set forth in the Merger Agreement regarding:

•	in the case of Parent and Purchaser:

•

that the representations and warranties of the Company set forth in the Merger Agreement (A) relating to certain of the Company’s SEC filings, certain of the Company’s financial statements and annual reports, the absence of material weaknesses in the Company’s internal controls over financial reporting, certain anti-takeover provisions, and the receipt of the opinion of the Company’s financial advisor shall be true and correct in all respects as of the date of the Merger Agreement and the date of the closing of the Merger (such closing, the “Merger Closing” and such date, the “Merger Closing Date”) as though made at and as of the Merger Closing Date (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct as of such specified date), (B) relating to the Company’s capitalization and certain recent SEC filings shall be true and correct in all material respects as of the date of the Merger Agreement and the Merger Closing Date as though made at and as of the Merger Closing Date (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct in all material respects as of such specified date), or (C) other than the representations and warranties referred to in clause (A) or (B) above shall be true and correct as of the date of the Merger Agreement and the Merger Closing Date as though made at and as of the Merger Closing Date (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct as of such specified date); provided, however, that for purposes of determining the satisfaction of the condition in clause (C), no effect shall be given to any exception in such representations and warranties relating to materiality or Company Material Adverse Effect, and instead, for purposes of the condition in clause (C), such representations and warranties shall be deemed true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, as has had or would be expected to have a Company Material Adverse Effect. Solely for purposes of clause (B) above, if one or more inaccuracies in those certain representations and warranties relating to the Company’s capitalization would cause the aggregate amount required to be paid by Parent or Purchaser to consummate the Offer and the Merger, refinance the indebtedness of the Company and pay all fees and expenses in connection therewith to increase by $10 million or more, such inaccuracy or inaccuracies will be considered material;

•	that the Company shall have performed in all material respects the obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; and

•

that since the date of the Merger Agreement, there has not been an effect, state of facts, occurrence, condition, event, development or change that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

•	in the case of the Company:

•	that the representations and warranties of the Parent and Purchaser set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and the Merger

Closing Date as though made at and as of the Merger Closing Date (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct as of such specified date); provided, however, that for purposes of determining the satisfaction of the condition, no effect shall be given to any exception in such representations and warranties relating to materiality or Parent Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, as has had or would be expected to have a Parent Material Adverse Effect; and

•	that each of Parent and Purchaser shall have performed in all material respects its respective obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time.

The Merger does not contain a condition related to financing.

Solicitation of Alternative Proposals (Page [—])

The terms of the Merger Agreement contain customary no solicitation provisions that became effective as of the date of the Merger Agreement, as well as termination provisions, which, in the view of the Board, should not preclude third parties from making unsolicited “superior proposals.” Despite the general prohibition against soliciting acquisition proposals, prior to adoption of the Merger Agreement by our stockholders and prior to the Acceptance Time, the Company may consider and respond to an unsolicited written acquisition proposal, furnish information to the person making such a proposal and engage in discussions and negotiations with the person making such a proposal, if the Board, prior to taking any such actions, (1) determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal and (2) determines in good faith that the failure to take such action would be inconsistent with the Board’s fiduciary duties to the Company’s stockholders. If the Company terminates the Merger Agreement in order to accept a superior proposal, the Company is required to pay a termination fee of $32 million, plus up to $8 million in Parent’s reasonable and documented out-of-pocket fees and expenses.

Termination (Page [—])

The Merger Agreement may be terminated at any time prior to the effective time of the Merger (the “Effective Time”), except as otherwise provided in the Merger Agreement, as follows:

•	by mutual written consent of Parent and the Company;

•	by either Parent or the Company if:

•

any governmental entity of competent jurisdiction shall have issued a final nonappealable order or enacted a law that prohibits, prevents or makes illegal the consummation of the Merger or the Offer; except that such right to terminate is not available to any party that has failed to comply with its obligations under the Merger Agreement related to further actions;

•

the Effective Time shall not have occurred on or before April 30, 2013 (the “End Date”), except that such right to terminate is not available to any party if (x) the time at which the closing of the Offer occurs (the “Acceptance Time”) shall have occurred prior to the End Date or (y) such party’s failure to fulfill any obligation under the Merger Agreement primarily caused, or resulted in, the failure of the Effective Time to occur on or before the End Date;

•

if the Offer Termination shall have occurred and the Company Stockholder Vote is not obtained at the special meeting or any postponement or adjournment thereof (if the Company Stockholder Vote is required by applicable law to consummate the Merger);

•	by the Company if:

•

there shall have been (i) a breach of any covenant or agreement on the part of Parent or Purchaser set forth in the Merger Agreement or (ii) a breach or inaccuracy of any representation or warranty of Parent and Purchaser set forth in the Merger Agreement, that would, in either case, (A) have or would reasonably be expected to have a Parent Material Adverse Effect or (B) if the Offer has been terminated, result in any conditions set forth in the Merger Agreement relating to the accuracy of Parent’s and Purchaser’s representations and warranties and performance by each of Parent and Purchaser of its obligations under the Merger Agreement not being satisfied, and, in the case of both clauses (i) and (ii), such breach is not curable, or, if curable, (x) is not commenced to be cured within five business days after Parent’s receipt of written notice thereof from the Company (together with the use of reasonably diligent efforts to cure following such commencement) and (y) is not actually cured by Parent or Purchaser, as applicable, prior to the End Date; provided, however, that the Company shall not have the right to terminate the Merger Agreement pursuant to this provision if it is then in breach of certain of its representations, warranties, covenants or agreements under the Merger Agreement that would cause the failure of a closing condition or if the Acceptance Time shall have occurred;

•

prior to obtaining the Company Stockholder Vote (if required) the Board authorizes the entry into a definitive acquisition agreement providing for (and in order to accept) a superior proposal and to, concurrently with such termination, the Company enters into such acquisition agreement; provided, that as a condition to such termination, the Company is required to have paid the Company Termination Fee (as defined below) and entered into such acquisition agreement; provided, however, that the Company shall not have the right to terminate the Merger Agreement pursuant to this provision if the Acceptance Time shall have occurred;

•

(i) (x) all the Offer Conditions shall have been satisfied or waived and the Debt Financing shall have been received by Parent (either directly or through its subsidiaries) or the lenders party to the Debt Financing Commitment (or, if Alternative financing has been obtained in accordance with the Merger Agreement, such Alternative Financing Commitment) have definitively and irrevocably confirmed to Parent and Purchaser that the Debt Financing (or Alternative Financing) in an amount sufficient (together with the Equity Financing and cash available to the Company) to consummate the Offer and the Merger will be available at the closing of the Offer (the “Offer Closing”) on the terms set forth in the Debt Financing Commitment (or Alternative Financing Commitment) and, in each case, as of the Offer Expiration Date and (y) Parent shall have failed to effect the Offer Closing promptly in accordance with the provisions of the Merger Agreement or (ii) on and after January 29, 2013, if (w) the Company has performed and complied in all material respects with its obligations under the Merger Agreement, (x) all of the Offer Conditions (other than the Financing Proceeds Condition) shall have been satisfied or waived as of the then-scheduled expiration of the Offer (disregarding certain extensions of the Offer that may be effected pursuant to the Merger Agreement), (y) the Marketing Period shall have ended and (z) Parent shall have failed to effect the Offer Closing after the later to occur of the events described in clauses of (x) and (y) of this bullet in accordance with the Merger Agreement; or

•

on and after January 29, 2013, (i) if the Offer Termination shall have occurred, (ii) the Marketing Period shall have ended and the conditions to Parent’s and Purchaser’s obligations to consummate the Merger shall have been satisfied (other than those conditions that, by their terms, are to be satisfied at the Merger Closing, provided such conditions are then capable of being satisfied), (iii) the Company has performed and complied in all material respects with its obligations under the financing covenants of the Merger Agreement and the Company has confirmed by notice to Parent after the end of the Marketing Period that all conditions to the Company’s obligations to consummate the Merger have been satisfied (other than those conditions that, by their terms, are to be satisfied at the Merger Closing, provided such conditions are then capable of being satisfied) or that it is willing to waive any such conditions that remain unsatisfied and (iv) the Merger shall not have been consummated following the date the Merger Closing should have occurred pursuant to the Merger Agreement within three business days following delivery of such notice; provided, however that no party shall be permitted to terminate the Merger Agreement during such three business day period;

•	by Parent if:

•

there shall have been (i) a breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement or (ii) a breach or inaccuracy of any representation or warranty of the Company set forth in the Merger Agreement that would, in either case, (A) unless the Offer Termination has occurred, result in certain specified conditions of the Offer not being satisfied or (B) if the Offer Termination has occurred, result in the failure of the conditions related to the accuracy of the Company’s representations and warranties, the performance by the Company of its obligations, and the absence of a Company Material Adverse Effect, each as set forth in the Merger Agreement, and in the case of both clauses (i) and (ii) , such breach is not curable, or, if curable, (x) is not commenced to be cured by the Company within five business days after the Company’s receipt of written notice thereof from Parent (together with the use of reasonably diligent efforts to cure following such commencement) and (y) is not actually cured by the Company prior to the 18th business day prior to the End Date; provided, however, that such right to terminate is not available to Parent if Parent or Purchaser is then in material breach of certain of its representations, warranties, covenants or agreements under the Merger Agreement that would cause the failure of a closing condition or if the Acceptance Time shall have occurred; or

•

the Board shall have effected a Change of Recommendation (as defined below); provided, however, that Parent shall not have the right to terminate the Merger Agreement pursuant to this provision if the Acceptance Time shall have occurred.

Effect of Termination (Page [—])

If the Merger Agreement is terminated, the Merger Agreement will be of no force or effect with no liability to any person on the part of any party to the Merger Agreement (or any of its representatives or affiliates), subject to certain exceptions specified in the Merger Agreement, including, without limitation, the applicable remedies described in “The Merger Agreement—Termination—Termination Fees and Expenses” below and the Confidentiality Agreement and the Limited Guarantee, which will survive the termination of the Merger Agreement in accordance with their terms.

Termination Fees (Page [—]); Expenses (Page [—])

The Merger Agreement contemplates that certain termination fees and reimbursement of expenses will be made to Parent by the Company or by the Company to Parent under certain circumstances, as follows:

•

The Company will pay Parent a termination fee of $32 million (the “Company Termination Fee”) upon termination of the Merger Agreement under specified circumstances, including (i) a termination by Parent in response to or following a Change of Recommendation, (ii) a termination by the Company to enter into an acquisition agreement for a superior proposal, (iii) upon termination by either Parent or Company if the Effective Time does not occur prior to the End Date under circumstances in which Parent would be entitled to terminate the Merger Agreement as provided in the foregoing clause (i) or (iv) under certain other circumstances where after the date of the Merger Agreement and prior to the termination of the Merger Agreement, a third party shall have publicly made an acquisition proposal or the making of an acquisition proposal becomes publicly known and within nine months after the termination, the Company enters into a definitive agreement with such third-party with respect to an acquisition proposal. Also, if the Merger Agreement is terminated (A) in a manner that requires or could require the payment of a Company Termination Fee or (B) pursuant to certain termination provisions of the Merger Agreement, then the Company will promptly pay up to $8 million of Parent’s reasonable and documented out-of-pocket fees and expenses incurred by Parent and its affiliates in connection with the transactions contemplated by the Merger Agreement (including the Financing) on or prior to the termination of the Merger Agreement.

•

Parent will pay to the Company an amount equal to $85 million (the “Parent Termination Fee”) if the Company terminates the Merger Agreement under the following circumstances: (i) due to a breach, inaccuracy or failure to perform by Parent or Purchaser under the Merger Agreement that is the principal cause of the Offer Closing or the Merger not occurring, (ii) following the failure of Parent to effect the Offer Closing promptly as required under the Merger Agreement in certain circumstances, (iii) following the failure of Parent to consummate the Merger promptly as required under the Merger Agreement in certain circumstances or (iv) upon termination if the Effective Time does not occur prior to the End Date under circumstances in which the Company would be entitled to terminate the Merger Agreement as provided in the foregoing clauses (i), (ii) or (iii).

Market Price of Company Common Stock (Page [—])

Our common stock is listed on the Nasdaq Global Select Market under the symbol “JDAS.” On October 26, 2012, the last trading day prior to market rumors surfacing stating that the Company was exploring a sale, our common stock closed at $33.92 per share. On [—], the latest practicable trading day before the printing of this proxy statement, our common stock closed at $[—].

We have never declared or paid any cash dividend on our common stock. Following the Merger, there will be no further market for our common stock.

Appraisal Rights (Page [—])

Stockholders are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger, provided that stockholders meet all of the conditions set forth in Section 262 of the DGCL. This means that you are entitled to have the fair value of your shares of Company common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page [—] and the text of Section 262 of the DGCL (the Delaware appraisal rights statute) reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Delisting and Deregistration of Company Common Stock (Page [—])

If the Merger is completed, the Company’s common stock will be delisted from the NASDAQ Global Select Market, or the “Nasdaq”, and deregistered under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. As such, we would no longer file periodic reports with the SEC on account of Company common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [—].

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction is the acquisition of the Company by Parent and Purchaser pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Purchaser will merge with and into the Company. Upon completion of the Merger, Purchaser will cease to exist and the Company will continue as the Surviving Company. As a result of the Merger, the Company will become a wholly owned direct subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC on account of Company common stock.

Q:	Did Purchaser commence a tender offer for shares of Company common stock?

A:	Yes. On November 15, 2012, Purchaser commenced the Offer for all of the outstanding shares of Company common stock at a price of $45.00 per share, net to seller thereof in cash, without interest thereon and less any required withholding taxes. The Offer was commenced pursuant to the Merger Agreement.

The Merger Agreement provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed and is terminated in accordance with the Merger Agreement, and the Merger Agreement is not terminated, the Merger will only be able to be consummated, subject to the terms and conditions of the Merger Agreement, after the stockholders of the Company have adopted the Merger Agreement at a special meeting of stockholders.

We have prepared this preliminary proxy statement in connection with the solicitation of proxies for the special meeting to obtain stockholder approval of the adoption of the Merger Agreement in order to be able to consummate the Merger regardless of the outcome of the Offer.

If the Offer is terminated, regardless of whether you tendered your shares of Company common stock in the Offer, you may vote your shares at the special meeting because you were a stockholder as of the record date of the meeting.

Q.	What will I receive if the Merger is completed?

A.	Upon completion of the Merger, you will be entitled to receive the per share Merger Consideration of $45.00 in cash, without interest and less any required withholding taxes, for each share of Company common stock that you own, unless you have properly exercised and not lost or withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of Company common stock, you will receive $4,500 in cash in exchange for your shares of Company common stock, less any required withholding taxes. You will not own any shares of the capital stock in the Surviving Company.

Q.	When do you expect the Merger to be completed?

A.	We are working towards completing the Merger as soon as possible. If the Merger is approved at the special meeting then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.

Q.	When will I receive the cash payment for my shares of Company common stock?

A.	Assuming that you do not elect to exercise your appraisal rights, shortly after the effective time of the Merger, American Stock Transfer & Trust Company, LLC will send to you a letter of transmittal with instructions regarding the surrender of your shares in exchange for the Merger Consideration. Once you have delivered an executed copy of the letter of transmittal together with any other required documentation to American Stock Transfer & Trust Company, LLC, it will promptly pay, on behalf of Parent, the Merger Consideration owing to you, less any required withholding taxes.

Q.	What happens if the Merger is not completed?

A.	If the Merger Agreement is not adopted by the stockholders of the Company or if the Merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of Company common stock. Instead, the Company will remain an independent public company, and Company common stock will continue to be listed and traded on the Nasdaq. Under specified circumstances, the Company may be required to pay to Parent, or may be entitled to receive from Parent, a fee with respect to the termination of the Merger Agreement, as described under “The Merger Agreement—Termination Fees” beginning on page [—].

Q.	Is the Merger expected to be taxable to me?

A.	Yes. The exchange of shares of Company common stock for cash in the Merger will generally be a taxable transaction to United States Holders for United States federal income tax purposes. In general, a United States Holder whose shares of Company common stock are converted into the right to receive cash in the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any required withholding taxes) and its adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the United States Holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules.

Payments made to a non-United States Holder with respect to shares of Company common stock exchanged for cash pursuant to the Merger will generally be exempt from United States federal income tax. A non-United States Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the Merger, unless the holder certifies that it is not a United States person or otherwise establishes a valid exemption from backup withholding tax.

You should read “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page [—] for definitions of “United States Holder” and “non-United States Holder,” and for a more detailed discussion of the material United States federal income tax consequences of the Merger. You should also consult your tax advisor with respect to the specific tax consequences to you in connection with the Merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws.

Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:

Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See “The Merger—Interests of Certain Persons in the Merger” beginning on page [—].

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.	You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of Company common stock as of [—], or the record date. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company common stock with respect to such matters.

Q.	When and where is the special meeting?

A.	The special meeting of stockholders of the Company will be held on [—], at [—] Arizona Time, at [—]. This proxy statement for the special meeting will be mailed to stockholders on or about [—].

Q.	Who may attend the special meeting?

A.	All stockholders of record at the close of business on [—], or the record date, or their duly appointed proxies, and our invited guests may attend the special meeting. Seating is limited and admission is on a first-come, first-served basis. Please be prepared to present valid photo identification for admission to the special meeting.

If you hold shares of Company common stock in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid photo identification and a copy of a statement reflecting your share ownership as of the record date, or a legal proxy from your broker or nominee.

Stockholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

Q.	When will the stockholders’ list be available for examination?

A.	A complete list of the stockholders of record as of the record date will be available for examination by stockholders of record beginning on [—] at the Company’s headquarters and will continue to be available through and during the meeting at [—].

Q.	Who may vote?

A.	You may vote if you owned Company common stock as of the close of business on the record date. Each share of Company common stock is entitled to one vote. As of the record date, there were [—] shares of Company common stock outstanding and entitled to vote at the special meeting.

Q.	What will I be voting on?

A.	You will be voting on the following:

•	A proposal to adopt the Merger Agreement, as it may be amended from time to time;

•

A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement; and

•	A non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger.

Q.	What are the voting recommendations of the Board of Directors?

A.	The Board recommends that you vote your shares of Company common stock “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger.

Q.	How do I vote?

A.	If you are a stockholder of record (that is, if your shares of Company common stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

Telephone Voting: You may vote by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to vote your shares of Company common stock and confirm that your instructions have been properly recorded.

Internet Voting: You may vote by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to vote your shares of Company common stock and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail: You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares of Company common stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of Company common stock will be voted by the persons named in the proxy in accordance with the recommendations of the Board as set forth in this proxy statement. If you vote by returning your proxy card by mail, your proxy card must be received by us before 11:59 p.m. Eastern Standard Time on [—].

Vote at the Meeting: You may cast your vote in person at the special meeting. Written ballots will be passed out to stockholders or legal proxies who want to vote in person at the meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Standard Time on [—]. Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

Even if you plan to attend the special meeting, you are encouraged to vote your shares of Company common stock by proxy. You may still vote your shares of Company common stock in person at the meeting even if you have previously voted by proxy. If you are present at the meeting and desire to vote in person, your previous vote by proxy will not be counted.

Q.	What if I hold my shares of Company common stock in “street name”?

A.	You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction card to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your shares of Company common stock as you have directed. Please note that if you wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the Merger Agreement, and your shares of Company common stock will not have an effect on the proposal to adjourn the special meeting or the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger.

Q.	Can I change my mind after I vote?

A.	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person.

If you hold your shares of Company common stock in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Q.	Who will count the votes?

A.	A representative of [—] will count the votes and will serve as the independent inspector of elections.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We encourage you to register all of your shares of Company common stock in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at (800) 937-5449 or at the following address:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Q.	Will my shares of Company common stock be voted if I do not provide my proxy?

A.	If you are the stockholder of record and you do not vote or provide a proxy, your shares of Company common stock will not be voted.

If your shares of Company common stock are held in street name, they may not be voted if you do not provide the bank, brokerage firm or other nominee with voting instructions. Currently, banks, brokerage firms or other nominees have the authority under Nasdaq rules to vote shares of Company common stock for which their customers do not provide voting instructions on certain “routine” matters.

However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement, the proposal to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies and the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters, which we refer to generally as “broker non-votes”.

Q.	May stockholders ask questions at the special meeting?

A.	Yes. Our representatives will answer stockholders’ questions of general interest following the meeting consistent with the rules distributed at the meeting.

Q.	How many votes must be present to hold the meeting?

A.	A majority of the outstanding shares of Company common stock entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. Shares of Company common stock represented in person or by proxy, including abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present.

Q.	What vote is required to approve each proposal?

A.	The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based upon the total number of outstanding shares of Company common stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority in voting power of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstaining will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of Company common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock, your shares of Company common stock will not be voted, but this will not have an effect on the proposal to adjourn the special meeting.

Approval of the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority in voting power of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstaining will have the same effect as a vote “AGAINST” the non-binding advisory proposal to approve the golden parachute compensation. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of Company common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock, your shares of Company common stock will not be voted, but this will not have an effect on the non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger.

Q.	How are votes counted?

A.	On the proposal to adopt the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to adopt the Merger Agreement.

On the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Abstentions will have the same effect as if you voted “AGAINST” the proposal, but broker non-votes will not have an effect on the proposal.

On the non-binding proposal to approve the golden parachute compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Abstentions will have the same effect as if you voted “AGAINST” the proposal, but broker non-votes will not have an effect on the proposal.

Q.	Why am I being asked to cast a vote on a non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger?

A.	In accordance with the rules promulgated by the SEC, under Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a vote on a non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger.

Q.	What is the “golden parachute compensation”?

A.	The “golden parachute compensation” is certain compensation that is tied to or based on the completion of the Merger and that is payable to our named executive officers. See “Proposal 3—Advisory Vote Regarding Golden Parachute Compensation.”

Q.	What will happen if stockholders do not approve the “golden parachute compensation” at the special meeting?

A.	Approval of the “golden parachute compensation” proposal is not a condition to the completion of the Merger. The vote with respect to the “golden parachute compensation” proposal is an advisory vote and will not be binding on us or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the Merger Agreement is adopted by the stockholders and completed, our named executive officers will receive the “golden parachute compensation” to which they may be entitled.

Q.	Will any other matters be voted on at the special meeting?

A.	As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement.

Q.	What is the Company’s website address?

A.	Our corporate website address is www.jda.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our website in the Investors-SEC Filings section, as soon as reasonably practicable after electronically filing such material with the SEC.

This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Stockholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting our Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com.

The references to our website address and the SEC’s website address do not constitute incorporation by reference of the information contained in these websites and should not be considered part of this document.

Our SEC filings are available in print to any stockholder who requests a copy at the phone number or address listed above.

Q.	What happens if I sell my shares of Company common stock before the special meeting?

A.	The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the Merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share Merger Consideration to the person to whom you transfer your shares.

Q.	Who will pay for this proxy solicitation?

We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares of Company common stock.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	The Company is paying the cost of soliciting these proxies. Upon request, we will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding these proxy materials to the beneficial owners of Company common shares and in obtaining voting instructions from those owners. Our directors, officers and employees may solicit proxies in person or by telephone, mail, facsimile, email or otherwise, but they will not receive additional compensation for their services. We agreed to pay [—] a fee of approximately $[—] for its services and to reimburse reasonable out of pocket expenses.

Q.	What do I need to do now?

A.	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please vote your shares of Company common stock by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet voting instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.	No. You will be sent a letter of transmittal as soon as reasonably practicable after the completion of the Merger, describing how you may exchange your shares of Company common stock for the per share Merger Consideration. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the per share Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	I already sent my stock certificates to American Stock Transfer & Trust Company, LLC in connection with the Offer. What do I need to do to get my Merger Consideration?

A.

If the Offer has been terminated, your stock certificates will be returned to you. If you tendered your shares by book-entry transfer into American Stock Transfer & Trust Company, LLC’s account at The Depository Trust Company (“DTC”), those shares will be credited to an account maintained at the DTC, promptly following the termination of the Offer. If the Merger Agreement is adopted and other conditions to the

Merger are satisfied, shortly after the Merger is completed you will receive a new letter of transmittal with instructions informing you how to send in your stock certificates to American Stock Transfer & Trust Company, LLC, the paying agent appointed by Parent. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. If the Offer is consummated prior to the special meeting, you will receive payment in accordance with the documents you received in connection with the Offer.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share Merger Consideration for my shares of Company common stock?

A.	Yes. As a holder of Company common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See “Appraisal Rights” beginning on page [—].

Q.	Who can help answer my other questions?

A.	If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of the proxy statement or the enclosed proxy card, please call [—] toll-free at [—].

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, may contain forward-looking statements. These forward-looking statements involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding information regarding the intent, belief or current expectation of the Company and members of its senior management team. Forward-looking statements include, without limitation, statements regarding prospective performance and opportunities and the outlook for the Company’s businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the Transaction; the expected timing of the completion of the Transaction; the ability to complete the Transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward looking statements include: uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company stockholders will tender their Shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the effects of disruption from the Transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in this proxy statement, the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on August 6, 2012, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, its Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on November 15, 2012 (and any amendments thereto) and the Tender Offer Statement on Schedule TO filed by Purchaser, Parent and certain of their affiliates with the SEC on November 15, 2012 and other tender offer documents to be filed by Purchaser, Parent and certain of their affiliates. All of the materials related to the Transaction (and all other Transaction documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [—], starting at [—], Arizona Time, at [—], or at any postponement or adjournment thereof. At the special meeting, holders of Company common stock will be asked to approve the proposal to adopt the Merger Agreement, to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement, and to approve a non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger.

Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to occur. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on [—] as the record date for the special meeting, and only holders of record of Company common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. On the record date, there were [—] shares of Company common stock outstanding and entitled to vote. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

The presence, in person of by proxy, of the holders of a majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Company common stock represented at the special meeting but not voted, or shares of Company common stock for which a stockholder directs an “abstention” from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present a valid photo identification, such as a driver’s license or passport. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company common stock and a valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. On the proposal to adopt the Merger Agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast in favor of the proposal to adopt the Merger Agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If your shares of Company common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Company common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Under Nasdaq rules, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters, which we refer to generally as “broker non-votes”. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority in voting power of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. On the proposal to adjourn the special meeting, if necessary or appropriate, you may vote FOR, AGAINST or ABSTAIN. For purposes of this proposal, if your shares of Company common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted “AGAINST” the proposal. Failure to submit a proxy or vote in person at the special meeting and broker non-votes on the issue will not be counted in respect of, and will not have an effect on, the proposal to adjourn the special meeting.

The non-binding advisory proposal to approve the golden parachute compensation payable to our named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority in voting power of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting. On the non-binding proposal to approve the golden parachute compensation, you may vote FOR, AGAINST or ABSTAIN. For purposes of this proposal, if your shares of Company common stock are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted “AGAINST” the proposal. Broker non-votes on the issue will not be counted in respect of, and will not have an effect on, the non-binding proposal to approve the golden parachute compensation. Assuming a quorum is present, failure to submit a proxy or vote in person at the special meeting will also not have any effect on the proposal.

Most of our stockholders have three options for submitting their votes: (i) by telephone, (ii) via the Internet, or (iii) by mail. If your stock is held by a broker, bank or other nominee (i.e., in street name), you will receive instructions from the registered holder that you must follow in order to have your shares voted. If you hold your shares in your own name (i.e., as a holder of record), you may instruct the persons named as proxies how to vote your shares by signing, dating and mailing the proxy card in the envelope provided. Of course, you are always welcome to come to the meeting and vote your shares in person.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be filed with our General Counsel and Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share Merger Consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and “FOR” the non-binding proposal to approve the golden parachute compensation.

If you have any questions or need assistance voting your shares, please call [—] toll-free at [—].

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of [—], the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [—] shares of Company common stock (excluding any shares of Company common stock deliverable upon exercise or conversion of any options or restricted stock units), representing [—]% of the outstanding shares of Company common stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and “FOR” the non-binding proposal to approve the golden parachute compensation.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company common stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person.

If you hold your shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

We are working towards completing the Merger as soon as possible. If the Merger is approved at the stockholders meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.

Rights of Stockholders Who Seek Appraisal

Stockholders that do not vote for the adoption of the Merger Agreement, and who precisely comply with the procedures specified under Section 262 of the DGCL, are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of Company common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the right to receive $45.00 per share of Company common stock in cash, without interest and less any required withholding taxes. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement and you must not vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page [—] and the text of Section 262 of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Payment of Solicitation Expenses

The Company is paying the cost of soliciting these proxies. The Company may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company common stock for their reasonable out-of-pocket expenses in forwarding soliciting materials to beneficial owners of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies We agreed to pay [—] a fee of approximately $[—] for its services and to reimburse its reasonable out of pocket expenses.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call [—] toll-free at [—].

PROPOSAL 1

ADOPTION OF THE MERGER AGREEMENT

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

The Merger Agreement provides that Purchaser will merge with and into the Company. The Company will be the surviving corporation in the Merger (which we refer to as the “Surviving Company”) and will continue to do business following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the Surviving Company.

Parties to the Merger

JDA Software Group, Inc.

14400 North 87th Street

Scottsdale, Arizona 85260

(480) 308-3000

The Company was organized in 1985 and became a public company in 1996. Its principal offices are located at 14400 North 87th Street, Scottsdale, Arizona 85260 and its telephone number is (480) 308-3000. Prior to March 30, 1995, the business currently conducted by the Company was conducted by five affiliated companies: JDA Software Services, Inc., a Delaware corporation; JDA International Ltd., a U.K. corporation; JDA Software, Inc., an Arizona corporation; JDA Worldwide, Inc., an Arizona corporation; and JDA Asia Pte Ltd., a Singapore corporation (together, the “Predecessor Companies”). Effective March 30, 1995, the Predecessor Companies were consolidated under the Company in a holding company structure in connection with an investment in the Company by six investment funds advised by TA Associates, Inc. and its affiliates.

The Company is a leading provider of sophisticated enterprise software solutions designed to enable planning, optimization and execution of supply chain, merchandising and pricing processes for manufacturers, wholesalers and distributors, retailers, government and aerospace defense contractors, travel, transportation, hospitality and media organizations. The Company believes it has the broadest and deepest suite of software products and services addressing these markets. The Company’s software offerings are highly tailored to industry-specific needs and are integrated to provide a complete set of solutions for its customers. In addition, the Company offers customers its solutions through cloud-based delivery that results in lower cost of ownership, rapid delivery and optimized capability. Many of the Company’s solutions include patented computing technology that we believe gives its customers an advantage in large scale and complex environments. We believe these attributes position us well against both broad enterprise resource planning competitors and point solution providers and promote customer loyalty.

For additional information about the Company and our business, please visit our website at www.jda.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” on page [—]. Company common stock is publicly traded on the Nasdaq Global Select Market under the symbol “JDAS.”

RP Crown Acquisition Sub, LLC

c/o New Mountain Capital, L.L.C.

787 Seventh Avenue, 49th Floor

New York, New York 10019

(212) 720-0300

RP Crown Acquisition Sub, LLC, a Delaware limited liability company (which we refer to in this proxy statement as “Purchaser”) and wholly owned direct subsidiary of RP Crown Parent, LLC, was formed on October 26, 2012 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (including the Offer and the Merger) and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Purchaser will be merged with and into the Company and will cease to exist.

RP Crown Parent, LLC

c/o New Mountain Capital, L.L.C.

787 Seventh Avenue, 49th Floor

New York, New York 10019

(212) 720-0300

RP Crown Parent, LLC, a Delaware limited liability company (which we refer to in this proxy statement as “Parent”), was formed on October 26, 2012 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement (including the Offer and the Merger) and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, the Company will be wholly owned direct subsidiary of Parent.

Purchaser and Parent are affiliates of RedPrairie Holding, Inc.

Merger Consideration

In the Merger, each outstanding share of Company common stock (excluding shares held (i) by the Company (including treasury shares), Parent or Purchaser (other than shares in trust accounts, managed accounts and the like) and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal rights or otherwise lost appraisal rights under Delaware law with respect to such shares) will be converted into the right to receive the per share Merger Consideration of $45.00 in cash, without interest and less any required withholding taxes.

Background of the Merger Agreement

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board or the representatives of the Company and other parties.

The Board and senior management continually review and assess the Company’s long-term strategic plan with the goal of maximizing stockholder value. As part of this ongoing process, the Board also periodically reviews the Company’s strategic alternatives.

On November 8, 2011, RHI and the Company executed a confidentiality agreement with respect to information that might be exchanged in contemplation of a possible acquisition of RHI by the Company.

On November 15, 2011, Mr. Alok Singh, Chairman of the Board of RHI and a Managing Director of NMC, together with other representatives of RHI and NMC (referred to collectively as NMC/RHI), met with Mr. Hamish Brewer, President and Chief Executive Officer of the Company, and other representatives of the Company, to discuss the respective businesses of RHI and the Company and a potential acquisition of RHI by the Company. Following that meeting and through early December 2011, further preliminary discussions concerning such an acquisition and exchanges of information occurred.

On November 30, 2011, the Board held a special meeting to discuss the potential acquisition of RHI by the Company. The Board decided to have Mr. Brewer contact Mr. Singh to express that the Company was potentially interested in an acquisition and to inform NMC/RHI of the Company’s preliminary valuation of RHI.

In the first week of December 2011, Mr. Brewer called Mr. Singh to indicate that the Company was interested in acquiring RHI. Later that month the Company and NMC/RHI terminated their preliminary discussions based on differing views as to the value of RHI.

On January 31, 2012, as part of announcing the Company’s financial results for the fourth quarter of 2011, the Company announced that it had received a notice from the SEC requesting information related to revenue recognition and other accounting and financial reporting matters for certain past fiscal years and that it was actively cooperating with the SEC to address any questions that the SEC had.

On March 15, 2012, the Company announced that it would be delayed in filing its Form 10-K for the year ended December 31, 2011 with the SEC as a result of information requests from the SEC related to certain revenue-recognition policies.

On April 5, 2012, Mr. Singh, joined by a representative of Greenhill & Co. LLC (“Greenhill”), met with a representative of an investment bank working with the Company at the time to discuss whether the earlier preliminary discussions regarding a possible acquisition of RHI by the Company should be restarted. At that meeting, the representative of the Company’s investment bank indicated that the parties’ respective valuations of RHI differed significantly and, therefore, he did not believe the Company would be inclined to devote time to any potential transaction, particularly while the Company’s review of past financial statements was still pending.

On April 10, 2012, the Company announced that in connection with its ongoing review of its revenue recognition policies and the application of those policies during the fiscal years 2008 to 2011, the Audit Committee of the Board determined that the Company’s annual and quarterly results within such fiscal periods should be restated.

On May 24, 2012, the Board held a special meeting to discuss a number of different topics, including whether the Company should consider strategic alternatives to increase stockholder value. The Board discussed engaging a financial advisor to assist the Company in this review, and recommended to senior management that they begin interviewing financial advisors to work with the Company. Following the May 24, 2012 Board meeting, certain members of the Board and senior management met with and interviewed several potential financial advisors, including representatives of J.P. Morgan Securities LLC (“J.P. Morgan”). As a result of these interviews, the Company decided to retain J.P. Morgan to act as its financial advisor in connection with this strategic review. The Company made this decision based upon J.P. Morgan’s expertise in the technology sector and its extensive experience in providing strategic advice to companies undertaking such a review.

On June 6, 2012, a representative of a financial sponsor referred to below as Financial Party E called a Board member and stated that it might be interested in pursuing, along with another financial sponsor, a transaction with the Company and to expect a follow-up call. That follow-up call did not occur.

On June 7, 2012, Mr. Brewer received a call from a representative of a company in the Company’s sector that was jointly owned by two financial sponsors (collectively referred to as Mixed Strategic/Financial Party A) to inquire about a potential transaction with the Company. Mr. Brewer replied that he would refer the matter to the Board. No discussions ever came from that overture although Mixed Strategic/Financial Party A was later included in the Company’s sale process.

On June 18, 2012, Mr. Brewer responded to an unsolicited call from Mr. Singh, who inquired as to the Company’s interest in restarting the earlier discussions concerning the possible acquisition of RHI by the Company. Mr. Brewer stated that if any such discussions were to take place, he did not believe they could take place until after the Company had completed its restatement of certain financial information and filed its Annual Report on Form 10-K for the year ended December 31, 2011.

On June 21, 2012, members of the Board and management met telephonically with representatives of J.P. Morgan to discuss strategic alternatives. That discussion also addressed the fact that several hedge funds had taken large positions in the Company’s stock and the potential implications.

On June 22, 2012, the Board held a special meeting to discuss, among other things, potential strategic alternatives. Also present at that meeting were members of the Company’s senior management and representatives from J.P. Morgan. At that meeting, the Board discussed that if the Company did ultimately pursue a sale process, it would be beneficial to provide certain potential strategic bidders with as much time as possible to evaluate a transaction and that, accordingly, Mr. Brewer should contact a strategic party referred to as Strategic Party A and a strategic party referred to as Strategic Party B to gauge their level of interest in a potential transaction with the Company. The Board also discussed the call that Mr. Brewer had with Mr. Singh on June 18, 2012 regarding the possibility of restarting the earlier discussions concerning the possible acquisition of RHI by the Company as well as the other calls from Mixed Strategic/Financial Party A and Financial Party E that the Company received in June.

On July 10, 2012, Mr. Brewer met telephonically with a representative of Strategic Party A to discuss whether Strategic Party A would be interested in considering a potential transaction with the Company, which Strategic Party A said it would consider.

On July 11, 2012, Mr. Brewer met telephonically with a representative of Strategic Party B to discuss whether Strategic Party B would be interested in considering a potential transaction with the Company, which Strategic Party B said it would consider.

On July 12, 2012, the Board held a special meeting for the purpose of reviewing and discussing the preliminary set of five-year projections for the Company presented by senior management.

On July 13, 2012, Mr. Brewer met with a representative of Strategic Party A to continue discussions regarding a potential transaction.

On July 27, 2012, the Board held a special meeting for the purpose of discussing strategic alternatives. Also present at that meeting were members of the Company’s senior management and representatives from J.P. Morgan, as well as representatives of Cravath, Swaine & Moore LLP (“Cravath”), outside counsel to the independent directors of the Company. The discussion addressed the Company’s stand-alone prospects as well as other strategic alternatives that might be available to the Company to maximize stockholder value, including potential acquisitions, stock repurchases, dividends, a leveraged recapitalization and a potential business combination transaction involving the sale of the Company (a “potential sale transaction”). J.P. Morgan presented preliminary financial information and analyses with respect to the Company on a stand-alone basis as well as the various strategic alternatives available to the Company.

After discussion, the Board determined that a potential sale transaction could deliver significant value to the Company’s stockholders, and that a potential sale transaction would likely deliver greater value than the other alternatives available to the Company (including an acquisition of RHI by the Company). The Board discussed with J.P. Morgan the potential parameters for a process to pursue a potential sale transaction. J.P. Morgan reviewed potential next steps to formulate a sales process, including a potential timetable. The Board also discussed which potential acquirors should be invited to any potential sales process. J.P. Morgan reviewed with the Board a list of strategic and financial acquirors that could be approached, and the relative merits of approaching each entity on the basis of likely interest in pursuing a transaction with the Company and financial ability to consummate a transaction. After discussion, the Board identified NMC/RHI and six other financial sponsors (two of which jointly owned another company in the Company’s sector) and three strategic buyers that should be contacted to initiate a sales process (including Strategic Party A and Strategic Party B, which had already been contacted). The Board discussed whether to expand the process to include other parties, but decided that the list of ten potential acquirors was sufficient, as it represented those strategic parties that had the most strategic fit with the Company and financial ability and likely interest to pursue a transaction of this size, and those financial sponsors (including those with portfolio companies in the technology space) that had experience in investing in the technology space and had the ability to provide the necessary equity financing and raise the debt financing, if necessary, to consummate a transaction. The Board was also concerned that expanding the list of financial sponsors further would increase the risk of leaks, which could be detrimental to the Company in light of the Company’s business, and also unduly stretch management resources. The Board also considered that it could determine to expand the list of participants as the sale process progressed should the situation warrant it at the time. J.P. Morgan and the Board discussed whether to include Financial Party E in the process at that time but the Board decided not to do so because Financial Party E likely did not have the capacity to consummate an acquisition of the Company on its own.

The Board authorized J.P. Morgan to contact NMC/RHI and six other identified financial sponsors (referred to as Financial Party A, Financial Party B, Financial Party C and Financial Party D, plus Mixed Strategic/Financial Party A) and Strategic Party C, after the Company filed its restated financial information for prior periods, to solicit their interest in participating in a sales process. J.P. Morgan advised the Board that it believed it would be best to contact Strategic Party C after Labor Day, as it had the ability to, and history of, moving quickly on a similar timeline to financial sponsors, and would likely be more receptive to initiating work in a process after the holiday. The Board concurred with that approach. The Board also instructed Mr. Brewer and J.P. Morgan to continue the dialogue that had already been initiated with Strategic Party A and Strategic Party B regarding a potential sale transaction. The Board noted that it had a meeting scheduled for August 30, at which point J.P. Morgan and management could give the Board an update on the feedback from the parties that were contacted, and the Board could assess at that time whether to include additional parties to the process based on that feedback.

On August 6, 2012, the Company filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2011 containing restated selected financial data for the years 2007 through 2010, restated full financial statements and related information for the years 2009 and 2010, restated quarterly unaudited financial information for each quarter of 2010 and the first three quarters of 2011 and full financial statements for 2011. On August 6, 2012, the Company also filed with the SEC its Quarterly Reports on Form 10-Q for the first and second fiscal quarters of 2012. Also on August 6, 2012, the Company announced that the 2012 annual meeting of stockholders of the Company would be held on November 13, 2012. The Company also announced that the internal investigation led by its Audit Committee found no indication of fraud or intentional wrongdoing and that its internal investigation did not reveal any issues with the existence of the recorded revenue or any impact to actual cash received or reported cash balances as of December 31, 2011, 2010 and 2009.

On August 17, 2012, the Company formally engaged J.P. Morgan to act as its financial advisor. The Board considered and confirmed the engagement of J.P. Morgan as the Company’s financial advisor prior to the formal engagement of J.P. Morgan on August 17, 2012. In so doing, the Board reviewed the terms and conditions of J.P. Morgan’s engagement with the assistance of Cravath.

On August 17, 2012, representatives of Strategic Party A and the Company met to discuss the Company’s technology, and a potential combination of the companies.

Beginning the week of August 20, 2012, J.P. Morgan, at the direction of the Board, contacted NMC/RHI and the six other identified financial sponsors to determine each party’s interest in pursuing a potential sale transaction. In connection with making these contacts, J.P. Morgan called NMC/RHI on August 21, 2012 regarding the potential sale transaction. NMC/RHI and the six other financial sponsors expressed interest in a potential sale transaction involving the Company. Between August 22, 2012 and September 6, 2012, each of NMC/RHI and the six other financial sponsors negotiated and executed confidentiality agreements with the Company. Strategic Party B executed a confidentiality agreement with the Company on September 7, 2012.

During the remainder of August 2012, various conversations occurred between J.P. Morgan, on the one hand, and representatives of the parties contacted thus far in the sale process. In those conversations, NMC/RHI and the seven other contacted parties that had indicated an interest in potentially pursuing a transaction with the Company were invited to attend an initial management presentation by the Company in early September 2012.

On August 22, 2012, Mr. Brewer met telephonically with a representative of Strategic Party A at which point Strategic Party A declined to participate further in the sale process because it was focused on the integration of a recent large acquisition.

On August 24, 2012, Mr. Brewer and another representative of the Company met with Strategic Party B to further discuss a potential sale transaction.

On August 30, 2012, at a regularly scheduled meeting of the Board, the Board considered the status of the sale process initiated by the Board at the prior Board meeting. Members of the Company’s senior management, as well as representatives of J.P. Morgan and Cravath, also attended the meeting. During this meeting, representatives of senior management presented an update to the Company’s five-year projections, including the differences between the updated five-year projections and the last forecast reviewed with the Board on July 12, 2012. The Board and senior management discussed that the updated five-year projections reflected higher revenue growth but lower adjusted EBITDA margins and discussed the reasons for those changes.

During the meeting, representatives of J.P. Morgan reviewed and discussed with the Board the process undertaken since, and status of discussions with the potential acquirors identified at, the prior Board meeting, and reported that all seven financial sponsors previously identified expressed interest and management presentations had been scheduled with all of them for the following week. The representative of J.P. Morgan reported to the Board that Financial Party E had reached out to J.P. Morgan to express an interest in participating in the process. J.P. Morgan expressed the view, as previously discussed with the Board, that Financial Party E likely did not have the capacity to consummate an acquisition of the Company on its own, and would need to partner with another party in the process. The Board discussed with J.P. Morgan which of the financial sponsors already in the process would be best suited to partner with Financial Party E. J.P. Morgan reported that when it had contacted Financial Party B and Financial Party D to invite them into the process, each of them had expressed an interest in partnering with Financial Party E in light of Financial Party E’s experience in the industry and knowledge of the Company. After discussion, the Board decided that for various reasons, including Financial Party D’s larger size, it was best to have Financial Party E partner with Financial Party B in order to create the potential for a stronger joint bid by those two firms.

The representatives of J.P. Morgan then advised the Board that they had received an unsolicited communication from a financial sponsor referred to as Financial Party F expressing an interest in pursuing a potential sale transaction with the Company. J.P. Morgan stated that Financial Party F had been on the list of potential financial sponsors originally reviewed with the Board on July 27, but that the Board decided at that time not to include Financial Party F in the sale process. J.P. Morgan stated that they had put Financial Party F on hold until they had a chance to discuss the inclusion of Financial Party F with the Board. The Board discussed that the list of initially selected acquirors was comprised of those parties that J.P. Morgan believed provided the highest likelihood of consummating a transaction at the best price, but was also a manageable number in light of management resources and the risk of leaks. The Board decided to keep Financial Party F out of the process for the time being, noting that it could revisit this decision at a later date if it felt that there were not sufficient parties remaining in the process.

The representatives of J.P. Morgan then updated the Board on the status of discussions with potential strategic acquirors, reporting that Strategic Party A had declined to pursue a transaction because it was focused at this time on the integration of recent large acquisition, but noting that J.P. Morgan would contact Strategic Party A again at a later date to see if it could encourage Strategic Party A to join the process then. J.P. Morgan reiterated the plans to contact Strategic Party C after Labor Day. Mr. Brewer described to the Board the meeting he had that week with Strategic Party B, and that Strategic Party B had expressed an interest in pursuing a potential sale transaction and that a confidentiality agreement with them was under negotiation.

The Board and its advisors then discussed whether to include additional strategic buyers in the process. After discussion, the Board instructed J.P. Morgan to also contact two additional strategic parties, referred to as

Strategic Party D and Strategic Party E, to gauge their interest in pursuing a potential sale transaction. The Board discussed several other potential strategic buyers, but determined that those companies were not likely to be interested in pursuing a transaction with the Company for various reasons.

J.P. Morgan then reviewed with the Board a potential process timeline, which provided for initial bids due from parties in early October, which timeline would allow sufficient time for the potential strategic acquirors to conduct their due diligence prior to submitting first round bids.

At that time, J.P. Morgan provided updated financial information and analyses regarding the strategic alternatives available to the Company based upon the updated five-year projections that were presented to the Board earlier in the meeting. At the meeting, members of senior management also took the Board through the management presentation that would be provided to parties in the sale process.

Without representatives of J.P. Morgan present, the Board then reviewed its fiduciary duties to stockholders. The Board considered whether to form a special committee to manage the sale process. After discussion, the Board determined that it would not form a special committee. In reaching this determination, the Board considered the potential conflicts that members of management may face during the sale process and decided that the Board and its advisors would manage and direct the bidding process and that, absent explicit Board authorization, management would be prohibited from discussing with any potential buyers any compensation or other employment terms or management participation in a transaction, other than expressing a willingness to work with any buyer if a deal is consummated, and that management would not discuss valuation, price or other deal terms with any potential buyer except as directed by the Board and that management would be so instructed. The Board also decided that it would hold regular executive sessions at the end of the Board meetings, consisting solely of the independent directors of the Board (representing all members of the Board other than Mr. Armstrong and Mr. Brewer) and representatives of Cravath, outside counsel to the independent directors.

At this point in the meeting, members of management (other than Mr. Brewer) left the meeting. Mr. Brewer presented, with the Compensation Committee’s independent counsel in attendance, to the Board a proposal regarding uniform severance and change of control terms of employment agreements, which had been prepared by the Compensation Committee’s independent compensation consultant. Mr. Brewer stated that there was currently significant variability among the terms of these arrangements for various executives, and that the proposal would provide uniformity as well as constitute a reasonable package consistent with market practice in light of the risk of losing key employees as a result of the sale process. The Board reviewed the changes that would apply to each category of executive, and determined to have the Compensation Committee’s independent compensation consultant provide additional information for consideration.

The independent directors then met separately with Cravath to further discuss the sale process. The independent directors reviewed the earlier Board discussion and the decisions that were made, noting that they were comfortable with the decisions made and the sale process that had been initiated, including the timetable for submission of bids. The independent directors and Cravath discussed the procedural protections previously discussed at the full Board meeting, and the independent directors confirmed that Cravath would be outside counsel to the independent directors.

On August 31, 2012, representatives of J.P. Morgan contacted representatives of Strategic Party D and on September 1, 2012, representatives of J.P. Morgan contacted representatives of Strategic Party E to inquire about their respective interest in a potential sale transaction.

From September 4, 2012 through September 7, 2012, management of the Company gave management presentations to NMC/RHI (with NMC/RHI’s advisors Greenhill and Bain & Co. (“Bain”) in attendance), Financial Party A, Financial Party B, Financial Party C, Financial Party D and Mixed Strategic/Financial Party A. The NMC/RHI presentation occurred on September 6, 2012 and at that meeting information concerning the business of the Company and potential synergies that might result from an acquisition of the Company by

NMC/RHI were discussed. Financial Party E received a management presentation on September 25, 2012. Representatives of J.P. Morgan attended each of the presentations. All of these parties were offered follow-up telephone calls with Company management, which occurred at various times over the following weeks.

On September 5, 2012, Mr. Brewer met telephonically with an executive of Strategic Party C to discuss a potential sale transaction. J.P. Morgan also contacted representatives of Strategic Party C on September 5, 2012. An executive of Strategic Party C responded to J.P. Morgan on September 6, 2012 that Strategic Party C was not interested in pursuing a transaction, citing too much product overlap.

On September 6, 2012, Mr. Brewer met telephonically with representatives of Strategic Party E. On this call, it was agreed that a product review would be scheduled between representatives of the Company and Strategic Party E to evaluate product fit.

On September 10, 2012, NMC/RHI, Financial Party A, Financial Party B, Financial Party C, Financial Party D, Mixed Strategic/Financial Party A and Strategic Party B received access to an electronic data room containing due diligence information with respect to the Company. Financial Party E received access to the data room on September 15, 2012.

On September 12, 2012 and September 14, 2012, the Company’s management met telephonically with representatives of NMC/RHI and Financial Party A, Financial Party B, Financial Party C, Financial Party D, Mixed Strategic/Financial Party A, and Financial Party E to discuss the Company’s financials and finance function.

On September 13, 2012, the Company’s management gave a presentation to representatives of Strategic Party B.

On September 14, 2012, the Company’s management met telephonically with representatives of Strategic Party E to address product review diligence.

On September 18, 2012, J.P. Morgan distributed perspectives on market financing terms to representatives of the financial sponsors, and held follow-up calls as requested.

On September 19, 2012, Mr. Singh and other representatives of NMC/RHI and Bain met with a member of the Company’s senior management and other representatives of the Company and J.P. Morgan to discuss the Company’s product development as well as possible synergies that could result from an acquisition of the Company by NMC/RHI.

On or about September 20, 2012, J.P. Morgan distributed a bid instruction letter relating to submission of first round, non-binding indications of interest to NMC/RHI and Financial Party A, Financial Party B, Financial Party C, Mixed Strategic/Financial Party A, Financial Party D and Financial Party E asking them to submit their initial indications of interest to acquire 100% of the capital stock of the Company. The letters indicated a bid deadline of 5:00 p.m. on October 8, 2012.

On September 21, 2012, Financial Party A communicated to J.P. Morgan that it was declining to participate further in the sale process.

On September 24, 2012, at a regularly scheduled meeting of the Board, the Board considered the status of the sale process initiated by the Board. Members of the Company’s senior management, as well as representatives of Cravath, also attended the meeting. During this meeting, the Board reviewed and discussed, based on updates from J.P. Morgan, the status of discussions with potential acquirors on a potential acquiror by potential acquiror basis, noting the level of interest expressed by each potential acquiror. With respect to the strategic parties that the Board instructed J.P. Morgan to contact at the prior Board meeting, Strategic Party D and Strategic Party E, Mr. Brewer reported that Strategic Party D had been unresponsive to J.P. Morgan’s inquiry and Strategic Party E had expressed concern about the level of potential product overlap. Mr. Brewer then reported that Strategic Party C had been contacted and was not interested in pursuing a transaction, citing too much product overlap. The Board then discussed the status of discussions with Strategic Party B and that Strategic Party B had been putting in significant work to evaluate a potential sale transaction. Mr. Brewer also described how the Company and J.P. Morgan had been working hard to keep Strategic Party B engaged and actively involved in the process.

On September 24, 2012, J.P. Morgan received a communication from a financial sponsor referred to as Financial Party G, stating that it owned slightly less than five percent of the Company’s common stock and expressing an interest in joining the sale process.

On September 26, 2012, representatives of Strategic Party B attended a finance call with the Company’s management.

On September 28, 2012, representatives of management, J.P. Morgan and Cravath met telephonically to discuss the Financial Party G communication. It was discussed that since Financial Party G already owned a significant stake in the Company, evidencing an interest and understanding of the Company, it would be beneficial to include them in the process. Between September 28, 2012 and October 1, 2012, Company management reached out to the members of the Board regarding whether to involve Financial Party G in the process and the Board reached a consensus to let Financial Party G into the sale process. Between October 1, 2012 and October 3, 2012, Financial Party G and the Company negotiated and executed a confidentiality agreement.

On September 28, 2012 and from October 2, 2012 through October 4, 2012, the Company’s management met telephonically with representatives of NMC/RHI and Financial Party B, Financial Party C, Financial Party D and Financial Party E to address any outstanding diligence questions prior to the first-round bid deadline.

On October 1, 2012, the Company’s Compensation Committee met to discuss a proposal regarding uniform severance and change of control terms of employment agreements, which had been prepared by the Compensation Committee’s independent compensation consultant and initially discussed with the Board on August 30, 2012. Members of the Company’s senior management, as well as representatives of Cravath and the Compensation Committee’s independent counsel, also attended the meeting. At this meeting, the Compensation Committee and its advisors discussed market practice and the terms of the proposed revisions, including the estimated incremental cost of the proposed revisions. Following discussion, the Compensation Committee approved the uniform severance and change of control terms of employment agreements.

On October 3, 2012, Financial Party G received access to the electronic data room.

On October 4, 2012, the Company’s management met telephonically for a product review and sales diligence meeting for representatives of Mixed Strategic/Financial Party A and management from their jointly owned portfolio company.

On October 5, 2012, the Company’s management gave a management presentation to representatives of Financial Party G.

On October 6, 2012, the Company’s management met telephonically with representatives of the various financial sponsors in the process to preview and discuss the Company’s preliminary third-quarter financial results, which were below consensus Wall Street estimates.

On October 8, 2012, the Company received written initial non-binding indications of interest from Financial Party E, Financial Party B and NMC/RHI. On October 9, 2012, the Company received a written indication of interest from Financial Party D. Financial Party C responded orally to J.P. Morgan on October 8, 2012, but did not submit a written indication of interest. Mixed Strategic/Financial Party A responded orally to J.P. Morgan on October 8, 2012 stating that it would not be submitting an indication of interest. Strategic Party B contacted Mr. Brewer on October 5, 2012 informing him that Strategic Party B would not pursue a transaction because the SEC investigation relating to the Company’s financial restatements was still ongoing. No strategic party submitted an indication of interest.

On October 10, 2012, the Board held a special meeting by teleconference to consider the indications of interest the Company received on October 8, 2012 and October 9, 2012. Members of the Company’s senior management, as well as representatives of J.P. Morgan and Cravath, also attended the meeting. During the meeting, members of management discussed with the Board the Company’s third quarter results and fourth quarter forecast. The representatives of J.P. Morgan then reviewed with the Board the bids that had been received by the parties in the process. J.P. Morgan reported that no bids were received from any of the strategic acquirors.

J.P. Morgan reported that Strategic Party B had determined, and had so communicated to the Company on October 5, 2012, that it would not submit a bid because the SEC investigation relating to the Company’s financial restatements was still ongoing. J.P. Morgan stated that it would keep in touch with Strategic Party B in case it changed its view.

J.P. Morgan then noted that Strategic Party E, Strategic Party D, Strategic Party C and Strategic Party A had all previously decided against submitting bids (on September 24, 2012 in the case of Strategic Party E, September 25, 2012 in the case of Strategic Party D, September 6, 2012 in the case of Strategic Party C and August 22, 2012 in the case of Strategic Party A).

Representatives of J.P. Morgan then reviewed with the Board, on a bidder-by-bidder basis, the indications of interest received, including the bid prices, conditions and other material terms of each indication of interest: Financial Party B bid $36.00 per share in cash and contemplated a six-week time period until signing a definitive agreement; Financial Party E bid $37.00 per share in cash and contemplated a 30-business-day period until signing a definitive agreement; Financial Party D bid $38.00 per share in cash conditioned upon being able to partner with another private equity firm, contemplated a six-to-eight-week time period until signing a definitive agreement, and expressed a desire to partner with Financial Party E; Financial Party C, which had not submitted a written indication of interest, had verbally communicated to J.P. Morgan that it did not believe it could be competitive because it did not already have a strategic asset in the space with which to drive synergies, expressed a preference to partner with another bidder and stated that its top value for the Company was $40.00 per share; and NMC/RHI bid $45.00 per share in cash and contemplated an accelerated timeline that would result in signing a definitive agreement by November 5, 2012. The NMC/RHI indication of interest reflected a premium of approximately 35.1% when compared to the Company’s closing stock price on the NASDAQ of $33.30 per share on October 8, 2012. Representatives of J.P. Morgan then noted that Financial Party G was still early in due diligence and its initial bid was due on October 19, 2012. The Board then considered and discussed the accelerated timeline proposed by NMC/RHI, and considered whether it would be prudent to suggest an even more aggressive timeline that would result in signing and announcing a transaction by October 30, 2012, the scheduled date on which the Company’s third-quarter results were to be released. The Board considered the fact that NMC/RHI was significantly ahead on price and desired a quick timetable, the benefits of announcing a deal before earnings were announced (as results could cause bidders to reduce their offers) and the risk of leaks that would continue to increase as the process progressed.

After discussion and consideration of the Company’s other strategic alternatives, the Board decided to continue with the sale process. The Board then instructed J.P. Morgan to invite NMC/RHI into the next round of the process and to inquire whether an October 30, 2012 targeted signing date was possible if the Board wished to proceed on an accelerated timeline. The Board also instructed J.P. Morgan to ask NMC/RHI for more information regarding its equity financing and to inquire whether NMC/RHI would be willing to increase its price. The Board also decided to approve NMC/RHI contacting and using Credit Suisse in connection with its debt financing, subject to execution of an acceptable confidentiality agreement. The Board discussed that Financial Party B and Financial Party E had not been able to agree to partner due to disagreements on their respective equity allocations and the Board decided that it was willing to allow Financial Party D and Financial Party E to partner and enter the next round of the process and instructed J.P. Morgan to contact them about partnering with each other. The Board also determined to let Financial Party D and Financial Party E contact a reasonable number of potential debt financing sources. The Board also instructed J.P. Morgan to inquire whether Financial Party G could submit its initial bid in advance of its then October 19, 2012 deadline. The Board also decided that J.P. Morgan should put Financial Party B on hold for the time being because it had the lowest initial bid and it appeared unlikely that Financial Party B could raise its bid enough to be competitive, but if contrary to that expectation the J.P. Morgan response resulted in Financial Party B raising its bid to a more competitive level, it would be able to remain in the process. Finally, the Board instructed J.P. Morgan to reach out to Strategic Party A again to see if it had interest in participating. A representative of J.P. Morgan then reviewed with the Board, as detailed in a presentation provided by J.P. Morgan to the Board in advance of the meeting, J.P. Morgan’s banking and other business relationships with the interested financial bidders.

The independent members of the Board then met separately with Cravath and without management or representatives of J.P. Morgan being present. The independent directors reviewed and confirmed the earlier decisions by the Board and noted that management should be reminded that they were prohibited from discussing with any potential buyers, without explicit authorization of the Board, any compensation or other employment terms or management participation in a transaction, other than expressing a willingness to work with any buyer if a deal is consummated. This reminder was given to management following the meeting.

On October 11, 2012, the Company’s management held a financial due diligence teleconference with representatives of Financial Party G.

On October 11 and 12, 2012, NMC/RHI and Greenhill provided to J.P. Morgan additional information regarding NMC/RHI’s sources of financing and anticipated timetable in connection with an acquisition of the Company.

Also on October 11, 2012, J.P. Morgan distributed a bid instruction letter relating to submission of a first round, non-binding indication of interest to Financial Party G asking it to submit its initial indication of interest to acquire 100% of the capital stock of the Company, with a bid deadline of 5:00 p.m. on October 19, 2012.

On October 12, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan and Cravath also attended the meeting. J.P. Morgan updated the Board on the status of discussions with NMC/RHI and the other bidders remaining in the process. J.P. Morgan reported that, based on its discussions with Greenhill, NMC/RHI’s financial advisor, on October 11, 2012, NMC/RHI was receptive to an accelerated timeline that would lead to a definitive agreement being announced by October 30, 2012. J.P. Morgan reported that it also inquired whether NMC/RHI was willing to raise its bid, and was told that NMC/RHI would not increase its bid. J.P. Morgan also detailed for the Board NMC/RHI’s plan for financing an acquisition of the Company based on the information provided by NMC/RHI and Greenhill. Members of the Company’s senior management then discussed the requests made by NMC/RHI for various meetings with Company management and functional leads in connection with NMC/RHI’s diligence effort and how the Company would address those requests over the coming days. The Board then discussed the appropriate point at which Company management would be permitted to discuss employment arrangements with a potential acquiror. The Board noted that NMC/RHI’s bid was not contingent on entering into employment arrangements with Company management prior to signing. The Board instructed that Company management should not discuss compensation or employment terms with NMC/RHI or any other bidder until expressly authorized by the Board. J.P. Morgan then updated the Board on developments with respect to the other bidders, noting that: Financial Party E was considering whether to partner with Financial Party D; Financial Party D, whose bid was conditioned on being able to partner with another private equity firm, was waiting to receive a response from Financial Party E about partnering; Financial Party B had expressed disappointment to J.P.

Morgan that its bid was not viewed as competitive and reported that it would revisit its proposal and get back to J.P. Morgan if it was able to increase its bid; and J.P. Morgan had requested that Financial Party G submit its written indication of interest in advance of its then October 19, 2012 deadline and that Financial Party G indicated that it would attempt to do so. J.P. Morgan and the Board also discussed holding off on further engaging with Financial Party C, which had not submitted a written bid, in order to see what happened with the other parties in the process.

The independent members of the Board then met separately with Cravath and without Company management or representatives of J.P. Morgan being present. The independent directors discussed again that Company management would not be permitted to have conversations about compensation or employment terms with a potential buyer at this stage in the process, and that Company management would be reminded of this by the independent directors. This reminder was given to management following the meeting. Cravath then reviewed with the independent directors the draft of the merger agreement that was to be shared with the bidders. The draft of the merger agreement was posted to the electronic data room for bidders later that evening and became available to bidders the next day.

From October 12 and continuing until October 31, 2012, NMC/RHI continued its due diligence investigation of the Company and was provided with access to additional nonpublic information through the electronic data room containing certain business, product, financial, legal and other information concerning the Company and its subsidiaries and additional presentations by, and conference calls with, Company management and representatives of J.P. Morgan and other relevant advisors of the Company. During this time period, Company management made presentations to representatives of Credit Suisse, lender to NMC/RHI, after execution by Credit Suisse of a confidentiality agreement.

On October 16, 2012, Mr. Brewer and Mr. Singh had a meeting to discuss the potential sale transaction. At that meeting, Mr. Singh expressed to Mr. Brewer that NMC would like Mr. Brewer to serve as Chief Executive Officer of RHI if RHI were to acquire the Company. Mr. Brewer indicated that under the right terms he would be willing serve in that capacity if RHI were to acquire the Company. There was no discussion at this meeting concerning the terms of any potential employment or compensation arrangements.

On October 16, 2012, Financial Party G submitted a written initial indication of interest of $40.00 per share.

On October 17, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan and Cravath also attended the meeting. Members of the Company’s senior management updated the Board on the meetings and management presentations with NMC/RHI held in Phoenix, Arizona that week in which Company management provided information on the Company’s business, results of operations, financial condition and prospects and responded to questions from NMC/RHI regarding the same. Mr. Brewer also informed the Board of his October 16, 2012 meeting with Mr. Singh, and that Mr. Singh had expressed NMC’s interest in having Mr. Brewer serve as Chief Executive Officer of the combined business of RHI and the Company, and Mr. Brewer’s response, which was consistent with the instructions previously given to Mr. Brewer by the Board. J.P. Morgan then briefed the Board on the bid received the previous day from Financial Party G. J.P. Morgan reported that it had informed Financial Party G that the Company contemplated a four-week process but that the Board was receptive to preemptive proposals on price and timeline. J.P. Morgan then reported that, since the prior Board meeting held on October 12, 2012, Financial Party E had contacted J.P. Morgan and expressed an interest in partnering with Financial Party D, as had been requested by Financial Party D and conveyed to Financial Party E by J.P. Morgan at the Board’s direction. J.P. Morgan also reported that Financial Party E said that its price was still in the “high thirties” per share. J.P. Morgan then recommended to the Board that Financial Party G and the Financial Party D/Financial Party E pair be brought into the second round of the sale process. J.P. Morgan also reported that, since the prior Board meeting, it had again reached out to Strategic Party B and Strategic Party B reiterated that it was not interested in pursuing a transaction. J.P. Morgan also noted that, should another bidder drop out, they could also go back to Financial Party C to see if it would submit a formal written bid and join the sale process. The Board then considered whether to move forward with Financial Party G and the Financial Party D/Financial Party E pair—along with NMC/RHI—included in the sale process, considering issues of timing, creating a competitive process and management bandwidth.

The independent members of the Board then met separately with Cravath and without Company management or representatives of J.P. Morgan being present. After discussion, the independent directors decided to continue to move forward at an accelerated pace with NMC/RHI, to let Financial Party G into the next round of the process, to permit Financial Party E and Financial Party D to partner and stay in the process and hold off on pressing Financial Party C for a written bid.

Following the October 17, 2012 meeting, Financial Party G and the Financial Party D/Financial Party E pair were provided with access to additional nonpublic information concerning the Company through the electronic data room containing certain business, product, financial, legal and other information and additional presentations by, and conference calls with, Company management and representatives of J.P. Morgan.

On October 22, 2012, Cravath received comments to the auction draft merger agreement from Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), counsel to NMC/RHI. Also on October 22, 2012, representatives from J.P. Morgan had a call with representatives from Greenhill and requested an update and confirmation of NMC/RHI’s bid status within 48 hours.

On October 23, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan and Cravath also attended the meeting. At this meeting, members of the Company’s senior management and representatives of J.P. Morgan provided the Board with an update on the status of discussions with NMC/RHI and Financial Party G. J.P. Morgan informed the Board that NMC/RHI was fully engaged in the due diligence process, that various diligence calls and meetings were being held and that NMC/RHI was still moving on an accelerated timeline. Representatives of Cravath then discussed with the Board the material issues raised by NMC/RHI’s October 22, 2012 comments to the merger agreement, including the fact that NMC/RHI had removed the “go-shop” provision. J.P. Morgan then summarized the sale process that the Board had already undertaken, noting that J.P. Morgan and the Board had canvassed the field for the most likely potential strategic and private equity acquirors (including private equity firms that held strategic portfolio companies). The Board also discussed whether it should instruct J.P. Morgan to go back again and ask NMC/RHI to raise its bid, in light of the fact that J.P. Morgan at the Board’s instruction had already requested NMC/RHI’s best bid. The directors expressed concerns with asking for a price increase again, focusing on whether that would put the $45.00 bid at risk if NMC/RHI said no and the Board determined to move forward with NMC/RHI, and whether that would hurt in negotiating other terms associated with deal certainty. The Board concluded that the risks associated with pushing NMC/RHI to raise its price above $45.00 per share, which was already very attractive, in light of the level and timing and due diligence status of the other bids, outweighed any potential benefits of doing so.

The independent members of the Board then met separately with Cravath and without Company management or representatives of J.P. Morgan being present. During this session, the independent directors reviewed and confirmed the earlier decisions by the Board.

Also on October 23, 2012, in accordance with the Board’s prior instruction, a representative of J.P. Morgan called a representative of Strategic Party A again to see if it had interest in participating in a transaction with the Company but Strategic Party A did not respond to the call.

On October 24, 2012, representatives of Greenhill communicated to J.P. Morgan that NMC/RHI would submit a proposal, which would contemplate an acquisition of the Company at a price in the range of $44.50 to $45.00 per share. Later that day, J.P. Morgan communicated to Greenhill that the Company was not prepared to move forward with NMC/RHI unless their proposal was at a price per share of at least $45.00.

Also on October 24, 2012, Cravath sent a revised version of the merger agreement to Fried Frank that, at the Board’s direction, continued to include a “go-shop” provision.

On October 25, 2012 and October 30, 2012, the Company held due diligence meetings and management presentations with representatives from Financial Party G. The Company held further diligence calls with representatives from Financial Party G on October 31, 2012.

On October 25, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan and Cravath also attended the meeting. At this meeting, members of the Company’s senior management and representatives of J.P. Morgan provided the Board with an update on the status of discussions with NMC/RHI and Financial Party G. Cravath then updated the Board on the status of the legal documentation under negotiation with NMC/RHI, including with respect to the “go-shop” provision that NMC/RHI had objected to in its comments to the merger agreement and termination fees payable under certain circumstances. The Board then discussed, in light of the possibility of signing an agreement with NMC/RHI as early as Sunday, October 28, 2012, whether to seek a higher bid from Financial Party G. The Board discussed the fact that Financial Party G was behind on price and had not yet completed its due diligence. J.P. Morgan also discussed its belief that asking Financial Party G to make a significantly higher bid on a short timeframe would risk Financial Party G becoming discouraged and dropping from the process, and that it would be detrimental to the sale process to risk losing the next best option if discussions with NMC/RHI fell through. After discussion, the Board decided to not request a higher bid or a more accelerated due diligence timeline from Financial Party G at that time.

On October 26, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan and Cravath also attended the meeting. At this meeting, members of the Company’s senior management and representatives of J.P. Morgan provided the Board with an update on the status of discussions with NMC/RHI. The Board also discussed its desire to sign and announce a transaction as quickly as possible, in light of NMC/RHI’s attractive proposal, the Company’s upcoming third quarter earnings release and the continued risk of leaks due to the number of institutions that were aware of the sale process.

On October 27, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan, DLA Piper LLP, the Company’s outside legal counsel (“DLA Piper”), and Cravath also attended the meeting. At this meeting, members of the Company’s senior management and representatives of Cravath updated the Board on the status of legal documentation with NMC/RHI, including the fact that Fried Frank had delivered a full package of bid documents to Cravath that morning. The bid documents included a final bid letter confirming NMC/RHI’s offer of $45.00 per share of Company common stock, a draft of the equity commitment letter from an NMC fund, a draft of the debt commitment letter from Credit Suisse and a revised draft of the merger agreement. The Board and its advisors discussed the significant open issues in the bid documents, and gave guidance to Cravath on the open issues. The Board also discussed the timing for finalizing and announcing a transaction.

Also on October 27, 2012, representatives of Cravath and Fried Frank had a teleconference to discuss and negotiate the merger agreement. On October 28, 2012, Cravath sent a revised draft of the merger agreement to Fried Frank.

On October 28, 2012, representatives of NMC/RHI conveyed to the Company and Cravath that they had a diligence concern relating to a commercial agreement. Later on October 28, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan and Cravath also attended the meeting. At this meeting, members of the Company’s senior management discussed the status of the transaction and updated the Board regarding the diligence concern. Members of the Company’s senior management and Cravath discussed the issue with the Board and indicated that they did not agree that this diligence concern had merit. The Board instructed management and Cravath to express their views on this issue to NMC/RHI and its counsel.

On October 29, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan and Cravath also attended the meeting. At this meeting, members of the Company’s senior management and Cravath updated the Board on the status of discussions with NMC/RHI and NMC/RHI’s diligence concern. The Board then discussed the status of Financial Party G’s bid, noting that the Company was scheduled to have a meeting with Financial Party G the following day.

Also on October 29, 2012, the Company issued a press release stating that, in light of Hurricane Sandy, it would delay reporting its third quarter 2012 results from its previously scheduled date of Tuesday, October 30 to Monday, November 5.

During the evening of October 29, 2012, Reuters released a news article reporting that the Company had hired J.P. Morgan to explore a sale of the Company and was in an advanced stage of a sale process. The Company did not comment on the article.

On October 30, 2012, the Board held a special meeting by teleconference. Members of the Company’s senior management as well as representatives of J.P. Morgan, DLA Piper and Cravath also attended the meeting. Cravath updated the Board on the status of discussions with NMC/RHI, and the fact that NMC/RHI and Fried Frank hoped to be in a position to deliver the revised draft of the merger agreement the following day. The Board then discussed that diligence meetings with Financial Party G were continuing and that Financial Party G expected to submit a final bid, markup of the merger agreement and draft debt commitment papers by November 14, 2012. J.P. Morgan then updated the Board on the status of the Financial Party D/Financial Party E bid, reporting that the Financial Party D/Financial Party E pair were delayed due to the fact that they had to work through issues related to partnering. J.P. Morgan also informed the Board that the Financial Party D/Financial Party E pair had told J.P. Morgan that they remained in the $37.00-$38.00 per share range.

The independent directors then met separately with Cravath and without Company management or representatives of J.P. Morgan or DLA Piper being present. The independent directors first discussed that members of Company management were still not authorized to speak to NMC/RHI about employment terms and compensation matters. The independent directors then considered the status of the Financial Party G and the Financial Party D/Financial Party E pair bids. After considering the different timelines of Financial Party G and the Financial Party D/Financial Party E pair in relation to NMC/RHI’s timeline, the independent directors concluded that the Company and its advisors should continue to focus on executing a definitive agreement with NMC/RHI as quickly as possible.

During the evening of October 30, 2012, representatives of NMC/RHI communicated to the Company that they had finished their analysis of their diligence concern and wanted to move quickly to negotiate, finalize and execute the merger agreement and ancillary agreements and announce the transaction on the morning of November 1, 2012.

On the morning of October 31, 2012, Fried Frank sent a revised draft of the merger agreement to Cravath, and Cravath and Fried Frank spoke by teleconference multiple times throughout the day and evening to discuss the remaining open points in the merger agreement and other ancillary agreements. In those discussions, Fried Frank stated, among other things, that NMC/RHI was prepared to walk away from the transaction if the Company continued to insist on including a “go-shop” period. Cravath and Fried Frank also exchanged revisions to the merger agreement and other ancillary documents throughout the day and evening of October 31, 2012.

Also on October 31, 2012, J.P. Morgan received an unsolicited call from an additional strategic party inquiring about the sale process.

That afternoon, the Board met by teleconference with members of the Company’s senior management and representatives from Cravath and J.P. Morgan. Representatives of Cravath discussed with the Board the remaining open items in the merger agreement and the Board’s fiduciary duties under applicable law. In particular, the Board, Cravath and J.P. Morgan discussed the inclusion of a “go-shop” period, which NMC/RHI had objected to strongly throughout the negotiations and was unwilling to relent on. The Board discussed that it had conducted a robust pre-signing sale process, that the Company and J.P. Morgan had made a concerted effort to get strategic bidders to enter and remain in the sale process and that there would still be an opportunity to consider post-signing superior proposals even in the absence of a “go-shop” provision. After further discussion and consideration, the Board provided instructions to Cravath regarding a proposal on certain key terms to respond to Fried Frank with, including that the Board would forego a “go-shop” period, would seek to have a termination fee payable by the Company in the event it terminated the merger agreement to accept a superior proposal equal to approximately two percent of the equity value of the transaction—and less than one dollar per outstanding share of Company common stock—and would insist on a minimum length of time of approximately 40 days between signing and consummation of the tender offer (which the Board concluded would allow sufficient time for a motivated alternative buyer to propose a superior proposal and for the parties to negotiate the definitive terms of any such transaction, with a three business day extension to this period in certain circumstances). The Board also provided instructions to Cravath regarding a proposal on the amount of the termination fee payable by NMC/RHI in certain circumstances. The Board also discussed the unsolicited call that J.P Morgan received earlier that day from an additional strategic party and noted that it was unlikely such party would ultimately enter into a transaction with the Company and that under the terms of the merger agreement such party would have the opportunity to make a post-signing bid for the Company, and determined that given how close the Company was to being in a position to execute an agreement with NMC/RHI, it would not be prudent to delay signing an agreement with NMC/RHI and potentially lose the NMC/RHI transaction in order to start discussions with that party. The independent directors then met separately with Cravath and without Company management or representatives of J.P. Morgan being present. The independent directors reviewed and confirmed the earlier decisions made by the Board.

Representatives of Cravath communicated the Board’s positions on various merger agreement terms to representatives of Fried Frank. Later in the afternoon, Fried Frank advised Cravath that NMC/RHI agreed on the amount of the termination fee payable by the Company and the minimum period of time requested by the Company between signing the merger agreement and consummation of the tender offer, but disagreed on the amount of the termination fee payable by NMC/RHI under the merger agreement.

In the evening on October 31, 2012, the Board met again by teleconference with members of the Company’s senior management and representatives from Cravath and J.P. Morgan to discuss NMC/RHI’s response to the Company’s proposals on the open issues. Representatives of Cravath reviewed with the Board the terms of the merger agreement and the ancillary documents that had been negotiated with NMC/RHI and Fried Frank. Cravath outlined the significant issues that had been resolved in the negotiations and those that remained to be resolved, including potential ways to resolve those open issues. Representatives of J.P. Morgan then reviewed with the Board its financial analysis of the proposed offer made by NMC/RHI and answered the Board’s questions. The Board then provided instructions to Cravath regarding the negotiation of the amount of the termination fee payable by NMC/RHI in certain circumstances.

Following additional communications by representatives of Fried Frank and Cravath, late in the evening on October 31, 2012, the Board met for a third time that day by teleconference with members of the Company’s senior management and representatives from Cravath, DLA Piper and J.P. Morgan. Cravath reported on the status of negotiations with NMC/RHI and Fried Frank and received instructions from the Board on how to settle the final open issues with NMC/RHI, including the amount of the termination fee payable by NMC/RHI under the merger agreement. Representatives of Cravath also reviewed with the Board the estimated compensation that the Company’s senior management could receive as a result of the transaction under employment arrangements. At this point, the Board decided to recess and to reconvene after a meeting of the Compensation Committee. The Compensation Committee then unanimously approved resolutions regarding transaction-related compensation matters.

Upon return from the board’s recess, J.P. Morgan then delivered its oral opinion to the Board, which opinion was later confirmed in writing, to the effect that, based upon and subject to the various assumptions made, procedures followed and qualifications and limitations set forth therein, the consideration to be paid to the holders of the outstanding shares of Company common stock in the proposed transaction was fair, from a financial point of view, to such holders. The independent directors then met separately with Cravath and without Company management or representatives of J.P. Morgan or DLA Piper being present to discuss the terms and conditions of the merger agreement and the transaction generally. Following the executive session, the full Board, members of the Company’s senior management and all advisors met again. The Board then unanimously determined, for the reasons detailed in the section of this proxy statement captioned “Recommendation of Our Board of Directors; Reasons for the Transaction” below, that the transactions contemplated by the merger agreement were advisable, fair to and in the best interests of the Company and its stockholders and approved the merger agreement, and recommended that the stockholders of the Company tender their shares into the tender offer and vote in favor of adopting the merger agreement should a stockholder vote be required under applicable law to effect the transaction.

Following the third Board meeting, in the early morning hours of November 1, 2012, Parent, Purchaser and the Company finalized and executed the merger agreement and the ancillary agreements, and RedPrairie and the Company issued a joint press release announcing execution of the merger agreement.

On November 15, 2012 Parent and Purchaser commenced the Offer.

Recommendation of Our Board of Directors; Reasons for the Transaction

The Board, at a meeting held on October 31, 2012, after due and careful discussion and consideration, unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) declared that it is in the best interests of the Company and the Company’s stockholders that the Company enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the Offer and the Merger are fair to the Company and the Company’s stockholders, (iv) authorized and approved the Top-Up Option (as defined and further discussed in “The Merger Agreement—The Offer—Top-Up Option”) (including the consideration to be paid upon exercise thereof) and the issuance of the Top-Up Shares (as defined and further discussed in “The Merger Agreement—The Offer—Top-Up Option”) thereunder, (v) directed that, if required by applicable law to consummate the Merger, the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company’s stockholders and (vi) recommended that the Company’s stockholders accept the Offer, tender their Shares pursuant to the Offer and, if required by applicable law, vote to adopt the Merger Agreement. In reaching its determination, the Board consulted with and received the advice of counsel to the independent directors of the Board, discussed certain issues with the Company’s senior management team as well as the Company’s financial advisors and counsel to the independent directors of the Board and considered a number of factors that it believed supported its decision to enter into the Merger Agreement and consummate the transaction, including, but not limited to, the following material factors:

•

the $45.00 per share price to be paid in cash in respect of each share of Company common stock, which represents a 32.7% premium over the closing price of the Company common stock on October 26, 2012 (the last trading day prior to market rumors surfaced stating that the Company was exploring a sale), a 34.8%, 42.2% and 49.5% premium over the respective one, three and six month average closing prices of the Company common stock prior to October 26, 2012 and a 15.6% premium over the all-time high closing price of the Company common stock;

•

the fact that the per share price of $45.00 represents a valuation of the Company at a multiple of 10.1 times the Company’s estimated EBITDA for the 2012 calendar year and 9.7 times the Company’s estimated EBITDA for the 2013 calendar year;

•

the possibility that it could take a considerable period of time before the trading price of the Company common stock would reach and sustain at least the per share Offer Price (or Merger Consideration) of $45.00, as adjusted for present value;

•

the fact that the Company engaged in, or attempted to initiate, discussions regarding a potential sale transaction with numerous strategic parties and financial sponsors (and financial sponsors that owned portfolio companies in the Company’s sector), including: NMC/RHI, Strategic Party A, Strategic Party B, Strategic Party C, Strategic Party D, Strategic Party E, Mixed Strategic/Financial Party A, Financial Party A, Financial Party B, Financial Party C, Financial Party D, Financial Party E and Financial Party G;

•

the thorough sale process conducted by the Company prior to entering into the Merger Agreement, involving a broad group of potential acquirors (that included both strategic and financial parties) and conducted with the assistance of J.P. Morgan with oversight by the independent directors of the Board (who held regular executive sessions), advised by independent counsel, which did not result in any proposals to acquire the Company at a price higher than $45.00 per share and, other than NMC, none of the indications of interest exceeded $40.00 per share;

•

the fact that resolutions approving the Merger Agreement were unanimously approved by the Board, which is comprised of a majority of independent directors who are not affiliated with Parent, Purchaser or any other member of the Offeror Group and are not employees of the Company or any of its subsidiaries, and which retained and received advice from the Company’s financial advisor and independent legal advisors (in the case of legal advisors, who were representing only the independent directors) in evaluating, negotiating and recommending the terms of the Merger Agreement;

•

the fact that there were restrictions on the ability of the Offeror Group and the Company’s management to enter into any discussions or arrangements without the Board’s consent, and that such discussions did not take place until after the execution of the Merger Agreement;

•

the fact that the consideration to be paid in the Transaction is all cash, which provides certainty of value and liquidity to the Company’s stockholders while avoiding long-term business risk, including the risks and uncertainties relating to the Company’s prospects (including the prospects described in management’s projections summarized under “—Certain Company Projections” below);

•

the financial analyses presented to the Board by J.P. Morgan as well as the opinion of J.P. Morgan, dated October 31, 2012, to the Board to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the $45.00 cash consideration to be paid to the holders of the Company common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. See “—J.P. Morgan Financial Analyses and Opinion” below;

•

the possible alternatives to a sale of the Company, including continuing as a standalone company and maintaining the status quo, conducting a stock repurchase, implementing a dividend, undertaking a recapitalization or expanding the Company through acquisitions, which alternatives the Board evaluated with the assistance of J.P. Morgan and determined were less favorable to the Company’s stockholders than the Transaction in light of the potential risks, rewards and uncertainties associated with those alternatives;

•

the relationships between J.P. Morgan and each of the Company and NMC (and NMC’s affiliates, including the Offeror Group), and the fact that J.P. Morgan agreed at the outset of its agreement with the Company that it would not finance an acquisition of the Company;

•	the speed and likelihood that the Transaction would be consummated based on, among other things (not in any relative order of importance):

•

the fact that Parent and Purchaser had obtained committed debt and equity financing for the Transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligation of Parent and Purchaser to use reasonable best efforts to satisfy the conditions to the debt and equity commitments and, if such conditions are satisfied, to draw on those commitments and take all actions reasonably within their control to cause the financing sources to fund the commitments, each of which, in the reasonable judgment of the Board, increases the likelihood of such financings being completed;

•

that the structure of the Transaction as a dual-track, two-step transaction which potentially enables the Company’s stockholders to receive the Offer Price pursuant to the Offer in a relatively short timeframe, followed by the “short-form” Merger in which stockholders that do not tender in the Offer will receive the same cash price as is paid in the Offer. In addition, that the structure of the Transaction permits the use of a one-step transaction, under certain circumstances, in the event the two-step transaction is unable to be effected, and the Merger Agreement contemplates an early filing of a preliminary proxy statement so that the one-step transaction could be implemented without significant delay;

•

that if a certain number of shares of Company common stock are tendered, Purchaser will be deemed to have exercised the Top-Up Option to purchase up to an additional number of shares of Company common stock sufficient to cause Purchaser to own 90% of the shares of Company common stock outstanding on a fully diluted basis after the Offer, which would permit Purchaser to close the Merger (as a short-form merger under Delaware law) more quickly than alternative structures;

•	that Purchaser is required to extend the Offer in certain circumstances;

•

the fact that the Merger Agreement provides that, in the event of a failure of the Transaction to be consummated under certain circumstances, Parent will pay the Company an $85 million reverse termination fee, without the Company having to establish any damages, and the guarantee of such payment obligation by NMP pursuant to the Limited Guarantee;

•

the Company’s ability, under certain circumstances pursuant to the Merger Agreement and the equity commitment letter issued by NMP to Parent, to seek specific performance of Parent’s obligation to cause NMP to make or secure the equity contributions to Parent pursuant to the Equity Commitment Letter;

•

the Company’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement;

•

the fact that neither the Offer nor the Merger is conditioned upon any member of the Company’s management entering into any employment, equity contribution or other agreement or arrangement with Parent, Purchaser, the Offeror Group or the Company, and that no such agreement or arrangement existed as of the date of the Merger Agreement; and

•	the business reputation and capabilities of NMC and its portfolio company, RedPrairie, and their management and the financial resources of NMC, RedPrairie and, by extension, Parent and Purchaser;

•	the other terms of the Merger Agreement and related agreements, including:

•

the Company’s ability to consider and respond to an unsolicited written acquisition proposal, to furnish information to the person making such a proposal and to engage in discussions and negotiations with the person making such a proposal, if the Board, prior to taking any such actions, (1) determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal and (2) determines that the failure to take such action would be inconsistent with the Board’s fiduciary duties to the Company’s stockholders;

•

the Board’s ability, under certain circumstances, to, among other things, withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders tender into the Offer or, if required, vote to adopt the Merger Agreement or fail to publicly affirm such recommendation

(subject to, in certain circumstances, a subsequent obligation under the Merger Agreement to pay Parent a termination fee of $32 million plus up to $8 million in Parent’s reasonable and documented out-of-pocket fees and expenses);

•

the Company’s ability, under certain circumstances, to terminate the Merger Agreement in order to enter into an agreement providing for a superior proposal, provided that the Company complies with its obligations relating to the entering into of any such agreement and concurrently with the termination of the Merger Agreement pays to Parent a termination fee of $32 million, plus up to $8 million in Parent’s reasonable and documented out-of-pocket fees and expenses;

•

the termination fee and expenses payable to Parent under certain circumstances, including as described above, in connection with a termination of the Merger Agreement (amounting to approximately 2% of the equity value of the Transaction and less than $1.00 per outstanding share of Company common stock), which the Board concluded were reasonable in the context of termination fees and expenses payable in comparable transactions and in light of the overall terms of the Merger Agreement, including the per share consideration;

•

the availability of appraisal rights under the DGCL to holders of Company common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery; and

•	the fact that the end date under the Merger Agreement on which either party, subject to certain exceptions, can terminate the Merger Agreement allows for sufficient time to consummate the Transaction;

•	the Board’s views and opinions on the industry in which the Company participates and market competition;

•	the Board’s understanding of the business operations, financial conditions, earnings and prospects of the Company, including the prospects of the Company as a standalone enterprise; and

•

the risk that prolonging the sale process further could have resulted in the loss of a favorable opportunity to consummate a transaction with the Offeror Group and distracted senior management from implementing the Company’s business plan.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement, including:

•

the risk that the Transaction might not be consummated in a timely manner or at all, including the risk that the Transaction will not occur if the financing contemplated by the equity and debt commitments is not obtained, as Parent and Purchaser do not on their own possess sufficient funds to consummate the Transaction;

•

that the stockholders of the Company will have no ongoing equity interest in the surviving corporation following the Transaction, meaning that the stockholders will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of the Shares;

•

the risk that the minimum condition of 79% in the Offer may not be satisfied and that such minimum condition is a higher threshold than the approval percentage that would be required if the Transaction was structured as a one-step merger (i.e., a majority of the outstanding Shares);

•

the risk that the minimum condition of 79% in the Offer may not be satisfied and that such minimum condition is a higher threshold than the approval percentage that would be required if the Transaction was structured as a one-step merger (i.e., a majority of the outstanding Shares);

•

however, this provision was viewed in light of the provisions in the Merger Agreement that provide for the one-step merger (with a majority voting requirement) in certain circumstances if the minimum condition is not satisfied; and

•

furthermore, the Merger Agreement contemplates the early filing of a preliminary proxy statement so that the one-step merger structure could be implemented without significant delay if the minimum condition is not satisfied;

•

the restrictions on the conduct of the Company’s business prior to the consummation of the Transaction, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending consummation of the Transaction;

•

the risks and costs to the Company if the Transaction does not close, including negative effects on the trading price of the Shares, the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•

that if the Transaction is not consummated, the Company will be required to pay its own expenses associated with the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement as well as, under certain circumstances, to pay Parent a termination fee of $32 million and reimburse Parent’s reasonable and documented out-of-pocket fees and expenses (up to an $8 million cap), in connection with the termination of the Merger Agreement;

•	the restrictions in the Merger Agreement on the Company actively soliciting competing bids to acquire the Company;

•

the possibility that the up to $8 million in Parent’s expenses plus the $32 million termination fee payable by the Company upon the termination of the Merger Agreement could discourage other potential acquirors from making a competing bid to acquire the Company;

•

the fact that Parent and Purchaser are newly formed limited liability companies with essentially no assets other than the equity commitment of NMP and the debt commitments of Credit Suisse, and that the Company’s remedy in the event of breach of the Merger Agreement by Parent or Purchaser may be limited to receipt of the $85 million termination fee, which is guaranteed by NMP and that under certain circumstances the Company may not be entitled to a termination fee at all;

•	the fact that an all cash transaction would be taxable to the Company’s stockholders for U.S. Federal income tax purposes;

•

the fact that completion of the Offer and the Merger would require antitrust clearance in the United States and Germany and the satisfaction of certain other closing conditions, including that no material adverse effect on the Company has occurred, that are not entirely within the Company’s control; and

•

the fact that our executive officers and directors may have interests in the Transaction that are different from, or in addition to, those of our stockholders; see “—Interests of Certain Persons in the Merger.”

In analyzing the Transaction and in reaching its determination as to the fairness of such transactions, the Board considered, among other factors, the analyses and methodologies used by J.P. Morgan in rendering its fairness opinion in respect of the Transaction. See “—J.P. Morgan Financial Analyses and Opinion.”

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the principal factors considered by the Board. The Board collectively reached the conclusion to approve the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Transaction and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

In connection with the consummation of the Transaction, certain of the Company’s directors may receive benefits and compensation that may differ from the per share consideration you would receive. See “—Interests of Certain Persons in the Merger.”

The Board believed that, overall, the potential benefits of the Offer and the Merger to the Company stockholders outweighed the risks and uncertainties of the Offer and the Merger.

J.P. Morgan Financial Analyses and Opinion

Pursuant to an engagement letter dated August 17, 2012, the Company retained J.P. Morgan to act as its financial advisor in connection with, among other things, a potential transaction involving the Company.

At the meeting of the Board on October 31, 2012, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing, to the Board that, as of such date and based upon and subject to the factors, assumptions, qualifications and limitations set forth in J.P. Morgan’s written opinion, the consideration to be paid to the holders of the Company common stock in the Transaction was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated October 31, 2012, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The holders of Company common stock are urged to read the opinion carefully in its entirety. J.P. Morgan’s written opinion was addressed to the Board, was directed only to the fairness, from a financial point of view, of the consideration to be paid to the holders of Company common stock in the Transaction, and does not constitute a recommendation to Company stockholders as to whether stockholders should tender their Shares into the Offer or, in the event that a stockholder vote is required to effect the Merger, how stockholders should vote with respect to the Merger or any other matter. The issuance of J.P. Morgan’s opinion has been approved by a fairness opinion committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft of the Merger Agreement dated October 31, 2012;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies that J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies that J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan has not independently verified (nor has J.P. Morgan assumed responsibility or liability for independently verifying) any such information for its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company, Parent or Purchaser under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that such analyses and forecasts were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Transaction and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company, Parent and Purchaser in the Merger Agreement are and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and has relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan has further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

J.P. Morgan’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan’s opinion and J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of the Company common stock in the proposed Transaction, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the Transaction. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Transaction, or any class of such persons relative to the consideration to be paid to the holders of the Company common stock in the Transaction or with respect to the fairness of any such compensation.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan and reviewed by the Board in connection with providing its opinion. Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand J.P. Morgan’s financial analyses, the tables must be read together with the text of each summary. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of J.P. Morgan’s financial analyses. All market data used by J.P. Morgan in its analyses were as of October 26, 2012 (except in the case of Deltek Inc. (“Deltek”), for which market data were as of June 11, 2012, the last trading day before public rumors regarding a sale of Deltek surfaced). All derived equity values per share of

Company common stock figures set forth in “Trading Multiples Analysis”, “Selected Transactions Analysis” and “Discounted Cash Flow Analysis” sections are rounded to the nearest $0.25.

Trading Multiples Analysis. Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the Company’s business. The selected companies (collectively, the “Selected Companies”) were:

•	Constellation Software Inc.

•	Deltek

•	Descartes Systems Group Inc.

•	Manhattan Associates, Inc.

•	Mentor Graphics Corp.

•	MICROS Systems, Inc.

•	Oracle Corporation

•	Parametric Technology Corporation

•	Retalix Limited

•	Sage Group plc

•	SAP AG

Using publicly available information, J.P. Morgan calculated for each of the Selected Companies (i) its enterprise value as a multiple of estimated earnings (excluding stock-based compensation expense and other non-recurring items) before interest expense, income taxes and depreciation and amortization (“EBITDA”) for calendar year 2013 (the “EV/EBITDA Multiple”) and (ii) its stock price per share as of October 26, 2012 (or, in the case of Deltek, as of June 11, 2012), adjusted by adding its debt and subtracting its cash on a per share basis, as a multiple of estimated unlevered earnings per share (excluding amortization of acquired intangibles, stock based compensation expense, other non-recurring items and after-tax interest income and expense) for calendar year 2013 (the “P/E Multiple”). J.P. Morgan also calculated a median EV/EBITDA Multiple of 9.3x and a median P/E Multiple of 14.6x for the Selected Companies based on the results of its analysis of the EV/EBITDA Multiple and the P/E Multiple for each of the Selected Companies. Based on the results of its analysis of the EV/EBITDA Multiple and the P/E Multiple for each of the Selected Companies and other factors that J.P. Morgan deemed appropriate, J.P. Morgan calculated a representative EV/EBITDA Multiple range of 6.5x – 10.0x and a representative P/E Multiple range of 9.5x – 15.0x. These multiples were then applied to Company’s adjusted EBITDA (which represents the Company’s EBITDA adjusted by excluding charges related to stock-based compensation and certain restructuring, non-recurring and unusual items, and by adding interest income and other non-operating (income) expense net) contained in the Projections and unlevered adjusted earnings per share (which excludes after-tax interest income and expense per share of $0.37 and certain charges associated with amortization of acquired software, amortization of intangibles, stock based compensation and restructuring, non-recurring and unusual items) contained in the Projections for calendar year 2013, yielding a range of implied fully diluted equity values per share of Company common stock of $31.25 to $46.50 and $27.75 to $42.25, respectively (with the latter range reflecting an adjustment to subtract the Company’s debt and add the Company’s cash on a per share basis). J.P. Morgan noted that the consideration per Share to be received in the Transaction is $45.00.

Selected Transactions Analysis. Using publicly available information, J.P. Morgan examined the financial terms of selected transactions involving companies that engaged in businesses which J.P. Morgan deemed to be analogous to the Company’s business. The transactions considered (collectively, the “Selected Transactions”) and the month and year each transaction was announced were as follows:

Announcement Date	Target	Acquiror
August 2012	Deltek	Thoma Bravo
May 2012	Ariba	SAP
December 2011	DemandTec	IBM
April 2011	Lawson	Infor & Golden Gate Capital
April 2011	Activant	Apax Partners
April 2011	Epicor	Apax Partners
May 2010	Sterling Commerce	IBM
November 2009	i2	JDA
July 2008	ILOG	IBM
December 2007	NSB	Epicor
May 2006	SSA Global	Infor & Golden Gate Capital
April 2006	Manugistics	JDA
January 2006	Datastream	Infor

Using publicly available estimates, J.P. Morgan calculated the implied enterprise value for each of the Selected Transactions as a multiple of the one year forward estimate of EBITDA for each target company other than Activant, for which a one year forward estimate of EBITDA was unavailable and trailing 12-month EBITDA was used (the “Forward EBITDA Multiple”). Based on the results of this analysis and other factors that J.P. Morgan deemed appropriate, J.P. Morgan calculated a representative Forward EBITDA Multiple range of 8.0x – 11.5x. This multiple range was then applied to the one year forward estimate of adjusted EBITDA contained in Projections, yielding a range of implied fully diluted equity value per share of Company common stock of $37.75 to $53.00. J.P. Morgan noted that the consideration per Share to be received in the Transaction is $45.00.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per Share. J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during calendar years 2012 through 2021 based upon (i) for the calendar years 2012 through 2017, the Projections as they were provided by the Company and (ii) for the calendar years 2018 through 2021, extrapolating the Projections beyond the periods provided by the Company, which were subsequently reviewed by the Company’s management for J.P. Morgan’s use in connection with its financial analyses and rendering its fairness opinion. J.P. Morgan also calculated a range of terminal asset values of the Company at the end of the ten year period ending 2021 by applying, based on J.P. Morgan’s judgment and experience, a range of perpetual growth rates from 2.5% to 3.5% to the unlevered free cash flow of the Company during the terminal period of the Projections. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 9.5% to 11.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company and the Selected Companies. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted by subtracting the Company’s total debt (as of September 30, 2012), adding the Company’s cash (as of September 30, 2012) and adding the option exercise proceeds (as of October 1, 2012). Based on the foregoing, this analysis yielded a range of implied fully diluted equity value per share of $38.50 to $53.25. J.P. Morgan noted that the consideration per Share to be received in the Transaction is $45.00.

Analyst Price Targets. J.P. Morgan reviewed the price targets for the Company common stock by certain equity research analysts, and noted that such price targets ranged from $29.00 to $38.00. J.P. Morgan noted that this review of analyst price targets is not a valuation methodology but was presented merely for informational purposes.

Historical Stock Price Information. J.P. Morgan also reviewed the 52-week trading range of the Company common stock ending October 26, 2012. During that period, the range of closing prices for the Company common stock was $24.39 to $34.33. J.P. Morgan noted that this review of historical stock trading is not a valuation methodology but was presented merely for informational purposes.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented or utilized by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the Selected Companies reviewed as described in the above summary is identical to the Company, and none of the Selected Transactions reviewed was identical to the Transaction. However, the Selected Companies were chosen because they are publicly traded companies with operations and businesses which, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The Selected Transactions were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the Transaction. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the Selected Companies compared to the Company and the Selected Transactions compared to the Transaction.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Transaction based of its experience and familiarity with transactions similar to the Transaction. For services rendered in connection with the proposed Transaction, the Company has agreed to pay J.P. Morgan a transaction fee of approximately $18.3 million, of which $2.5 million was earned upon delivery of J.P Morgan’s fairness opinion and the balance of which will become payable if the Transaction is consummated. In addition, the Company has agreed to indemnify J.P. Morgan for certain liabilities arising out of the engagement.

During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company, Parent or other affiliates of Parent. During the two years preceding the date of J.P. Morgan’s opinion, the aggregate fee revenue received by J.P. Morgan and its affiliates from Parent and its affiliates (including NMC and RHI) was approximately $3 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or Parent and certain of its affiliates for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Company Projections

The Company does not as a matter of course make public long-term projections as to future sales, earnings or other results due to the unpredictability of the underlying assumptions and estimates. However, the Company provided to Parent, Purchaser and their affiliates (including the Offeror Group), in connection with its due diligence review, the Company’s internal, non-public, stand-alone, five-year financial projections, which are summarized below (the “Projections”). The Company also provided the Projections to J.P. Morgan for its use in connection with the rendering of its opinion to the Board and performing its related financial analysis, as described under “J.P. Morgan Financial Analyses and Opinion” above.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or GAAP or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, were prepared on a reasonable basis, reflected the best estimates and judgments available to the Company’s management at the time, and presented, to the best of the Company’s management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company as of the date they were prepared. However, the Projections are not facts and should not be relied upon as being necessarily indicative of future results.

None of the Company’s independent auditors, nor any other independent accountants, had compiled, examined or performed any procedures with respect to the Projections, nor had they expressed any opinion or any other form of assurance on the Projections or their achievability, and such parties assume no responsibility for, and disclaim any association with, the Projections. The ultimate achievability of the Projections is also subject to numerous risks and uncertainties including, but not limited to, the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and subsequent filings made with the SEC. The Projections are not being included in this proxy statement in order to influence a stockholder’s decision whether to tender Shares in the Offer or for any other purpose, but are being included solely to give stockholders access to information that was made available to Parent, Purchaser and their affiliates (including the Offeror Group) and to J.P. Morgan, as applicable.

The Projections, while presented with numerical specificity, necessarily reflect numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult or impossible to predict and many of which are beyond the Company’s control. The Projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including, but not limited to, the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the Company’s reports filed with the SEC. None of the Company, the Board, Purchaser, Parent or their respective affiliates, advisors, officers, directors or representatives can give any assurance that the Projections will be realized or that actual results will not be significantly higher or lower than the Projections. The Projections cover multiple years and therefore by their nature become less reliable with each successive year.

In addition, the Projections reflect assumptions of the Company’s management as of the time that they were prepared as to certain business decisions that were and are subject to change. The Projections also may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Projections cannot, therefore, be considered a guarantee of future operating results, and the information should not be relied on as such. The inclusion of the Projections should not be regarded as an indication that the Company, the Board, Purchaser, Parent or any of their respective advisors or representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and should not be relied upon as such. None of Purchaser, Parent, the Board or any of their or the Company’s respective advisors or representatives or any of their affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the prospective financial information described above.

The Projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Merger Agreement or the announcement thereof. Furthermore, the Projections do not take into account the effect of any failure of the transactions described in the Merger Agreement to occur and should not be viewed as accurate or continuing in that context. None of the Company, the Board, Purchaser, Parent or their respective affiliates, advisors, officers, directors or representatives intends to, and each of them disclaims any obligation to, update, revise or correct the Projections, except as otherwise required by law, including if the Projections are or become inaccurate (even in the short term).

The inclusion in this proxy statement of the Projections should not be deemed an admission or representation by the Company, the Board, Purchaser, Parent or the respective affiliates that such information is viewed by the Company, the Board, Purchaser, Parent or their respective affiliates as material information of the Company. Such information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC.

None of the Company, the Board, Purchaser, Parent or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of the Company or other person regarding the ultimate performance of the Company compared to the information contained in the Projections or that forecasted results will be achieved. The Company has made no representation to Purchaser, Parent or their affiliates, in the Merger Agreement or otherwise, concerning the Projections. Furthermore, none of the Company, the Board, Purchaser, Parent or their respective affiliates, advisors, officers, directors or representatives makes any representation to any other person regarding the Projections.

In light of the foregoing factors and the uncertainties inherent in the information provided above, stockholders are cautioned not to place undue, if any, reliance on the Projections or the fact that they are included in this proxy statement.

Certain of the Projections, including adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, may be considered non-GAAP financial measures. The Company provided the Projections to J.P. Morgan because the Company believed they could be useful in evaluating the Transaction and the fairness of the Offer consideration. The Company provided the Projections to Purchaser, Parent and their affiliates (including the Offeror Group) because the Company believed they could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

The following is a summary of the Projections (dollars in millions and rounded to the nearest million, except per share data):

FY 12/31	2012E	2013E	2014E	2015E	2016E	2017E
Total Revenue	$694	$748	$807	$876	$954	$1,036
Total Costs of Revenue	278	306	332	362	398	433
Total Operating Expenses	327	334	335	341	361	379
Operating Income	89	109	139	173	194	224
Net Income	40	52	73	108	122	141
Diluted Earnings per Share	0.94	1.19	1.66	2.45	2.74	3.15
Adjusted Net Income (Non-GAAP)(1)	94	98	107	135	149	163
Adjusted Diluted Earnings per Share (Non-GAAP)(1)	2.19	2.24	2.43	3.04	3.35	3.64
Adjusted EBITDA (Non-GAAP)(1)	184	192	208	232	262	288

(1)	EBITDA is defined as earnings before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA has been calculated by excluding charges related to stock-based compensation and certain restructuring, non-recurring and unusual items, and by adding interest income and other non-operating (income) expense net. Adjusted net income and adjusted diluted earnings per share have been calculated by excluding charges associated with amortization of acquired software technology, amortization of intangibles, stock based compensation and restructuring, non-recurring and unusual items.

Unlevered free cash flow estimates were derived by adjusting projections and estimates relating to the Company’s adjusted EBITDA, or adjusted earnings before interest, taxes, depreciation and amortization, prepared by the Company (and made available to NMC and to J.P. Morgan) to calculate the Company’s adjusted EBIAT, or adjusted earnings before interest and after taxes, which was further adjusted to add back depreciation and amortization and subtract stock-based compensation expense net of tax benefit, capital expenditures and changes in net working capital. The unlevered free cash flow estimates were based entirely on projections and estimates prepared by the Company and were reviewed and approved by the Company’s management for J.P. Morgan’s use in connection with its financial analysis and rendering its fairness opinion. J.P. Morgan did not prepare any independent forecasts or estimates. The unlevered free cash flow estimates are summarized below.

FY 12/31	2012E	2013E	2014E	2015E	2016E	2017E
Unlevered Free Cash Flow (Non-GAAP)	$113	$112	$136	$156	$173	$145

The Projections should be evaluated, if at all, in conjunction with the information regarding the Company contained elsewhere in this proxy statement and the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC.

Financing of the Merger

Parent and Purchaser estimate that the total funds required to complete the Offer and the Merger, to repay certain existing debt of the Company, to repay certain existing debt of RedPrairie and to pay related transaction fees and expenses at the closing of the Merger will be approximately $2.8 billion. Parent has received a commitment from Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate) to provide it with (i) a senior secured first lien credit facility in an aggregate principal amount of $1.55 billion (consisting of a $1.45 billion term loan facility (the “Senior First Lien Term Facility”), and a $100 million revolving credit facility (the “Senior First Lien Revolving Facility” and together with the Senior First Lien Term Facility, the “Senior First Lien Facilities”)) and (ii) a senior secured second lien term loan facility in an aggregate principal amount of $650 million (the “Senior Second Lien Term Facility” and together with the Senior First Lien Facilities, the “Debt Financing”). The proceeds of loans under the revolving credit facility will primarily be used after the closing of the Merger for general corporate purposes of RHI and its subsidiaries. NMP has provided an equity commitment of up to $342 million to Parent (the “Equity Financing” and together with the Debt Financing, the “Financing”). Funding of the Financing is subject to the satisfaction of various conditions set forth in the commitment letters pursuant to which the Financing will be provided.

Equity Financing

The Equity Financing is made pursuant to the equity commitment letter, dated November 1, 2012 (the “Equity Commitment Letter”), from NMP, pursuant to which NMP has committed to fund up to $342 million, which amount will be used by Parent solely (i) for the purpose of allowing Parent and/or Purchaser to fund a portion of the aggregate Offer Price payable upon closing of the Offer or the aggregate Merger Consideration payable upon consummation of the Merger to repay and/or discharge existing debt of the Company and to pay related fees and expenses, in each case pursuant to and in accordance with the Merger Agreement and (ii) to pay fees and expenses incurred by Parent or Purchaser pursuant to the terms of the Merger Agreement (the “Merger Agreement Expenses” and, together with the amounts contemplated by clause (i) above, the “Transaction

Payments”). The financing contemplated by the Equity Commitment Letter, as may be amended, modified, supplemented or restated, is referred to as the “Equity Financing.” The amount to be funded under the Equity Commitment Letter may be reduced on a dollar-for-dollar basis in a manner specified by NMP if Parent and Purchaser do not require the full commitment amount to pay the Transaction Payments. The Company is a third-party beneficiary to the Equity Commitment Letter and under certain circumstances may seek specific performance to cause Parent and Purchaser to cause NMP to fund the Equity Financing in accordance with the Equity Commitment Letter and the Merger Agreement. NMP may effect the purchase of equity interests in Parent directly or indirectly through one or more intermediate entities.

Except with respect to the Merger Agreement Expenses, the Equity Financing is also subject to (i) (A) if the Offer Closing shall occur prior to the Merger Closing, the satisfaction of all of the conditions to the Offer, or (B) if the Offer termination shall have occurred, the satisfaction of the conditions set forth in Sections 9.1 and 9.2 of the Merger Agreement (other than any conditions that by their nature are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver of such conditions) and (ii) the funding of the debt financing (or, if Alternative Financing has been obtained in accordance with the Merger Agreement, such Alternative Financing) having been funded in accordance with the terms thereof or being funded in accordance with the terms thereof upon the earlier of the Offer Closing or the Merger Closing if the Equity Financing were to be funded substantially concurrently.

NMP’s obligations to fund the Equity Financing will terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the earlier of the Offer Closing or the Merger Closing and the funding of the Equity Financing by NMP pursuant to the Equity Commitment Letter, (iii) the Company or any of its affiliates accepting payment from NMP under the Limited Guarantee or the occurrence of an event which, by the terms of the Limited Guarantee, is an event which terminates NMP’s obligations or liabilities under the Limited Guarantee and (iv) the Company or any of its affiliates, or any person acting on behalf of the Company or any of its affiliates, other than Parent, seeking to enforce (or cause Parent to enforce) the Equity Financing or any provision of the Equity Commitment Letter other than a claim by the Company pursuant to the terms of the Equity Commitment Letter.

Debt Financing

Parent has received the a debt commitment letter for the Debt Financing, dated as of November 1, 2012 (which is referred to as the “Debt Financing Commitment” and together with the Equity Commitment Letter, the “Financing Commitments”), between Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate (“CS”), Credit Suisse Securities (USA) LLC, and together with CS and their respective affiliates, “Credit Suisse”) and Parent, pursuant to which Parent obtained commitments from CS to provide the Senior First Lien Facilities and the Senior Second Lien Term Facility, in each case as described in the Debt Financing Commitment.

The availability and initial funding of the Debt Financing is subject to the following conditions, among others:

•

since the date of the Merger Agreement, there shall not have occurred an effect, state of facts, occurrence, condition, event, development or change that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Debt Financing Commitment consistent with the definition of such term in the Merger Agreement);

•

subject to limited conditionality provisions specified in the Debt Financing Commitment: the negotiation, execution and delivery of definitive documentation on the terms set forth in the term sheets attached as exhibits to the Debt Financing Commitment, and such definitive documentation shall be in full force and effect; delivery of reasonably satisfactory legal opinions, corporate documents (including evidence of authority to enter into the definitive documentation), perfection certificates and officers’ and public officials’ certifications, each in customary form; the agent for the lenders shall have first-priority perfected security interests in the collateral (free and clear of other liens with specified exceptions) and receipt of reasonably satisfactory lien and judgment searches; and obtaining of insurance reasonably satisfactory to the lead arranger of the debt financing (the “Lead Arranger”) (it being acknowledged that the insurance carried by the Company, Parent and RedPrairie described to the Lead Arranger as of the date of the Debt Financing Commitment is reasonably satisfactory);

•	payment of fees and expenses then due and payable pursuant to the Debt Financing Commitment or related fee letters;

•

subject to limited conditionality provisions specified in the Debt Financing Commitment: (i) the accuracy of the Acquisition Agreement Representations (defined in the Debt Financing Commitment as representations made by the Company in the Merger Agreement that are material to the interests of the lenders, the breach of which would give Parent the right to terminate or elect not to perform under the Merger Agreement) and (ii) certain other representations specified in the term sheets attached as exhibits to the Debt Financing Commitment to be contained in the definitive credit agreement in usual and customary form relating to: formation of Holdco, Parent and the subsidiary guarantors; organizational power and authority for the transactions and to enter into the definitive documentation; due authorization, execution, delivery and enforceability of the definitive documentation; solvency of Parent and its subsidiaries on a pro forma consolidated basis; no conflicts of the definitive documentation with material laws, the charter documents of Holdco, Parent and the subsidiary guarantors or the Merger Agreement; compliance with Federal Reserve margin regulations, the Investment Company Act, certain anti-money laundering requirements and laws applicable to sanctioned persons; and the creation, perfection and priority of the security interests granted in the proposed collateral;

•

the Offer, the Merger and related transactions (generally including the steps such that the Company and RedPrairie become direct wholly-owned subsidiaries of Parent) being consummated substantially concurrently with the closing under the Debt Financing in accordance with applicable law in all material respects and on the terms described in the term sheets attached as exhibits to the Debt Financing Commitment and in the Merger Agreement (without any amendment, modification, supplement or waiver thereof or any consent thereunder, which is materially adverse to the lenders or arrangers of the Debt Financing without the prior written consent of the Lead Arranger);

•

the Merger Agreement and related documentation being in form and substance reasonably satisfactory to the Lead Arranger (it being acknowledged that the Lead Arranger is satisfied with such agreement and related documentation previously executed on November 1, 2012 and delivered to CS’s counsel;

•

the Equity Financing having been made substantially concurrently with the closing under the Debt Financing, in at least the amount of $310,000,000 (and if in the form of preferred equity, on terms reasonably acceptable to the Lead Arranger);

•

substantially concurrently with the closing under the Debt Financing, the redemption and satisfaction (subject to notice of redemption) of the Company’s existing 8% Senior Notes due 2014 and the repayment of all of the outstanding debt and discharge of all obligations under the Company’s existing credit agreement and RedPrairie’s existing credit agreement, such that after giving effect to the contemplated transactions, subject to certain qualifications, Parent and its subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the Debt Financing, (b) any preferred equity as part of the Equity Financing, (c) certain specified indebtedness of the Company, RedPrairie and their respective subsidiaries, and (d) other indebtedness to be agreed upon;

•

the Lead Arranger having received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Parent and the Company for the 2009, 2010 and 2011 fiscal years (which the Lead Arranger acknowledged having received) and (b) U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Parent and the Company for each subsequent fiscal quarter ended at least 45 days (or 60 days in the case of the fourth fiscal quarter) before the initial funding of the Debt Financing (which the Lead Arranger acknowledged receipt of for the first two fiscal quarters of 2012);

•

the Lead Arranger having received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of Parent as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered, pursuant to the immediately preceding bullet point, prepared after giving effect to the contemplated transactions (but without being required to give effect to purchase accounting adjustments) as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements); provided, that each such pro forma financial statement will be prepared by Parent on a “Pro Forma Basis” (as specified in the Debt Financing Commitment) and shall allow for the add-back to Adjusted EBITDA of cost-savings, operating expense reductions and synergies (whether realized or expected to be realized) arising in connection with the contemplated transactions, as set forth in Exhibit B to the Debt Financing Commitment;

•	the Lead Arranger having received a solvency certificate from the chief financial officer of Holdco substantially in the form set forth as an exhibit to the Debt Financing Commitment;

•

the Lead Arranger (i) having received a customary confidential information memorandum for the Debt Financing and (ii) having had a period of at least 15 consecutive business days prior to the initial funding of the Debt Financing to syndicate the Debt Financing following receipt by it of the financial statements required to be delivered as described above (the “Marketing Period”); provided that, for purposes of counting the number of consecutive days in such 15 business days, any day from and including November 22, 2012 through and including November 25, 2012 shall be excluded (the “Excluded Days”) but the inclusion of such Excluded Days in the Marketing Period shall not otherwise disqualify the Marketing Period from satisfying the requirement that it be a consecutive 15 business day period and the entirety of the Marketing Period must occur after November 27, 2012, but prior to December 21, 2012 or after January 2, 2013. The Marketing Period shall commence on the date the condition in clause (i) of this bullet point has been satisfied (provided that the commencement and calculation of such period is subject to various qualifications in the Debt Financing Commitment and the Merger Agreement); and

•

the Lead Arranger having received, at least five business days prior to the date of the initial funding of the Debt Financing, all information required under applicable “know your customer” and anti-money laundering requirement, that the Lead Arranger has requested reasonably in advance of such five business day period.

Pursuant to the Debt Financing Commitment, Parent had the ability to appoint additional joint lead arrangers for the Debt Financing that are each reasonably acceptable to Credit Suisse and such appointed entity or entities shall each provide a commitment in a form reasonably acceptable to Credit Suisse with respect to the Debt Financing (which may include an amendment to the Debt Financing Commitment), and the commitments of CS in respect of the Debt Financing Commitment will be reduced by the aggregate amount of the commitments of such appointed entity or entities (or its or their relevant affiliates), upon the execution by such entity or entities (and any relevant affiliate or affiliates) of the applicable commitment documentation.

Parent and CS entered into an agreement, dated as of November 16, 2012 (the “Joinder Agreement”), with each of Bank of America, N.A. (“BofA”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML” and, together with BofA and their respective affiliates, “BAML”), Goldman Sachs Bank USA (acting through such of its affiliates or branches as it deems appropriate, “GS”), Royal Bank of Canada (“RBC”) and RBC Capital Markets (“RBCCM” and, together with RBC and their respective affiliates, “Royal Bank”), Morgan Stanley Senior Funding, Inc. (“MS”), Bank of Montreal (“BofM”) and BMO Capital Markets Corp. (“BMO Corp.” and, together with BofM and their respective affiliates, “BMO”), and Jefferies Finance LLC (“Jefferies”). Pursuant to the Joinder Agreement, Parent (with the agreement of CS) appointed:

•

each of ML, GS, RBCCM and MS to act (and each of such entities agreed to act), together with Credit Suisse Securities (USA) LLC as a joint lead arranger and co-syndication agent for the Debt Financing,

•	BMO Corp. to act (and BMO Corp. agreed to act) as a documentation agent for the Debt Financing, and

•	Jefferies to act (and Jefferies agreed to act) as a manager for the Debt Financing.

BofA, GS, RBC, MS, BofM and Jefferies each committed to provide on a several, but not joint, basis the amount of each of the Debt Financing facilities as set forth on Schedule 1 to the Joinder Agreement, in each case upon the terms and subject only to the conditions set forth in the Debt Financing Commitment. CS was released from its commitment to lend each of the Debt Financing facilities by the aggregate amount of such new commitments.

The commitment of CS with respect to the Debt Financing expires upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms or the public announcement by Parent or its duly authorized representatives of its intention not to proceed with the transactions contemplated by the Merger Agreement or (ii) the date that is 180 days after the date of the Debt Financing Commitment.

The definitive documentation governing the Debt Financing has not been finalized. Accordingly, the actual terms of the Debt Financing may differ from those described in the Debt Financing Commitment.

If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment and such portion is required to fund the aggregate Offer Price, the Merger Consideration or related fees and expenses, Parent shall use its reasonable best efforts to arrange and obtain, and negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative financial institutions in an amount sufficient (together with the Equity Financing and cash available to the Company) to consummate the Offer, the Merger and related transactions upon terms and conditions no less favorable, taken as a whole, to Parent and, with respect to the amounts available under, and the conditionality of, such alternative financing, the Company, than the terms and conditions set forth in the Debt Financing Commitment, as promptly as reasonably practicable following the occurrence of such event (and, in any event, no later than the expiration of the Marketing Period). As of the date hereof, no alternative financing arrangements have been entered into.

Limited Guarantee

On November 1, 2012, in connection with the entry into the Merger Agreement, NMP executed and delivered to the Company the Limited Guarantee (the “Limited Guarantee”). Pursuant to the Limited Guarantee, NMP (i) guaranteed the due and punctual payment by Parent of the Parent Termination Fee (as defined in the Merger Agreement) pursuant to Section 10.3(b) of the Merger Agreement and any monetary obligations of Parent or Purchaser pursuant to Section 10.2 and Section 10.3(d) of the Merger Agreement (collectively, the “Guaranteed Obligation”) and (ii) agreed to use its reasonable best efforts to cause each of RP LLC, RedPrairie and each of their respective subsidiaries, which includes Parent and Purchaser, subsidiaries of RP LLC, to take all actions that are applicable to such entities under the debt financing commitment that Parent has obtained in connection with the Transaction to obtain the debt financing in accordance with the terms of the debt financing commitment, in each case subject to the terms and conditions of the Limited Guarantee. Under the terms of the Limited Guarantee, NMP’s maximum aggregate monetary liability will not exceed an amount equal to the amount of the Guaranteed Obligation.

The Limited Guarantee and NMP’s obligations pursuant thereto will terminate immediately upon the earlier of (i) the earlier of the closing of the Offer (the “Offer Closing”) and the closing of the Merger (the “Merger Closing”), (ii) the termination of the Merger Agreement in accordance with its terms in circumstances that do not give rise to a right of the Company to receive payment of the Parent Termination Fee from Parent pursuant to Section 10.3(b) of the Merger Agreement; provided that, in the case of a termination described in this clause (ii), the Limited Guarantee will not so terminate as to any claim for which notice, setting forth in reasonable detail the basis for such claim has, been given to NMP (which notice shall be deemed given upon notice to Parent and Purchaser pursuant to the Merger Agreement) prior to such termination until final resolution of such claim and satisfaction by NMP of any obligations finally determined or agreed to be owed by NMP, consistent with the terms of the Limited Guarantee, and (iii) the payment by NMP, Parent and/or Purchaser to the Company, following termination of the Merger Agreement in accordance with its terms, of the full amount of the Guaranteed Obligation.

Closing and Effective Time of Merger

If the Merger is approved at the stockholders meeting then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter. The effective time of the Merger will occur as soon as practicable following the closing of the Merger upon the filing of a certificate of Merger with the Secretary of State of the State of Delaware (or at such later date as we and Parent may agree and specify in the certificate of Merger).

Payment of Merger Consideration and Surrender of Stock Certificates

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (excluding Shares owned (i) by the Company (including treasury shares), Parent or Purchaser (other than shares in trust accounts, managed accounts and the like) and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal rights or otherwise lost appraisal rights under Delaware law) will be converted into and become the right to receive the Merger Consideration.

Prior to the Merger Closing Date, Parent shall deposit, or cause to be deposited with the paying agent, an amount in cash sufficient to pay the aggregate Merger Consideration pursuant to the Merger Agreement. As soon as reasonably practicable after the Effective Time and in any event not later than the third Business Day thereafter, Parent shall instruct the paying agent to mail to each registered holder of a certificate (“Certificate”) or book-entry shares (“Book-Entry Shares”) which, immediately prior to the Effective Time, represented Company common stock (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon delivery of the Certificates (or affidavits in lieu thereof) or Book-Entry Shares to the paying agent, and which shall be in such form and have such other customary provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares) as the Company and Parent may reasonably agree prior to the Merger Closing Date) and (ii) instructions for use in effecting the surrender of such Certificates or Book-Entry Shares, as applicable, in exchange for payment of the Merger Consideration into which the number of Shares previously represented by such Certificates or Book-Entry Shares, as applicable, shall have been converted pursuant to the Merger Agreement.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the per share Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of Certain Persons in the Merger

Overview

Certain executive officers and directors of the Company may be deemed to have interests in the Transaction that may be different from, or in addition to, those of the Company’s stockholders generally. In considering the recommendations of the Board, including that you vote to adopt the Merger Agreement, you should be aware of these interests. In reaching its decision to make such recommendations and to approve the Merger Agreement and the Transaction, the Board was aware of these interests and considered them, along with other matters described in “—Recommendation of Our Board of Directors; Reasons for the Transaction.” As described in more detail below, these interests include:

•

the cancelation of vested and unvested Company stock options (the “Stock Options”) outstanding immediately prior to the earlier to occur of the Offer Closing and the effective time of the Merger (the “Effective Time”) (such earlier time, the “Acceleration Time”) and the conversion of such Stock Options into the right to receive a cash payment equal to their spread value;

•

the accelerated vesting of Company restricted share awards (the “Restricted Shares”) and restricted share unit awards (the “Restricted Share Units”) outstanding immediately prior to the Acceleration Time and the cancelation of such awards in exchange for a cash payment equal to the Merger Consideration for each Share subject to the award;

•

the accelerated vesting of performance share awards (the “Performance Share Awards”) outstanding immediately prior to the Acceleration Time and the cancelation of such awards in exchange for a cash payment equal to the Merger Consideration for each Share subject to the award, determined as if all applicable performance goals with respect to each such award had been achieved at the target level of performance;

•	the receipt of certain payments and benefits under certain executive officers’ executive employment agreements upon certain types of terminations of employment following the Acceleration Time; and

•

the entitlement to the indemnification and exculpation benefits in favor of directors and officers of the Company described in more detail in “—Indemnification and Exculpation of Directors and Officers” below.

Cash Consideration Payable for Shares in the Merger

The executive officers and directors of the Company who own Shares will receive the same cash consideration on the same terms and conditions as the other stockholders of the Company. As of November 7, 2012, the executive officers and directors of the Company beneficially owned, in the aggregate, 1,605,819 Shares, excluding Shares issuable upon the vesting and exercise of Stock Options or the vesting of Restricted Shares, Restricted Share Units and Performance Share Awards as of such date. The executive officers and directors of the Company who own such Shares would receive an aggregate amount of $72,261,855 in cash, without interest thereon. For a further description of the treatment of Stock Options, Restricted Shares, Restricted Share Units and Performance Share Awards held by the directors and executive officers of the Company, please see below under the heading “—Treatment of Equity-Based Awards under the Merger Agreement.”

The following table sets forth the number of Shares beneficially owned as of November 7, 2012 by each of our executive officers and directors, excluding Shares issuable upon the exercise of Stock Options or the vesting of Restricted Shares, Restricted Share Units and Performance Share Awards, and the aggregate Offer Price or Merger Consideration that would be payable for such Shares. Since November 7, 2012, certain of our executive officers and directors have engaged in transactions involving Shares, including sales of Shares owned by them on November 7, 2012. A partial list of these transactions through November 15, 2012 is set forth in “Item 6. Interest in Securities of the Subject Company—Securities Transactions” on the Schedule 14D-9 filed by the Company with the SEC on November 15, 2012 (the “Schedule 14D-9”). Our executive officers and directors may continue to engage in similar transactions involving Shares prior to the Effective Time.

Name	Shares Beneficially Owned (#)	Aggregate Offer Price ($)
Executive Officers(1)
Hamish N. Brewer	154,142	6,936,390
Peter S. Hathaway	97,915	4,406,175
David R. King	17,006	765,270
Thomas Dziersk	—	—
Brian P. Boylan	20,665	929,925
David Kennedy	8,683	390,735
David Gai	—	—
Directors(2)
James D. Armstrong	1,253,208	56,394,360
Hamish N. Brewer	—	—
J. Michael Gullard	21,800	981,000
Richard M. Haddrill	7,600	342,000
Jock Patton	22,800	1,026,000
Arthur C. Young	2,000	90,000

(1)	Jason Zintak was an executive officer of the Company until his resignation effective April 26, 2011.
(2)	Douglas G. Marlin was a Director throughout 2011 until his resignation effective April 30, 2012.

Treatment of Equity-Based Awards under the Merger Agreement

Certain of our executive officers and directors hold one or more of the following awards: Stock Options, Restricted Shares, Restricted Share Units and Performance Share Awards (collectively, the “Equity-Based Awards”).

Stock Options

Pursuant to the Merger Agreement, each Stock Option outstanding immediately prior to the Acceleration Time, whether vested or unvested, will be cancelled as of immediately prior to the Acceleration Time and converted into the right to receive a cash payment equal to (i) the excess, if any, of the Offer Price (which is the same as the Merger Consideration) over the exercise price per share of such Stock Option, multiplied by (ii) the total number of Shares then issuable upon exercise in full of such Stock Option, without interest and less any required withholding taxes. The cash payment with respect to Stock Options will be delivered as soon as practicable but no later than five business days after the Merger Closing. All outstanding Stock Options are currently vested.

The table below sets forth, for each of our executive officers and directors holding Stock Options as of November 7, 2012, (a) the aggregate number of Shares subject to such Stock Options and (b) the value of amounts payable in respect of such Stock Options on a pre-tax basis at the Acceleration Time, calculated by multiplying (i) the excess, if any, of the Offer Price over the respective per share exercise prices of the Stock Options by (ii) the number of Shares subject to those Stock Options. Since November 7, 2012, certain of our executive officers and directors have exercised their Stock Options and have sold Shares received upon exercise of such Stock Options. A partial list of these transactions through November 15, 2012 is set forth in “Item 6. Interest in Securities of the Subject Company—Securities Transactions” on the Schedule 14D-9. Our executive officers and directors may continue to exercise their Stock Options and may sell some or all of the Shares received upon such exercise prior to the Acceleration Time.

Stock Options
Name	Shares (#)	Value ($)
Executive Officers
Hamish N. Brewer	115,000	3,463,800
Peter S. Hathaway	—	—
David R. King	—	—
Thomas Dziersk	—	—
Brian P. Boylan	—	—
David Kennedy	—	—
David Gai	—	—
Jason Zintak	—	—
Directors
James D. Armstrong	—	—
Hamish N. Brewer	—	—
J. Michael Gullard	12,000	403,500
Richard M. Haddrill	—	—
Jock Patton	—	—
Arthur C. Young	—	—
Douglas G. Marlin	—	—

Restricted Shares, Restricted Share Units and Performance Share Awards

Each outstanding Restricted Share will become fully vested immediately prior to the Acceleration Time, and the holder thereof will be entitled to receive the Offer Price (which is the same as the Merger Consideration) with respect to such Restricted Shares, without interest and less required withholding taxes.

Each outstanding Restricted Share Unit will become fully vested immediately prior to the Acceleration Time and will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of Shares subject to such Restricted Share Unit award immediately prior to the Acceleration Time and (ii) the Offer Price (which is the same as the Merger Consideration), without interest and less any required withholding taxes. A Restricted Share Unit includes shares underlying a Performance Share Award that is no longer subject to performance-based vesting and that is subject only to service-based vesting conditions.

Each outstanding Performance Share Award will become fully vested as of the Acceleration Time and will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such Performance Share Award immediately prior to the Acceleration Time (determined as if all applicable performance goals had been achieved at the target level of performance) and (ii) the Offer Price (which is the same as the Merger Consideration), without interest and less any required withholding taxes.

The cash payment with respect to Restricted Shares, Restricted Share Units and Performance Share Awards will be delivered as soon as practicable but no later than five business days after the Merger Closing.

None of our directors currently holds unvested Restricted Shares, Restricted Share Units or Performance Share Awards (however, unvested awards are held by Mr. Brewer in his capacity as an executive officer).

The table below sets forth, for each of our executive officers and directors holding Restricted Shares, Restricted Share Units or Performance Share Awards as of November 20, 2012, (a) the aggregate number of Shares subject to such awards that are or will become fully vested immediately prior to the Acceleration Time (in the manner described above) and (b) the value of amounts payable in respect of such awards on a pre-tax basis at the Acceleration Time, calculated by multiplying (i) the Offer Price by (ii) the number of Shares subject to those awards.

	Restricted Shares, Restricted Share Units and Performance Share Awards
Name	Shares (#)	Value ($)
Executive Officers
Hamish N. Brewer	123,539	5,559,255
Peter S. Hathaway	84,403	3,798,135
David R. King	49,134	2,211,030
Thomas Dziersk	49,792	2,240,640
Brian P. Boylan	39,054	1,757,430
David Kennedy	57,698	2,596,410
David Gai	42,295	1,903,275
Jason Zintak	—	—
Directors
James D. Armstrong	—	—
Hamish N. Brewer	—	—
J. Michael Gullard	—	—
Richard M. Haddrill	—	—
Jock Patton	—	—
Arthur C. Young	—	—
Douglas G. Marlin	—	—

Employee Stock Purchase Plan

The Company suspended the commencement of any new offering periods under the Company’s Employee Stock Purchase Plan (the “ESPP”), effective after November 1, 2012, unless and until the Merger Agreement is terminated. Pursuant to the Merger Agreement, prior to the Acceleration Time, the Company shall take all actions necessary to (i) terminate the ESPP, (ii) treat a business day to be determined by the Company that is prior to the earlier to occur of the Offer Closing and the Merger Closing as the last day of the offering period then underway (the “Final Investment Date”) and by treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP, (iii) ensure that participants may not increase their payroll deductions from those in effect on the date of the Merger Agreement or make separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement and (iv) ensure that no new participants may enroll to commence participation in the ESPP following the date of the Merger Agreement. Under the Merger Agreement, any shares of Company common stock acquired prior to or on the Final Investment Date shall, if not validly tendered in the Offer, be treated as outstanding shares of Company common stock for purposes of the Merger.

Individual Employment Arrangements

Agreements with Executive Officers

The Company has entered into Restated Executive Employment Agreements with each of its executive officers, the terms of which have been approved by the Board’s Compensation Committee in consultation with its independent compensation consultant and independent counsel (the “Executive Agreements”).

The Executive Agreements provide for the following “double-trigger” benefits to all executive officers in the event the individual’s employment is terminated by the Company without “cause” (as described below) or by the individual for “good reason” (as described below) prior to expiration of the term of the agreement after the Acceleration Time:

•	a lump sum cash severance (less all required withholdings) equal to the sum of:

•	24 months of monthly base salary; plus

•	two times target annual bonus for the year of termination, for this purpose not less than the Minimum Bonus, set forth in the table under “—Golden Parachute Compensation” below; plus

•

all bonus amounts earned during the year in which the termination occurs through the most recently completed fiscal quarter prior to the date of termination but otherwise remaining unpaid as of the date of termination; plus

•

the cost of continued medical and dental coverage for 24 months under the medical and dental plans of the Company less the amount that the individual would be required to contribute for such medical and dental coverage if the individual were an active employee of Company.

•	vesting of earned Performance Share Awards that are subject only to service-based vesting. Under the Merger Agreement, however, all such awards will have vested at the Acceleration Time.

The Company’s provision of the foregoing severance benefits is conditioned on the executive’s execution and delivery of a release of claims in favor of the Company and compliance with certain restrictive covenants. Under each Executive Agreement, the executive will be bound for 12 months following termination of employment by restrictions that prohibit (i) working for a competitor of the Company, (ii) any investment in a competitor of the Company, (iii) solicitation or hiring of the Company’s employees and (iv) solicitation of the Company’s customers or prospective customers.

The Executive Agreements also provide for vesting of Equity-Based Awards (with Performance Share Awards vesting as though applicable goals were achieved at target) in the event of a change in control. Under the Merger Agreement, however, all such awards will have vested in full as of the Acceleration Time (as described above under “Treatment of Equity-Based Awards under the Merger Agreement”).

The executive officers are subject to a cutback of their payments if such payments trigger the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, and cutback of the payments to avoid the excise tax would result in greater after-tax payments to the executive.

For purposes of the Executive Agreements, “cause” is generally defined to mean the occurrence of any of the following events: (i) theft, material dishonesty in connection with the executive’s employment, or intentional falsification of any employment or Company records; (ii) intentional and improper disclosure of the Company’s confidential or proprietary information; (iii) the executive’s conviction (including any plea of guilty or nolo contendere) for any criminal act that materially impairs the executive’s ability to perform his or her duties for the Company; (iv) willful misconduct or breach of fiduciary duty for personal profit by the executive; (v) the executive’s material failure to abide by the Company’s code of conduct or code of ethics policies resulting in demonstrable injury to Company or its reputation; or (vi) a material breach of the Executive Agreement by the executive which is not cured within 30 days of receipt by the executive of reasonably detailed written notice from the Company.

For purposes of the Executive Agreements, “Resignation for Good Reason” is generally defined to mean the executive’s resignation from employment with the Company within 180 days following the initial existence, without the executive’s express written consent, of any of the following conditions, provided that the condition remains in effect for 30 days after the executive’s delivery of notice of the condition to the Company within 90 days following its initial existence: (i) a material, adverse change in the executive’s authority, duties or responsibilities, provided that such a change will be deemed to occur if the executive ceases to hold certain positions and reporting relationships (including positions as executives of a publicly-traded company and reporting to the board of directors or CEO); (ii) a failure to pay, or any material reduction in the executive’s base salary or bonus (subject to applicable performance requirements) or bonus opportunity; (iii) the relocation of the executive’s workplace for the Company to a location more than 30 miles from the executive’s primary work location if the new location increases the executive’s commute between home and the primary work location by at least 30 miles, or in the Company’s reasonable opinion, the new location requires that the executive move his/her home to a new location at least 30 miles away from the executive’s home immediately prior to the change; or (iv) the failure of the Company or any successor to honor any material term of the Executive Agreement.

The Executive Agreements with Messrs. Brewer, Hathaway, Kennedy and Boylan provide that they may not, prior to six months following the Acceleration Time, resign for Good Reason by reason of the Company ceasing to be publicly traded. It is expected that the Company will cease to be publicly traded promptly after consummation of the Offer.

Agreement with James D. Armstrong, Chairman of the Board

The Company previously entered into an executive employment agreement with Mr. Armstrong, Chairman of the Board. The agreement was not restated along with the Executive Agreements. Instead, the agreement was amended solely to ensure compliance with certain tax laws.

The agreement provides for a “double-trigger” severance payment in the event Mr. Armstrong’s employment is terminated by the Company without “cause” (as described below) or by Mr. Armstrong for “good reason” (as described below) prior to expiration of the term of the agreement after the Acceleration Time. The severance payment consists of a lump sum cash severance (less all required withholdings) equal to 36 months of monthly base salary.

The Company’s provision of the foregoing severance payment is conditioned on Mr. Armstrong’s execution and delivery of a release of claims in favor of the Company and compliance with certain restrictive covenants specified by the employment agreement. Under the agreement, Mr. Armstrong will be bound for 3 years following termination of employment by restrictions that prohibit (i) working for a competitor of the Company, (ii) any investment in a competitor of the Company or (iii) soliciting or hiring of the Company’s employees. In addition, for two years following termination of employment, Mr. Armstrong will be bound by a restriction that prohibits solicitation of the Company’s customers or prospective customers.

For purposes of Mr. Armstrong’s agreement, “cause” is generally defined to mean the occurrence of the following events: (a) theft, dishonesty, or intentional falsification of any employment or Company records; improper disclosure of the Company’s confidential or proprietary information; (b) Mr. Armstrong’s conviction (including any plea of guilty or nolo contendere) for any criminal act that materially impairs his ability to perform his duties for the Company; or (c) a material breach of the agreement by Mr. Armstrong which is not cured within 30 days of receipt by Mr. Armstrong of reasonably detailed written notice from the Company.

For purposes of Mr. Armstrong’s agreement, “good reason” is generally defined to mean Mr. Armstrong’s resignation from employment with the Company within 180 days following the initial existence, without the executive’s express written consent, of any of the following conditions, provided that the condition remains in effect for 30 days after the executive’s delivery of notice of the condition to the Company within 90 days following its initial existence: (a) a material, adverse change in Mr. Armstrong’s responsibilities or duties, causing Mr. Armstrong’s position to be of materially less stature or responsibility; provided that such a change shall be deemed to occur if Mr. Armstrong no longer serves as Chairman of a publicly-traded company; (b) the relocation of Mr. Armstrong’s workplace for the Company over Mr. Armstrong’s written objection to a location more than 30 miles from Scottsdale, Arizona; (c) a failure to pay, or any reduction of Mr. Armstrong’s base salary without Mr. Armstrong’s written consent; or (d) any material breach of the agreement by the Company that is not cured within 30 days of the Company’s receipt of written notice from Mr. Armstrong specifying the material breach of the agreement.

Mr. Armstrong is entitled to a gross-up for any golden parachute excise taxes triggered as a result of his receipt of the change in control payments, although payments received by Mr. Armstrong in connection with the Transaction are not currently expected to trigger the golden parachute excise tax.

Agreement with G. Michael Bridge

The Company previously entered into a Restated Confidential Separation and Release Agreement with Mr. Bridge, who was a named executive officer in the Company’s most recent proxy statement with respect to the 2012 annual meeting of the Company’s stockholders, providing for his separation from the Company on March 31, 2013. Upon such separation, unless his employment is earlier terminated by the Company for “cause,” he will receive the following, subject to his delivery of a release of claims in favor of the Company:

•	a lump sum cash severance payment (less all required withholdings) equal to the sum of:

•	12 months of base salary;

•	one year’s bonus;

•	any unpaid base salary for the period through March 31, 2013;

•	2012 cash bonus then remaining unpaid (or if not yet determined by the Company, an amount equal to $250,000 reduced by any previously paid partial-year 2012 bonus payments);

•	bonus for the first quarter of 2013; and

•	payment in lieu of the 60-day notice period of Mr. Bridge’s base salary for such period.

•	vesting of earned Performance Share Awards that are subject only to service-based vesting (which will, however, have vested in full at the Acceleration Time pursuant to the Merger Agreement); and

•	participation, at the Company’s expense, in all Company medical and health plans for up to 18 months in accordance with COBRA.

For this purpose, “cause” is defined as: (a) theft or material dishonesty relating to the Company or its business, intentional falsification of any employment or Company records or improper disclosure of the Company’s confidential or proprietary information; (b) conviction (including any plea of guilty or nolo contendere) for any criminal act that materially impairs his ability to perform his duties for the Company; (c) willful misconduct or breach of fiduciary duty for personal profit; (d) material failure to abide by the Company’s code of conduct or code of ethics policies resulting in demonstrable injury to the Company or its reputation; or (e) a material breach of the Restated Confidential Separation and Release Agreement which is not cured within 30 days of receipt of reasonably detailed written notice from Company.

Golden Parachute Compensation

The table below entitled “Potential Change in Control Payments to Named Executive Officers and Others”, along with its footnotes, shows the compensation that is based on or otherwise relates to the Offer and the Merger that is potentially payable to (i) the Company’s named executive officers identified in the most recent proxy statement with respect to the 2012 annual meeting of the Company’s stockholders (i.e., the Company’s principal executive officer, the principal financial officer, and the three other most highly compensated executive officers as determined for the Company’s most recent annual proxy statement), as required by Item 402(t) of Regulation S-K, (ii) the Company’s other executive officers who are not named executive officers and (iii) James D. Armstrong, the Chairman of the Board of Directors. Jason Zintak, former Executive Vice President, Sales and Marketing, was considered a named executive officer for the year ended December 31, 2011, but resigned effective April 26, 2011, and is not entitled to any additional payments or benefits. Consequently, Mr. Zintak is not included in the tables below. G. Michael Bridge, although not currently an executive officer, is currently an employee and was considered a named executive officer for the year ended December 31, 2011 and is therefore included in the tables below.

The table assumes that the Acceleration Time occurred on November 20, 2012 and the employment of the executive was terminated without cause or by the executive for good reason on such date. Payments noted in the footnotes to the table below as “single-trigger” will become payable immediately upon the Acceleration Time. However, payments noted in the footnotes to the table below as “double-trigger” will not be paid to the executive unless the executive’s employment is terminated without cause or for good reason after the Acceleration Time.

Potential Change in Control Payments to Named Executive Officers and Others

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Named Executive Officers
Hamish N. Brewer	2,623,431	9,023,055	—	11,646,486
Peter S. Hathaway	1,715,051	3,798,135	—	5,513,186
David R. King	1,503,741	2,211,030	—	3,714,771
Thomas Dziersk	1,975,431	2,240,640	—	4,216,071
G. Michael Bridge	933,610	429,840	30,422	1,393,872
Other Executive Officers
Brian P. Boylan	1,518,931	1,757,430	—	3,276,361
David Kennedy	1,731,447	2,596,410	—	4,327,857
David Gai	1,511,898	1,903,275	—	3,415,173
Chairman of the Board
James D. Armstrong	783,751	—	—	783,751

(1)	As described above, the cash payments to the executive officers, other than Mr. Bridge and Mr. Armstrong, consist of the sum of (i) 24 months’ base salary, (ii) 2 times the executive’s annual target bonus, for this purpose not less than the Minimum Bonus set forth in the immediately below table, (iii) all bonus amounts earned during the year in which the termination occurs through the most recently completed fiscal quarter prior to the date of termination but otherwise remaining unpaid as of the date of termination and (iv) the COBRA cost, for 24 months of continued health and dental coverage under health and dental plans of the Company, less the amount that the executive would be required to contribute for health and dental coverage if the executive were an active employee of Company. This severance amount is generally payable in a lump sum on the 60th day following the termination of employment without cause or by the executive for good reason.

Name	Minimum Bonus ($)
Hamish N. Brewer	600,000
Peter S. Hathaway	400,000
David R. King	350,000
Thomas Dziersk	450,000
Brian P. Boylan	350,000
David Kennedy	400,000
David Gai	300,000

The cash payment for Mr. Bridge is equal to the sum of (i) 12 months’ base salary in the amount of $279,864 and any unpaid base salary for the period through March 31, 2013; (ii) one year’s bonus in the amount of $250,000; (iii) unpaid 2012 cash bonus (if the bonus is not determined by the Company by the 45th day after termination, $250,000 minus 2012 partial year bonus amounts already paid); (iv) bonus for the first quarter of 2013 in the amount of $62,500; and (v) payment in lieu of the 60-day notice period, at Mr. Bridge’s pro rata base salary rate. This severance amount is generally payable in a lump sum on the 45th day following the termination of employment by the Company without cause.

The cash payment for Mr. Armstrong consists of 36 months of base salary and will be payable in a lump sum on the 60th day following the termination of employment without cause or by Mr. Armstrong for good reason.

The above payments are “double-trigger” as they will only be payable in the event of a termination of employment after the Acceleration Time. These payments are based on the compensation and benefit levels in effect on November 20, 2012; therefore, if compensation and benefit levels are increased after November 20, 2012, actual payments to an executive officer may be greater than those provided for above.

The cash payments described above include the following components:

Name	Base Salary ($)	Annual Bonus ($)	Bonus in Year of Termination ($)	COBRA costs ($)	Payment in Lieu of 60 Days’ Notice ($)
Named Executive Officers
Hamish N. Brewer	1,242,000	1,200,000	150,000	31,431	—
Peter S. Hathaway	783,620	800,000	100,000	31,431	—
David R. King	700,000	700,000	87,500	16,241	—
Thomas Dziersk	931,500	900,000	112,500	31,431	—
G. Michael Bridge	386,966	312,500	187,500	—	46,644
Other Executive Officers
Brian P. Boylan	700,000	700,000	87,500	31,431	—
David Kennedy	800,016	800,000	100,000	31,431	—
David Gai	828,017	600,000	75,000	8,881	—
Chairman of the Board
James Armstrong	783,751	—	—	—	—

(2)	As described above, the equity amounts consist of (i) the accelerated vesting of Restricted Share Units and Performance Share Awards, which is “single-trigger” in that it will occur immediately upon the Acceleration Time, whether or not employment is terminated and (ii) payments in respect of cancellation of vested stock options equal to the spread value of such Stock Options. None of the executive officers (including the named executive officers) or Mr. Armstrong holds any Restricted Shares or unvested Stock Options. The following table shows the amounts in this column attributable to the three types of awards, based on the individuals’ holdings of (A) Restricted Share Units and Performance Share Awards as of November 20, 2012 and (B) vested Stock Options as of November 7, 2012 (notwithstanding that the table above assumes that the Acceleration Time occurred on November 20, 2012):

Name	Value of Unvested Restricted Share Units ($)	Value of Unvested Performance Share Awards ($)	Value Vested of Stock Options ($)
Named Executive Officers
Hamish N. Brewer	1,954,350	3,604,905	3,463,800
Peter S. Hathaway	817,875	2,980,260	—
David R. King	730,755	1,480,275	—
Thomas Dziersk	760,365	1,480,275	—
G. Michael Bridge	133,785	296,055	—
Other Executive Officers
Brian P. Boylan	277,155	1,480,275	—
David Kennedy	1,687,500	908,910	—
David Gai	423,000	1,480,275	—
Chairman of the Board
James D. Armstrong	—	—	—

The value of Restricted Share Units, Performance Share Awards and Stock Options is based on the Offer Price, or $45.00. Depending on when the Acceleration Time occurs, certain Restricted Share Units and Performance Share Awards shown as unvested in the table may become vested in accordance with their terms without regard to the Offer. Notwithstanding that the payments quantified above assume that the Acceleration Time occurred on November 20, 2012, potential payments in respect of Stock Options are based on the Stock Options held by the named executive officers and others as of November 7, 2012 in order to reflect the Stock Option holdings prior to the transactions between November 7, 2012 and November 15, 2012 described in “Item 6. Interest in Securities of the Subject Company—Securities Transactions” on the Schedule 14D-9 and thereby provide a more complete illustration of the potential economic benefit that named executive officers and others may receive in connection with the Offer and the Merger.

(3)	Mr. Bridge is entitled to participate, at the Company’s expense, in all Company medical and health plans for up to 18 months in accordance with COBRA. This benefit is “double-trigger” as it will only be payable in the event of a termination of employment.
(4)	The amounts in this column represent the aggregate total of all compensation described in columns (1) through (3).

The “single-trigger” and “double-trigger” components of the aggregate total compensation amounts, respectively, for each named executive officer, other executive officer and Mr. Armstrong are as follows:

Name	Single-Trigger Payments ($)	Double-Trigger Payments ($)
Named Executive Officers
Hamish N. Brewer	9,023,055	2,623,431
Peter S. Hathaway	3,798,135	1,715,051
David R. King	2,211,030	1,503,741
Thomas Dziersk	2,240,640	1,975,431
G. Michael Bridge	429,840	964,032
Other Executive Officers
Brian P. Boylan	1,757,430	1,518,931
David Kennedy	2,596,410	1,731,447
David Gai	1,903,275	1,511,898
Chairman of the Board
James D. Armstrong	—	783,751

Payments in respect of the cancellation of vested Stock Options held as of November 7, 2012 are included under the Single-Trigger Payments.

Director Compensation

The Company reimburses non-employee directors for reasonable costs and expenses incurred in attending Board meetings. Each non-employee director receives annual compensation consisting of an annual retainer of $45,000 and a fee of $1,000 for attendance at each regular or special meeting of the Board in excess of six per quarter. In addition, the Lead Independent Director receives an annual retainer of $25,000, the chair of the Audit Committee receives an annual retainer of $20,000, the chair of the Compensation Committee receives an annual retainer of $10,000 and the Nominating chair receives an annual retainer of $5,000. Each Committee member receives a fee of $1,500 for attendance at each Committee meeting.

Beginning in January 2011, non-employee directors have received a one-time grant of 2,000 shares of stock upon initial appointment to the Board and an additional grant of 4,000 shares of stock on an annual basis. The shares are fully vested upon grant. As of November 20, 2012, there were no unvested restricted share awards held by our directors.

Indemnification and Exculpation of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 102(b) of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its certificate of incorporation that has the effect of eliminating, to the fullest extent permissible under Delaware law, the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. The Company’s bylaws provide for indemnification of its directors and officers (and employees and agents to the extent authorized by the Board) to the full extent permitted by Delaware law (subject to certain conditions). The Company’s bylaws also empower the Board to enter into indemnification agreements with its directors, officers, employees and agents of the Company and require the Company to purchase insurance on behalf of such directors, officers, employees and agents of the Company. The Company has entered into agreements with its directors and officers that require it to indemnify such persons against out-of-pocket costs actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether threatened, pending or completed, to which any such person is or may be made a party by reason of the fact that such person is or was a director or an officer of the company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Section 145 of the DGCL provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Company has also obtained policies insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

In addition, the Merger Agreement provides for certain indemnification and insurance rights in favor of any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of the Merger Agreement, a director or officer of the Company, any of its subsidiaries or any of their respective predecessors (each an “Indemnified Party”). Specifically, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights to advancement of expenses) existing in favor of any Indemnified Party as provided in the organizational documents of the Company or any of its subsidiaries, or any indemnification agreement between such Indemnified Party and the Company or any of its subsidiaries, in each case as of November 1, 2012 shall (i) be assumed by the Surviving Company in the Merger, without further action, at the Effective Time, (ii) survive the Merger, (iii) continue in full force and effect in accordance with their terms and (iv) not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

From and after the Effective Time, each of Parent and the Surviving Company shall jointly and severally: (i) indemnify and hold harmless each Indemnified Party against any damages and expenses incurred by an Indemnified Party in connection with any claim (including all interest, assessments and other charges paid or payable in connection with or in respect of such damages and expenses) resulting therefrom; and (ii) promptly pay on behalf of or, within 30 days after any request for advancement, advance to each of the Indemnified Parties all expenses incurred by such Indemnified Parties in connection with any claim in advance of the final disposition of such claim, including payment on behalf of or advancement to the Indemnified Parties of all expenses incurred by such Indemnified Parties in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security, but in the case of advancement of expenses upon receipt of an undertaking, to the extent required by applicable law, from such Indemnified Parties to repay such advanced expenses if it is determined by a court of competent jurisdiction in a final order that such Indemnified Parties were not entitled to indemnification hereunder with respect to such expenses. Such indemnification and advancement obligations of Parent and the Surviving Company shall extend to acts or omissions occurring at or before the Effective Time and any claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated thereby and any claim relating thereto), whether such claim is asserted or claimed prior to, at or after the Effective Time, and all rights to indemnification and advancement conferred hereunder shall continue as to an individual who has ceased to be a director or officer of the Company or its subsidiaries prior to the Effective Time and shall inure to the benefit of such individual’s heirs, executors and personal and legal representatives. In connection with any determination as to whether the Indemnified Parties are entitled to the foregoing benefits, the burden of proof shall be on Parent and the Surviving Company to establish that an Indemnified Party is not so entitled. None of Parent or the Surviving Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual Legal Proceeding for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Legal Proceeding or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent, and neither Parent nor the Surviving Company shall be liable for any settlement, compromise or consent unless such settlement, compromise or consent is approved in writing in advance by the Surviving Company.

Parent has agreed that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in the organization documents of the Company or any of its subsidiaries as in effect as of the date of the Merger Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and continue in full force and effect thereafter without any amendment thereto.

Prior to or at the Effective Time, the Company may obtain prepaid directors’ and officers’ liability and fiduciary liability insurance policies covering each Indemnified Party for acts or omissions occurring at or prior to the Effective Time (including acts or omissions relating to the approval of the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement) for the period beginning at the Effective Time and ending six years thereafter and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate, no less favorable to any Indemnified Party than those of the Company’s directors’ and officers’ liability and fiduciary liability insurance policies in effect as of the date of the Merger Agreement (the “Existing D&O Policies”); provided that the maximum aggregate annual premium for such insurance policies for any such year shall not be in excess of 300% of the annual premium paid by the Company for coverage in its last full fiscal year for such insurance. In the event the Company does not obtain such “tail” insurance policies, then, for a period beginning upon the Effective Time and ending six years thereafter, Parent shall maintain in effect the Existing D&O Policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement provided that (i) Parent may substitute therefor policies of a reputable and financially sound insurance company of at least the same coverage and amounts containing terms and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate, no less advantageous to such directors and officers of the Company than the terms and conditions of the Existing D&O Policies and (ii) neither Parent nor the Surviving Company shall be required to pay an aggregate premium for any such insurance policies in excess of 300% of the annual premium paid by the Company for coverage in its last full fiscal year for such insurance, it being agreed that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Employee Matters

During a one-year period after the Acceleration Time, the Merger Agreement provides that Parent will provide or cause the Surviving Company to provide to each continuing employee compensation and benefit arrangements that are comparable in the aggregate to the compensation and benefit arrangements to which such continuing employee was entitled immediately prior to the Acceleration Time. In addition, Parent will, or will cause the Surviving Company to, give full credit under the Surviving Company’s plans for service with the

Company and its subsidiaries (or any predecessor entity) to the same extent recognized by the Company and its subsidiaries, except to the extent that such credit would result in the duplication of benefits, or such service would not be recognized by Parent with respect to its own similarly situated employees.

Potential for Future Arrangements

To the best knowledge of the Company, except for certain agreements described in this proxy statement between the Company and its executive officers and directors and as described in the following sentence, no employment, equity contribution or other agreement, arrangement or understanding between any executive officer or director of the Company, on the one hand, and Parent, Purchaser, Holdco, RHI, NMP, NMC or the Company, on the other hand, existed as of the date of this proxy statement, and neither the Offer nor the Merger is conditioned upon any executive officer or director of the Company entering into any such agreement, arrangement or understanding. Although a new employment agreement has not been entered into as of the date of this proxy statement, Parent and Purchaser expect that Mr. Hamish Brewer, the current President and CEO of the Company, will serve as the President and CEO of the Surviving Company and RHI after the consummation of the Merger.

It is possible that certain members of the Company’s current management team will enter into new employment arrangements with the Company after the completion of the Offer and the Merger. Such arrangements may include the right to purchase or participate in the equity of Purchaser or its affiliates. Any such arrangements with the existing management team are currently expected to be entered into after the completion of the Offer and will not become effective until after the Merger is completed, if at all. There can be no assurance that any parties will reach an agreement on any terms, or at all.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material United States Federal Income Tax Consequences of the Merger

The following is a general summary of the material United States federal income tax consequences to beneficial owners of Shares upon the tender of Shares for cash pursuant to the Offer and the exchange of Shares for cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of United States federal income taxation that may be relevant to a holder of Shares generally or in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any local, state or foreign jurisdiction, does not consider any aspects of United States federal tax law other than income taxation and does not address the United States federal income tax consequences of the transactions to holders of Shares who will actually or constructively own any stock of the Company or RHI following the Offer and the Merger. This summary deals only with Shares held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment), and does not address tax considerations applicable to any holder of Shares that may be subject to special treatment under the United States federal income tax laws, including:

•	a bank or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•

an entity treated as a partnership, an S corporation or other pass-through entity for United States federal income tax purposes (or an investor in a partnership, S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a real estate investment trust;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of Shares subject to the alternative minimum tax provisions of the Code;

•	a holder of Shares that received the Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a United States Holder (as defined below) that has a functional currency other than the United States dollar;

•	a person that holds the Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	certain former United States citizens or long-term residents; or

•

any holder of Shares that beneficially owns, actually or constructively, or at some time during the 5-year period ending on the date of the exchange has beneficially owned, actually or constructively, more than 5% of the total fair market value of the Shares.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner , the activities of the partner and the partnership, and certain determinations made at the partner or partnership level. A partner of a partnership that holds Shares should consult their own tax advisors regarding the tax consequences of exchanging the Shares pursuant to the Offer or the Merger.

This discussion assumes that the Shares are not United States real property interests within the meaning of Section 897 of the Code.

This summary is based on the Code, the Treasury regulations promulgated under the Code, and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

The discussion set out herein is intended only as a general summary of the material United States federal income tax consequences of the Offer and the Merger to a holder of Shares. We urge you to consult your own tax advisor with respect to the specific tax consequences to you in connection with the Offer and the Merger in light of your own particular circumstances, including federal estate, gift and other non-income tax consequences, and tax consequences under state, local or foreign tax laws.

United States Holders

For purposes of this discussion, the term “United States Holder” means a beneficial owner of Shares that is, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for United States federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

An individual may be treated as a resident of the United States in any calendar year for United States federal income tax purposes, instead of a nonresident alien, by, among other ways, being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, an individual would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for United States federal income purposes as if they were citizens of the United States.

Payments with Respect to Shares

The exchange of Shares for cash pursuant to the Offer or the Merger will be a taxable transaction for United States federal income tax purposes, and a United States Holder who receives cash for Shares pursuant to the Offer or the Merger generally will recognize gain or loss equal to the difference, if any, between the amount of cash received (determined before the deduction of backup withholding, if any) and the holder’s adjusted tax basis in the Shares exchanged therefor. Gain or loss generally will be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) held by such United States Holder. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if such United States Holder’s holding period for the Shares is more than one year at the time of the exchange. Long-term capital gain recognized by an individual holder generally is eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

For taxable years beginning after December 31, 2012, certain United States Holders that are individuals, estates or certain trusts will be required to pay an additional 3.8% tax on, among other things, net gain from the disposition of certain property, including the Shares. Prospective investors should consult their tax advisors with respect to the potential application of this additional tax.

Information Reporting and Backup Withholding Tax

Payments made to a United States Holder from the exchange of Shares pursuant to the Offer or the Merger generally will be subject to information reporting and backup withholding tax at the applicable rate (currently 28% and scheduled to increase to 31% for taxable years beginning after December 31, 2012), unless the applicable United States Holder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax. Each United States Holder should complete and sign the IRS Form W-9 included in the Letter of Transmittal to be returned to the Depositary, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the Depositary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a United States Holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

For purposes of this discussion, a “non-United States Holder” is a beneficial owner of any Share (other than a partnership or any entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a United States Holder.

Payments with Respect to Shares

Payments made to a non-United States Holder with respect to Shares exchanged for cash in the Offer or the Merger generally will be exempt from United States federal income tax, unless

•

the gain, if any, is effectively connected with the conduct by the non-United States Holder of a trade or business in the United States (or, generally, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-United States Holder in the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or exchange, and certain other conditions are met.

If gain is effectively connected with the conduct of a United States trade or business, the non-United States Holder generally will be subject to United States federal income tax, on a net income basis, on the gain derived from the sale or exchange, except as otherwise required by an applicable United States income tax treaty. If the non-United States Holder is a corporation, any such effectively connected gain received by such holder may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty). If the non-United States Holder is an individual described in the second bullet point above, such holder will be subject to United States federal income tax on the gain derived from the sale or exchange of Shares at a 30% rate (or such lower rate as may be prescribed under an applicable income tax treaty), which may be offset by certain losses.

Information Reporting and Backup Withholding Tax

Payments made to a non-United States Holder from the exchange of Shares pursuant to the Offer or the Merger generally will be subject to information reporting and backup withholding tax at the applicable rate (currently 28% and scheduled to increase to 31% for taxable years beginning after December 31, 2012) unless, generally, the non-United States Holder certifies under penalties of perjury on an appropriate IRS Form W-8 that such non-United States Holder is not a United States person, or the non-United States Holder otherwise establishes an exemption in a manner satisfactory to the Depositary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a non-United States Holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

The foregoing summary does not discuss all aspects of United States federal income taxation that may be relevant to particular holders Shares. Holders of Shares should consult their own tax advisors as to the particular tax consequences to them of tendering their Shares for cash pursuant to the Offer or exchanging their Shares for cash in the Merger under any federal, state, foreign, local or other tax laws.

Regulatory Approvals and Notices

United States Antitrust Compliance. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), certain transactions may not be consummated until specified information and documentary material (“Premerger Notification and Report Forms”) have been furnished to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and certain waiting period requirements have been satisfied. These requirements of the HSR Act apply to the acquisition of Shares in the Offer and the Merger.

Under the HSR Act, the purchase of Shares in the Offer may not be completed until the expiration of a 15 calendar day waiting period following the filing by NMP, as the ultimate parent entity of Purchaser, of a Premerger Notification and Report Form concerning the Offer with the FTC and the Antitrust Division, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. NMP and the Company filed on November 9, 2012 Premerger Notification and Report Forms with the FTC and the Antitrust Division in connection with the purchase of Shares in the Offer and the Merger. Accordingly, the required waiting period with respect to the Offer and the Merger will expire at 11:59 p.m., New York time, on November 26, 2012, unless earlier terminated by the FTC and the Antitrust Division or unless the FTC or the Antitrust Division issues a request for additional information and documentary material (a “Second Request”) prior to that time. If within the 15 calendar day waiting period either the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Offer and the Merger would be extended until ten calendar days following the date of substantial compliance by NMP, as the ultimate parent entity of Purchaser, with that request, unless the FTC or the Antitrust Division terminates the additional waiting period before its expiration. After the expiration of the ten calendar day waiting period, the waiting period could be extended only by court order or with NMP’s consent. In practice, complying with a Second Request can take a significant period of time. Although the Company is required to file certain information and documentary material with the FTC and the Antitrust Division in connection with the Offer, neither the Company’s failure to make those filings nor a request for additional documents and information issued to the Company from the FTC or the Antitrust Division will extend the waiting period with respect to the purchase of Shares in the Offer and the Merger. The Merger will not require an additional filing under the HSR Act if Purchaser owns more than 50% of the outstanding Shares at the time of the Merger or if the Merger occurs within one year after the HSR Act waiting period applicable to the Offer expires or is terminated.

The FTC and the Antitrust Division will scrutinize the legality under the antitrust laws of Purchaser’s proposed acquisition of the Company. At any time before or after Purchaser’s acceptance for payment of Shares pursuant to the Offer, if the Antitrust Division or the FTC believes that the Offer would violate the U.S. federal antitrust laws by substantially lessening competition in any line of commerce affecting U.S. consumers, the FTC and the Antitrust Division have the authority to challenge the Transaction by seeking a federal court order enjoining the Transaction or, if Shares have already been acquired, requiring disposition of such Shares, or the divestiture of substantial assets of Purchaser, the Company, or any of their respective subsidiaries or affiliates or requiring other conduct relief. United States state attorneys general and private persons may also bring legal action under the antitrust laws seeking similar relief or seeking conditions to the completion of the Offer. While Parent believes that consummation of the Offer would not violate any antitrust laws, there can be no assurance that a challenge to the Offer on antitrust grounds will not be made or, if a challenge is made, what the result will be. If any such action by the FTC, the Antitrust Division, or any state or any other person is commenced and results in an order that has the effect of enjoining or otherwise preventing the consummation of the Offer or the Merger,, Purchaser may not be obligated to consummate the Offer or the Merger. See Section 15—“Certain Conditions of the Offer.”

German Merger Control Compliance. The Merger is subject to notification to the German Federal Cartel Office (“German FCO”). As such, a condition of the Merger is either one of the following occurrences: (i) the German FCO, acting under the German Act Against Restraints of Competition, adopting a clearance decision, or (ii) the applicable statutory review period under that Act expiring without the FCO taking a decision, in connection with the Merger Agreement and the Transaction. RP LLC and RHI made the requisite filing with the German FCO on November 12, 2012. Accordingly, the required one month waiting period with respect to the Offer and the Merger will expire at 11:59 p.m. Central European Time on December 12, 2012 unless earlier terminated by the German FCO or the German FCO launching a Phase 2 investigation. If within the one calendar month waiting period the German FCO launches a Phase 2 investigation, the waiting period with respect to the Offer and the Merger would be extended for a further three calendar months.

The German FCO will scrutinize the legality under the German Act Against Restraints of Competition of Purchaser’s proposed acquisition of the Company. If the German FCO believes that the Offer would violate the German Act Against Restraints of Competition by creating or reinforcing a dominant position in any market affected by the Offer and the Merger, the German FCO may issue a prohibition decision or it may impose conditions to the completion of the Offer (e.g., divestitures). While the Company believes that consummation of the Offer would not violate any antitrust laws, there can be no assurance that the German FCO will not open a Phase 2 investigation of the Offer and what the result of such Phase 2 investigation will be. If any such action by the German FCO is commenced and results in a decision that has the effect of enjoining or otherwise preventing the consummation of the Offer or the Merger, the parties may not be obligated to consummate the Offer or the Merger.

Litigation Relating to the Merger

On November 2, 2012, a purported stockholder of the Company filed a putative class action lawsuit, captioned D’Agostino v. JDA Software Group, Inc., Case No. CV2012-056375, in the Superior Court of the State of Arizona. The action, brought against the Company, members of the Company’s Board, RedPrairie and Parent, alleges that the Company’s directors breached their fiduciary duties to the Company’s stockholders by entering into the Merger Agreement and agreeing to the transactions contemplated thereby. RedPrairie and Parent are alleged to have aided and abetted the Company’s directors in their purported breaches of fiduciary duty. The complaint seeks declaratory and injunctive relief, including an injunction to prevent the Transaction from closing, and attorneys’ fees.

On November 20, 2012, a purported stockholder of the Company filed a putative class action lawsuit, captioned Neuman v. JDA Software Group, Inc., C.A. __-__, in the Court of Chancery of the State of Delaware. The action, brought against the Company, members of the Company’s Board, RedPrairie, Parent, Purchaser, New Mountain Capital, L.L.C., New Mountain Partners III, L.P., RedPrairie Holding, Inc., RP Crown Holding, LLC and RP Holding, L.L.C., alleges that the Company’s directors breached their fiduciary duties to the Company’s stockholders by entering into the Merger Agreement and agreeing to the transactions contemplated thereby, and by disseminating purportedly incomplete and misleading disclosures in the Schedule 14D-9 filed by the Company with the SEC on November 15, 2012 in connection with the Transaction. All other defendants are alleged to have aided and abetted the Company’s directors in their purported breaches of fiduciary duty. The complaint seeks declaratory and injunctive relief, including an injunction to prevent the Transaction from closing, and attorneys’ fees.

We believe these lawsuits are meritless and intend to defend against them vigorously.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information”, beginning on page [—].

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been provided solely to inform investors of its terms. The Merger Agreement contains various representations, warranties and covenants made by the Company to Parent and Purchaser and made by Parent and Purchaser to the Company. The representations, warranties and covenants contained in the Merger Agreement were made as of specific dates only for the purposes of such agreement, were the product of negotiations among the Company, Parent and Purchaser, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement that are not reflected in the Merger Agreement, including in the Company Disclosure Letter that the Company delivered to Parent and Purchaser in connection with the signing of the Merger Agreement. The Company Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement and certain representations and warranties in the Merger Agreement are intended solely to allocate risk, if those statements prove to be inaccurate, between the Company, on the one hand, and Parent and Purchaser, on the other hand, rather than to establish matters of fact. Additionally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser and should not be relied upon as disclosure about the Company, Parent or Purchaser.

The Offer

On November 15, 2012, Purchaser commenced the Offer for all of the outstanding shares of Company common stock at a price of $45.00 per share, net to the seller in cash without interest and less any required withholding taxes. The Offer contemplates that, after completion of the Offer and the satisfaction or waiver of all conditions, we will merge with Purchaser, pursuant to a “short form” merger under Delaware law (which would not require the approval of the Company’s stockholders other than Parent and Purchaser), and all outstanding shares of Company common stock (excluding shares held (i) by the Company (including treasury shares), Parent or Purchaser (other than shares in trust accounts, managed accounts and the like) and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal rights or otherwise lost appraisal rights under Delaware law with respect to such shares) will be canceled and converted into the right to receive cash equal to the Offer Price. The Offer was commenced pursuant to the Merger Agreement.

The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed and is terminated in accordance with the Merger Agreement (as described in more detail in “—Termination of the Offer” below), and the Merger Agreement is not terminated, the Merger will only be able to be consummated, subject to the terms and conditions of the Merger Agreement, after the stockholders of the Company have adopted the Merger Agreement at a special meeting of stockholders. We have prepared this preliminary proxy statement in connection with the solicitation of proxies for the special meeting to obtain stockholder approval of the adoption of the Merger Agreement in order to be able to consummate the Merger regardless of the outcome of the Offer. If the Offer and the “short form” merger are completed, we will not need to solicit proxies for the special meeting to obtain stockholder approval of the adoption of the Merger Agreement in order to be able to consummate the Merger.

The obligations of Purchaser to, and of Parent to cause Purchaser to, accept for payment and pay for any shares of Company common stock validly tendered and not validly withdrawn pursuant to the Offer are subject only to the satisfaction, or waiver by Purchaser or Parent, of the conditions described in “—Certain Conditions of the Offer” below (referred to herein as the “Offer Conditions”). Subject to the satisfaction of the Offer Conditions, Purchaser will, and Parent will cause Purchaser to, accept for payment and pay for all shares of Company common stock validly tendered and not validly withdrawn pursuant to the Offer as promptly as practicable (and in any event within three business days) after the expiration of the Offer (as the expiration date of the Offer may be extended and re-extended as described below and in compliance with applicable laws) and in any event in compliance with Rule 14e-1(c) under the Exchange Act. We refer to the time of such acceptance for payment of shares of Company common stock as the “Acceptance Time.”

The Merger Agreement provides that the Offer Price payable in respect of each share of Company common stock validly tendered and not validly withdrawn pursuant to the Offer will be $45.00 and will be paid net to the holders of such shares of Company common stock in cash, without interest and less any required withholding taxes, on the terms and subject to the conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, Parent and Purchaser reserve the right to increase the Offer Price, to make other changes to the terms and conditions of the Offer and to waive conditions to the Offer, except that the Company’s prior written consent is required for Parent and Purchaser to:

•	waive or change the Minimum Condition or the Termination Condition;

•	decrease the Offer Price;

•	change the form of consideration to be paid in the Offer;

•	decrease the number of shares subject to the Offer;

•	terminate, extend or otherwise change the expiration date of the Offer, except as otherwise provided in the Merger Agreement;

•	provide any “subsequent offering period” within the meaning of Rule 14d-11 under the Exchange Act; or

•	impose additional conditions to the Offer or otherwise amend, modify or supplement any of the conditions to the Offer in any manner adverse to the holders of the Shares.

Extension of the Offer

The Offer is initially scheduled to expire at 11:59 p.m. (New York time) on December 13, 2012. The Merger Agreement contains provisions that govern the circumstances in which Purchaser is required or permitted to extend the Offer and Parent is required to cause Purchaser to extend the Offer. Specifically, the Merger Agreement provides that:

•

if as of any then scheduled expiration of the Offer, any Offer Condition, including the Financing Proceeds Condition, shall not have been satisfied or waived by Purchaser, then unless Parent and the Company otherwise agree, Purchaser shall, and Parent shall cause Purchaser to, extend the Offer for one or more consecutive increments of not more than five business days each, the length of each such period to be determined by Parent in its sole discretion (or such longer period as the Company and Parent may mutually agree) until such Offer Condition(s) are satisfied or waived;

•

if the Offer is required to be extended by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof applicable to the Offer, then Purchaser shall, and Parent shall cause Purchaser to, extend the Offer for the minimum period required by such rule, regulation, interpretation or position;

•

if requested by the Company, Purchaser shall, and Parent shall cause Purchaser to, extend the Offer beyond any then-scheduled Offer Expiration Date (i) for one or more consecutive increments designated by the Company in its sole discretion (which designation shall be made by the Company in writing to Parent not later than the date that is one business day prior to the then-scheduled Offer Expiration Date); provided, however, that Purchaser shall not be required to extend the Offer pursuant to this clause (i) beyond 5:00 P.M. New York City time on December 12, 2012 and (ii) if the Company has delivered notice of its intention to effect a Change of Recommendation (as defined below in this proxy statement) or to execute Acquisition Proposal Documentation (as defined below in this proxy statement) in accordance with the terms of the Merger Agreement prior to the then scheduled Offer Expiration Date, three business days after such notice; provided however that Purchaser shall not be required to extend the Offer pursuant to the provisions described in this bullet more than once;

•

Purchaser shall have the right, in its sole discretion, to extend the Offer beyond any then-scheduled expiration of the Offer for one or more consecutive increments of up to five business days each, the length of each such period to be determined by Parent in its sole discretion (or such longer period as Parent and the Company may mutually agree) to the extent (x) Parent and Purchaser have waived the Financing Proceeds Condition, (y) all of the Offer Conditions other than the Financing Proceeds Condition have been satisfied or waived and (z) the Debt Financing (or any alternative financing contemplated by the Merger Agreement (such alternative financing, “Alternative Financing”)) has not actually been received by Purchaser or Parent, and the lenders party to the Debt Financing Commitment (or to the commitments with respect to any Alternative Financing (such commitments, “Alternative Financing Commitments”)) have not definitively and irrevocably confirmed in writing to Parent and Purchaser that the Debt Financing (or Alternative Financing) in an amount sufficient (together with the Equity Financing and cash available to the Company) to consummate the Offer and the Merger will be available at the Offer Closing on the terms set forth in the Debt Financing Commitment (or Alternative Financing Commitments) and subject only to the satisfaction of the Offer Conditions (and contribution by Parent or Purchaser of the proceeds of the Equity Financing); or

•

If (x) the Financing Proceeds Condition has been satisfied less than five business days prior to the then-scheduled expiration of the Offer (including the then-scheduled expiration date of the Offer) and (y) all of the other Offer Conditions have been satisfied or waived at the then scheduled expiration of the Offer, then Purchaser and Parent will have a one-time right to extend the Offer for a period of up to five business days.

However, in no event shall Purchaser be required to extend the Offer pursuant to clauses (i) or (ii) above beyond April 30, 2013, the date that is 180 days after November 1, 2012 (which we refer to as the “End Date”), unless Parent or Purchaser is not then permitted to terminate the Merger Agreement pursuant to its terms, in which case Purchaser will be required to extend the Offer beyond the End Date. The termination of the Offer is referred to as the “Offer Termination” and the date on which the Offer Termination occurs is referred to as the “Offer Termination Date.”

Certain Conditions of the Offer

Notwithstanding any other provision of the Offer or the Merger Agreement, Purchaser will not be required, and Parent will not be required to cause Purchaser to, accept for payment or to pay for any Shares tendered pursuant to the Offer if:

•

there shall not have been validly tendered and not properly withdrawn immediately prior to the expiration of the Offer that number of Shares that, when added to the Shares owned by Purchaser, represents at least 79% of the aggregate number of Shares outstanding on a Fully-Diluted Basis, in each case as of the expiration of the Offer (the “Minimum Condition”); or

•	the applicable waiting period (and any extension thereof) under the HSR Act shall have neither expired nor been terminated; or

•

neither a clearance decision by the German FCO has been adopted under the German Act Against Restraints of Competition nor the applicable statutory review period under that Act has expired, in connection with the Merger Agreement and the transactions contemplated thereby; or

•	at any time after the date of the Merger Agreement and prior to the expiration of the Offer, any of the following events shall occur and be continuing as of the expiration of the Offer:

•

a governmental entity of competent jurisdiction shall have issued an order or enacted a law that has the effect of enjoining or otherwise prohibiting the making or consummation of the Offer, the exercise or consummation of the Top-Up Option (if exercise of the Top-Up Option is necessary to ensure that Parent and Purchaser own at least 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis) or the consummation of the Merger;

•

any of the representations and warranties of the Company set forth in the Merger Agreement (A) relating to certain of the Company’s SEC filings, certain of the Company’s financial statements and annual reports, the absence of material weaknesses in the Company’s internal controls over financial reporting, certain anti-takeover provisions, and the receipt of the opinion of the Company’s financial advisor shall not be true and correct in all respects as of the date of the Merger Agreement and the Acceptance Time as though made at and as of the Acceptance Time (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall not have been true and correct as of such specified date), (B) relating to the Company’s capitalization and certain recent SEC filings shall not be true and correct in all material respects as of the date of the Merger Agreement and the Acceptance Time as though made at and as of the Acceptance Time (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall not have been true and correct in all material respects as of such specified date), or (C) other than the representations and warranties referred to in clause (A) or (B) above shall not be true and correct as of the date of the Merger Agreement and the Acceptance Time as though made at and as of the Acceptance Time (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall not have been true and correct as of such specified date); provided, however, that for purposes of determining the satisfaction of the condition in clause (C), no effect shall be given to any exception in such representations and warranties relating to materiality or Company Material Adverse Effect, and instead, for purposes of the condition in clause (C), such representations and warranties shall be deemed true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, as has had or would be expected to have a Company Material Adverse Effect. Solely for purposes of clause (B) above, if one or more inaccuracies in those certain representations and warranties relating to the Company’s capitalization would cause the aggregate amount required to be paid by Parent or Purchaser to consummate the Offer and the Merger, refinance the indebtedness of the Company and pay all fees and expenses in connection therewith to increase by $10 million or more, such inaccuracy or inaccuracies will be considered material;

•

the Company shall have failed to perform or comply in all material respects with all obligations required to be performed by it under the Merger Agreement and to be performed or complied with by it on or prior to the Offer Closing;

•

since the date of the Merger Agreement, there shall have occurred an effect, state of facts, occurrence, condition, event, development or change that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

•	the Merger Agreement shall have been terminated in accordance with its terms (the “Termination Condition”); and

•	if the exercise of the Top-Up Option is necessary to ensure that Purchaser owns at least 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis, the Shares issuable upon exercise of the Top-Up Option together with the Shares validly tendered in the Offer and not properly withdrawn are insufficient for Parent and its affiliates to own at least 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis; or

•

(i) Parent (either directly or through its subsidiaries) shall not have received the proceeds of the Debt Financing (or any Alternative Financing) and (ii) the lenders party to the Debt Financing Commitment (or any Alternative Financing Commitments) shall not have definitively and irrevocably confirmed in writing to Parent and the Purchaser that the Debt Financing in an amount sufficient (together with the Equity Financing and cash available to the Company) to consummate the Offer and the Merger shall be available at the Offer Closing on the terms set forth in the Debt Financing Commitment (or any Alternative Financing Commitments) and subject only to the satisfaction of the other Offer Conditions (and the contribution by Parent or Purchaser of the Equity Financing); provided that this clause (ii) shall not apply if the proceeds contemplated by clause (i) have been received)) (the “Financing Proceeds Condition”).

The foregoing conditions shall be in addition to, and not a limitation of, the rights of Parent and Purchaser to extend, terminate or modify the Offer pursuant to the terms and conditions of the Merger Agreement.

In the Merger Agreement, Parent and Purchaser expressly reserve the right to waive, in whole or in part, any condition to the Offer or make any change in the terms of or conditions to the Offer; provided, however, that, without the written consent of the Company, neither Parent nor Purchaser shall: (i) waive or change the Minimum Condition or the Termination Condition, (ii) decrease the Offer Price, (iii) change the form of consideration to be paid in the Offer, (iv) decrease the number of Shares subject to the Offer, (v) terminate, extend or otherwise change the expiration date of the Offer, except as otherwise provided in the Merger Agreement, (vi) provide any “subsequent offering period” within the meaning of Rule 14d-11 under the Exchange Act or (vii) impose additional conditions to the Offer or otherwise amend, modify or supplement any of the conditions to the Offer in any manner adverse to the holders of the Shares.

Termination of the Offer

The Merger Agreement contains provisions that govern the circumstances in which the Offer is required or permitted to be terminated. The Offer may not be terminated prior to the Offer Expiration Date unless the Merger Agreement is validly terminated; provided, however, that if at any date on which the Offer is scheduled to expire, (i) the Marketing Period shall have ended and any Offer Condition (other than the Financing Proceeds Condition) shall not have been satisfied or waived and (ii) the Proxy Statement Clearance Date shall have occurred at least three business days prior to such scheduled expiration of the Offer, then (x) Purchaser may terminate the Offer (subject to the Company’s one-time right to cause Purchaser to extend, rather than terminate, the Offer for one increment of five business days) and (y) on or after January 29, 2013, the Company shall have the right to cause Purchaser to terminate the Offer at the then-scheduled expiration date. The termination of the Offer pursuant to the immediately preceding sentence is referred to as the “Offer Termination” and the date on which the Offer Termination occurs is referred to as the “Offer Termination Date”. Following the Offer Termination, the parties to the Merger Agreement may, subject to the other terms and conditions of the Merger Agreement, consummate the transaction as a “long-form” Merger following receipt of the Company Stockholder Vote.

Top-Up Option

The Company has granted to Purchaser an irrevocable option (the “Top-Up Option”) to, subject to certain limitations, purchase at a price per share equal to the Offer Price the number of Shares necessary to ensure that Purchaser owns at least one share more than 90% of the aggregate number of Shares that would be outstanding on a Fully-Diluted Basis immediately after the issuance of all Shares to be issued upon the exercise of the Top-Up Option (the “Top-Up Shares”).

If all of the conditions to the Offer have been satisfied or waived and the number of Shares that have been validly tendered and not validly withdrawn, when added to the Shares owned by Parent and Purchaser, does not represent at least 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis, Purchaser will be deemed to have exercised the Top-Up Option as of the Offer Closing; provided that the Top-Up Option will not be exercisable to the extent (i) the number of Shares issuable upon exercise of the Top-Up Option would exceed the number of authorized but unissued and unreserved Shares or (ii) any provision of applicable law or any order would prohibit or require any consent by any governmental entity in connection with the exercise of the Top-Up Option or delivery of the Top-Up Shares (and, with respect to any such consent, such consent has not been obtained). If Parent and Purchaser acquire at least 90% of the aggregate number of Shares outstanding on a fully-diluted basis, including through exercise of the Top-Up Option, Purchaser will complete the Merger through the “short-form” procedures available under Delaware law. Any dilutive impact on the value of the Shares as a result of the issuance of the Top-Up Shares or the payment by Purchaser to the Company of consideration (which payment may be made in the form of a promissory note) for the Top-Up Option Shares will not be taken into account in any determination of the fair value of any dissenting Shares pursuant to Section 262 of the DGCL.

The Merger

The Merger Agreement provides that, following completion of the Offer (or, in certain circumstances, following the Offer Termination) and subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL and the Delaware Limited Liability Company Act, at the Effective Time:

•	Purchaser will be merged with and into the Company, and the separate existence of Purchaser will cease;

•	the Company will continue as the Surviving Company after the Merger under the name “JDA Software Group, Inc.”; and

•	the Surviving Company will continue to be governed by the laws of the state of Delaware.

At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior thereto shall be amended so as to read in its entirety as provided for in the Merger Agreement and, as so amended, shall be the certificate of incorporation of the Company, and the bylaws of the Surviving Company as in effect immediately prior thereto shall be amended so as to read in their entirety as provided for in the Merger Agreement and, as so amended, shall be bylaws of the Surviving Company.

Merger without a Meeting of Stockholders; Stockholder Meeting

If, following the Offer Closing and the exercise, if any, of the Top-Up Option, Parent and Purchaser shall own at least 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis, the parties to the Merger Agreement shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the Offer Closing Date as a “short-form” merger without holding a meeting of the Company’s stockholders and without the approval of the Company’s other stockholders in accordance with the terms and conditions of the Merger Agreement and Section 267 of the DGCL and 18-209 of the DLLCA.

If the adoption of the Merger Agreement by the Company’s stockholders is required by applicable Law to consummate the Merger, then the Merger must be consummated as a “long-form” merger under Delaware law. The parties to the Merger Agreement expect that a “long-form” merger will only be necessary in the event that the Offer Termination occurs. In such an event, the Company shall, as promptly as practicable (and in any event no later than the fifth business day) after the later of (i) the earlier of the Offer Closing Date and the Offer Termination Date and (ii) the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the proxy statement relating to the Company Stockholder Meeting (the “Proxy Statement”) or the first date following the tenth calendar day following the filing of the preliminary Proxy Statement if the SEC (or the staff of the SEC) has not informed the Company that it intends to review the Proxy Statement (the “Proxy Statement Clearance Date”), cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held for the purpose of obtaining the Company Stockholder Vote within thirty-five days following the date that the Proxy Statement is mailed to the Company’s stockholders (subject to adjournment or postponement and the Company’s right to delay the calling and voting of the Company stockholder meeting under certain circumstances provided in the Merger Agreement).

Conditions to the “Short-Form” Merger

If the Offer Closing shall have occurred, the respective obligations of the Company and Parent to complete the Merger are subject to the satisfaction or waiver by the Company and Parent of the following conditions:

•	Purchaser shall have accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer;

•

if required by applicable law to consummate the Merger, the Company shall have obtained affirmative vote of the holders of a majority of the outstanding Shares, voting together as a single class to adopt the Merger Agreement (the “Company Stockholder Vote”);

•	the applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated;

•

a clearance decision by the German FCO under the German Act Against Restraints of Competition shall have been adopted or the applicable statutory review period under that Act shall have expired without the German FCO taking a decision; and

•

no governmental entity of competent jurisdiction shall have issued an order or enacted a law that prohibits, makes illegal or prevents the consummation of the transactions contemplated by the Merger Agreement.

In the event the Offer Closing shall have occurred, the parties to the Merger Agreement do not expect that the Company Stockholder Vote will be required to consummate the Merger and therefore expect that the Merger will be completed as a “short-form” merger under Delaware law.

The closing of the “short-form” Merger will occur as promptly as practicable (and in any event, not later than two business days) after the Offer Closing and (if applicable) after the closing of the sale and purchase of Top-Up Option Shares unless otherwise agreed by the parties to the Merger Agreement.

Conditions to the “Long-Form” Merger

If the Offer Termination shall have occurred or the Offer Closing shall not have occurred, then the respective obligations of Parent and Purchaser, on the one hand, and the Company, on the other hand, to complete the Merger shall be subject to the satisfaction or the waiver of the following additional conditions as set forth in the Merger Agreement:

•	in the case of Parent and Purchaser:

•

that the representations and warranties of the Company set forth in the Merger Agreement (A) relating to certain of the Company’s SEC filings, certain of the Company’s financial statements and annual reports, the absence of material weaknesses in the Company’s internal controls over financial reporting, certain anti-takeover provisions, and the receipt of the opinion of the Company’s financial advisor shall be true and correct in all respects as of the date of the Merger Agreement and the Merger Closing Date as though made at and as of the Merger Closing Date (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct as of such specified date), (B) relating to the Company’s capitalization and certain recent SEC filings shall be true and correct in all material respects as of the date of the Merger Agreement and the Merger Closing Date as though made at and as of the Merger Closing Date (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct in all material respects as of such specified date), or (C) other than the representations and warranties referred to in clause (A) or (B) above shall be true and correct as of the date of the Merger Agreement and the Merger Closing Date as though made at and as of the Merger Closing Date (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct as of such specified date); provided, however, that for purposes of determining the satisfaction of the condition in clause (C), no effect shall be given to any exception in such representations and warranties relating to materiality or Company Material Adverse Effect, and instead, for purposes of the condition in clause (C), such representations and warranties shall be deemed true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, as has had or would be expected to have a Company Material Adverse Effect. Solely for purposes of clause (B) above, if one or more inaccuracies in those certain representations and warranties relating to the Company’s capitalization would cause the aggregate amount required to be paid by Parent or Purchaser to consummate the Offer and the Merger, refinance the indebtedness of the Company and pay all fees and expenses in connection therewith to increase by $10 million or more, such inaccuracy or inaccuracies will be considered material;

•	that the Company shall have performed in all material respects the obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; and

•

that since the date of the Merger Agreement, there has not been an effect, state of facts, occurrence, condition, event, development or change that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

•	in the case of the Company:

•

that the representations and warranties of the Parent and Purchaser shall be true and correct as of the date of the Merger Agreement and the Merger Closing Date as though made at and as of the Merger Closing Date (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct as of such specified date); provided, however, that for purposes of determining the satisfaction of the condition, no effect shall be given to any exception in such representations and warranties relating to materiality or Parent Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, as has had or would be expected to have a Parent Material Adverse Effect; and

•	that each of Parent and Purchaser shall have performed in all material respects its respective obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time.

Parent’s and Purchaser’s obligation to consummate the Merger is not subject to a financing condition.

In the event that the Offer Termination shall have occurred, and the Merger Agreement is not terminated, the parties to the Merger Agreement expect that the Company Stockholder Vote will be required to consummate the Merger and, subject to the terms and conditions of the Merger Agreement, expect that the Merger will be completed as a “long-form” merger under Delaware law following such Company Stockholder Vote.

The closing of the “long-form” Merger will occur as soon as reasonably practicable (but in any event no later than the second business day) after satisfaction or waiver of the conditions to the Merger (unless otherwise agreed by the parties to the Merger Agreement). However, if the Marketing Period has not ended at such time, then the closing of the Merger shall occur instead on the earliest of (a) any business day during the Marketing

Period as may be specified by Parent, (b) the second business day after the final day of the Marketing Period and (c) such other date, time or place as agreed by Parent and the Company.

Marketing Period

The “Marketing Period” is defined in the Merger Agreement to be the first fifteen consecutive business days throughout which (i) Parent has all of the Required Financial Information (as defined in the Merger Agreement) to the extent such Required Financial Information has been requested in writing by Parent prior to the first day of such period and (ii) (A) unless the Offer Termination has occurred, nothing has occurred and no condition exists that would cause any of the Offer Conditions set forth in clauses (i), (ii), (iii) and (iv) of paragraph (d) of Annex A to fail to be satisfied, assuming that the Offer Closing were to be scheduled for any time during such 15 consecutive Business-Day period and (B ) if the Offer Termination has occurred, nothing has occurred and no condition exists that would cause any of the conditions contained in the Merger Agreement related to the accuracy of the Company’s representations and warranties, the performance of the Company’s obligations and the absence of any Company Material Adverse Effect, to fail to be satisfied, assuming that the Merger Closing were to be scheduled for any time during such fifteen consecutive business day period; provided that (1) unless Parent determines otherwise and so notifies the Company at least one business day in advance, in no event will the Marketing Period commence prior to November 27, 2012, and (2) the Marketing Period will not be deemed to commence if (x) after the date of the Merger Agreement and prior to the completion of the Marketing Period (i) the Company’s auditors have withdrawn their audit opinion contained in the Required Financial Information; provided, however, that if, a new unqualified audit opinion is issued with respect to the financial information contained in the Required Financial Information by such auditors or another nationally recognized independent registered public accounting firm reasonably acceptable to Parent, the Marketing Period shall commence (subject to the other terms and conditions of the Merger Agreement) on the first business day after such issuance and the receipt by Parent of the updated and complete Required Financial Information, or (ii) the Company shall have publicly announced that its stockholders and others should not or may not rely upon certain or all of the Company’s financial statements or that one or more of the Company SEC Reports has been withdrawn in respect to one or more of the Company’s financial statements as a result of a material inaccuracy therein or that any of its financial statements set forth in any annual report on Form 10-K or quarterly report on Form 10-Q of the Company require a restatement or similar treatment, provided, however, that if such restatement shall have been completed or the Company shall have publicly announced that no restatement is required, the Marketing Period shall commence on the first business day after the public announcement of such completed restatement or the lack of the need therefor, as the case may be, and the receipt by Parent of the updated and complete Required Financial Information, or (y) the financial statements included in the Required Financial Information that is available to Parent on the first day of any such fifteen consecutive business day period would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such fifteen consecutive business day period to permit a registration statement using such financial statements to be declared effective by the SEC, in which case the Marketing Period shall not be deemed to commence until the receipt by Parent of updated Required Financial Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new fifteen business day period; provided, further that (1) the Marketing Period shall end on any earlier date on which the Debt Financing is funded, (2) for purposes of counting the consecutive days in the fifteen business day period referred to above, any day from and including November 22, 2012 and through and including November 25, 2012 shall be excluded but the exclusion of such days shall not otherwise disqualify the Marketing Period from satisfying the requirement that it be a consecutive fifteen day period and (3) the entirety of the Marketing Period must occur prior to December 21, 2012 or after January 2, 2013.

If the Company in good faith reasonably believes that it has delivered the Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case subject to the first sentence of this definition, the Marketing Period shall be deemed to have commenced on the date specified in that notice unless Parent in good faith reasonably believes the Company has not completed delivery of the Required Financial Information and, within two business days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Financial Information Parent reasonably believes the Company has not delivered).

Board of Directors and Officers

Pursuant to the terms of the Merger Agreement, Parent, Purchaser and the Company have agreed to take all requisite action so that the managers of Purchaser immediately prior to the Effective Time or such other individual designated by Parent as of the Effective Time shall be the directors of the Surviving Company effective as of, and immediately following, the Effective Time.

From and after the Effective Time, the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Company and shall hold office until their respective successors are duly elected or appointed (as the case may be) and qualified or until their earlier death, resignation, or removal.

Conversion of Capital Stock

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (excluding Shares owned (i) by the Company (including treasury shares), Parent or Purchaser (other than shares in trust accounts, managed accounts and the like) and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal rights or otherwise lost appraisal rights under Delaware law) will be converted into and become the right to receive an amount equal to the Offer Price, in cash and without interest (the “Merger Consideration”).

Prior to the Merger Closing Date, Parent shall deposit, or cause to be deposited with the paying agent, an amount in cash sufficient to pay the aggregate Merger Consideration pursuant to the Merger Agreement.

At the Effective Time, all such Shares that have been converted into the right to receive the Merger Consideration shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of any such Shares immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of such Shares.

Treatment of Options

Each Stock Option issued under an equity-based compensation plan of the Company (each such plan, a “Company Equity Plan”) that is outstanding immediately prior to the Acceleration Time, whether vested or unvested, shall be cancelled as of immediately prior to the Acceleration Time and converted, without any action on the part of Parent, the Company or the applicable holder of such Stock Option, into the right to receive a cash payment, without interest thereon and less any required withholding taxes, equal to (a) (i) the Offer Price (or, if the Effective Time occurs earlier than the Acceptance Time, the Merger Consideration) minus (ii) the exercise price per share attributable to such Stock Option, multiplied by (b) the total number of Shares issuable upon exercise in full of such Stock Option (the “Closing Option Consideration”), payable by the Company as soon as practicable but no later than five business days after the Merger Closing Date. As of the Acceleration Time, Stock Options shall no longer be outstanding and shall automatically cease to exist, and each holder of a Stock Option shall cease to have any rights with respect thereto, except the right to receive the Closing Option Consideration. All Stock Options with an exercise price greater than the Offer Price or Merger Consideration (as applicable) shall be cancelled and shall not have any right to receive any consideration in respect thereof.

Treatment of Warrants

From and after the Effective Time, the holders of any Company Warrants shall generally be entitled to receive, in full settlement of such Company Warrants, cash in an amount, less any required withholding taxes, equal to (a) (1) (x) $12.70 plus (y) 0.2562 multiplied by $45.00 minus (2) $15.4675 per Former i2 Share (defined as a share of common stock, par value $0.00025 per share, of i2 Technologies, Inc. immediately prior to the consummation of the January 28, 2010 merger of i2 Technologies, Inc. with Alpha Acquisition Corp), multiplied by (b) the total number of Former i2 Shares issuable upon exercise in full of such Company Warrant, the product of (a) and (b) rounded down to the nearest whole cent.

Treatment of Restricted Share Awards

Each Restricted Share that is outstanding as of immediately prior to the Acceleration Time shall, as of immediately prior to the Acceleration Time, automatically become fully vested and free of any forfeiture restrictions, and, at the Acceleration Time, the holder thereof shall be entitled to receive a cash payment, without interest, equal to the product of (i) the total number of such Restricted Shares and (ii) the Offer Price or Merger Consideration (as applicable), less any required withholding taxes, with respect to each such Restricted Share. Such payment shall be made by the Company as soon as practicable but no later than five business days after the Merger Closing.

Treatment of Performance Share Awards

Each Performance Share Award which is subject to vesting provisions that are dependent on the achievement of performance goals or objectives that is outstanding immediately prior to the Acceleration Time shall, as of immediately prior to the Acceleration Time, automatically become vested in respect of that number of Shares that would vest under the award at the target performance level and shall immediately thereafter be irrevocably cancelled, extinguished and converted, without any action on the part of Parent, the Company or the holder of the Performance Share Award, into the right to receive a cash payment, without interest thereon and less any required withholding taxes, equal to the product of (i) the total number of Shares subject to such Performance Share Award immediately prior to the Acceleration Time (assuming, for this purpose, that all applicable performance goals have been achieved at target level of performance), and (ii) the Offer Price or Merger Consideration (as applicable) (such product, the “Closing PSA Consideration”). Such cash payment shall be made by the Company as soon as practicable but no later than five business days after the Merger Closing Date. As of the Acceleration Time, Performance Share Awards shall no longer be outstanding and shall automatically cease to exist, and each holder of a Performance Share Award shall cease to have any rights with respect thereto, except the right to receive the Closing PSA Consideration.

Treatment of Restricted Share Units

Each Restricted Share Unit (including any Performance Share Award that remains subject only to service-based vesting conditions) that is outstanding immediately prior to the Acceleration Time shall, as of immediately prior to the Acceleration Time, be irrevocably cancelled, extinguished and converted, without any action on the part of Parent, the Company or the holder of the Restricted Share Unit, into the right to receive a cash payment, without interest thereon and less any required withholding taxes, equal to the product of (i) the total number of Shares subject to such Restricted Share Unit immediately prior to the Acceleration Time and (ii) the Offer Price or Merger Consideration (as applicable) (such product, the “Closing RSU Consideration”). Such payment shall be made by the Company as soon as practicable but no later than five business days after the Effective Time. As of the Acceleration Time, Restricted Share Units shall no longer be outstanding and shall automatically cease to exist, and each holder of a Restricted Share Unit shall cease to have any rights with respect thereto, except the right to receive the Closing RSU Consideration.

Treatment of the Employee Stock Purchase Plan

Prior to the Acceleration Time, the Company shall take all actions necessary to (i) terminate the Company’s employee stock purchase program (the “Company ESPP”), (ii) treat a business day to be determined by Company that is prior to the earlier to occur of the Offer Closing and the Merger Closing as the last day of the offering period then underway (the “Final Investment Date”) and treat such shortened offering period as a fully effective and completed offering period for all purposes under the Company ESPP, (iii) ensure that participants may not increase their payroll deductions from those in effect on the date of the Merger Agreement or make separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement and (iv) ensure that no new participants may enroll to commence participation in the ESPP following the date of the Merger Agreement. Any shares of Company common stock acquired prior to or on the Final Investment Date shall, if not validly tendered in the Offer, be treated as outstanding shares of Company common stock for purposes of the Merger.

Representations and Warranties

The Merger Agreement contains various representations and warranties made by the Company to Parent and Purchaser, and representations and warranties made by Parent and Purchaser to the Company. The representations and warranties contained in the Merger Agreement were made as of specific dates, were the product of negotiations among the Company, Parent and Purchaser, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement, including in the Company Disclosure Letter that the Company delivered to Parent and Purchaser in connection with the signing of the Merger Agreement. The Company Disclosure Letter contains information that modifies, qualifies and creates exceptions to the Company’s representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement are intended solely to allocate risk between the Company, on the one hand, and Parent and Purchaser, on the other hand, rather than to establish matters of fact. Additionally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser and should not be relied upon as disclosure about the Company, Parent or Purchaser.

In the Merger Agreement, the Company has made representations and warranties to Parent and Purchaser with respect to, among other things:

•	corporate matters related to the Company and its subsidiaries, such as organization, standing, qualification, power and authority;

•	its capitalization;

•	authority relative to the Merger Agreement;

•	required consents and approvals, and no violations of organizational or governance documents;

•	required permits and compliance with laws;

•	its financial statements, SEC filings, internal controls and financial reporting;

•	absence of certain changes or events;

•	undisclosed liabilities;

•	absence of litigation;

•	employee benefit plans and labor matters;

•	accuracy of information supplied for purposes of the Offer documents, the Schedule 14D-9, Information Statement, and the Proxy Statement;

•	affiliate transactions;

•	intellectual property;

•	data protection and privacy and IT assets;

•	taxes;

•	environmental matters;

•	material contracts;

•	title to property;

•	real property;

•	the inapplicability of state takeover statutes;

•	brokers’ fees;

•	the opinion of its financial advisor; and

•	insurance.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means an effect, state of facts, occurrence, condition, event, development or change, individually or in the aggregate, that (i) has or would reasonably be expected to have a materially adverse effect on the business, assets, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole or (ii) would prevent or materially delay or impair the Company from consummating the Offer, the Merger or any other transaction contemplated by the Merger Agreement. The definition of “Company Material Adverse Effect” provides that in no event shall any of the following, and no effect, state of facts, occurrence, condition, event, development or change arising out of, or resulting from, any of the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Company Material Adverse Effect has occurred or may occur:

•	the market price or trading volume of Shares;

•	conditions in the U.S., foreign or global economy or capital or financial markets generally, including changes in interest or exchange rates;

•	general legal, tax, regulatory, political or business conditions in the countries in which the Company or any of its subsidiaries does business;

•	general market, economic or other conditions in the industries in which the Company or any of its subsidiaries participates;

•	changes in law or GAAP, or the interpretation thereof, after the date of the Merger Agreement;

•

the negotiation, execution, announcement, pendency, performance or compliance with the terms of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, vendors, licensors, licensees, lenders, investors or employees and including any legal proceedings made, brought or threatened by or on behalf of any Company stockholder arising out of or related to the Merger Agreement or any of the transactions contemplated by the Merger Agreement;

•

acts of war (whether or not declared), armed hostilities, sabotage or terrorism or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities, sabotage or terrorism threatened or underway as of the date of the Merger Agreement;

•	volcanoes, tsunamis, pandemics, earthquakes, hurricanes, floods or other natural disasters;

•

changes, by themselves, in any analyst’s recommendation, any financial strength or credit rating or any other recommendation or rating as to the Company or any of its subsidiaries (including, in and of itself, any failure to meet analyst projections) (it being understood that the underlying cause of any such change or failure (if not otherwise falling within one of the other exceptions in this proviso) may be taken into account in determining whether or not there has been a Company Material Adverse Effect);

•

the restatement of the Company’s financial statements as described in the Section entitled “Explanatory Note Regarding Restatement,” and other relevant sections, of the Company’s Form 10-K for the fiscal year ended December 31, 2011, together with any legal proceeding, order or investigation arising therefrom or the outcome or settlement thereof;

•

the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target, as well as any change, in and of itself, by the Company in any expected or projected financial or operating performance target as compared with any target (it being understood that the underlying cause of such failure (if not otherwise falling within one of the other exceptions in this proviso) may be taken into account in determining whether or not there has been a Company Material Adverse Effect);

•	any act or omission by Parent or any of its affiliates;

•	any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Purchaser or any of their affiliates; or

•	any action taken by the Company or any of its subsidiaries at the request or with the consent of Parent or Purchaser;

provided, however, that any effect, state of facts, occurrence, condition, event, development or change referred to in certain of the above exceptions may be taken into account in determining whether or not there has been, or there is reasonably expected to be, a Company Material Adverse Effect to the extent such effect, state of facts, occurrence, condition, event, development or change has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its subsidiaries operate.

In the Merger Agreement, Parent and Purchaser have made customary representations and warranties to the Company with respect to:

•	corporate matters, such as organization, standing, qualification, power and authority;

•	ownership and operations of Parent and Purchaser;

•	authority relative to the Merger Agreement;

•	required consents and approvals, and no violations of organizational or governance documents;

•	accuracy of information supplied for purposes of the Offer documents, the Schedule 14D-9, the Information Statement, and the Proxy Statement;

•	absence of litigation;

•	financial capacity, including the Debt Financing and the Equity Financing;

•	the Limited Guarantee;

•	inapplicability of DGCL Section 203 and ownership of the securities of the Company;

•	absence of certain contracts or commitments with management or directors of the Company or the Company’s stockholders;

•	brokers’ fees; and

•	solvency of Parent, the Surviving Company and their respective subsidiaries.

None of the representations and warranties of the parties to the Merger Agreement contained in the Merger Agreement or in any other document, instrument or certificate delivered pursuant to or in connection with the Merger Agreement shall survive the (i) earlier of the Acceptance Time and the Effective Time or (ii) subject to certain exceptions, the termination of the Merger Agreement. This limitation does not apply to any covenant or agreement of the parties to the Merger Agreement contained in the Merger Agreement or in any document or instrument delivered pursuant to or in connection with the Merger Agreement that by its terms applies in whole or in part after the Acceptance Time or the Effective Time.

Interim Operations

The Merger Agreement provides that, except (i) as set forth in the Company Disclosure Letter, (ii) as expressly contemplated or permitted by the Merger Agreement, (iii) as may be required to comply with applicable law, any order or any written notice from a governmental entity or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), during the period from the date of the Merger Agreement to the earlier of the Effective Time and the date of termination of the Merger Agreement, the Company shall, and shall cause its subsidiaries to conduct its respective business in all material respects in the ordinary course.

In addition, during the same time period, and subject to the same exceptions as set forth above, the Company shall not and shall not permit any of its subsidiaries to take certain actions with respect to the following, subject to the thresholds and exceptions specified in the Merger Agreement:

•

(a) adjust, split, combine or reclassify its capital stock or the capital stock of any of its subsidiaries, (b) declare or pay any dividend or make any other distribution in respect of the shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except for any dividend or other distribution by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company), (c) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or (d) except for transactions solely between the Company and its subsidiaries, or between subsidiaries of the Company, issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including restricted stock units, stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except for issuances (1) of shares of Company common stock upon the exercise or settlement of Stock Options, rights under the Company ESPP or pursuant to other equity-based awards in effect on the date hereof, (2) required to be made by virtue of the consummation of the Merger or the Offer, or (3) required to be made pursuant to the Merger Agreement or any other agreement in effect on the date hereof to which the Company is a party, or otherwise permitted by the Merger Agreement);

•

sell, transfer, mortgage, encumber, dispose of or otherwise subject to any Lien (other than those permitted under the Merger Agreement) any of its material assets or material properties, by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any material indebtedness or claim (except as expressly permitted by the Merger Agreement);

•

make any acquisition, by purchase or other acquisition of stock or other equity interests, by merger, joint venture, consolidation, asset purchase or other business combination, or by contributions to capital, or make any material purchases of any property or assets in or from any other Person other than a wholly owned subsidiary of the Company (except as expressly permitted by the Merger Agreement);

•	enter into, renew, extend, amend or terminate any contract that is or would constitute a “Material Contract”, in each case other than in the ordinary course of business;

•

except as required by law, by any contract in effect as of November 1, 2012 or as set forth in the Company Disclosure Letter, (a) amend materially or terminate any employee benefit plan or material employment agreement, or establish, adopt or enter into any employment agreement or any plan, program, policy or arrangement that, if in effect on the date of the Merger Agreement, would be a material “Company Benefit Plan” (as defined in the Merger Agreement) or material “Employment Agreement” (as defined in the Merger Agreement); (b) enter into any collective bargaining agreement or similar material labor agreement with a labor union, works council or other employee representative; or (c) increase the salary or wages, as applicable, bonus or other incentive compensation, or other benefits or compensation of any director, officer or employee of the Company or any of its subsidiaries (except as expressly permitted under the Merger Agreement);

•	amend the Company Charter (meaning the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Date) or the bylaws of the Company;

•	incur any indebtedness (except as provided by the Merger Agreement);

•

change any material method of tax accounting, or take any material position on any material tax return, in each case that is inconsistent with elections made or positions taken in preparing or filing similar tax returns in prior periods, except in the ordinary course of business;

•	enter into any closing agreement or settle or compromise any material tax liability of the Company or any of its subsidiaries, except in the ordinary course of business;

•	agree to any extension or waiver of the statute of limitations with respect to the assessment or determination of any material amount of taxes, except in the ordinary course of business;

•

make any material changes in its accounting methods, practices or policies, except as may be required under GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization;

•

waive, settle or compromise any material pending or threatened suit, audit, action or claim, other than waivers, settlements, or compromises that involve only the payment of monetary damages by the Company or any of its subsidiaries;

•

fail to maintain and protect, or abandon, allow to lapse, expire or be cancelled any registration or application for registration for material intellectual property owned by the Company, or knowingly disclose to any person not an employee of, or consultant or advisor to, the Company or any of its subsidiaries bound by confidentiality obligations to the Company or such subsidiary, or otherwise knowingly disclose any trade secret, process, or know-how not a matter of public knowledge prior to the date of the Merger Agreement (except as expressly permitted by the Merger Agreement);

•

communicate with employees of the Company or any of its subsidiaries regarding the future compensation, benefits or other treatment that they will receive following the Merger Closing (except as expressly permitted by the Merger Agreement); and

•	agree to or commit to take any of the foregoing actions.

Access to Information

The Company agreed to provide to Parent and any Debt Financing Sources, and to the representatives of Parent and such Debt Financing Sources, during the period from the date of the Merger Agreement to the earlier of the Effective Time and the termination of the Merger Agreement, upon reasonable prior notice and during normal business hours, reasonable access to all of the properties, assets, books and records of the Company and its subsidiaries, subject to certain limitations provided in the Merger Agreement. The Company will also use commercially reasonable efforts to make available to Parent and any Debt Financing Sources certain other documents and material information concerning the Company’s business, properties, and personnel as Parent or such Debt Financing Sources reasonably request, subject to certain limitations provided in the Merger Agreement.

Directors’ and Officers’ Insurance and Indemnification

The Merger Agreement provides for certain indemnification and insurance rights in favor of any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of the Merger Agreement, a director or officer of the Company, any of its subsidiaries or any of their respective predecessors (each an “Indemnified Party”). Specifically, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights to advancement of expenses) existing in favor of any Indemnified Party as provided in the organizational documents of the Company or any of its subsidiaries, or any indemnification agreement between such Indemnified Party and the Company or any of its subsidiaries, in each case as of November 1, 2012 shall (i) be assumed by the Surviving Company in the Merger, without further action, at the Effective Time, (ii) survive the Merger, (iii) continue in full force and effect in accordance with their terms and (iv) not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

From and after the Effective Time, each of Parent and the Surviving Company shall jointly and severally: (i) indemnify and hold harmless each Indemnified Party against any damages and expenses incurred by an Indemnified Party in connection with any claim (including all interest, assessments and other charges paid or payable in connection with or in respect of such damages and expenses) resulting therefrom; and (ii) promptly pay on behalf of or, within 30 days after any request for advancement, advance to each of the Indemnified Parties all expenses incurred by such Indemnified Parties in connection with any claim in advance of the final disposition of such claim, including payment on behalf of or advancement to the Indemnified Parties of all expenses incurred by such Indemnified Parties in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security, but in the case of advancement of expenses upon receipt of an undertaking, to the extent required by applicable law, from such Indemnified Parties to repay such advanced expenses if it is determined by a court of competent jurisdiction in a final order that such Indemnified Parties were not entitled to indemnification hereunder with respect to such expenses. Such indemnification and advancement obligations of Parent and the Surviving Company shall extend to acts or omissions occurring at or before the Effective Time and any claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated thereby and any claim relating thereto), whether such claim is asserted or claimed prior to, at or after the Effective Time, and all rights to indemnification and advancement conferred hereunder shall continue as to an individual who has ceased to be a director or officer of the Company or its subsidiaries prior to the Effective Time and shall inure to the benefit of such individual’s heirs, executors and personal and legal representatives. In connection with any determination as to whether the Indemnified Parties are entitled to the foregoing benefits, the burden of proof shall be on Parent and the Surviving Company to establish that an Indemnified Party is not so entitled. None of Parent or the Surviving Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual Legal Proceeding for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Legal Proceeding or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent, and neither Parent nor the Surviving Company shall be liable for any settlement, compromise or consent unless such settlement, compromise or consent is approved in writing in advance by the Surviving Company.

Parent has agreed that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in the organization documents of the Company or any of its subsidiaries as in effect as of the date of the Merger Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and continue in full force and effect thereafter without any amendment thereto.

Prior to or at the Effective Time, the Company may obtain prepaid directors’ and officers’ liability and fiduciary liability insurance policies covering each Indemnified Party for acts or omissions occurring at or prior to the Effective Time (including acts or omissions relating to the approval of the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement) for the period beginning at the Effective Time and ending six years thereafter and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate no less favorable to any Indemnified Party than those of the Company’s directors’ and officers’ liability and fiduciary liability insurance policies in effect as of the date of the Merger Agreement (the “Existing D&O Policies”); provided that the maximum aggregate annual premium for such insurance policies for any such year shall not be in excess of 300% of the annual premium paid by the Company for coverage in its last full fiscal year for such insurance. In the event the Company does not obtain such “tail” insurance policies, then, for a period beginning upon the Effective Time and ending six years thereafter, Parent shall maintain in effect the Existing D&O Policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, provided that (i) Parent may substitute therefor policies of a reputable and financially sound insurance company of at least the same coverage and amounts containing terms and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate, no less advantageous to such directors and officers of the Company than the terms and conditions of the Existing D&O Policies and (ii) neither Parent nor the Surviving Company shall be required to pay an aggregate premium for any such insurance policies in excess of 300% of the annual premium paid by the Company for coverage in its last full fiscal year for such insurance, it being agreed that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Further Actions

Each of the Company, Parent and Purchaser have agreed to cooperate with each other and use their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done, and reasonably assist and cooperate with the other parties in doing all things necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the Offer and the Merger and, subject to the Offer Conditions and the conditions to the Merger, to consummate the transactions contemplated by the Merger Agreement as soon as practicable. In furtherance of the foregoing, each of Parent and the Company shall use its reasonable best efforts to (i) effect all necessary notices, reports, registrations, submissions of information, applications and other filings, and obtain as promptly as practicable all consents, authorizations, orders, approvals, clearances and permits of, or exemptions by, any governmental entity and any other person that are required to be effected or obtained by the Company, Purchaser or Parent, or any of their respective subsidiaries, in connection with the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) prosecute all such filings and consents with all appropriate diligence, (iii) furnish all information required to be furnished in connection with the consents of or filings with any governmental entity, and promptly cooperate with and furnish information in connection with any such requirements imposed upon either of them or any of their respective subsidiaries in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement, (v) facilitate obtaining any final orders approving the transactions contemplated by the Merger Agreement consistent with the Merger Agreement or to remove any impediment to the consummation of the transactions contemplated by the Merger Agreement, (vi) defend or contest in good faith any legal proceedings, whether judicial or administrative, brought by a third-party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Offer or the Merger, in the case of each of clauses (i) through (vi), other than with respect to “Antitrust Laws”, which are dealt with by the provisions discussed immediately below.

Each of Parent and the Company shall (i) as promptly as practicable (but in no event later than ten business days after the date of the Merger Agreement, and which occurred on November 9, 2012) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement, (ii) as promptly as practicable make all filings and deliver all notices required under all other Antitrust Laws applicable to the Merger Agreement or the transactions contemplated by the Merger Agreement, (iii) thereafter make all other submissions with respect to the transactions contemplated by the Merger Agreement required under the HSR Act and any other Antitrust Law and supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Antitrust Law and (iv) use reasonable best efforts to take all other appropriate actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or to obtain any consents required under any other Antitrust Laws as soon as practicable after the date of the Merger Agreement. Any such filings shall be in substantial compliance with the requirements of the HSR Act or any other applicable Antitrust Law.

Parent and the Company shall use reasonable best efforts to secure the expiration or termination of any applicable waiting period under the HSR Act or any other Antitrust Law and resolve any objections asserted with respect to the transactions contemplated by the Merger Agreement under the Federal Trade Commission Act or any other applicable law raised by any governmental entity, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any order that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by the Merger Agreement, including (i) (A) executing settlements, undertakings, consent decrees, stipulations or other agreements with any governmental entity or with any other Person; (B) selling, divesting or otherwise conveying or holding separate or otherwise taking any other action that limits Parent’s and its subsidiaries’ freedom of action with respect to, or their ability to retain, particular products, assets or categories of assets or businesses of Parent and its subsidiaries; (C) agreeing to sell, divest or otherwise convey or hold separate or to take any other action that limits Parent’s or its subsidiaries’ freedom of action with respect to, or their ability to retain, any particular assets or categories of assets or businesses of the Company and its subsidiaries contemporaneously with or subsequent to the Acceptance Time or the Effective Time; (D) terminating existing relationships, contractual rights or obligations of the Company or Parent or their respective subsidiaries; (E) terminating any venture or other arrangement; (F) creating any relationship, contractual right or obligation of the Company or Parent or their respective subsidiaries; or (G) effectuating any other change or restructuring of the Company or Parent or their respective subsidiaries (and, in each case, entering into agreements or stipulating to the entry of any Order by, or filing appropriate applications with, the DOJ, the FTC or any other governmental entity in connection with any of the foregoing and, in the case of actions by or with respect to the Company or its subsidiaries or its or their businesses or assets, by consenting to such action by the Company) (each a “Divestiture Action”) and (ii) defending through litigation any claim asserted in court or administrative or other tribunal by any Person (including any governmental entity), in the case of both (i) and (ii) in order to avoid entry of, or to have vacated, lifted, reversed or overturned, any Order that would prevent the Offer Closing or the Merger Closing prior to the End Date. All such efforts shall be unconditional and shall not be qualified in any manner and no actions taken pursuant to the Merger Agreement shall be considered for purposes of determining whether a Company Material Adverse Effect has occurred. Parent and the Company shall respond to and seek to resolve as promptly as reasonably practicable any objections asserted by any governmental entity with respect to the transactions contemplated under the Merger Agreement. The Company, Parent and Purchaser and any of their respective affiliates shall not take any action with the intention to, or that could reasonably be expected to, hinder or delay the expiration or termination of any waiting period under the HSR Act or the obtaining of approval of the DOJ or FTC as necessary. Nothing in the Merger Agreement requires any party to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Offer Closing or the Merger Closing.

Notwithstanding the foregoing or any other provision of the Merger Agreement, nothing contained in the Merger Agreement requires or obligates Parent, Purchaser or any of their affiliates to, and the Company shall not, without the prior written consent of Parent, agree or otherwise be required to, commit to, execute or consummate a Divestiture Action if such Divestiture Action would have a material adverse effect on the business, assets, results of operations, financial condition or prospects of (i) the Company and its subsidiaries, taken as a whole or (ii) Parent, RHI, the Company and their respective subsidiaries, taken as a whole.

Publicity

Unless and until a Change of Recommendation (as defined below) has occurred, Parent, Purchaser and the Company shall consult with each other before issuing any press release with respect to the Offer, the Merger or the Merger Agreement and subject to certain exceptions shall not issue any such press release or make any public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

Employee Matters

Parent shall, or shall cause the Surviving Company and its subsidiaries to (i) give those employees who are, as of the Acceleration Time, employed by the Company and its subsidiaries (the “Continuing Employees”) full credit for all purposes, including eligibility, and vesting under any employee benefit plans or arrangements maintained by Parent, the Surviving Company or any subsidiary of Parent or the Surviving Company (the “Parent Plans”) for such Continuing Employees’ service with the Company or any of its subsidiaries to the same extent recognized by the Company and its subsidiaries, provided that no such service shall be recognized to the extent such recognition would result in the duplication of benefits, or such service would not otherwise be recognized by Parent or any subsidiary of Parent with respect to its own similarly situated employees, (ii) waive, or cause to be waived, all limitations as to preexisting conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Parent Plan that is a welfare benefit plan in which such employees may be eligible to participate after the Acceleration Time and (iii) provide credit under any such welfare plan for any co-payments, deductibles and similar expenditures for the remainder of the coverage period during which any transfer of coverage occurs.

From the Acceleration Time until the first anniversary of the Acceleration Time, Parent shall, or shall cause the Surviving Company and its subsidiaries to, provide to each Continuing Employee, compensation and benefit arrangements (excluding equity-based compensation and defined benefit pension benefits) that are comparable in the aggregate to the compensation and benefit arrangements to which such Continuing Employee was entitled immediately prior to the Acceleration Time. Parent shall, or shall cause the Surviving Company and its subsidiaries to, honor until all obligations thereunder have been satisfied, each plan, agreement or arrangement in effect as of the Merger Closing Date providing for severance, change in control, retention, termination pay or other similar benefits.

Financing

Each of Parent and Purchaser shall use, and shall cause its subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Commitments, including using reasonable best efforts to (i) maintain in effect the Financing Commitments, (ii) negotiate definitive agreements with respect thereto on the terms and subject only to the conditions contemplated by the Financing Commitments or on other terms no less favorable in the aggregate to Parent and Purchaser and (iii) satisfy on a timely basis all conditions applicable to Parent and Purchaser to obtaining the Financing set forth in the Financing Commitments and the definitive agreements relating to the Financing. If all conditions to the Financing Commitments have been satisfied, Parent and Purchaser shall take all actions reasonably within their control to cause the Lenders and the persons providing the Equity Financing to fund on Offer Closing (with respect to amounts required to consummate the Offer) and the Merger Closing (with respect to amounts required to consummate the Merger). Parent shall not, and shall not permit Purchaser to, take any action not otherwise required or expressly permitted under the Merger Agreement that is a material breach of, or would result in termination of, any of the Financing Commitments. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Parent shall, as promptly as practicable following the occurrence of such event, use its reasonable best efforts to arrange to obtain Alternative Financing in an amount sufficient to consummate the transactions contemplated by the Merger Agreement in accordance with the Merger Agreement relating to circumstances in which the Debt Financing becomes unavailable.

Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing, and shall provide the Company prompt notice of the occurrence of certain adverse events with respect to the Financing Commitments.

Parent shall have the right, at its option, to amend, supplement, or modify the Financing Commitments; provided, however, that it shall not agree to or permit any amendments, supplements, or modifications to, or grant any waivers of, any condition or other provision under the Financing Commitments or the definitive agreements relating to the Financing without the prior written consent of the Company if such amendments, supplements, modifications or waivers would (i) with respect to the Financing Commitments, reduce (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount of the Debt Financing unless such amounts may be paid at the initial funding of such Debt Financing by making drawings under any revolving credit facility thereunder if required to have sufficient funding) unless the Equity Financing is increased by a corresponding amount, (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the Financing, or otherwise expand, amend or modify any other provision of the Financing Commitments that would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement, or (iii) otherwise be reasonably likely to (x) prevent or materially impede, interfere with, hinder or delay the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (y) adversely impact the ability of Parent or Purchaser to enforce its rights against the other parties to the Financing Commitments or the definitive agreements relating to the Financing. Parent shall further have the right, at its option, to replace a portion of the Debt Financing up to the amount of the second-lien portion thereof stated in the Debt Financing Commitment on the date of the Merger Agreement, by obtaining Alternative Financing from the Lenders or, as the case may be, alternative sources, so long as such Alternative Financing would not (i) with respect to the Financing Commitments, reduce (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount of the Debt Financing unless such amounts may be paid at the initial funding of such Debt Financing by making drawings under any revolving credit facility thereunder if required to have sufficient funding) unless the Equity Financing is increased by a corresponding amount, (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the Financing, or otherwise expand, amend or modify any other provision of the Financing Commitments that would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement, or (iii) otherwise would be reasonably likely to (x) prevent or materially impede, interfere with, hinder or delay the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (y) adversely impact the ability of Parent or Purchaser to enforce its material rights against the other parties to the Financing Commitments or the definitive agreements relating to the Financing. The Debt Financing pursuant to the Debt Financing Commitment (as amended, supplemented or modified as permitted by the Merger Agreement provision relating to such changes) together with commitments obtained in compliance with the immediately preceding sentence or the Merger Agreement provision relating to circumstances in which the Debt Financing becomes unavailable are collectively referred to as the “Debt Financing” and such commitments are collectively referred to as the “Debt Commitments.” Parent shall promptly deliver to the Company true and complete copies of any such amendment, modification, supplement or waiver or documents relating to such Alternative Financing (with only the fee amounts and certain other provisions redacted, which redacted provisions do not relate to the aggregate amount of or conditionality of, or contain any conditions precedent to, the Financing).

If any portion of the Debt Financing becomes unavailable or Parent becomes aware of any event or circumstance that makes or would reasonably be expected to make any portion of the Debt Financing unavailable, and such portion is required to fund the aggregate Offer Price, Merger Consideration and all fees, expenses and other amounts contemplated to be paid by Parent pursuant to the Merger Agreement, Parent shall use its reasonable best efforts to arrange and obtain, and negotiate and enter into definitive agreements with respect to, Alternative Financing from the Lenders or, as the case may be, alternative financial institutions in an amount sufficient (together with Equity Financing and cash available to the Company) to consummate the transactions contemplated by the Merger Agreement upon terms and conditions no less favorable, taken as a whole, to Parent and, with respect to the amounts available under, and the conditionality of, such Alternative Financing, the Company, than the terms and conditions set forth in the Debt Financing Commitment, as applicable, as promptly as reasonably practicable following the occurrence of such event (and, in any event, no later than the expiration of the Marketing Period). Parent and Purchaser shall keep the Company informed on a timely basis in reasonable detail of the status of any such alternative financing and any material developments relating to the Financing.

If any condition or other provision of the Debt Financing Commitment is amended, modified or waived or if Alternative Financing is obtained for any portion of the Debt Financing, in each case, in accordance with the Merger Agreement, then each of Parent and the Company shall comply with its covenants set forth herein with respect to the Debt Financing Commitment, as so amended, modified or waived and with respect to such Alternative Financing to the same extent that Parent and the Company would have been obligated to comply with respect to the Debt Financing, as the case may be.

Prior to the Merger Closing, the Company shall use its reasonable best efforts, and shall cause each of its subsidiaries to use its reasonable best efforts, and shall use its reasonable best efforts to cause the respective representatives of the Company and its subsidiaries to use their reasonable best efforts, in each case at Parent’s sole expense, to provide such customary cooperation to Parent and Purchaser as may be reasonably required or requested in connection with the Debt Financing, including (i) participation (including by way of causing management, officers and advisors to so participate) in a reasonable number of meetings, due diligence sessions, “roadshows”, drafting sessions, lender presentations and sessions with rating agencies and prospective lenders, reasonably necessary for any Financing, (ii) cooperating to facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the Debt Financing and using reasonable best efforts to obtain such consents, approvals and authorizations which shall be reasonably requested by Parent to permit pledging of collateral or otherwise in connection with the Debt Financing, as well as facilitating the receipt of documentation that will evidence the repayment of existing material indebtedness of the Company and its subsidiaries and releases of any Liens securing existing indebtedness of the Company and its subsidiaries, in each case upon the repayment of such indebtedness substantially concurrently with the initial funding of the Debt Financing (including (A) providing a payoff letter relating to the Company’s existing credit agreement and (B) procuring that all of the Company’s existing 8% senior notes due 2014 (the “Notes”) issued pursuant to that certain Indenture dated as of December 10, 2009, by and among the Company, certain guarantors party thereto and U.S. Bank, National Association, as trustee (as amended, supplemented or otherwise modified, the “Notes Indenture”) shall be satisfied and discharged upon the deposit of funds with the trustee as provided in the Notes Indenture substantially concurrently with the initial funding of the Debt Financing), (iii) cooperating with the marketing efforts for the Debt Financing and using reasonable best efforts to ensure that the Debt Financing benefits from the existing lending relationships of the Company and its subsidiaries, (iv) assistance with negotiating, entering into, executing and delivering any credit agreements, intercreditor agreements, guarantee agreements, pledge and security documents, indentures, other definitive financing documents or other requested certificates or documents, including corporate and similar resolutions, closing, officer and secretary certificates; provided, however, that the Company Board is not required to pass any resolutions pursuant to this clause (iv), (v) using reasonable best efforts to assist in obtaining such legal opinions and comfort letters and consents from accountants for the use of their reports and materials as reasonably requested by Parent, (vi) providing any information as may be required under “know your customer” and anti-money-laundering rules and regulations, (vii) furnishing Parent and Purchaser and their Debt Financing Sources (x) within 40 days after the end of any fiscal quarter ending after the date hereof that is not a fiscal year end, with the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited statements of income and cash flows, which shall have been reviewed by the Company’s accountants as provided in SAS 100, (y) within 60 days after the end of any fiscal year ending after the date hereof with the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited statements of income and cash flows and (z) such other pertinent financial and other information as Parent shall reasonably request in order to consummate the Debt Financing, including, in the case of an offering of notes or other securities, all Company information, financial statements and financial data of the type required in registration statements with respect to non-convertible debt securities on Form S-1 pursuant to Regulation S-X and Regulation S-K under the Securities Act (subject to exceptions customary for private placements pursuant to Rule 144A promulgated under the Securities Act) and of a type and form customarily included in an offering memorandum with respect to a private placement pursuant to Rule 144A under the Securities Act for financings similar to the Debt Financing, and, in the case of loans, information and documents relating to the Company and its subsidiaries customary for use in information documents with respect to the placement, arrangement or syndication of loans of the type contemplated by the Debt Financing Commitment, including customary authorization letters to the Debt

Financing Sources authorizing the distribution of information pertaining to the Company and its subsidiaries to prospective lenders (in no event shall the Required Financial Information (as defined below) be deemed to include or shall the Company otherwise be required to provide (A) pro forma financial statements or pro forma adjustments, (B) any description of all or any component of the Financing, including any such description to be include in liquidity and capital resources disclosure or any “description of notes”, (C) risk factors relating to all or any component of the Financing, (D) subsidiary financial statements or any other information of the type required by Rule 3.09, Rule 3.10 or Rule 3.16 of Regulation S-X or (E) Compensation Disclosure and Analysis required by Regulation S-K Item 402(b)) (information required to be delivered being referred to as the “Required Financial Information”), and (viii) providing such reasonable cooperation as may be requested by Parent to facilitate the preparation of pro forma financial statements by Parent (it being understood that the Company shall not be required to provide any financial statements or other data other than previously prepared historical financial information of the Company and its subsidiaries); provided, however, that notwithstanding anything in the Merger Agreement to the contrary, neither the Company nor any of its subsidiaries shall (i) be required to pay any commitment or other similar fee in connection with the Debt Financing, (ii) have (until the Merger Closing but only if the Merger occurs) any liability or obligation under any loan agreement or certifications or any related document or any other agreement or document related to the Financing, (iii) be required to incur (until the Merger Closing but only if the Merger Closing occurs) any other liability (other than out-of pocket and other immaterial expenses in connection with cooperation with Parent and the Purchaser contemplated by the Merger Agreement provision relating to financing, it being understood that all such out-of-pocket and other expenses shall be subject to reimbursement by Parent in accordance with the following sentence) in connection with the Financing or (iv) except only as will be effective at the earlier of the Offer Closing and the Merger Closing, take any corporate action approving, or executing any document or agreement relating to, the Debt Financing. If the Merger Agreement is terminated in accordance with the termination provision of the Merger Agreement, Parent shall, reasonably promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs to the extent such costs are incurred by the Company or its subsidiaries in connection with such cooperation provided by the Company, its subsidiaries or their respective Representatives pursuant to the terms of the Merger Agreement, or in connection with compliance with its obligations under the Merger Agreement, and Parent shall indemnify and hold harmless the Company and its subsidiaries and their respective Representatives from and against any and all damages suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than arising from information provided by the Company or its subsidiaries), except in the event such damages arose out of or result from the bad faith, gross negligence or willful misconduct of the Company, any of its subsidiaries or any of their respective Representatives.

Parent and Purchaser acknowledge and agree that none of the receipt of the Financing or any Alternative Financing, or the completion of any issuance of securities contemplated by the Financing is a condition of the Merger Closing.

Confidentiality Agreement

On September 4, 2012, RHI, NMC and the Company entered into an Amended and Restated Mutual Nondisclosure Agreement (the “Confidentiality Agreement”). Under the Confidentiality Agreement, each party has agreed, among other things, to keep non-public information furnished to them or to their representatives by or on behalf of the other party confidential and to use such information solely for purposes of evaluating a possible transaction (subject to certain exceptions) until two years after the date of the Confidentiality Agreement. Pursuant to the Confidentiality Agreement, each party has agreed that it will only disclose such confidential information to its representatives for the purpose of helping Parent to evaluate a possible transaction or as it (or its representatives) may be requested or required in legal proceedings, by subpoena, civil investigative demand or other similar process (subject to certain conditions and exceptions). Under the Confidentiality Agreement, RHI also agreed, among other things, to certain “standstill” provisions which prohibit RHI (and certain affiliates and representatives of RHI) from taking certain actions involving or with respect to the Company, unless invited to do so by the Company or its representatives, for a period ending on the earlier of

(x) one year from the date of the Confidentiality Agreement, (y) the date a public announcement is made of the entry by the Company into a binding definitive agreement with any third party to a purchase, tender or exchange offer, merger or other business combination that, if consummated, would result in a third party owning at least a majority of the outstanding voting securities of the Company or all or substantially all of the assets of the Company and its subsidiaries (taken as a whole) or (z) the date of commencement by a third party of a tender or exchange offer for at least a majority of the outstanding voting securities of the Company. Under the Confidentiality Agreement, each party has agreed that, for a period of one year from the date of the Confidentiality Agreement and subject to certain limited exceptions, it will not solicit the employment or consulting services of any of the officers of the other party with whom it has had contact in connection with its evaluation of the transactions, so long as they are employed by the other party for a period of one year after the date of the Confidentiality Agreement.

Litigation

With respect any to lawsuits or other legal proceedings brought against the Company or the members of the Company Board, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Offer, the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement, the Company must promptly notify Parent thereof and keep Parent reasonably informed with respect to the status thereof. The Company will give Parent the opportunity to participate in the defense or settlement of any such lawsuit or other legal proceeding, and shall not settle, compromise, come to an arrangement regarding or agree to settle, compromise or come to an arrangement over any such lawsuit or legal proceedings without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

In the event that any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Offer, the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement is brought, against Parent, Purchaser or their affiliates by or on behalf of any Equity Financing sources or other direct or indirect provider of equity financing to Parent, Purchaser or their affiliates prior to the Effective Time, Parent must promptly notify the Company thereof and shall keep the Company reasonably informed with respect to the status thereof. Parent will give the Company the opportunity to participate in the defense or settlement of any such lawsuit or other legal proceeding, and Parent shall not settle, compromise, come to an arrangement regarding or agree to settle, compromise or come to an arrangement over any such lawsuit or legal proceedings without the Company’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Solicitation

The Company shall, and shall cause its subsidiaries and its and their respective Representatives to, immediately cease any solicitation, discussion or negotiation with any person regarding an Acquisition Proposal that existed prior to the date of the Merger Agreement.

An “Acquisition Proposal” is defined to mean any inquiry, offer or proposal relating to any transaction or series of related transactions involving: (a) any acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act) of 20% or greater of the outstanding capital stock of the Company; (b) any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 20% or greater of the outstanding capital stock of the Company; (c) any sale, exchange, transfer, joint venture, license or other disposition of 20% or greater (based on the fair market value thereof) of the assets (including through the acquisition of subsidiaries owning such assets) of the Company and all of its subsidiaries, taken as a whole; or (d) any merger, consolidation, business combination, equity purchase or similar transaction involving the Company or any of its subsidiaries that would result in the effect of (a), (b) or (c) (excluding the transactions contemplated by the Merger Agreement).

In addition, except as expressly permitted in the Merger Agreement, the Company shall not, and shall not cause or knowingly permit any of its subsidiaries or any of its or its subsidiaries’ respective representatives to:

(i)	initiate, solicit or knowingly encourage the making of an Acquisition Proposal;

(ii)	engage in any negotiations or discussions concerning, or furnish to any person any non-public information relating to the Company or any of its subsidiaries to, or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries, to any person in connection with or for the purpose of facilitating or encouraging an Acquisition Proposal; or

(iii)	approve or enter into any agreement, agreement in principle, term sheet, letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other agreement with respect to an Acquisition Proposal (any such documentation, “Acquisition Proposal Documentation”).

Notwithstanding the foregoing or any other provision of Merger Agreement to the contrary, if at any time after November 1, 2012 and prior to the earlier to occur of the Acceptance Time and the time Company Stockholder Vote is obtained, the Company or any of its Representatives receives a written Acquisition Proposal, which Acquisition Proposal did not result from any breach of the Company’s obligations in the Merger Agreement, (A) the Company Board or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (B) the Company Board or any committee thereof determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company common stock under applicable law, then the Company and its representatives may (x) enter into an Acceptable Confidentiality Agreement with the person or group of persons making the Acquisition Proposal and furnish pursuant thereto information (including non-public information) with respect to the Company and its subsidiaries to the person or group of persons who has made such Acquisition Proposal; provided that the Company shall promptly (and in any event within twenty-four (24) hours) provide to Parent any material non-public information concerning the Company or any of its subsidiaries that is provided to any person given such access which was not previously provided to Parent or its representatives, and (y) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Acquisition Proposal.

For purposes of the Merger Agreement, “Superior Proposal” means a bona fide, written Acquisition Proposal which is not solicited or received in violation of the Merger Agreement, the terms of which the Company Board or any committee thereof determines in good faith (after consultation with its outside legal counsel and financial advisor and after taking into consideration, among other things, all of the material terms and conditions, and all material legal, financial, financing, regulatory and other aspects, of such Acquisition Proposal and the Merger Agreement) is reasonably likely to be consummated (including, in the case of a cash transaction (whether in whole or in part), that the cash to be used in the transaction is fully committed or is reasonably likely to be available at the closing of the transaction) on the terms proposed and is more favorable to the holders of Company common stock (solely in their capacity as such) than the transactions contemplated by Merger Agreement (taking into account any proposal by Parent to amend the terms of the Merger Agreement); provided that, for purposes of this definition, the references in the definition of “Acquisition Proposal” to “20%” shall be deemed to be “51%”.

The Company must promptly (and, in any event, within 24 hours) notify Parent in the event that the Company or any of its subsidiaries or its or their representatives receives an Acquisition Proposal, which notice shall include a copy of such Acquisition Proposal and the identity of the person or group of persons making such Acquisition Proposal, and the Company shall keep Parent reasonably informed on a reasonably current basis of any substantive developments, discussions or negotiations with respect to any such Acquisition Proposal (including any material changes, modifications or amendments to the terms of such Acquisition Proposal). The Company shall not, and shall cause its subsidiaries not to, enter into any confidentiality or similar agreement with any person that prohibits the Company from providing to Parent any of the information required to be provided to Parent under the Merger Agreement within the time periods contemplated in the Merger Agreement.

Nothing contained in the Merger Agreement prevents the Company and the Company Board from (i) taking and disclosing any position or disclosing any information required to be disclosed under applicable law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, and to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to an Acquisition Proposal, or (ii) making any disclosure to the shareholders of the Company that is required by applicable law, provided, however, that the Company shall not make a Change of Recommendation except in accordance with the Merger Agreement.

Board Recommendation

As described above, and subject to the provisions described below, the Company Board has recommended that the Company stockholders accept the Offer, tender their Shares to Purchaser in the Offer and, if required by applicable law, adopt the Merger Agreement. Except as permitted in the Merger Agreement, neither the Company Board nor any committee thereof shall (i) (A) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal, (B) withhold or withdraw (or modify or qualify in a manner adverse to Parent or Purchaser) or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Parent or Purchaser), the Company Recommendation, (C) fail to include the Company Recommendation in the Schedule 14D-9 or, if applicable, the Proxy Statement, or (D) fail to publicly affirm the Company Recommendation in writing within the time periods provided in the Merger Agreement; or (E) publicly recommend in favor of any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a solicitation or recommendation statement on Schedule 14D-9 filed with respect to any such Acquisition Proposal (any action described in this clause (i) being referred to as a “Change of Recommendation”, it being understood that a “stop, look and listen” communication by the Company Board to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not constitute a Change of Recommendation) or (ii) execute (or allow the Company or any of its subsidiaries to execute) any Acquisition Proposal Documentation (other than an Acceptable Confidentiality Agreement pursuant to the Merger Agreement).

Permitted Change of Recommendation or Termination for Superior Proposal

Notwithstanding the foregoing or anything else in the Merger Agreement to the contrary, prior to the earlier to occur of the Acceptance Time and the time the Company Stockholder Vote is obtained, (1) other than in respect of an Acquisition Proposal, if the Company Board or any committee thereof determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company common stock under applicable law, the Company Board may effect a Change of Recommendation, and the Company shall provide Parent with three business days’ notice prior to making such a determination, including the basis therefor (and, if three business days’ notice is not reasonably practicable, then as much notice as is reasonably practicable), or (2) if the Company receives an Acquisition Proposal that the Company Board or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal, and the Company Board or any committee thereof determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company common stock under applicable law, the Company may (x) make a Change of Recommendation or (y) solely in the case of the foregoing clause (2), execute Acquisition Proposal Documentation with respect to such Superior Proposal if, in case of this clause (y) only, the Company concurrently terminates the Merger Agreement pursuant to the terms hereof; provided, however, that the Company Board or any committee thereof shall not, and shall cause the Company not to, (A) effect a Change of Recommendation pursuant to this clause (2) or (B) execute Acquisition Proposal Documentation with respect to such Superior Proposal unless:

(i)	the Company has given Parent at least three business days’ prior written notice of its intention to take such action (which notice shall specify the identity of the party making such Superior Proposal and attach the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated);

(ii)	the Company has negotiated and has caused its representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing revisions to the terms of the Merger Agreement, which revisions shall be evidenced by an offer to amend the Merger Agreement that would, upon the Company’s acceptance, be binding on the Company, Parent and Purchaser and, if applicable, binding revisions to the Financing Commitments and the Limited Guarantee, such that such Superior Proposal would no longer constitute a Superior Proposal;

(iii)	following the end of such notice period, the Company Board or any committee thereof shall have considered in good faith such binding offer, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect; and

(iv)	in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (i) above and the notice period shall have recommenced, except that the notice period shall be at least two business days (rather than three business days).

Any purported termination of the Merger Agreement pursuant to the forgoing provisions shall be void and of no force or effect, unless the Company pays Parent the Company Termination Fee simultaneously with such termination in accordance with the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time (except as otherwise provided in the Merger Agreement), as follows:

A.	by mutual written consent of Parent and the Company;

B.	by either Parent or the Company if:

1.	any governmental entity of competent jurisdiction shall have issued a final nonappealable Order or enacted a law that prohibits, prevents or makes illegal the consummation of the Merger or the Offer; except that such right to terminate is not available to any party that has failed to comply with its obligations under the Merger Agreement related to further actions as described above in “The Merger Agreement; Other Agreements—Further Actions;”

2.	the Effective Time shall not have occurred on or before the End Date, except that such right to terminate is not available to any party if (x) the Acceptance Time shall have occurred prior to the End Date or (y) such party’s failure to fulfill any obligation under the Merger Agreement primarily caused, or resulted in, the failure of the Effective Time to occur on or before the End Date; or

3.	if the Offer Termination shall have occurred and the Company Stockholder Vote is not obtained at the Company Stockholder Meeting or any postponement or adjournment thereof (if the Company Stockholder Vote is required by applicable law to consummate the Merger);

C.	by the Company if:

1.

there shall have been (i) a breach of any covenant or agreement on the part of Parent or Purchaser set forth in the Merger Agreement or (ii) a breach or inaccuracy of any representation or warranty of Parent and Purchaser set forth in the Merger Agreement, that would, in either case, (A) have or would reasonably be expected to have a Parent Material Adverse Effect or (B) if the Offer Termination shall have occurred, result in any conditions set forth in the Merger Agreement relating to the accuracy of Parent’s and Purchaser’s representations and warranties and performance by each of Parent and Purchaser of its obligations under the Merger Agreement not being satisfied, and, in the case of both clauses (i) and (ii), such breach is not curable, or, if curable, (x) is not commenced to be cured within five business days after Parent’s receipt of written notice thereof from the Company (together with the use of reasonably diligent efforts to cure following such commencement) and (y) is not actually cured by Parent or Purchaser, as applicable, prior to the End Date; provided, however, that the Company shall not have the right to terminate the Merger Agreement pursuant to this provision if it is then in breach of certain of its representations, warranties, covenants or agreements under the Merger Agreement that would cause the failure of a closing condition or if the Acceptance Time shall have occurred;

2.	prior to obtaining the Company Stockholder Vote (if required by applicable Law to consummate the Merger) (i) the Company Board has determined and authorized the Company to enter into any Acquisition Proposal Documentation with respect to a Superior Proposal to the extent permitted by the Merger Agreement and (ii) concurrently with the Company’s termination, (A) the Company enters into the Acquisition Proposal Documentation with respect to a Superior Proposal and (B) the Company pays the Company Termination Fee to Parent in accordance with the Merger Agreement; provided, however, that the Company shall not have the right to terminate the Merger Agreement pursuant to this provision if the Acceptance Time shall have occurred;

3.	(i) (x) all the Offer Conditions shall have been satisfied or waived and the Debt Financing shall have been received by Parent (either directly or through its subsidiaries) or the lenders party to the Debt Financing Commitment (or Alternative Financing Commitment) have definitively and irrevocably confirmed to Parent and Purchaser that the Debt Financing (or Alternative Financing) in an amount sufficient (together with the Equity Financing and cash available to the Company) to consummate the Offer and the Merger will be available at the Offer Closing on the terms set forth in the Debt Financing Commitment (or Alternative Financing Commitment) and, in each case, as of the Offer Expiration Date and (y) Parent shall have failed to effect the Offer Closing promptly in accordance with the provisions of the Merger Agreement or (ii) on and after January 29, 2013, if (w) the Company has performed and complied in all material respects with its obligations under the Merger Agreement, (x) all of the Offer Conditions (other than the Financing Proceeds Condition) shall have been satisfied or waived as of the then-scheduled expiration of the Offer (disregarding certain extensions of the Offer that may be effected pursuant to the Merger Agreement), (y) the Marketing Period shall have ended and (z) Parent shall have failed to effect the Offer Closing after the later to occur of the events described in clauses (x) and (y) of this subclause (ii) in accordance with the Merger Agreement; or

4.	on and after January 29, 2013, (i) if the Offer Termination shall have occurred, (ii) the Marketing Period shall have ended and the conditions to Parent’s and Purchaser’s obligations to consummate the Merger shall have been satisfied (other than those conditions that, by their terms, are to be satisfied at the Merger Closing, provided such conditions are then capable of being satisfied), (iii) the Company has performed and complied in all material respects with its obligations under the financing covenants of the Merger Agreement as described above in “The Merger Agreement; Other Agreements—Financing” and the Company has confirmed by notice to Parent after the end of the Marketing Period that all conditions to the Company’s obligations to consummate the Merger have been satisfied (other than those conditions that, by their terms, are to be satisfied at the Merger Closing, provided such conditions are then capable of being satisfied) or that it is willing to waive any such conditions that remain unsatisfied and (iv) the Merger shall not have been consummated following the date the Merger Closing should have occurred pursuant to the Merger Agreement within three business days following delivery of such notice; provided, however, that notwithstanding anything to the contrary in the Merger Agreement as described under subparagraph B.2. of this Termination section, no Party shall be permitted to terminate the Merger Agreement pursuant to the provisions of subparagraph B.2. described above during such three business day period.

D.	by Parent if:

1.	there shall have been (i) a breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement or (ii) a breach or inaccuracy of any representation or warranty of the Company set forth in the Merger Agreement that would, in either case, (A) unless the Offer Termination has occurred, result in certain specified conditions of the Offer not being satisfied or (B) if the Offer Termination has occurred, result in the failure of the conditions related to the accuracy of the Company’s representations and warranties, the performance by the Company of its obligations, and the absence of a Company Material Adverse Effect, each as set forth in the Merger Agreement, and in the case of both clauses (i) and (ii) , such breach is not curable, or, if curable, (x) is not commenced to be cured by the Company within five business days after the Company’s receipt of written notice thereof from Parent (together with the use of reasonably diligent efforts to cure following such commencement) and (y) is not actually cured by the Company prior to the 18th business day prior to the End Date; provided, however, that such right to terminate is not available to Parent if Parent or Purchaser is then in material breach of certain of its representations, warranties, covenants or agreements under the Merger Agreement that would cause the failure of a closing condition or if the Acceptance Time shall have occurred; or

2.	the Company Board shall have effected a Change of Recommendation; provided, however, that Parent shall not have the right to terminate the Merger Agreement pursuant to this provision if the Acceptance Time shall have occurred.

Effect of Termination

If the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will become void and have no effect, and none of Parent, Purchaser, the Company or any of their respective subsidiaries or any of the representatives of any of them shall have any liability of any nature whatsoever under the Merger Agreement or in connection with the transactions contemplated thereby except that no such termination shall (i) relieve any party thereto of any liability for damages to another party resulting from fraud or (ii) the Limited Guarantee, the expense reimbursement and certain indemnification provision, the provisions of Merger Agreement relating to confidentiality and the Confidentiality Agreement, termination fee provisions and the miscellaneous provisions in Article XI of the Merger Agreement shall survive any termination of the Merger Agreement.

Termination Fees

The Merger Agreement provides that the Company will pay Parent a termination fee of $32,000,000 (the “Company Termination Fee”) upon termination of the Merger Agreement under specified circumstances, including (i) a termination by Parent in response to or following a Change of Recommendation (as described in more detail in subparagraph D.2. under “—Termination” above), (ii) a termination by the Company to enter into an Acquisition Proposal Documentation with respect to Superior Proposal (as described in more detail in subparagraph C.2. under “—Termination” above), (iii) upon termination by either Parent or Company if the Effective Time does not occur prior to the End Date (as described in more detail in subparagraph B.2. under “—Termination” above) under circumstances in which Parent would be entitled to terminate the Merger Agreement as provided in the foregoing clause (i) or (iv) under certain other circumstances where after the date of the Merger Agreement and prior to the termination of the Merger Agreement, a third party shall have publicly made an Acquisition Proposal or the making of an Acquisition Proposal becomes publicly known and within nine months after the termination, the Company enters into a definitive agreement with such third-party with respect to an Acquisition Proposal.

In addition, without limiting the payment of the Company Termination Fee, in the event the Merger Agreement is terminated (A) in a manner that requires or could require the payment of a Company Termination Fee or (B) pursuant to certain termination provisions of the Merger Agreement, then the Company will promptly (and in any event within two business days) following receipt of an invoice therefor, pay up to $8 million of

Parent’s reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its affiliates in connection with the transactions contemplated by the Merger Agreement (including the Financing) on or prior to the termination of the Merger Agreement.

The Merger Agreement also provides that Parent will pay to the Company an amount equal to $85 million (the “Parent Termination Fee”) if the Company terminates the Merger Agreement under the following circumstances: (i) due to a breach, inaccuracy or failure to perform by Parent or Purchaser under the Merger Agreement (as described in more detail in subparagraph C.1. under “—Termination” above) that is the principal cause of the Offer Closing or the Merger not occurring, (ii) following the failure of Parent to effect the Offer Closing promptly as required under the Merger Agreement in certain circumstances (as described in more detail in subparagraph C.3. “—Termination” above), (iii) following the failure of Parent to consummate the Merger promptly as required under the Merger Agreement in certain circumstances (as described in more detail in subparagraph C.4. under “—Termination” above) or (iv) upon termination if the Effective Time does not occur prior to the End Date (as described in more detail in the subparagraph B.2. under “—Termination” above) under circumstances in which the Company would be entitled to terminate the Merger Agreement as provided in the foregoing clauses (i), (ii) or (iii).

Availability of Specific Performance

Pursuant to the Merger Agreement and subject to certain conditions set forth in the following paragraph, the parties agreed that the parties shall be entitled to injunctions, specific performance or any other appropriate form of equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof.

However, the parties explicitly agreed that the Company is not entitled to obtain an injunction, specific performance or other equitable relief to cause Parent or Purchaser to cause the Equity Financing to be funded unless:

•

(x) with respect to any funding of the Equity Financing to occur at the Offer Closing, all Offer Conditions would have been satisfied as of the expiration of the Offer and (y) with respect to any funding of the Equity Financing to occur at the Merger Closing, all the applicable conditions of Parent and Purchaser to consummate the Merger as set forth in the Merger Agreement would have been satisfied if the Merger Closing were to have occurred at such time;

•

the Debt Financing (or alternative financing) has been funded in accordance with the terms thereof or would be funded in accordance with the terms thereof at the Offer Closing or the Merger Closing, as applicable; and

•

with respect to any funding of the Equity Financing to occur at the Merger Closing, the Company has irrevocably confirmed to Parent in a writing that if the Equity Financing and the Debt Financing were funded, it would take such actions that are within its control to cause the Merger Closing to occur.

In the event the Parent Termination Fee is payable to the Company, the right of such payment will generally be the sole and exclusive remedy of the Company in connection with the Merger Agreement. In the event the Company Termination Fee is payable to Parent, or the Parent expenses are payable to Parent, the right of payment of the Company Termination Fee or the Parent expenses, as the case may be, will generally be the sole and exclusive remedy of Parent and Purchaser in connection with the Merger Agreement.

Expenses

Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense.

PROPOSAL 2

AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If at the special meeting of stockholders, our Board determines it is necessary or appropriate to adjourn the special meeting, we intend to move to adjourn the special meeting. For example, our Board may make such a determination if the number of shares of our common stock represented and voting in favor of the proposal to adopt the Merger Agreement at the special meeting is insufficient to adopt that proposal under the DGCL, in order to enable our Board to solicit additional votes in respect of such proposal. If our Board determines that it is necessary or appropriate, we will ask our stockholders to vote only upon the proposal to adjourn the special meeting, and not the proposal to adopt the Merger Agreement.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of the proposal to adjourn the special meeting to another time and place. If the stockholders approve the proposal to adjourn the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional votes, including the solicitation of votes from stockholders that have previously voted. Among other things, approval of the proposal to adjourn the special meeting could mean that, even if we had received proxies representing a sufficient number of votes against the proposal to adopt the Merger Agreement to defeat that proposal, we could adjourn the special meeting without a vote on the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of the proposal to adopt the Merger Agreement.

Board of Directors Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to adjourn the special meeting, is necessary or appropriate, including to solicit additional votes in favor of the proposal to adopt the Merger Agreement.

PROPOSAL 3

ADVISORY VOTE REGARDING GOLDEN PARACHUTE COMPENSATION

Advisory Vote Regarding Golden Parachute Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K under the Exchange Act, which requires disclosure of information about compensation for each “named executive officer” of the Company that is based on or otherwise relates to the Merger. The compensation described below is referred to as “golden parachute compensation.” Further details regarding the following forms of golden parachute compensation payable in connection with the Merger can be found at “The Merger—Interests of Certain Persons in the Merger,” and the table below.

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that we seek a non-binding advisory vote from our stockholders to approve the golden parachute compensation payable to our named executive officers in connection with the Merger. We are asking our stockholders to approve, on an advisory basis, the golden parachute compensation payable to our named executive officers in connection with the Merger.

Equity Awards

Certain of our named executive officers hold one or more of the following awards: Stock Options, Restricted Share Units and Performance Share Awards (collectively, the “Equity-Based Awards”).

In connection with the Merger, (i) each outstanding Stock Option will be cancelled and converted into the right to receive an amount in cash equal to the product of the number of shares subject to the Stock Option multiplied by the excess, if any, of $45.00 per share over the exercise price per share of such Stock Option, (ii) each outstanding Restricted Share Unit will become vested and will be cancelled in exchange for a cash payment equal to the product of the number of shares subject to the Restricted Share Unit multiplied by $45.00 per share, and (iii) each outstanding Performance Share Award will become vested and will be cancelled in exchange for a cash payment equal to the product of the number of shares subject to the Performance Share Award (determined as if all applicable performance goals had been achieved at the target level of performance) multiplied by $45.00 per share, in each case, less applicable withholding taxes.

Severance Payments and Benefits

Each of our named executive officers (other than Mr. Bridge) has entered into a Restated Executive Employment Agreement with the Company providing for severance payments and benefits upon the named executive officer’s termination of employment by the Company without “cause” or by the named executive officer for “good reason”. Mr. Bridge has entered into a Restated Confidential and Separation Agreement with the Company (the “Bridge Agreement”) pursuant to which Mr. Bridge is expected to terminate employment on March 31, 2013 and which provides Mr. Bridge with certain severance payments and benefits. For details concerning the Restated Executive Employment Agreements and the Bridge Agreement, see “The Merger—Interests of Certain Persons in the Merger”.

The table below entitled “Potential Change in Control Payments to Named Executive Officers”, along with its footnotes, shows the compensation that is based on or otherwise relates to the Offer and the Merger that is potentially payable to the Company’s named executive officers identified in the most recent proxy statement with respect to the 2012 annual meeting of the Company’s stockholders (i.e., the Company’s principal executive officer, the principal financial officer, and the three other most highly compensated executive officers as determined for the Company’s most recent annual proxy statement), as required by Item 402(t) of Regulation S-K. Jason Zintak, former Executive Vice President, Sales and Marketing, was considered a named executive officer for the year ended December 31, 2011, but resigned effective April 26, 2011, and is not entitled to any additional payments or benefits. Consequently Mr. Zintak is not included in the tables below. G. Michael Bridge, although not currently an executive officer, is currently an employee and was considered a named executive officer for the year ended December 31, 2011 and is therefore included in the tables below.

The table assumes that the Acceleration Time occurred on November 20, 2012 and the employment of the executive was terminated without cause or by the executive for good reason on such date. Payments noted in the footnotes to the table below as “single-trigger” will become payable immediately upon the Acceleration Time. However, payments noted in the footnotes to the table below as “double-trigger” will not be paid to the executive unless the executive’s employment is terminated without cause or for good reason after the Acceleration Time.

Potential Change in Control Payments to Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Hamish N. Brewer	2,623,431	9,023,055	—	11,646,486
Peter S. Hathaway	1,715,051	3,798,135	—	5,513,186
David R. King	1,503,741	2,211,030	—	3,714,771
Thomas Dziersk	1,975,431	2,240,640	—	4,216,071
G. Michael Bridge	933,610	429,840	30,422	1,393,872

(1)	As described above, the cash payments to the named executive officers, other than Mr. Bridge, consist of the sum of (i) 24 months’ base salary, (ii) 2 times the executive’s annual target bonus, for this purpose not less than the Minimum Bonus set forth in the immediately below table, (iii) all bonus amounts earned during the year in which the termination occurs through the most recently completed fiscal quarter prior to the date of termination but otherwise remaining unpaid as of the date of termination and (iv) the COBRA cost, for 24 months of continued health and dental coverage under health and dental plans of the Company, less the amount that the executive would be required to contribute for health and dental coverage if the executive were an active employee of Company. This severance amount is generally payable in a lump sum on the 60th day following the termination of employment without cause or by the executive for good reason.

Name	Minimum Bonus ($)
Hamish N. Brewer	600,000
Peter S. Hathaway	400,000
David R. King	350,000
Thomas Dziersk	450,000

The cash payment for Mr. Bridge is equal to the sum of (i) 12 months’ base salary in the amount of $279,864 and any unpaid base salary for the period through March 31, 2013; (ii) one year’s bonus in the amount of $250,000; (iii) unpaid 2012 cash bonus (if the bonus is not determined by the Company by the 45th day after termination, $250,000 minus 2012 partial year bonus amounts already paid); (iv) bonus for the first quarter of 2013 in the amount of $62,500; and (v) payment in lieu of the 60-day notice period, at Mr. Bridge’s pro rata base salary rate. This severance amount is generally payable in a lump sum on the 45th day following the termination of employment by the Company without cause.

The above payments are “double-trigger” as they will only be payable in the event of a termination of employment after the Acceleration Time. These payments are based on the compensation and benefit levels in effect on November 20, 2012; therefore, if compensation and benefit levels are increased after November 20, 2012, actual payments to an executive officer may be greater than those provided for above.

The cash payments described above include the following components:

Name	Base Salary ($)	Annual Bonus ($)	Bonus in Year of Termination ($)	COBRA costs ($)	Payment in Lieu of 60 Days’ Notice ($)
Hamish N. Brewer	1,242,000	1,200,000	150,000	31,431	—
Peter S. Hathaway	783,620	800,000	100,000	31,431	—
David R. King	700,000	700,000	87,500	16,241	—
Thomas Dziersk	931,500	900,000	112,500	31,431	—
G. Michael Bridge	386,966	312,500	187,500	—	46,644

(2)	As described above, the equity amounts consist of (i) the accelerated vesting of Restricted Share Units and Performance Share Awards, which is “single-trigger” in that it will occur immediately upon the Acceleration Time, whether or not employment is terminated and (ii) payments in respect of cancellation of vested stock options equal to the spread value of such Stock Options. None of the named executive officers holds any unvested Stock Options. The following table shows the amounts in this column attributable to the three types of awards, based on the executives’ holdings of (A) Restricted Share Units and Performance Share Awards as of November 20, 2012 and (B) vested Stock Options as of November 7, 2012 (notwithstanding that the table above assumes that the Acceleration Time occurred on November 20, 2012):

Name	Value of Unvested Restricted Share Units ($)	Value of Unvested Performance Share Awards ($)	Value Vested of Stock Options ($)
Hamish N. Brewer	1,954,350	3,604,905	3,463,800
Peter S. Hathaway	817,875	2,980,260	—
David R. King	730,755	1,480,275	—
Thomas Dziersk	760,365	1,480,275	—
G. Michael Bridge	133,785	296,055	—

The value of Restricted Share Units, Performance Share Awards and Stock Options is based on the Offer Price, or $45.00. Depending on when the Acceleration Time occurs, certain Restricted Share Units and Performance Share Awards shown as unvested in the table may become vested in accordance with their terms without regard to the Offer. Notwithstanding that the payments quantified above assume that the Acceleration Time occurred on November 20, 2012, potential payments in respect of Stock Options are based on the Stock Options held by the named executive officers and others as of November 7, 2012 in order to reflect the Stock Option holdings prior to the transactions between November 7, 2012 and November 15, 2012 described in “Item 6. Interest in Securities of the Subject Company Securities Transactions” on the Schedule 14D-9 and thereby provide a more complete illustration of the potential economic benefit that named executive officers and others may receive in connection with the Offer and the Merger.

(3)	Mr. Bridge is entitled to participate, at the Company’s expense, in all Company medical and health plans for up to 18 months in accordance with COBRA. This benefit is “double-trigger” as it will only be payable in the event of a termination of employment.
(4)	The amounts in this column represent the aggregate total of all compensation described in columns (1) through (3).

The “single-trigger” and “double-trigger” components of the aggregate total compensation amounts for each named executive officer are as follows:

Name	Single-Trigger Payments ($)	Double Trigger Payments ($)
Hamish N. Brewer	9,023,055	2,623,431
Peter S. Hathaway	3,798,135	1,715,051
David R. King	2,211,030	1,503,741
Thomas Dziersk	2,240,640	1,975,431
G. Michael Bridge	429,840	964,032

Payments in respect of the cancellation of vested Stock Options held as of November 7, 2012 are included under the Single-Trigger Payments.

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that we seek a non-binding advisory vote from our stockholders to approve the golden parachute compensation payable to our named executive officers in connection with the Merger. This non-binding advisory proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company’s named executive officers in connection with the Merger and does not relate to any new compensation or other arrangements between our named executive officers, on the one hand, and Parent, Purchaser, Holdco, RHI, NMP, NMC or the Company or, following the Merger, the Surviving Company and its subsidiaries, on the other hand. Accordingly, we are asking you to approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the agreements or understandings with, and items of compensation payable to, the named executive officers of the Company that are based on or otherwise relate to the merger, as disclosed in the sections of the Proxy Statement entitled ‘Advisory Vote Regarding Golden Parachute Compensation’ and ‘The Merger—Interests of Certain Persons in the Merger’.”

Board of Directors Recommendation

The Board of Directors unanimously recommends that our stockholders approve the non-binding advisory proposal on the golden parachute compensation payable to our named executive officers in connection with the Merger.

Approval of this proposal is not a condition to the completion of the Merger, and the vote with respect to this proposal is advisory only and will not be binding on us or Parent. Accordingly, regardless of the outcome of the non-binding advisory vote, our named executive officers will be eligible to receive or retain the various amounts of golden parachute compensation payable to them in connection with the Merger (subject to the completion of the Merger, if required by the terms of such compensation).

MARKET PRICE OF COMPANY COMMON STOCK AND DIVIDEND INFORMATION

Our common stock trades on the NASDAQ Global Select Stock Market under the symbol “JDAS.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock for the two most recent fiscal years as reported on NASDAQ.

	High			Low
2012
First Quarter		$33.49			$23.95
Second Quarter		$29.82			$25.74
Third Quarter		$32.04			$27.50
Fourth Quarter (through [—], 2012)	$	[—	]	$	[—	]
2011
First Quarter		$31.08			$27.10
Second Quarter		$35.02			$28.60
Third Quarter		$33.27			$22.83
Fourth Quarter		$34.83			$22.09
2010
First Quarter		$29.95			$24.94
Second Quarter		$31.72			$21.75
Third Quarter		$25.98			$21.03
Fourth Quarter		$28.82			$20.76

On October 26, 2012, the last trading day prior to market rumors surfacing stating that the Company was exploring a sale, our common stock closed at $33.92 per share. On [—], the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on Nasdaq was $[—] per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

We have never declared or paid any cash dividend on our common stock. Accordingly, we do not expect to declare or pay any dividends prior to the Merger and, under the terms of the Merger Agreement, are prohibited from doing so. Following the Merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Company common stock as of November 7, 2012 by (i) each of our directors, (ii) our principal executive officer, principal financial officer, and three other most highly compensated executive officers who were serving as executive officers at December 31, 2011, and a former executive officer who would have been one of the three other most highly compensated executive officers in 2011 but left the Company before the end of the fiscal year (the “Named Executive Officers”), (iii) each stockholder known by the Company to be the beneficial owner of more than 5% of Company common stock, and (iv) all of our directors and executive officers as a group.

The information in the following table has been presented in accordance with the rules of the SEC. Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Corporate Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260.

Name and Address of Beneficial Owner(1)(2)	Shares Beneficially Owned(1)(2)	Percentage of Class(3)
James D. Armstrong	1,257,208	2.9%
J. Michael Gullard	37,800	*
Arthur C. Young(4)	6,000	*
Richard Haddrill	11,600	*
Jock Patton	26,800	*
Hamish N. Brewer	272,098	*
Peter S. Hathaway	99,883	*
David R. King	17,694	*
Thomas Dziersk	590	*
G. Michael Bridge	492	*
Jason Zintak(5)	89,280	*
All directors and executives officers as a group (12 persons)(6)	1,759,415	4.1%
FMR, LLC(7)	4,238,375	9.8%
Praesidium Investment Management Company, LLC(8)	3,046,795	7.1%
BlackRock, Inc.(9)	3,287,289	7.6%
The Vanguard Group, Inc.(10)	2,297,380	5.3%
Wellington Capital Management Co., LLP(11)	2,270,322	5.3%
Ameriprise Financial, Inc.(12)	2,186,553	5.1%

(1)	This table sets forth beneficial ownership of Company common stock as of November 7, 2012. Certain of the beneficial owners listed have since disposed of shares of Company common stock. For a description of transactions with respect to shares of Company common stock effected by the Company, or to the Company’s knowledge after making reasonable inquiry, by any of its executive officers, directors, affiliates or subsidiaries during the 60 days prior to the date of the Schedule 14D-9 (i.e., November 15, 2012), see “Item 6. Interest in Securities of the Subject Company Securities Transactions” on the Schedule 14D-9.

(2)	For the following directors and named executive officers, the shares beneficially owned include the following numbers of shares with respect to which such persons have the right to acquire beneficial ownership within 60 days of November 7, 2012:

Name	Shares
James D. Armstrong	4,000
J. Michael Gullard	16,000
Arthur C. Young	4,000
Richard Haddrill	4,000
Jock Patton	4,000
Hamish J. Brewer	117,956
Peter S. Hathaway	1,968
David R. King	688
Thomas Dziersk	590
G. Michael Bridge	492

(3)	The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.
(4)	According to Mr. Young’s Form 4 filed with the SEC on September 28, 2012, Mr. Young is a Partner of Tensile Capital Management, LLC, which has a sub-advisory agreement with Blum Capital Partners, L.P. (“Blum LP”) whereby Mr. Young reimburses Blum LP and its affiliates for any board compensation he receives for service on our Board of Directors. Under the sub-advisory agreement and each of the partnership agreements for Stinson Capital Partners, L.P., Stinson Capital Partners C, L.P., Stinson Capital Partners QP, L.P. and Blum Strategic Partners IV, L.P., Mr. Young is deemed to hold each partnership’s pro rata share of the securities for the benefit of each partnership and each partnership is entitled to a pro rata portion of the securities issued. Accordingly, each partnership may be deemed to be the indirect beneficial owners of the securities to the extent of their pro rata interest therein, and each of Blum LP, Blum Strategic GP IV, L.L.C. and Mr. Young may be deemed to be indirect beneficial owners of the securities. Blum LP, Blum Strategic GP IV, L.L.C. and Mr. Young disclaim beneficial ownership of the securities, except to the extent of any pecuniary interest therein.
(5)	Mr. Zintak left the company on April 26, 2011. His beneficial ownership upon separation was 89,280 shares, as reported on his Form 4 filed with the SEC on April 28, 2011, which is the amount reported in the above table.
(6)	For all directors and executives officers as a group, the shares beneficially owned include 153,596 shares that such directors and officers have the right to acquire beneficial ownership within 60 days of November 7, 2012.
(7)	FMR, LLC, a Delaware limited liability company, is a Massachusetts-based asset and investment management company whose principal business address is 82 Devonshire Street, Boston, Massachusetts 02109. This information for FMR, LLC is derived from a Schedule 13G/A filed on September 10, 2012.
(8)	Praesidium Investment Management Company, LLC, a Delaware limited liability company, is a New York-based asset and investment management company whose principal business address is 747 Third Avenue, 35th Floor, New York, New York 10017. This information for Praesidium Investment Management Company, LLC is derived from a Schedule 13D/A filed on November 9, 2012. On November 15, 2012, Praesidium Investment Management Company, LLC filed a Schedule 13D/A disclosing that Praesidium Investment Management Company, LLC beneficially owned 4.7% of the Company’s common stock and that, as of November 14, 2012, it ceased to be the beneficial owners of more than five percent of the Company’s common stock.
(9)

BlackRock, Inc., a Delaware corporation, is a New York-based asset and investment management company whose principal business address is 40 East 52nd Street, New York, NY 10022. This information for BlackRock, Inc. is derived from Schedule 13G filed on January 20, 2012.

(10)	The Vanguard Group, Inc. is a Pennsylvania-based investment adviser whose address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information for The Vanguard Group, Inc. is derived from Schedule 13G filed on February 6, 2012.
(11)	Wellington Management Company, LLP is a Massachusetts-based investment adviser whose address is 280 Congress Street, Boston, Massachusetts 02210. This information for Wellington Capital Management Company, LLP is derived from Schedule 13G filed on February 14, 2012.
(12)	Ameriprise Financial, Inc., a Delaware corporation, is a Minnesota-based investment management company whose principal business address is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474. The security ownership of Ameriprise Financial, Inc. includes the holdings of Columbia Seligman Communications & Information Fund, Inc. and Columbia Management Investment Advisors, LLC. This information for Ameriprise Financial, Inc. is derived from a Schedule 13G/A filed on June 11, 2012.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, if you do not wish to accept the per share Merger Consideration provided for in the Merger Agreement and you do not vote for the adoption of the Merger Agreement, you have certain rights under Section 262 of the DGCL to demand appraisal of your shares of Company common stock and to receive payment in cash for the fair value of your shares of Company common stock in lieu of the $45.00 per share to be paid in the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $45.00 per share that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the Merger Agreement and must comply with the provisions of Section 262 of the DGCL, in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the vote is taken to approve the proposal to adopt the Merger Agreement, which must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock; you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement; you must hold your shares of Company common stock continuously through the effective date of the Merger; and you must comply with the other applicable requirements of Section 262.

If you fail to comply with these conditions and the Merger is completed, you will be entitled to receive payment for your shares of Company common stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Company common stock. A holder of shares of Company common stock wishing to exercise appraisal rights must hold of record shares of Company common stock on the date the written demand for appraisal is made and must continue to hold the shares of Company common stock of record through the effective time of the Merger. Appraisal rights will be lost if the shares of Company common stock are transferred prior to the effective time of the Merger. Voting against or failing to vote for the proposal to adopt the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement.

All demands for appraisal should be addressed to JDA Software Group, Inc., Attention: General Counsel and Secretary, 14400 N. 87th Street, Scottsdale, Arizona 85260, and must be delivered before the vote is taken to approve the proposal to adopt the Merger Agreement at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Company common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of Company common stock.

To be effective, a demand for appraisal by a stockholder of Company common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Company common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Company common stock. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Company common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner.

Within ten days after the effective time of the Merger, the surviving corporation in the Merger must give written notice that the Merger has become effective to each of the Company’s stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement. At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the Merger Agreement for that stockholder’s shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the Merger will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the fair value of such stockholder’s shares of Company common stock determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

Within 120 days after the effective time of the Merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition. If no such petition is filed, appraisal rights will be lost for all stockholders who have previously demanded appraisal of their shares. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal.

In addition, within 120 days after the effective time of the Merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement, upon written request, will be entitled to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation. A person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Delaware Court of Chancery will appraise the shares of Company common stock, determining their fair value as of the effective time of the Merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Company common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment.

You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the per share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share Merger Consideration. Moreover, we do not anticipate offering more than the per share Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company common stock is less than the per share Merger Consideration. In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be the exclusive remedy for a stockholder who seeks appraisal.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares of Company common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company common stock, other than with respect to payment as of a record date prior to the effective time of the Merger. However, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $45.00 per share cash payment (without interest) for his, her or its shares of Company common stock pursuant to the Merger Agreement.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

If the Merger is completed, Company common stock will be delisted from the Nasdaq and deregistered under the Exchange Act and we will no longer be required to file periodic reports with the SEC on account of Company common stock.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholder Proposals and Nominations for 2013 Annual Meeting

Once the Merger is completed, there will be no public participation in any future meetings of the Company’s stockholders. If the Merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholder meetings, and we would expect to hold our 2013 annual meeting of stockholders prior to the end of 2013.

Inclusion of Proposals in the Company’s Proxy Statement and Proxy Card under the SEC Rules; Advance Notice Requirements

Inclusion of Proposals in the Company’s Proxy Statement and Proxy Card under the SEC Rules

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy certain other conditions established by the SEC, including specifically under Rule 14a-8 of the Exchange Act. To be timely, a proposal to be included in the Company’s proxy statement must be received at the Company’s principal executive offices, addressed to the Company’s Corporate Secretary, not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Accordingly, for a stockholder proposal to be included in the Company’s proxy materials for the Company’s 2013 Annual Meeting of Stockholders, the proposal must be received at the Company’s principal executive offices (as provided below), not later than the close of business on June 6, 2013. Any stockholder proposal received after June 6, 2013 will be considered untimely and will not be included in the Company’s proxy materials. If the 2013 annual meeting is held during the second quarter, as it traditionally has been, or on any date that is more than 30 days from the date of the 2012 annual meeting, stockholder proposals to be included in the Company’s proxy statement must be received a reasonable amount of time in advance of the Company beginning to print and send its proxy materials. Any proposal to be included in our proxy statement must be in writing and sent via registered, certified, or express mail to: Corporate Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260. Facsimile or other forms of electronic submissions will not be accepted.

Advance Notice Requirements Under Our Bylaws

According to our bylaws, based on the 2012 annual meeting date, stockholder proposals must be submitted after 5:00 p.m., Scottsdale, Arizona time on August 15, 2013 but no later than 5:00 p.m., Scottsdale, Arizona time on September 16, 2013, in order to be considered at the meeting. If the 2013 annual meeting is held during the second quarter, as it traditionally has been, or on any date that is more than 30 days from the date of the 2012 annual meeting, stockholder proposals will be due not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Advance notice must be in writing and sent via registered, certified, or express mail to: Corporate Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260. Facsimile

or other forms of electronic submissions will not be accepted. To the extent that a stockholder proposal has been included in the Company’s proxy statement (as discussed in the section directly above), it will be deemed to have satisfied the advance notice requirements under the Company’s bylaws.

A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Company’s bylaws, the language of the proposed amendment, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the names and addresses of the beneficial owners, if any, on whose behalf the business is being brought, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the stockholder and any such other beneficial owner in such business, and (v) the following information regarding the ownership interests of the stockholder or any such other beneficial owner, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date: (A) the class and number of shares of the Company that are owned beneficially and of record by the stockholder and any such other beneficial owner; (B) any “derivative instrument” (which is defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company); (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company; (D) any short interest in any security of the Company (meaning a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (F) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.jda.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•	Current Reports on Form 8-K filed with the SEC on November 1, 2012, November 2, 2012, November 5, 2012, November 14, 2012, November 15, 2012 and November 19, 2012; and

•

Our proxy statement on Schedule 14A for our 2012 Annual Meeting filed with the SEC on October 4, 2012, and the additional definitive proxy soliciting materials on Schedule 14A filed with the SEC on October 4, 2012.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com, or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Company stock, but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of its annual report and proxy statement and, as applicable, any additional proxy materials that are delivered pursuant to a request by such stockholders until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you received a householded mailing this year and you would like to have additional copies of the annual report and/or proxy statement mailed to you, please submit your request to Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com. The Company will promptly send additional copies of the proxy statement and related materials, as applicable, upon receipt of such request. You may also contact the Company if you received multiple copies of the proxy statement and related materials and would prefer to receive a single copy in the future.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and between

JDA SOFTWARE GROUP, INC.,

RP CROWN PARENT, LLC

and

RP CROWN ACQUISITION SUB, LLC

Dated as of November 1, 2012

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of November 1, 2012 (this “Agreement”), is entered into by and between JDA Software Group, Inc., a Delaware corporation (the “Company”), RP Crown Parent, LLC, a Delaware limited liability company (“Parent”), and RP Crown Acquisition Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”). The Company, Parent and Merger Sub may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Board of Directors of the Company and the respective Managing Members of Parent and Merger Sub have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, including Annex A, Parent will cause Merger Sub to commence a tender offer (as it may be amended from time to time as permitted by this Agreement, the “Offer”) to purchase all of the outstanding shares of Company Common Stock (the “Shares”) at a price of $45.00 per Share (such amount, or any other amount per Share paid pursuant to the Offer in accordance with this Agreement, the “Offer Price”), net to the seller in cash (without interest thereon);

WHEREAS, following consummation of the Offer or following the termination of the Offer under certain circumstances, the Parties intend that Merger Sub will be merged with and into the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Company and the Managing Member of Merger Sub have each approved and declared advisable the Offer and the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent has delivered to the Company the Limited Guarantee of Sponsor (each as defined below), pursuant to which Sponsor has guaranteed certain obligations of Parent and Merger Sub under this Agreement; and

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement the following terms have the following respective meanings:

“Acceleration Time” has the meaning set forth in Section 3.10(a).

“Acceptable Confidentiality Agreement” means a confidentiality agreement with terms no less favorable to the Company in any substantive respect than those contained in the Confidentiality Agreement; provided that (i) such confidentiality agreement shall expressly provide that compliance by the Company with any provision of this Agreement (including Section 8.6) is not prohibited and (ii) such confidentiality agreement need not contain any “standstill” or other comparable provisions.

“Acceptance Time” has the meaning set forth in Section 2.1(e).

“Acquisition Proposal” means any inquiry, offer or proposal relating to any transaction or series of related transactions involving: (a) any acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act) of 20% or greater of the outstanding capital stock of the Company; (b) any tender offer or exchange offer that, if consummated, would result in any Person or group beneficially owning 20% or greater of the outstanding capital stock of the Company; (c) any sale, exchange, transfer, joint venture, license or other disposition of 20% or greater (based on the fair market value thereof) of the assets (including through the acquisition of Subsidiaries owning such assets) of the Company and all of its Subsidiaries, taken as a whole; or (d) any merger, consolidation, business combination, equity purchase or similar transaction involving the Company or any of its Subsidiaries that would result in the effect of (a), (b) or (c) (provided, however, that the transactions between Parent and the Company contemplated by this Agreement shall not be deemed an Acquisition Proposal).

“Acquisition Proposal Documentation” has the meaning set forth in Section 8.6(a).

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such first Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Financing” has the meaning set forth in Section 2.1(d).

“Alternative Financing Commitments” has the meaning set forth in Section 2.1(d).

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the German Act Against Restraints of Competition, all other applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Book-Entry Share” has the meaning set forth in Section 4.2(a).

“Business Day” means any day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Capitalization Date” has the meaning set forth in Section 5.3(a).

“Certificate” means a certificate that, immediately prior to the Effective Time, represents shares of Company Common Stock.

“Certificate of Merger” means (i) if the Merger is effectuated pursuant to Section 267 of the DGCL and Section 18-209 of the DLLCA, a certificate of ownership and merger in substantially the form attached hereto as Exhibit A.1, or (ii) if the Merger is effectuated pursuant to Section 264 of the DGCL and Section 18-209 of the DLLCA, a certificate of merger in substantially the form attached hereto as Exhibit A.2.

“Change of Recommendation” has the meaning set forth in Section 8.6(d).

“Claim” means any threatened, asserted, pending or completed Legal Proceeding, whether initiated by the Company, any Governmental Entity or any other Person, whether civil, criminal, administrative, investigative or otherwise, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to an Indemnified Party’s duties or services as a director, officer, trustee, employee, agent, or fiduciary of the Company, any of its Subsidiaries, any employee benefit plan maintained by any of the foregoing at or prior to the Effective Time and any other Person at the request the Company or any of its Subsidiaries.

“Closing Equity Award Consideration” means (a) the Closing Option Consideration, (b) the Closing PSA Consideration, (c) the Closing RSU Consideration and (d) in the case of a Company Restricted Share, the Offer Price or Merger Consideration (as applicable), in each case that may be payable to a Company Equity Award Holder pursuant to and in accordance with the terms of this Agreement.

“Closing Option Consideration” means, with respect to each Company Option, an amount in cash equal to (a) (i) the Offer Price (or, if the Effective Time occurs earlier than the Acceptance Time, the Merger Consideration) minus (ii) the exercise price per share attributable to such Company Option, multiplied by (b) the total number of Shares issuable upon exercise in full of such Company Option; the product of (a) and (b) rounded down to the nearest whole cent.

“Closing PSA Consideration” has the meaning set forth in Section 3.10(c).

“Closing RSU Consideration” has the meaning set forth in Section 3.10(d).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and all other bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, change in control, retention, retiree medical or life insurance, supplemental retirement, severance and other benefit plans, programs or arrangements (other than individual option or other equity-based award agreements), with respect to which the Company or any of its Subsidiaries has any obligation or that are being maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries, other than any such legally mandated benefit plans, programs, arrangements, contracts or agreements maintained outside of the United States.

“Company Board” means the Board of Directors of the Company.

“Company By-Laws” has the meaning set forth in Section 3.6.

“Company Charter” has the meaning set forth in Section 3.5.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Disclosure Letter” means the letter, dated as of the date of this Agreement, from the Company to Parent and Merger Sub and delivered to Parent concurrently herewith.

“Company Equity Award” means any of the following: (a) a Company Option; (b) a Company RSU; (c) a Company PSA; (d) a Company Restricted Share; or (e) an option under the Company ESPP.

“Company Equity Award Holder” means a holder of a Company Equity Award.

“Company Equity Inducement Awards” means any award payable in Shares or whose value is determined by reference to the value of Shares and that is set forth in Section 1.1 of the Company Disclosure Letter.

“Company Equity Plans” means the Company’s 2005 Performance Incentive Plan, the Company’s 1998 Nonstatutory Stock Option Plan, the Company’s 1996 Stock Option Plan, the Company’s 1996 Directors’ Stock Option Plan and the Company Equity Inducement Awards.

“Company ESPP” means the 2008 Employee Stock Purchase Plan of the Company, as amended through January 27, 2011.

“Company Intellectual Property” has the meaning set forth in Section 5.15.

“Company IT Assets” means all software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation owned, used or held for use in the operation of the business of the Company and its Subsidiaries.

“Company Material Adverse Effect” means, with respect to the Company, an effect, state of facts, occurrence, condition, event, development or change, individually or in the aggregate, that (i) has or would reasonably be expected to have a materially adverse effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) would prevent or materially delay or impair the Company from consummating the Offer, the Merger or any other transaction contemplated by this Agreement; provided, however, that none of the following, and no effect, state of facts, occurrence, condition, event, development or change arising out of, or resulting from, any of the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Company Material Adverse Effect has occurred or may occur: (a) the market price or trading volume of Company Common Stock; (b) conditions in the U.S., foreign or global economy or capital or financial markets generally, including changes in interest or exchange rates; (c) general legal, tax, regulatory, political or business conditions in the countries in which the Company or any of its Subsidiaries does business; (d) general market, economic or other conditions in the industries in which the Company or any of its Subsidiaries participates; (e) changes in Law or GAAP, or the interpretation thereof, after the date hereof; (f) the negotiation, execution, announcement, pendency, performance or compliance with the terms of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, vendors, licensors, licensees, lenders, investors or employees and including any Legal Proceeding made, brought or threatened by or on behalf of any Company Stockholder arising out of or related to this Agreement or any of the transactions contemplated hereby; (g) acts of war (whether or not declared), armed hostilities, sabotage or terrorism or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (h) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, floods or other natural disasters; (i) changes, by themselves, in any analyst’s recommendation, any financial strength or credit rating or any other recommendation or rating as to the Company or any of its Subsidiaries (including, in and of itself, any failure to meet analyst projections) (it being understood that the underlying cause of any such change or failure (if not otherwise falling within one of the other exceptions in this proviso) may be taken into account in determining whether or not there has been a Company Material Adverse Effect); (j) the restatement of the Company’s financial statements as described in the Section entitled “EXPLANATORY NOTE REGARDING RESTATEMENT”, and the other relevant sections, of the Company’s Form 10-K for the fiscal year ended December 31, 2011, including any Legal Proceeding, Order or investigation arising therefrom or the outcome or settlement thereof; (k) the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target, as well as any change, in and of itself, by the Company in any expected or projected financial or operating performance target as compared with any target (it being understood that the underlying cause of such failure (if not otherwise falling within one of the other exceptions in this proviso) may be taken into account in determining whether or not there has been a Company Material Adverse Effect); (l) any act or omission by Parent or any of its Affiliates; (m) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates; or (n) any action taken by the Company or any Company Subsidiary at the request or with the consent of Parent or Merger Sub; provided, further, however, that any effect, state of facts, occurrence, condition, event, development or change referred to in clauses (b), (c), (d), (e), (g) or (h) may be taken into account in determining whether or not there has been, or there is reasonably expected to be, a Company Material Adverse Effect to the extent such effect, state of facts, occurrence, condition, event, development or change has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its Subsidiaries operate.

“Company Option” means an option to purchase shares of Company Common Stock issued under a Company Equity Plan.

“Company Optionholder” means a holder of Company Options.

“Company Preferred Stock” has the meaning set forth in Section 5.3(a).

“Company Products” means all software products, including those currently in development, from which the Company or any of its Subsidiaries has derived or expects to derive revenue.

“Company PSA” means an award of Shares issued (or to be issued) under a Company Equity Plan that is subject to vesting or other provisions that are wholly or partially dependent on the achievement of performance goals or objectives, other than any such award with respect to which performance goals or objectives are deemed to have been attained at a specified level and which remains subject only to service-based vesting conditions.

“Company Recommendation” has the meaning set forth in Section 8.1(d).

“Company Related Parties” has the meaning set forth in Section 11.9(b)(ii).

“Company Restricted Share” means a Share issued subject to vesting or other lapse restrictions under a Company Equity Plan.

“Company RSU” means a restricted share unit (including any Company PSA that is subject only to service-based vesting conditions) payable in Shares or whose value is determined with reference to the value of Shares issued under a Company Equity Plan that is, or at the time of grant was, subject to vesting without regard to the achievement of performance goals or objectives.

“Company SEC Reports” means any and all reports, schedules, forms, statements and other documents filed with, or furnished to, the SEC by the Company.

“Company Securities” has the meaning set forth in Section 5.3(c).

“Company Stockholder” means any beneficial and record holder of Company Common Stock.

“Company Stockholder Meeting” has the meaning set forth in Section 8.1(c).

“Company Stockholder Vote” has the meaning set forth in Section 5.4(a).

“Company Subsidiary” means a Subsidiary of the Company.

“Company Termination Fee” has the meaning set forth in Section 10.3(a)(ii).

“Company Transaction Litigation” has the meaning set forth in Section 8.13(a).

“Company Warrants” means the warrants to purchase shares of Company Common Stock listed in Section 1.1(a) of the Company Disclosure Letter.

“Confidentiality Agreement” has the meaning set forth in Section 8.2(b).

“Consents” has the meaning set forth in Section 8.3(b).

“Continuing Employees” has the meaning set forth in Section 8.4(a).

“Contract” means any agreement, contract, purchase order, sales order or other legally binding commitment, understanding or other arrangement, whether oral or written.

“Credit Agreement” means the Credit Agreement, dated as of March 18, 2011, by and among the Company, Wells Fargo Capital Finance, LLC, as the Agent, and the lenders that are signatories thereto, as amended, supplemented or otherwise modified from time to time.

“Damages” means losses, costs, damages, liabilities, Taxes, claims, suits, proceedings, judgments and amounts paid in settlement.

“Debt Commitments” has the meaning set forth in Section 8.11(c).

“Debt Financing” has the meaning set forth in Section 6.7.

“Debt Financing Commitment” has the meaning set forth in Section 6.7.

“Debt Financing Source” means any Lender or any other source of Debt Financing or any Alternative Financing.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Discharge” has the meaning set forth in Section 8.15.

“Dissenting Shares” has the meaning set forth in Section 3.9(b).

“Divestiture Action” has the meaning set forth in Section 8.3(c).

“DLLCA” means the Delaware Limited Liability Company Act, as amended from time to time.

“DOJ” means the U.S. Department of Justice, including the Antitrust Division thereof.

“DTC” has the meaning set forth in Section 4.2(a).

“Effective Time” has the meaning set forth in Section 3.2.

“Employment Agreement” shall mean any employment or other personal service agreement to which the Company or any of its Subsidiaries is a party, other than any such employment agreement or personal service agreement required by applicable Law or a collective bargaining agreement.

“End Date” has the meaning set forth in Section 10.1(c).

“Environmental Law” means any Law relating to pollution, the protection of the environment or natural resources or human health and safety (as such relates to hazardous or toxic substances or waste).

“Equity Financing” has the meaning set forth in Section 6.7.

“Equity Financing Commitment” has the meaning set forth in Section 6.7.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 4.1.

“Excluded Shares” has the meaning set forth in Section 3.9(c).

“Existing D&O Policies” has the meaning set forth in Section 8.5(d).

“Expenses” means attorneys’ fees and all other costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to Section 8.5, including any Legal Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Party.

“FAR” has the meaning set forth in Section 5.6(f).

“FCO” has the meaning set forth in Section 9.1(d).

“Final Investment Date” has the meaning set forth in Section 3.10(f).

“Financing” has the meaning set forth in Section 6.7.

“Financing Commitments” has the meaning set forth in Section 6.7.

“Financing Proceeds Condition” has the meaning set forth in clause (e) of Annex A.

“Financing Outside Date” means January 29, 2013.

“Foreign Plan” has the meaning set forth in Section 5.11(c).

“Former i2 Share” means a share of common stock, par value $0.00025 per share, of i2 Technologies, Inc. immediately prior to the consummation of the January 28, 2010 merger of i2 Technologies, Inc. with Alpha Acquisition Corp.

“FTC” means the U.S. Federal Trade Commission.

“Fully-Diluted Basis” means, as of any date of determination, the sum of (x) the aggregate number of shares of Company Common Stock issued and outstanding on such date, plus (y) the aggregate number of shares of Company Common Stock issuable upon the exercise, conversion or vesting of all outstanding Company Options, Company Warrants, Company PSAs, Company RSUs and all other outstanding options, warrants and other rights to purchase or acquire shares of Company Common Stock on such date.

“GAAP” means United States generally accepted accounting principles.

“Government Contract” has the meaning set forth in Section 5.6(f).

“Governmental Entity” means any applicable domestic, foreign, multinational, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization of competent jurisdiction.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means with respect to any Person, (a) any liability or obligation of that Person (including any principal, premium, accrued and unpaid interest, prepayment penalties and fees payable in connection therewith): (i) for borrowed money; (ii) evidenced by a note, debenture or similar instrument; (iii) for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with GAAP; (v) arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; and (vi) to reimburse any bank or other Person for amounts paid under a letter of credit, surety bond or bankers’ acceptance, (b) any guarantee by that Person of any indebtedness of others described in the preceding clause (a) or any such indebtedness of others in respect of which such Person may otherwise be liable as obligor, guarantor, surety or otherwise, (c) any indebtedness described in clause (a) or clause (b) in respect of which such Person has granted a Lien on any of its assets and (d) the maximum liabilities of such Person under any “Off Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act).

“Indemnified Party” has the meaning set forth in Section 8.5(a).

“Independent Directors” has the meaning set forth in Section 8.12.

“Information Statement” has the meaning set forth in Section 5.5(b).

“Intellectual Property” means (a) patents, patent applications and invention registrations of any type, (b) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, (d) software and (e) trade secrets and know-how and other similar confidential and proprietary information.

“IRS” means the U.S. Internal Revenue Service and any successor thereto.

“Knowledge of Parent” or words of similar import means the actual knowledge of the individuals named in Section 1.1(c) of the Company Disclosure Letter.

“Knowledge of the Company” or words of similar import means the actual knowledge of the individuals named in Section 1.1(b) of the Company Disclosure Letter.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule or regulation.

“Lease” has the meaning set forth in Section 5.21(b).

“Leased Facility” has the meaning set forth in Section 5.21(b).

“Legal Proceeding” means any lawsuit, judicial or administrative proceeding or arbitration, in each case by, from or before a Governmental Entity.

“Lenders” has the meaning set forth in Section 6.7.

“Lien” means any lien, statutory or otherwise, mortgage, pledge, security interest, deed of trust, hypothecation, transfer restriction, charge, right of first refusal, right of first offer, lease or any other encumbrance of any kind or nature whatsoever.

“Limited Guarantee” has the meaning set forth in Section 6.8.

“Marketing Period” means the first period of fifteen (15) consecutive Business Days throughout which (i) Parent shall have all of the Required Financial Information to the extent such Required Financial Information has been requested in writing by Parent prior to the first day of such period and (ii) (A) unless the Offer Termination shall have occurred, nothing has occurred and no condition exists that would cause any of the Offer Conditions set forth in clauses (i), (ii), (iii) and (iv) of paragraph (d) of Annex A to fail to be satisfied, assuming that the Offer Closing were to be scheduled for any time during such 15 consecutive Business-Day period and (B) if the Offer Termination shall have occurred, nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 9.2(a), 9.2(b) or 9.2(c) to fail to be satisfied, assuming that the Merger Closing were to be scheduled for any time during such 15 consecutive Business-Day period; provided that (1) unless Parent determines otherwise and so notifies the Company at least one Business Day in advance, in no event shall the Marketing Period commence prior to November 27, 2012, and (2) the Marketing Period will not be deemed to commence if (x) after the date of this Agreement and prior to the completion of the Marketing Period (i) the Company’s auditors shall have withdrawn their audit opinion contained in the Required Financial Information; provided, however, that if a new unqualified audit opinion is issued with respect to the financial information contained in the Required Financial Information by such auditors or another nationally recognized independent registered public accounting firm reasonably acceptable to Parent, the Marketing Period shall commence (subject to the other terms and conditions hereof) on the first Business Day after such issuance and the receipt by Parent of the updated and complete Required Financial Information, or (ii) the Company shall have publicly announced that its stockholders and others should not or may not rely upon certain or all of the Company’s financial statements or that one or more of the Company SEC Reports has been withdrawn in respect to one or more of the Company’s financial statements as a result of a material inaccuracy therein or that any of its financial statements set forth in any annual report on Form 10-K or quarterly report on Form 10-Q of the Company require a restatement or similar treatment; provided, however, that if such restatement shall have been completed or the Company shall have publicly announced that no restatement is required, the Marketing Period shall commence (subject to the other terms and conditions hereof) on the first Business Day after the public announcement of such completed restatement or the lack of the need therefor, as the case may be, and the receipt by Parent of the updated and complete Required Financial Information, or (y) the financial statements included in the Required Financial Information that is available to Parent on the first day of any such 15 consecutive Business-Day period would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such 15 consecutive Business-Day period to permit a registration statement using such financial statements to be declared effective by the SEC, in which case the Marketing Period shall not be deemed to commence until the receipt by Parent of updated Required Financial Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new 15-Business-Day period; and provided, further that (1) the Marketing Period shall end on any earlier date on which the Debt Financing is funded, (2) for purposes of counting the consecutive days in the 15 Business-Day period referred to above, any day from and including November 22, 2012 and through and including November 25, 2012 shall be excluded but the exclusion of such days shall not otherwise disqualify the Marketing Period from satisfying the requirement that it be a consecutive 15 Business-Day period, and (3) the entirety of the Marketing Period must occur prior to December 21, 2012 or after January 2, 2013. If the Company shall in good faith reasonably believe it has delivered the Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case, subject to the first sentence of this definition, the Marketing Period shall be deemed to have commenced on the date specified in that notice unless Parent in good faith reasonably believes the Company has not completed delivery of the Required Financial Information and, within two Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Financial Information Parent reasonably believes the Company has not delivered).

“Material Contract” has the meaning set forth in Section 5.19.

“Merger” has the meaning set forth in Section 3.1.

“Merger Closing” has the meaning set forth in Section 3.4.

“Merger Closing Date” has the meaning set forth in Section 3.4.

“Merger Consideration” has the meaning set forth in Section 3.9(c).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Designees” has the meaning set forth in Section 8.12.

“Minimum Condition” has the meaning set forth in Annex A.

“Most Recent Balance Sheet” means the Company’s most recent consolidated balance sheet included in the Company SEC Reports publicly available on the date of this Agreement.

“NASDAQ” has the meaning set forth in Section 5.5(b).

“Notes” has the meaning set forth in the Notes Indenture.

“Notes Indenture” has the meaning set forth in Section 8.11(f).

“Notes Redemption Date” has the meaning set forth in Section 8.15.

“Offer” has the meaning set forth in the Recitals.

“Offer Closing” has the meaning set forth in Section 2.1(e).

“Offer Closing Date” has the meaning set forth in Section 2.1(e).

“Offer Commencement Date” has the meaning set forth in Section 2.1(a).

“Offer Conditions” has the meaning set forth in Section 2.1(a).

“Offer Documents” has the meaning set forth in Section 2.1(b).

“Offer Expiration Date” has the meaning set forth in Section 2.1(d).

“Offer Price” has the meaning set forth in the Recitals.

“Offer Termination” has the meaning set forth in Section 2.1(f).

“Offer Termination Date” has the meaning set forth in Section 2.1(f).

“Open Source Software” means (A) any software that is distributed as freeware, shareware, open source software, or similar licensing model (or a is a “derivative work” of such software as that term is defined in 17 USC § 101), that requires as a condition of use, modification or distribution that such software or other software incorporated into, linked with or distributed with such software: (1) be disclosed, licensed or distributed in source code form, (2) be licensed for the purpose of making derivative works, and (3) be redistributable at no charge, and (B) without limiting the generality of the foregoing, any software that is generally available to the public in source code form under licenses substantially similar to those approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include the GNU General Public License (GPL), the GNU Library or Lesser Generally Public License (LGPL), the BSD License, the Mozilla Public License and the Apache License.

“Order” means any order, writ, injunction, judgment or decree of any Governmental Entity.

“Parent” has the meaning set forth in the Preamble.

“Parent Material Adverse Effect” means any effect, state of facts, occurrence, condition, event, development or change that, individually or in the aggregate, would prevent or materially delay or impair Parent or Merger Sub from consummating the Offer, the Merger or any other transactions contemplated by this Agreement.

“Parent Plans” has the meaning set forth in Section 8.4(a).

“Parent Termination Fee” has the meaning set forth in Section 10.3(b).

“Parent Transaction Litigation” has the meaning set forth in Section 8.13(b).

“Party” and “Parties” have the respective meanings set forth in the Preamble.

“Paying Agent” has the meaning set forth in Section 4.1.

“Permit” means any approval, permit, license, certificate, franchise, registration or other authorization issued, granted or given by any Governmental Entity or pursuant to any Law.

“Permitted Lien” means any (a) Lien publicly disclosed in the Recent SEC Reports; (b) Lien disclosed in Section 1.2 of the Company Disclosure Letter; (c) Lien for Taxes not yet due and payable, or the amount or validity of which is being contested in good faith by appropriate proceedings; (d) encumbrance or imperfection of title, if any, that does not materially detract from the value of the property to which it relates and does not materially interfere with the present or proposed use of such property or otherwise materially impair the operation of such property; (e) Lien imposed or promulgated by Laws with respect to real property and improvements, including zoning, entitlement and other land use and environmental regulations promulgated by Governmental Entities; (f) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens incurred in the ordinary course of business; (g) title of a lessor under a capital or operating lease; (h) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws, social security Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business; (i) licenses granted to third parties in the ordinary course of business by the Company or its Subsidiaries; (j) Liens discharged at or prior to the Effective Time; and (k) Liens or other imperfection in title incurred in the ordinary course of business that do not secure any Indebtedness and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity, including a Governmental Entity.

“Promissory Note” has the meaning set forth in Section 2.3(c).

“Proxy Statement” has the meaning set forth in Section 5.13.

“Proxy Statement Clearance Date” means the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement or the first date following the tenth calendar day following the filing of the preliminary Proxy Statement if the SEC (or the staff of the SEC) has not informed the Company that it intends to review the Proxy Statement.

“Recent SEC Reports” means (i) the Company SEC Reports filed on or after August 6, 2012 and publicly available on or prior to the date that is two (2) Business Days before the date of this Agreement and (ii) the Company’s Form 10-Q for the fiscal quarter ended September 30, 2012 provided that it is identical (other than immaterial differences) to the confidential draft Form 10-Q for the fiscal quarter ended September 30, 2012 previously made available to Parent.

“Real Estate” has the meaning set forth in Section 5.21(a).

“Representatives” of a Person means such Person’s officers, directors, financial advisors, attorneys, accountants, agents and other representatives.

“Required Financial Information” has the meaning set forth in Section 8.11(f).

“Ruby” means RedPrairie Holding, Inc.

“Schedule 14D-9” has the meaning set forth in Section 2.2(b).

“Schedule TO” has the meaning set forth in Section 2.1(b).

“SEC” has the meaning set forth in Section 2.1(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” has the meaning set forth in the Recitals.

“Solvent”, with respect to any Person, means that, as of any date of determination, (a) the amount of “fair saleable value” of the assets of such Person will, as of such date, exceed the value of “all liabilities of such Person, including contingent and other liabilities” as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of insolvency of debtors, (b) following such date, such Person will be able to generate enough cash from operations, asset dispositions or financings, or a combination thereof, to meet its obligations as they become due and (c) such Person will be able to pay its liabilities, including contingent liabilities, as they come due.

“Sponsor” means New Mountain Partners III, L.P.

“Subsidiary” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person.

“Superior Proposal” means a bona fide, written Acquisition Proposal which is not solicited or received in violation of Section 8.6, the terms of which the Company Board or any committee thereof determines in good faith (after consultation with its outside legal counsel and financial advisor and after taking into consideration, among other things, all of the material terms and conditions, and all material legal, financial, financing, regulatory and other aspects, of such Acquisition Proposal and this Agreement) is reasonably likely to be consummated (including, in the case of a cash transaction (whether in whole or in part), that the cash to be used in the transaction is fully committed or is reasonably likely to be available at the closing of the transaction) on the terms proposed and is more favorable to the holders of Company Common Stock (solely in their capacity as such) than the transactions contemplated by this Agreement (taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 8.6(d)); provided that, for purposes of this definition, the references in the definition of “Acquisition Proposal” to “20%” shall be deemed to be “51%”.

“Surviving Company” has the meaning set forth in Section 3.1.

“Tax” means any tax, charge, levy or other assessments imposed by any U.S. federal, state, local or foreign Governmental Entity, including income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest, penalties or additions imposed with respect thereto.

“Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be filed with any Taxing Authority with respect to Taxes, including all information returns relating to Taxes of third parties, and any amendments or supplements to any of the foregoing.

“Taxing Authority” means any Governmental Entity responsible for the imposition or administration of any Tax.

“Termination Condition” has the meaning set forth in Annex A.

“Termination Date” has the meaning set forth in Section 10.1.

“Top-Up Option” has the meaning set forth in Section 2.3(a).

“Top-Up Shares” has the meaning set forth in Section 2.3(a).

“U.S. Plan” has the meaning set forth in Section 5.11(a).

“Unit” has the meaning set forth in Section 3.9(d).

“Warrant Consideration” has the meaning set forth in Section 3.10(b).

Section 1.2 Construction; Interpretation.

(a) For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders; (ii) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, and to Exhibits, Schedules, Annexes and other attachments, without reference to a document, are to the specified Articles, Sections,

Annexes, subsections and other subdivisions of, and Exhibits, Schedules and other attachments to, this Agreement; (iii) a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or subdivision as contained in the same Section in which the reference appears; (iv) the words “herein”, “hereof”, “hereunder”, “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (v) the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”; (vi) all accounting terms used and not defined herein have the respective meanings given to them under GAAP; (vii) any reference in this Agreement to $ or dollars shall mean U.S. dollars; (viii) the words “made available to Parent” and words of similar import refer to documents posted to the Intralinks DataSite by or on behalf of the Company prior to the date of this Agreement and (ix) a reference to a party to this Agreement or any other agreement or document shall be deemed to include such party’s predecessors, successors and permitted assigns.

(b) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(c) Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement. No provision of this Agreement shall be construed to require the Company, Merger Sub, Parent or any of their respective Subsidiaries, Affiliates or Representatives to take any action that would violate or conflict with any Law.

ARTICLE II

THE OFFER

Section 2.1 The Offer.

(a) Provided that this Agreement shall not have been terminated in accordance with Section 10.1, as promptly as practicable, but in no event later than November 15, 2012 (or such other date as the Parties may mutually agree to in writing), Merger Sub shall, and Parent shall cause Merger Sub to, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer. The obligations of Merger Sub to, and of Parent to cause Merger Sub to, accept for payment, and pay for, any shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer are subject only to the satisfaction or waiver of the conditions set forth in Annex A (the “Offer Conditions”). The date on which Merger Sub commences the Offer is referred to herein as the “Offer Commencement Date”. The Company agrees that no shares of Company Common Stock held by the Company or any of its Subsidiaries (other than any such shares held on behalf of third parties) will be tendered pursuant to the Offer.

(b) On the Offer Commencement Date, Parent and Merger Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including exhibits thereto, the “Schedule TO”) that shall include the summary term sheet required thereby and, as exhibits, the offer to purchase, form of letter of transmittal, form of notice of guaranteed delivery, summary advertisement and other ancillary documents pursuant to which the Offer will be made (collectively, together with any amendments or supplements thereto, the “Offer Documents”); and (ii) cause the Offer Documents to be disseminated to holders of Shares as required by applicable Law. The Company shall promptly (and in no event later than three (3) Business Days following Merger Sub’s or Parent’s request) furnish to Parent and Merger Sub all information concerning the Company and its Subsidiaries or any of their respective Representatives that may be required by the Exchange Act and other applicable securities Laws or as reasonably requested by Parent or Merger Sub to be set forth in the Offer Documents. Subject to Section 8.6, the Company hereby consents to the inclusion of the Company Recommendation in the Offer Documents. Each of Parent,

Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Schedule TO and the Offer Documents if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect. Parent and Merger Sub shall take all steps reasonably necessary to amend or supplement the Schedule TO to correct such information and to cause the Schedule TO, as so corrected, to be filed with the SEC and the Offer Documents, as so corrected, to be disseminated to holders of Shares, in each case to the extent required by applicable Law. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO and the Offer Documents (or any amendment or supplement thereto), including the proposed final version thereof, before any such document is filed with the SEC or disseminated to holders of Shares, and Parent and Merger Sub shall give reasonable and good faith consideration to any comments made by the Company and its counsel. Parent and Merger Sub shall provide the Company and its counsel with (i) any comments or other communications, whether written or oral, that Parent, Merger Sub or their counsel or other representatives may receive from time to time from the SEC or its staff with respect to the Schedule TO or Offer Documents promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of Parent and Merger Sub to those comments, and to provide comments on that response (to which Parent and Merger Sub shall give reasonable and good faith consideration), including by participating with Parent and Merger Sub or their counsel in any discussions or meetings with the SEC.

(c) The Offer Conditions are for the sole benefit of Parent and Merger Sub and Parent and Merger Sub expressly reserve the right to waive, in whole or in part, any of the Offer Conditions and to make any change in the terms of or conditions to the Offer; provided that, without the prior written consent of the Company, neither Parent nor Merger Sub shall:

(i) waive or change the Minimum Condition or the Termination Condition;

(ii) decrease the Offer Price;

(iii) change the form of consideration to be paid in the Offer;

(iv) decrease the number of Shares subject to the Offer;

(v) terminate, extend or otherwise change the expiration date of the Offer, except as otherwise provided in this Agreement;

(vi) provide any “subsequent offering period” with the meaning of Rule 14d-11 under the Exchange Act; or

(vii) impose additional conditions to the Offer or otherwise amend, modify or supplement any of the Offer Conditions or the other terms of the Offer in any manner adverse to the holders of the Shares.

(d) Unless extended as provided in this Agreement, the Offer shall expire at 11:59 p.m. New York time on the date that is twenty Business Days (calculated as set forth in Rule 14d-1(g)(3) under the Exchange Act) after the Offer Commencement Date (the “Initial Offer Expiration Date”). If as of 11:59 p.m. New York time on the Initial Offer Expiration Date or any subsequent date as of which the Offer is scheduled to expire, (i) any of the Offer Conditions shall not have been satisfied or waived by Merger Sub, then, unless Parent and the Company otherwise agree, and subject to the rights and remedies of the Parties under this Agreement, Merger Sub shall (and Parent shall cause Merger Sub to), extend the Offer for one or more consecutive increments of not more than five Business Days each, the length of each such period to be determined by Parent in its sole discretion (or for such longer period as Parent and the Company may mutually agree) until such Offer Condition(s) are satisfied or waived, or (ii) the Offer is required to be extended by any rule, regulation, interpretation or position of the U.S. Securities and Exchange Commission (“SEC”) or the staff thereof applicable to the Offer, then Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer for the minimum period required by such rule, regulation or interpretation or position; provided, however, that Merger

Sub shall not be required to extend the Offer pursuant to the immediately preceding clauses (i) or (ii) beyond the End Date unless Parent or Merger Sub is not then permitted to terminate this Agreement pursuant to Section 10.1(c), in which case Merger Sub shall be required to extend the Offer beyond the End Date. In addition, if requested by the Company, Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer beyond any then scheduled Offer Expiration Date (i) for one or more consecutive increments designated by the Company in its sole discretion (which designation shall be made by the Company in writing to Parent not later than the date that is one Business Day prior to the then scheduled Offer Expiration Date); provided, however, that Merger Sub shall not be required to extend the Offer pursuant to this clause (i) beyond 5 p.m. (New York City time) on December 12, 2012 and (ii) if the Company has delivered a notice pursuant to clause (w) of the last sentence of Section 8.6(d) prior to the then scheduled Offer Expiration Date, three Business Days after such notice; provided, however, that Merger Sub shall not be required to extend the Offer pursuant to this clause (ii) more than once (the date on which the Offer finally expires taking into account any extensions pursuant to and in accordance with this Section 2.1(d) is referred to herein as the “Offer Expiration Date”). In addition, Merger Sub shall have the right in its sole discretion to extend the Offer beyond any then-scheduled expiration of the Offer for one or more consecutive increments of up to five Business Days each, the length of each such period to be determined by Parent in its sole discretion (or such longer period as Parent and the Company may mutually agree) to the extent (x) Parent and Merger Sub shall have waived the Financing Proceeds Condition, (y) all of the Offer Conditions other than the Financing Proceeds Condition have been satisfied or waived and (z) the Debt Financing (or any alternative financing contemplated by Section 8.11 (such alternative financing, “Alternative Financing”)) has not actually been received by Merger Sub or Parent, and the lenders party to the Debt Financing Commitment (or to the commitments with respect to any Alternative Financing (such commitments, “Alternative Financing Commitments”)) have not definitively and irrevocably confirmed in writing to Parent and Merger Sub that the Debt Financing (or Alternative Financing) in an amount sufficient (together with the Equity Financing and cash available to the Company) to consummate the Offer and the Merger will be available at the Offer Closing on the terms set forth in the Debt Financing Commitment (or Alternative Financing Commitments) and subject only to the satisfaction of the Offer Conditions (and contribution by Parent or Merger Sub of the proceeds of the Equity Financing). If (x) the Financing Proceeds Condition has been satisfied less than five Business Days prior to the then-scheduled expiration of the Offer (including the then-scheduled expiration date of the Offer) and (y) all of the other Offer Conditions have been satisfied or waived at the then scheduled expiration of the Offer, then Merger Sub and Parent shall have a one-time right to extend the Offer pursuant to this sentence and such extension shall be for a period of up to five Business Days.

(e) Subject to the terms and conditions set forth in this Agreement and to the satisfaction, or waiver by Merger Sub, of the Offer Conditions, Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for, as promptly as practicable (which shall, in any event, be no more than three Business Days) after the Offer Expiration Date, all Shares validly tendered and not validly withdrawn pursuant to the Offer that Merger Sub becomes obligated to purchase pursuant to the Offer (such acceptance, the “Offer Closing”, the time on which the Offer Closing occurs, the “Acceptance Time”, and the date on which the Offer Closing occurs, the “Offer Closing Date”). Parent shall provide, or cause to be provided, to Merger Sub on a timely basis the funds necessary to purchase all Shares that Merger Sub becomes obligated to purchase pursuant to the Offer.

(f) The Offer may not be terminated prior to the Offer Expiration Date unless this Agreement is validly terminated in accordance with Section 10.1; provided, however, that if at any date on which the Offer is scheduled to expire, (i) the Marketing Period shall have ended and any Offer Condition (other than the Financing Proceeds Condition) shall not have been satisfied or waived and (ii) the Proxy Statement Clearance Date shall have occurred at least three Business Days prior to such scheduled expiration of the Offer, then (x) notwithstanding the provisions of subclause (i) of Section 2.1(d), Merger Sub may irrevocably and unconditionally terminate the Offer (provided that prior to so terminating the Offer, Merger Sub shall, and Parent shall cause Merger Sub to, notify the Company in writing at least one Business Day in advance of such termination and the Company shall have a one-time right (exercisable in the Company’s sole discretion) to cause Merger Sub to extend, rather than terminate, the Offer for one consecutive increment of five Business Days, in which case Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer for such period) and (y) if the Financing Outside Date has occurred, the Company shall have the right, exercisable by delivering written notice to Parent and Merger Sub, to cause Merger Sub to, and upon receipt of such written notice, Merger Sub shall, and Parent shall cause Merger Sub to, irrevocably and unconditionally terminate the Offer at the then-scheduled expiration date following the receipt of such notice sent by the Company. The termination of the Offer pursuant to the immediately preceding sentence is referred to in this Agreement as the “Offer Termination” and the date on which the Offer Termination occurs is referred to in this Agreement as the “Offer Termination Date”. If the Offer Termination occurs, Merger Sub shall promptly (but in no event later than three Business Days after the Offer Termination Date) return, and shall cause any depository acting on behalf of Merger Sub to return, all tendered shares of Company Common Stock to the registered holders thereof. The Parties hereto acknowledge and agree that the Offer Termination shall not give rise to a right of termination of this Agreement unless to the extent expressly provided for in Section 10.1 and that, absent such any termination of this Agreement, the obligations of the Parties hereunder other than those related to the Offer shall continue to remain in effect notwithstanding the Offer Termination, including those obligations with respect to the Merger. The Parties hereto also acknowledge and agree that the occurrence of the Offer Termination shall not limit or affect the right of the Company to terminate this Agreement pursuant to Section 10.1(h).

Section 2.2 Company Action.

(a) The Company shall, or shall cause its transfer agent to, furnish Parent and Merger Sub promptly with a list of the Company Stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories as of the most recent practicable date (and in any event the Company shall so direct its transfer agent to furnish such materials to Parent and Merger Sub within two Business Days following the date of this Agreement), and shall provide to Parent such additional information (including updated lists of stockholders, mailing labels, lists of securities positions and computer files and all other information in the Company’s possession or control regarding the beneficial owners of Shares) and such other assistance as Parent may reasonably request in connection with the Offer. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, Parent and Merger Sub shall hold in confidence the information contained in any such labels, listings, files and other information, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to the Company or destroy all copies of such information then in their possession in accordance with the Confidentiality Agreement.

(b) On the Offer Commencement Date, the Company shall file with the SEC and disseminate to the Company Stockholders, in each case as and to the extent required by applicable Law, a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with any amendments or supplements thereto, the “Schedule 14D-9”) that, subject to Section 8.6(e), describe and make the recommendations of the Company Board that the Company Stockholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer. Each of the Company, Parent and Merger Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9, if and to the extent that it shall have become (or shall have become known to be) false or misleading in any material respect. The Company shall take all steps reasonably necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the Company Stockholders, in each case to the extent required by applicable Law. The Company shall include the opinion referred to in Section 5.24 in the Schedule 14D-9. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 each time before it is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent, Merger Sub and their counsel. The Company shall provide Parent, Merger Sub and their counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of those comments or other communications; and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (to which the Company shall give reasonable and good faith consideration), including by participating with the Company or its counsel in any discussions or meetings with the SEC.

Section 2.3 Top-Up Option.

(a) Subject to Section 2.3(b) and Section 2.3(c), the Company grants to Merger Sub an irrevocable option (the “Top-Up Option”), for so long as this Agreement has not been terminated pursuant to the provisions hereof and the Offer Termination shall not have occurred, to purchase from the Company a number of authorized, validly issued, fully paid and nonassessable Shares equal to at least the lowest number of Shares that, when added to the number of Shares that would be owned by Parent and Merger Sub after giving effect to the exercise of the Top-Up Option, would constitute one Share more than 90% of the aggregate number of Shares that would be outstanding on a Fully-Diluted Basis immediately after the issuance of all Shares to be issued upon exercise of the Top-Up Option (such Company Shares to be issued upon exercise of the Top-Up Option, the “Top-Up Shares”).

(b) The Top-Up Option may be exercised by Merger Sub, in whole but not in part, only once, on the Offer Closing Date and only if Parent and Merger Sub shall own as of such time less than 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis; provided that, notwithstanding anything in this Agreement to the contrary, the Top-Up Option shall not be exercisable to the extent (i) the number of Shares issuable upon exercise of the Top-Up Option would exceed the number of authorized but unissued and unreserved Shares (treating Shares owned by the Company as treasury stock as unissued) or (ii) any provision of applicable Law or any Order would prohibit, or require any Consent by any Governmental Entity in connection with, the exercise of the Top-Up Option or the delivery of the Top-Up Shares with respect to such exercise (and, with respect to any such Consent, such Consent has not theretofore been obtained).

(c) If the Offer Conditions have been satisfied or waived by Merger Sub and the number of Shares that have been validly tendered and not validly withdrawn, when added to the Shares owned by Parent and Merger Sub, prior to giving effect to the exercise of the Top-Up Option, does not represent at least 90% of the Shares outstanding on the Offer Closing Date on a Fully-Diluted Basis, Merger Sub shall be deemed to have exercised the Top-Up Option as of the Offer Closing and, on the Offer Closing Date, shall give the Company written notice specifying the amount of Shares owned by Parent and Merger Sub at the time of such notice (after giving effect to the Shares acquired pursuant to the Offer). For the avoidance of doubt, for purposes of this Section 2.3(c), the number of Shares owned by Parent and Merger Sub immediately before, at or immediately after the exercise of the Top-Up Option shall exclude (unless otherwise directed by Parent or Merger Sub in writing) shares of Company Common Stock tendered into the Offer pursuant to guaranteed delivery procedures if such shares have not been delivered pursuant to such guarantees as of such time. The Company shall, as soon as practicable following receipt of such notice, deliver written notice to Merger Sub specifying, based on the information provided by Merger Sub in its notice, the number of shares of Company Common Stock issued and outstanding, together with the number of shares of Company Common Stock issuable upon exercise, conversion, or vesting of all outstanding Company Options, Company PSAs, Company RSUs, Company Warrants, and all other outstanding options, warrants, and rights to acquire shares of Company Common Stock, and all outstanding convertible debt, and, based on such number and based on the information provided by Merger Sub, the number of Top-Up Shares to be purchased by Merger Sub. The aggregate purchase price payable for all Top-Up Shares being purchased by Merger Sub (the “Top-Up Consideration”) shall be determined by multiplying the number of such Top-Up Shares by the Offer Price, without interest. At the closing of the purchase of the Top-Up Shares, Parent and Merger Sub shall cause the Top-Up Consideration to be delivered to the Company; provided that Merger Sub may pay the Top-Up Consideration by (x) paying in cash, by wire transfer of immediately available funds to an account designated by the Company in writing, an amount equal to the aggregate par value of the Top-Up Shares and (y) executing and delivering to the Company an unsecured, non-negotiable, non-transferable promissory note having a principal amount equal to the Top-Up Consideration less the amount paid in cash pursuant to the preceding clause (x) (the “Promissory Note”). The Promissory Note (1) shall be full recourse against Merger Sub, (2) shall bear interest at the rate of 5% per annum, payable in arrears at maturity, (3) shall mature on the first anniversary of the date of issuance, (4) may be prepaid, in whole or in part, at any time without premium or penalty and (5) shall have no other material terms. The Parties agree to use their reasonable best efforts to cause the closing of the purchase of the Top-Up Shares to occur on the Offer Closing Date, and if not so consummated on such day, as promptly thereafter as possible. At the closing of the sale and purchase of the Top-Up Shares as provided herein, the Company shall cause the Top-Up Shares to be issued to Merger Sub in a manner that makes Merger Sub a holder of record in respect to such Shares for purposes of Section 267 of the DGCL and 18-209 of the DLLCA.

(d) Subject to the terms and conditions of this Agreement, and for so long as the Offer Termination has not occurred, the Company agrees that it shall maintain out of its existing authorized capital stock, free from preemptive rights or reservation, at least 49,125,000 authorized but unissued shares of Company Common Stock for the purpose of issuance pursuant to this Section 2.3 and, for purposes of this Section 2.3, the Company shall take all action necessary to ensure that no prior reservation of any shares of Company Common Stock (including, but not limited to, any reservations made pursuant to any Company Options, Company PSAs, Company RSUs, Company Warrants and any other rights to acquire shares of Company Common Stock) will impair the Company’s ability to have 49,125,000 authorized but unissued shares of Company Common Stock available for the purpose of issuance pursuant to this Section 2.3.

(e) Concurrently with the issuance to Merger Sub of the Top-Up Shares (or, if not concurrently, as promptly as practicable thereafter), Merger Sub shall consummate the Merger in accordance with Sections 267 of the DGCL and 18-209 of the DLLCA and as contemplated by Section 8.1(d).

(f) Parent and Merger Sub understand and acknowledge that the Top-Up Shares that Merger Sub may acquire upon exercise of the Top-Up Option will not be registered under the Securities Act and will be issued in reliance upon an exemption thereunder for transactions not involving a public offering. The Parties shall cooperate to ensure that the issuance and delivery of the Top-Up Shares comply with all applicable Laws, including compliance with an applicable exemption from registration of the Top-Up Shares under the Securities Act. Each of Parent and Merger Sub represents, warrants and agrees that the Top-Up Shares will be acquired by Merger Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Each of Parent and Merger Sub further represents that Merger Sub will be, upon acquisition of the Top-Up Shares, an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act. Any certificates evidencing Top-Up Shares shall include any legends required by applicable Law.

(g) Any dilutive impact on the value of the Shares as a result of the issuance of the Top-Up Shares or the payment of the Top-Up Consideration to the Company, including the Promissory Note, will not be taken into account in any determination of the fair value of any Dissenting Shares pursuant to Section 262 of the DGCL as contemplated by Section 3.9(b) and Section 4.2(g), and the Parties and the Surviving Company expressly waive and shall not present (except pursuant to explicit direction of the Delaware Court of Chancery) any argument that any such dilutive impact shall be taken into account in any such determination of the fair value of any Dissenting Shares pursuant to Section 262 of the DGCL.

ARTICLE III

THE MERGER

Section 3.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL and the DLLCA, at the Effective Time, Merger Sub shall merge with and into the Company (the “Merger”). The Company shall be the surviving corporation (the “Surviving Company”) of the Merger and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

Section 3.2 Effective Time. The Merger shall become effective as set forth in the Certificate of Merger, which shall be duly executed and filed with the Secretary of State of the State of Delaware as promptly as reasonably practicable on the Merger Closing Date. As used in this Agreement, the term “Effective Time” shall mean the date and time when the Merger becomes effective as provided by the Certificate of Merger and otherwise in accordance with the DGCL and DLLCA.

Section 3.3 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects and consequences set forth in Section 259 of the DGCL and Section 209 of the DLLCA and as provided in this Article III.

Section 3.4 Closing of the Merger. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Merger Closing”) shall take place (i) if the Offer Termination shall have occurred, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004 at 10:00 a.m. on a date to be specified by the Parties, which date shall be as soon as reasonably practicable (but in any event no later than the second Business Day) after satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article IX, other than those conditions that, by their terms, are to be satisfied at the Merger Closing (but subject to the satisfaction or waiver of such conditions), or at such other location or on such other date or time as the Parties may mutually agree in writing; provided that, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article IX (other than those conditions that, by their terms, are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver of those conditions at such time), then, subject to the continued satisfaction or waiver of the conditions set forth in Article IX at such time, the Merger Closing shall occur instead on the earliest of (a) any Business Day during the Marketing Period as may be specified by Parent on no less than three Business Days’ prior written notice to the Company, (b) the second Business Day after the final day of the Marketing Period and (c) such other date, time or place as agreed to in writing by Parent and the Company or (ii) if the Offer Closing shall have occurred, as promptly as practicable (and in any event, not later than two Business Days) after the Offer Closing and (if applicable) after the closing of the sale and purchase of Top-Up Option Shares pursuant to Section 2.3, and subject to satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Section 9.1, other than those conditions that, by their terms, are to be satisfied at the Merger Closing (but subject to the satisfaction or waiver of such conditions) at the offices of Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004, or at such other location or on such other date or time as the Parties may mutually agree in writing (the date on which the Merger Closing actually takes place, the “Merger Closing Date”).

Section 3.5 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior thereto (the “Company Charter”) shall be amended so as to read in its entirety as set forth on Exhibit B and, as so amended, shall be the certificate of incorporation of the Surviving Company from and after the Effective Time, until thereafter amended in accordance with the provisions thereof and applicable Law.

Section 3.6 By-Laws. At the Effective Time, the By-Laws of the Company as in effect immediately prior thereto (the “Company By-Laws”) shall be amended so as to read in their entirety as set forth on Exhibit C and, as so amended, shall be the by-laws of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable Law.

Section 3.7 Board of Directors. The Parties shall take all requisite action so that the managers of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall be the directors of the Surviving Company, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Company and applicable Law, until their respective successors are duly elected or appointed (as the case may be) and qualified, or their earlier death, resignation or removal.

Section 3.8 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company and shall hold office until their respective successors are duly elected or appointed (as the case may be) and qualified, or their earlier death, resignation or removal.

Section 3.9 Conversion of Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any securities of the Company:

(a) All shares of Company Common Stock owned by the Company (including treasury shares), Merger Sub or Parent (other than shares in trust accounts, managed accounts and the like) shall be cancelled and retired and shall not represent capital stock of the Surviving Company and shall not be exchanged for any portion of the Merger Consideration.

(b) All shares of Company Common Stock owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (“Dissenting Shares”) shall be cancelled and retired and shall not be exchanged for any portion of the Merger Consideration, but shall be converted into and represent only the right to receive payment in accordance with Section 4.2(g); provided, however, that if any such stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under such Section 262, then the right of such stockholder to be paid the fair value of such stockholder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration (without interest thereon) as provided in Section 3.9(c).

(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares cancelled pursuant to Section 3.9(a) and Dissenting Shares, which are hereinafter referred to as “Excluded Shares”) shall be converted into and become the right to receive an amount equal to the Offer Price, in cash and without interest, payable to the holder thereof in accordance with Article IV (the “Merger Consideration”). At the Effective Time, all such Shares that have been converted into the right to receive the Merger Consideration shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of any such Shares immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of such Shares in accordance with Section 4.2.

(d) At the Effective Time, each membership unit (“Unit”) or portion thereof representing a membership interest in Merger Sub immediately prior to the Effective Time shall be converted into and become one fully paid share of common stock, par value $0.01 per share, of the Surviving Company and constitute the only outstanding shares of capital stock of the Surviving Company.

Section 3.10 Treatment of Company Options and Other Stock-Based Awards.

(a) Company Options. Each Company Option outstanding as of immediately prior to the earlier to occur of the Acceptance Time and the Effective Time (such earlier time, the “Acceleration Time”), whether vested or unvested, shall, as of immediately prior to the Acceleration Time, be irrevocably cancelled, extinguished and converted, without any action on the part of Parent, the Company or the applicable Company Optionholder, into the right to receive a cash payment, without interest, equal to the Closing Option Consideration, payable by the Company as soon as practicable after the Acceleration Time in accordance with Section 3.10(h). Such payment shall be reduced by any applicable income or employment Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Options to the extent paid over to the applicable Taxing Authority. For the avoidance of doubt, all Company Options with an exercise price greater than the Offer Price or Merger Consideration (as applicable) shall be cancelled and shall not have any right to receive any consideration in respect thereof.

(b) Company Warrants. From and after the Effective Time, the holders of any Company Warrants shall be entitled to receive (except as set forth on Section 3.10(b) of the Company Disclosure Letter), in full settlement of such Company Warrants, cash in an amount (the “Warrant Consideration”) equal to (a) (1) (x) $12.70 plus (y) 0.2562 multiplied by the Offer Price (or, if the Effective Time occurs earlier than the Acceptance Time, the Merger Consideration) minus (2) $15.4675 per Former i2 Share, multiplied by (b) the total number of Former i2

Shares issuable upon exercise in full of such Company Warrant, the product of (a) and (b) rounded down to the nearest whole cent. Such payment shall be reduced by any applicable income Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Warrant to the extent paid over to the applicable Taxing Authority.

(c) Company PSAs. Each Company PSA outstanding as of immediately prior to the Acceleration Time shall, as of immediately prior to the Acceleration Time, automatically become vested at target performance level and shall immediately thereafter be irrevocably cancelled, extinguished and converted, without any action on the part of Parent, the Company or the holder of the Company PSA, into the right to receive, in accordance with Section 3.10(h), as soon as practicable after the Acceleration Time, a cash payment, without interest, equal to the product of (i) the total number of Shares subject to such Company PSA immediately prior to the Acceleration Time (assuming, for this purpose, that all applicable performance goals have been achieved at target level of performance), and (ii) the Offer Price or Merger Consideration (as applicable) (such product, the “Closing PSA Consideration”). Such payment shall be reduced by any applicable income or employment Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company PSA to the extent paid over to the applicable Taxing Authority. As of the Acceleration Time, all Company PSAs shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company PSA shall cease to have any rights with respect thereto, except the right to receive the consideration payable in accordance with this Section 3.10(c).

(d) Company RSUs. Each Company RSU outstanding as of immediately prior to the Acceleration Time shall, as of immediately prior to the Acceleration Time, automatically become fully vested and free of any forfeiture restrictions, and shall immediately thereafter be cancelled, extinguished and converted into the right to receive, without any action on the part of Parent, the Company or the holder of the Company RSU, a cash payment, without interest, equal to the product of (i) the total number of Shares subject to such Company RSU immediately prior to the Acceleration Time and (ii) the Offer Price or Merger Consideration (as applicable) (such product, the “Closing RSU Consideration”). Such payment shall be made by the Company as soon as practicable after the Acceleration Time in accordance with Section 3.10(h) and shall be reduced by any applicable income or employment Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company RSU to the extent paid over to the applicable Taxing Authority. As of the Acceleration Time, all Company RSUs shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company RSU shall cease to have any rights with respect thereto, except the right to receive the consideration payable in accordance with this Section 3.10(d).

(e) Company Restricted Shares. Each Company Restricted Share outstanding as of immediately prior to the Acceleration Time shall, as of immediately prior to Acceleration Time, automatically become fully vested and free of any forfeiture restrictions, and, at the Acceleration Time, the holder thereof shall be entitled to receive the Offer Price or Merger Consideration (as applicable) with respect to each such Company Restricted Share. Such payment shall be made by the Company as soon as practicable after the Acceleration Time in accordance with Section 3.10(h) and shall be reduced by any applicable income or employment Tax withholding required under the Code or any provision of applicable Tax Law and, to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Restricted Shares to the extent paid over to the applicable Taxing Authority.

(f) Employee Stock Purchase Plan. Prior to the Acceleration Time, the Company shall take all actions necessary (i) to terminate the Company ESPP, (ii) in order that the rights of participants in the Company ESPP with respect to any offering period then underway under the Company ESPP shall be determined by treating a Business Day to be determined by Company that is prior to the earlier to occur of the Offer Closing Date and the Merger Closing Date as the last day of such offering period (the “Final Investment Date”) and by treating such shortened offering period as a fully effective and completed offering period for all purposes under the Company ESPP, (iii) in order that participants may not increase their payroll deductions from those in effect on the date hereof or make separate non-payroll contributions to the ESPP on or following the date hereof and (iv) in order that no new participants may enroll to commence participation in the ESPP following the date of this Agreement. Any shares of Company Common Stock acquired prior to or on the Final Investment Date shall, if not validly tendered in the Offer, be treated as outstanding shares of Company Common Stock for purposes of Section 3.9. Following the date hereof, the Company shall take no action pursuant to the terms of the Company ESPP to commence any new purchase or offering periods.

(g) The foregoing provisions of this Section 3.10 shall apply notwithstanding any provision to the contrary or any inconsistent provision in the Company Stock Plans, the Company ESPP or the award agreements evidencing the Company Equity Awards (as applicable).

(h) Cash Settlement through Payroll. The Surviving Company shall pay, through its payroll system, to each holder of Company Equity Awards, the cash payments subject to and in accordance with this Section 3.10, as applicable, no later than five Business Days after the Merger Closing Date.

ARTICLE IV

EXCHANGE OF SHARES AND PAYMENT OF MERGER CONSIDERATION

Section 4.1 Payment of Merger Consideration. Prior to the Effective Time, Parent shall (a) designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article IV and, in connection therewith, shall prior to the Merger Closing Date enter into an agreement with the Paying Agent in a customary form reasonably acceptable to the Company, (b) deposit, or cause to be deposited, with the Paying Agent in a separate fund (the “Exchange Fund”), for the benefit of Company Stockholders, an amount in cash sufficient to pay the aggregate Merger Consideration, and (c) instruct the Paying Agent to timely pay the Merger Consideration in accordance with this Agreement. The Merger Consideration deposited with the Paying Agent pursuant to this Section 4.1 shall be invested by the Paying Agent as directed by Parent; provided, however, that (i) the Paying Agent shall not make any investment other than in (A) interest-bearing time deposits or short-term negotiable certificates of deposit (with maturities of 30 days or less) in a commercial bank having a combined capital and surplus of at least $10,000,000,000 and short-term deposit ratings of at least P-1 (Moody’s) and A-1 (Standard & Poor’s), (B) short-term obligations (with maturities of 90 days or less) of or guaranteed by the United States Treasury or another government agency or (C) money market funds substantially all the assets of which consist of cash and securities or other obligations of the types described in the preceding clauses (A) and (B) and (ii) any such investment or any payment of earnings from any such investment shall not delay the receipt by Company Stockholders of any portion of the Merger Consideration or otherwise impair such Company Stockholders’ rights under this Agreement. Any interest or income produced by such investments shall not be deemed part of the Exchange Fund and shall be payable to the Surviving Company. In the event that the funds in the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.9(c) and Section 3.10, Parent shall, or shall cause the Surviving Company to, promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount equal to such deficiency. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Company Common Stock to receive the Merger Consideration as provided herein. The Paying Agent shall be required to hold the Exchange Fund for the benefit of the Company Stockholders and promptly make the payments provided for in Article III. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. Notwithstanding any provision contained herein to the contrary, each of the Paying Agent, the Surviving Company and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article IV such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Law. Amounts so withheld and paid over to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which the Paying Agent, the Surviving Company or Parent, as the case may be, made such deduction and withholding.

Section 4.2 Exchange of Shares.

(a) As soon as reasonably practicable after the Effective Time and in any event not later than the third Business Day thereafter, Parent shall instruct the Paying Agent to mail to each registered holder of a Certificate or book-entry shares (“Book-Entry Shares”) which, immediately prior to the Effective Time, represented Company Common Stock (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon delivery of the Certificates (or affidavits in lieu thereof) or Book-Entry Shares to the Paying Agent, and which shall be in such form and have such other customary provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares) as the Company and Parent may reasonably agree prior to the Merger Closing Date) and (ii) instructions for use in effecting the surrender of such Certificates or Book-Entry Shares, as applicable, in exchange for payment of the Merger Consideration into which the number of Shares previously represented by such Certificates or Book-Entry Shares, as applicable, shall have been converted pursuant to this Agreement. Upon proper surrender of Certificate(s) or Book-Entry Shares, as applicable, to the Paying Agent for cancellation, together with a properly completed and duly executed letter of transmittal (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate(s) or Book-Entry Shares, as applicable, shall be entitled to receive in exchange therefor the amount of the Merger Consideration that such holder has the right to receive pursuant to the provisions of Section 3.9(c), and the Certificate(s) or Book-Entry Shares, as applicable, so surrendered shall forthwith be cancelled. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate or Book-Entry Shares, as applicable. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to provide that the Paying Agent will transmit to DTC or its nominee as promptly as practicable after the Merger Closing (and, in any event, no later than the first Business Day after the Merger Closing) an amount in cash in immediately available funds equal to the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration.

(b) If payment of the Merger Consideration is to be made to any Person other than the registered holder of the Certificate(s) or Book-Entry Shares, as applicable, surrendered in exchange therefor, it shall be a condition to such payment that the Certificate(s) or Book-Entry Shares, as applicable, so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Shares, as applicable, or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.2, each Certificate or Book-Entry Shares, as applicable, shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article IV, without interest.

(c) The Merger Consideration paid in accordance with the terms of this Article IV shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. As of the Effective Time, there shall be no transfers in the stock ledgers of the Company of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Surviving Company or the Paying Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in Section 3.9(c) and this Article IV.

(d) Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders as of the first anniversary of the Effective Time shall be returned to Parent. All Company Stockholders shall thereafter look only to Parent for payment of the Merger Consideration payable to such Company Stockholder at the

Effective Time as determined pursuant to this Agreement, in each case without any interest thereon. Notwithstanding anything to the contrary contained herein, none of Parent, the Company, the Paying Agent, Merger Sub or any other Person shall be liable to any former Company Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, reasonably acceptable to the Paying Agent, by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such Person of a bond in such amount as the Surviving Company may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement, without any interest thereon.

(f) Without limiting the other provisions of this Agreement, in the event that any change in the number of shares of Company Common Stock issued and outstanding shall occur prior to the Acceptance Time or the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Offer Price or the Merger Consideration, as applicable, shall be equitably adjusted to reflect such change; provided, that no such adjustment shall be made to reflect the issuance of the Top-Up Shares, and provided, further that nothing in this Section 4.2(f) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.

(g) Except as provided in Section 3.9(b), each Company Stockholder who has perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive only the payment of the fair value of the Dissenting Shares held by such Company Stockholder as provided by Section 262 of the DGCL. The Company shall give Parent (i) prompt written notice of any demand for appraisal, withdrawals or attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to Company Stockholders’ rights of appraisal, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to the exercise of appraisal rights (or offers or attempts to settle the same) under Section 262 of the DGCL. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), voluntarily make any payment with respect to, or settle or offer or attempt to settle, any such demand for appraisal, or agree to do any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (A) set forth in the Company Disclosure Letter (it being understood that the disclosure of any item in any such Section of the Company Disclosure Letter shall also be deemed disclosure with respect to any other Section of this Agreement to the extent it is reasonably apparent on its face that such disclosure is relevant to such other Section) or (B) as described in the Recent SEC Reports (other than (x) any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward-Looking Statements” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature (it being agreed that any matter disclosed in any Recent SEC Report shall be deemed to qualify the Company’s representations and warranties hereunder only to the extent that it is reasonably apparent from such disclosure in such Recent SEC Report that such disclosure is applicable to any particular Section of the Company Disclosure Letter) and (y) any agreements filed as exhibits or other documents appended thereto), the Company hereby represents and warrants as follows:

Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (i) is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, and (ii) has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, except where the failure to be so qualified, licensed or in good standing or have such corporate power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True and complete copies of the Company Charter and the Company By-Laws are included in the Company SEC Reports publicly available on or prior to the date of this Agreement.

Section 5.2 Subsidiaries.

(a) Each of the Company’s Subsidiaries, together with the jurisdiction of organization of each such Subsidiary, is set forth in Section 5.2(a) of the Company Disclosure Letter. Each Subsidiary of the Company is a duly formed, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary of the Company has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed to do business and is, to the extent applicable, in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company. All of such shares and other equity interests so owned by the Company were validly issued and are fully paid (and, in the case of shares of capital stock, nonassessable) and are owned by the Company free and clear of all Liens, other than Permitted Liens. There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Company Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the capital stock of, or other equity or voting interests in, any Company Subsidiary. Neither the Company nor any of its Subsidiaries has any obligation to make any payments based on the price or value of any securities of any Company Subsidiary or dividends paid thereon.

Section 5.3 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”). As of the close of business on October 26, 2012 (the “Capitalization Date”), there were (i) 43,091,829 shares of Company Common Stock outstanding (including 5,866 Company Restricted Shares); (ii) no shares of Company Preferred Stock outstanding; (iii) 28,986 shares of Company Common Stock were subject to outstanding Company Warrants; (iv) 1,357,501 shares of Company Common Stock were subject to outstanding Company Options, Company RSUs, Company PSAs (assuming the achievement of any applicable performance goals or objectives at maximum) and other purchase rights and stock awards granted pursuant to the Company Equity Plans and the Company ESPP (with the number of shares of Company Common Stock subject to purchase rights under the Company ESPP being determined in accordance with Section 5.3(a)(iv) of the Company Disclosure Letter); and (v) 2,288,911 shares of Company Common Stock held in the Company’s treasury. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

(b) Section 5.3(b) of the Company Disclosure Letter sets forth, as of the Capitalization Date, (i) a list of all outstanding Company Options, the name of the holder thereof, the date of grant, the number of shares of Company Common Stock subject to outstanding Company Options and the price per share at which such Company Options may be exercised, (ii) a list of all outstanding Company Warrants, the name of the holder thereof, the date of issuance, the number of shares of Company Common Stock subject to outstanding Company Warrants and the price per share at which such Company Warrants may be exercised, (iii) a list of all outstanding awards of Restricted Shares, the name of the holder thereof, the date of grant and the number of Restricted Shares subject to such award, (iv) a list of all outstanding awards of Company RSUs, the name of the holder thereof, the date of grant and the number of shares of Company Common Shares subject to such award and (v) a list of all outstanding awards of Company PSAs, the name of the holder thereof, the date of grant and the number of shares of Company Common Shares subject to such award (assuming the achievement of any applicable performance goals or objectives at maximum).

(c) Except as described in this Section 5.3, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. No direct or indirect Subsidiary of the Company owns any Company Common Stock. None of the Company or any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. From the Capitalization Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends (or other distributions) paid thereon or revenues, earning or financial performance or any other attribute of the Company, other than pursuant to the Company Options, Company Warrants, Company RSUs, Company PSAs and other purchase rights and stock awards granted pursuant to the Company Equity Plans set forth in Section 5.3(a)(iv) above that were outstanding as of the Capitalization Date, or (2) established a record date for, declared, set aside for payment or paid any dividend on, or other distribution, in respect of any shares of its capital stock or made any announcement with respect thereto.

Section 5.4 Authority; Validity and Effect of Agreements.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s corporate powers and, except for the adoption of this Agreement by the Company Stockholders, if required by the applicable Law to consummate the Merger, have been duly and validly authorized by all requisite corporate action on behalf of the Company. The affirmative vote of the holders of a majority of the outstanding Shares, voting together as a single class, if required by applicable Law to consummate the Merger, is the only vote of the holders of any of the Company’s capital stock necessary to adopt this Agreement (the “Company Stockholder Vote”). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) The Company Board has, at a meeting duly called and held on or prior to the date hereof, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the Company and the Company Stockholders that the Company enter into this Agreement and consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the terms of the Offer and the Merger are fair to the Company and the Company Stockholders, (iv) authorizing and approving the Top-Up Option (including the consideration to be paid upon exercise thereof) and the issuance of the Top-Up Shares thereunder, (v) directing that, if required by applicable Law to consummate the Merger, the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (vi) recommending that the Company Stockholders accept the Offer, tender their shares of Company Common Stock pursuant to the Offer and, if required by applicable Law to consummate the Merger, vote to adopt this Agreement.

Section 5.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder will not, (i) conflict with or violate the Company Charter or Company By-Laws, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.5(b) have been obtained and all filings and other obligations described in Section 5.5(b) have been made, conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments pursuant to any of the terms, conditions or provisions of, any Material Contract, or (iii) result in the creation of a Lien, except for Permitted Liens, on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses (ii) and (iii), for such conflicts, violations, breaches or defaults, the triggering of payments or the creation of Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization of, or filing with or notification to, any Governmental Entity, except: (i) the filing with the SEC of (A) the Schedule 14D-9, (B) the Proxy Statement, if the adoption of this Agreement by the Company Stockholders is required by applicable Law to consummate the Merger, (C) any information statement (the “Information Statement”) required under Rule 14f-1 in connection with the Offer and (D) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated thereby; (ii) compliance with and filings under the HSR Act and any Antitrust Laws of any other applicable jurisdiction; (iii) any filings required under the rules and regulations of The NASDAQ Global Select Market (the “NASDAQ”); (iv) the filing of the Certificate of Merger pursuant to the DGCL; (v) any registration, filing or notification required pursuant to federal and state securities Laws; (vi) as set forth in Section 5.5(b) of the Company Disclosure Letter; and (vii) such other consents, approvals, authorizations, registrations, filings or notifications (A) required solely by reason of the participation of Parent (as opposed to any third Person) in the transactions contemplated by this Agreement or (B) the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 5.6 Permits; Compliance with Laws.

(a) The Company and each of its Subsidiaries are in possession of all Permits required to be held by them in order to own, lease and operate their respective properties and assets and to carry on their respective businesses as they are now being conducted and all such Permits are valid and in full force and effect, except for any failure to maintain or possess any such Permit, and except for any suspension or cancellation of any such Permit, that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries is, or has since December 31, 2007 been, in violation of any Law applicable to the Company or any of its Subsidiaries, except for any such violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) The Company and its Subsidiaries are and have at all times since December 31, 2007 been in compliance in all material respects with U.S. and foreign economic sanctions laws and regulations, including economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

(d) Without limiting the foregoing, none of the Company or its Subsidiaries, including its directors, officers and employees and, to the Knowledge of the Company, agents or third parties acting on the Company’s or any Subsidiary’s behalf, have engaged, directly or indirectly, in any activity which would cause the Company or any Subsidiary to be in violation in any material respect of the (i) Foreign Corrupt Practices Act of 1977, as amended, (ii) the U.S. Travel Act, 18 U.S.C. § 1952, (iii) the United Kingdom Bribery Act of 2010, (iv) any applicable Law enacted in connection with, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (v) any other applicable Law of any foreign or domestic jurisdiction of similar effect or that relates to bribery or corruption (collectively “Anti-Bribery Laws”) or (vi) any applicable U.S. money laundering law or regulation, during the period since December 31, 2007 or for so long as such laws or regulations have been in effect, whichever time period is shorter. The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with any Anti-Bribery Laws and U.S. money laundering Laws and have in all material respects instituted and maintain policies and disclosure controls and procedures and an internal accounting system designed to ensure, and which are reasonably expected by the Company to continue to ensure, continued compliance therewith and that violations of applicable Anti-Bribery Laws and U.S. money laundering law or regulation will be prevented, detected and deterred.

(e) Without limiting the foregoing, the Company and its Subsidiaries are and have at all times since December 31, 2007 been, in compliance in all material respects with all Laws relating to imports, exports and other international transactions (including without limitation those Laws administered by the U.S. Department of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; and State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130).

(f) Without limiting the foregoing, the Company and its Subsidiaries are, and have at all times since December 31, 2007 been, in compliance in all material respects with the terms and conditions of all Contracts to which the Company and any Governmental Entity are parties or under which any Governmental Entity has any rights or obligations, or directly or indirectly benefiting any Governmental Entity (including any subcontract or other Contract between the Company and its Subsidiaries and any contractor or subcontractor to any Governmental Entity) (each, a “Government Contract”), including the Truth in Negotiations Act, the Service Contract Act, the Contract Disputes Act, the Trade Agreements Act, the Office of Federal Procurement Policy Act, the Federal Acquisition Regulation (“FAR”) and any supplement thereto, and the Criminal False Statements Act.

(g) Without limiting the foregoing, since December 31, 2007, none of the Company, its Subsidiaries or any of their respective personnel has been under (i) to the Knowledge of the Company, administrative, civil or criminal investigation, or (ii) indictment, in either case, by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract.

(h) Without limiting the foregoing, neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any of its or its Subsidiaries’ personnel have been debarred or suspending from doing business with any Governmental Entity.

(i) Without limiting the foregoing, since December 31, 2007, neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any of its or its Subsidiaries’ personnel has factual knowledge that would provide a reasonable basis for or otherwise give rise to a claim for fraud (as such concept is defined under the state or federal laws of the United States) under the civil or criminal False Claims Acts against the Company or any of its subcontractors, in connection with any Government Contract.

Section 5.7 SEC Filings; Financial Statements.

(a) The Company has filed all Company SEC Reports required to be filed by it with the SEC since August 6, 2012. The Company SEC Reports so filed or voluntarily filed, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any such Company SEC Report amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) complied (or, with respect to Company SEC Reports filed after the date of this Agreement, will comply) as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, in each case as in effect as of the respective time of filing of such Company SEC Report, and (ii) did not (or, with respect to Company SEC Reports filed after the date of the Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) (i) The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, any notes thereto) which were contained in the Company SEC Reports filed during the period on and after August 6, 2012 through the date of this Agreement were prepared, and (ii) the audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, any notes thereto) which are contained in the Company SEC Reports filed on and after the date hereof will be prepared, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and have been prepared (or will be prepared, as applicable) in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) and fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

(c) The Company has made available to Parent all material correspondence between the SEC and its staff since December 31, 2009, on one hand, and the Company and any of its Subsidiaries, on the other hand. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff received since December 31, 2009 with respect to any of the Company SEC Reports. To the Knowledge of the Company, none of the Company SEC Reports is the subject of an ongoing SEC or SEC staff review, outstanding SEC comment or outstanding SEC or SEC staff investigation.

(d) Since December 31, 2009, the Company’s principal executive officer and its principal financial officer have disclosed, based on their evaluation of internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)), to the Company’s auditors and the audit committee of the Company Board (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the

Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent any such disclosures made by management to the Company’s auditors and the Audit Committee of the Company Board since December 31, 2009.

(e) Since December 31, 2009, neither the Company nor any of its Subsidiaries has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(f) Except as described in the Explanatory Note Regarding Restatement of the Company’s Form 10-K for the fiscal year ended December 31, 2011 and the other relevant sections thereof, the Company and its Subsidiaries maintain internal controls over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act) designed to provide reasonable assurances (i) regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with the authorization of management and directors of the Company and such Subsidiaries, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use of disposition of the Company’s or its Subsidiaries’ assets that would have a material effect on the Company’s financial statements. The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Exchange Act) designed to ensure that material information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports. Other than as described in Section 5.7(f) of the Company Disclosure Letter, since December 31, 2009, the Company Board and the Audit Committee of the Company have not received any oral or written notification from the Company’s auditors or any member of the Company’s accounting or legal staff of any “material weakness” in the Company’s internal control over financial reporting. The Company has no significant deficiency that has not been appropriately and adequately remedied by the Company. The Company has no material weakness that has been, or is required pursuant to Item 308 of Regulation S-K promulgated under the Exchange Act to be, publicly disclosed on Form 10-K by the Company and that has not been appropriately and adequately remedied by the Company.

(g) Form 10-Q. The Company’s Form 10-Q for the fiscal quarter ended September 30, 2012 will be, when filed, identical (other than immaterial differences) to the confidential draft Form 10-Q for the fiscal quarter ended September 30, 2012 made available to Parent prior to the date hereof.

Section 5.8 Absence of Certain Changes or Events. Since June 30, 2012, (a) except for the execution of this Agreement and the discussions, negotiations and transactions related thereto, the Company has conducted its business in all material respects in the ordinary course and (b) there has not been an effect, event, state of facts, occurrence, condition, development or change that has had or would, individually or in the aggregate (with one or more other events, state of facts, occurrences, conditions, developments and changes), reasonably be expected to have a Company Material Adverse Effect.

Section 5.9 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet of the Company under GAAP, except for liabilities and obligations (a) reflected on or reserved against (but only to the extent so reflected or reserved) in the Most Recent Balance Sheet (or the notes thereto), (b) incurred in the ordinary course of business since the date of the Most Recent Balance Sheet, (c) incurred in connection with transactions contemplated by this Agreement and which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect or (d) that have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 5.10 Litigation; Orders. As of the date of this Agreement, (a) there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries as to which written notice has been provided to the Company or such Subsidiary, (b) to the Knowledge of the Company, there is no investigation pending against the Company or any of its Subsidiaries initiated by a Governmental Entity and (c) neither the Company nor any of its Subsidiaries is subject to any Order, in the case of any of subclauses (a), (b) or (c), that, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect.

Section 5.11 Employee Benefit Plans.

(a) Section 5.11(a) of the Company Disclosure Letter lists all (i) material Company Benefit Plans and (ii) material Employment Agreements, in each case, in effect as of the date hereof. The Company has made available to Parent copies, which are correct and complete in all material respects, of the following, to the extent applicable: (i) with respect to each Company Benefit Plan, the plan document in effect as of the date hereof (or, in the case of any nonwritten Company Benefit Plan, a written description thereof) and (ii) with respect to each Company Benefit Plan maintained in the United States and pursuant to which only employees or service providers located in the United States are entitled to receive benefits (“U.S. Plan”), as applicable (x) the annual reports (Form 5500) filed with respect to such U.S. Plan with the IRS for the last year, (y) the most recently received IRS determination or opinion letter, if any, relating to such U.S. Plan and (z) the most recent summary plan description required by ERISA for such U.S. Plan, and all summaries of material modifications thereto.

(b) Each Company Benefit Plan has been operated in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code is subject to a favorable determination letter from the IRS or is entitled to rely on a favorable opinion letter issued by the IRS and nothing has occurred that would reasonably be expected to adversely affect such qualification in any material respect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan providing for compensation or benefits exclusively to employees and other service providers of the Company or its Subsidiaries based outside of the United States (each, a “Foreign Plan”) has received the required approval, if applicable, of the applicable Governmental Entity

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) will (i) result in any compensatory payment becoming due to any current or former employee or director of the Company or any of its Subsidiaries, (except for payments (x) described in Section 3.10 or (y) pursuant to Foreign Plans or Employment Agreements with employees outside of the United States that are not material), (ii) increase any benefits under any Company Benefit Plan or Employment Agreement, except for increases under Foreign Plans or pursuant to Employment Agreements with employees outside of the United States that are not material, (iii) result in the acceleration of the time of payment, vesting or funding of, or other rights in respect of, any benefits under any Company Benefit Plan or Employment Agreement (except for (x) any benefit pursuant to Foreign Plans or Employment Agreements with employees outside of the United States that are not material or (y) payments described in Section 3.10) or (iv) result in any payment by the Company or any of its Subsidiaries that would constitute a “parachute payment” (within the meaning of Section 280G of the Code).

(e) Neither the Company nor any ERISA Affiliate (i) sponsors any Company Benefit Plan (or United States-based pension plan in the case of an ERISA Affiliate) that is subject to Title IV of ERISA or Section 412 or 4971 of the Code, or (ii) has incurred or is reasonably expected to incur any liability under Title IV of ERISA.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Company Benefit Plan provides for medical, life, or other welfare benefits to any former or current employee or director of the Company or any of its Subsidiaries, or any spouse or dependent of any such person, beyond retirement or other termination of employment (other than as required under Section 4980B of the Code, or similar state law).

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there are no pending or, to the Company’s Knowledge, threatened, actions, suits or claims with respect to any Company Benefit Plan or the assets or any fiduciary thereof, other than ordinary course claims for benefits brought by participants or beneficiaries and (ii) there are no audits, inquiries or proceedings pending or, to the Company’s Knowledge, threatened, by any Governmental Entity with respect to any Company Benefit Plan.

Section 5.12 Labor.

(a) The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to labor and employment matters, except for instances of non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no collective bargaining or other labor union agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. From January 1, 2011 until the date of this Agreement, the Company has not encountered any labor union organizing activity or had any actual or, to the Knowledge of the Company, threatened employee strikes, work stoppages, slowdowns or lockouts.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries has any liability with respect to any misclassification of any person as an independent contractor, temporary employee, leased employee or any other servant or agent compensated other than through reportable wages (as an employee) paid by Company or any of its Subsidiaries (each, a “Contingent Worker”) and no Contingent Worker has been improperly excluded from any Company Benefit Plan.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there are no labor or employment disputes pending or, to the Company’s Knowledge, threatened, between the Company or any of its Subsidiaries and any of their employees, directors, consultants or independent contractors and (ii) there are no current union organization activities or representation questions involving employees, of the Company or any of its Subsidiaries.

Section 5.13 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company Stockholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the proxy statement relating to the Company Stockholder Meeting (as amended, supplemented or modified from time to time, the “Proxy Statement”), as required, will, at the time the Proxy Statement is first mailed to the Company’s Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except, with respect to each of (i) and (ii), that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

Section 5.14 Affiliate Transactions. Since January 1, 2012, there have not been any transactions, contracts, agreements, arrangements or understandings or a series of related transactions, contracts, agreements, arrangements or understandings, nor are there any of the foregoing currently proposed, that, upon consummation, would be or would have been required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act other than those that have been disclosed in the Company SEC Reports.

Section 5.15 Intellectual Property.

(a) Section 5.15(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all registered and applied for Intellectual Property owned by the Company or any of its Subsidiaries (“Company Registered Intellectual Property”). Either the Company or one of its Subsidiaries owns, licenses, sublicenses or otherwise possesses legally enforceable rights to use all Intellectual Property used in their respective businesses as currently conducted (collectively, the “Company Intellectual Property”) free and clear of all Liens (other than Permitted Liens and scope or use restrictions contained in Intellectual Property licenses to the Company as to which the Company is not in breach), except for any failure so to own, license or possess such rights as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, (i) there is no pending or, to the Knowledge of the Company, threatened claim by any Person alleging infringement of any material Intellectual Property rights of any Person by the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement of any Company Intellectual Property, (iii) to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person, (iv) the Company and its Subsidiaries take commercially reasonable actions to maintain and preserve the Company Intellectual Property owned by the Company or its Subsidiaries and (v) the Company and its Subsidiaries are the sole and exclusive owner of the (x) Company Registered Intellectual Property, (y) all Company Products (excluding, for the avoidance of doubt, any third-party software incorporated therein that is the subject of a written license agreement from the licensor of such third-party software), and (z) all Company Intellectual Property owned by the Company or its Subsidiaries.

(b) Except as set forth in Section 5.15(b) of the Company Disclosure Letter, the Company Products do not make use of any Open Source Software in a manner that would obligate the Company or any of its Subsidiaries to (i) disclose or distribute such Company Products in source code form, (ii) license or otherwise make available Company Products on a royalty-free basis, or (iii) grant any rights in Company Registered Intellectual Property or rights to modify or reverse engineer Company Products.

(c) Consummation of the transactions contemplated by this Agreement will not create any obligation on the Company, any of its Subsidiaries or any escrow agent to provide source code of any Company Product to a third party.

(d) The Company Products do not contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to disrupt or disable the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, in any such case that, individually or in the aggregate, would be material to the Company.

Section 5.16 Data Privacy and IT Assets.

(a) Since December 31, 2007, the Company and its Subsidiaries have complied in all material respects with all applicable data protection and privacy Laws and with their respective internal security policies and privacy policies, relating to the use, collection, storage, disclosure and transfer of any personally identifiable information of third parties collected by the Company or any of its Subsidiaries, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. From

December 31, 2009 to the date hereof, (i) there have not been any incidents of data security breaches or breaches of the foregoing, and (ii) there have not been any written complaints, written notices or legal proceedings or other written claims related to the same.

(b) The Company IT Assets are adequate for, and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of the businesses of the Company and its Subsidiaries, and have not malfunctioned or failed in a material respect since December 31, 2009. The Company and its Subsidiaries have taken commercially reasonable steps in accordance with industry standard practices to protect the confidentiality and security of the Company IT Assets from unauthorized or improper access and, to the Knowledge of the Company, there has been no unauthorized or improper access to the foregoing since December 31, 2009 in any manner that, individually or in the aggregate, would be material.

Section 5.17 Taxes.

(a) (i) the Company and its Subsidiaries have duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by each of them, and all such Tax Returns are true, correct and complete in all material respects; (ii) the Company and its Subsidiaries have paid in full all material Taxes due any payable by any of them (whether or not shown due on any Tax Return) except for Taxes for which adequate reserves have been established in accordance with GAAP on the Most Recent Balance Sheet; (iii) the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the withholding of Taxes and have duly and timely withheld and paid over to the appropriate Governmental Entity all material Taxes required to be so withheld and paid under applicable Laws; (iv) no deficiency, claim, audit, suit, Legal Proceeding, or investigation is currently ongoing, pending, asserted or proposed in writing against or with respect to the Company or any of its Subsidiaries in respect of any material Tax or material Tax asset; and (v) there exists no material Liens for Taxes upon the assets of either the Company or its Subsidiaries, except for Liens for Taxes not yet due and payable, or Taxes for which adequate reserves have been established in accordance with GAAP on the Most Recent Balance Sheet.

(b) There are no outstanding waivers of any statute of limitations for the assessment or collection of a material amount of Taxes of the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated group (other than a group the common parent of which is the Company or any of its Subsidiaries) filing a consolidated U.S. Federal income tax return during the past five years, or (ii) has any liability for the Taxes of any Person (other than the Company or its current and former Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(d) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity (other than the Company or any of its Subsidiaries) under which the Company or any of its Subsidiaries could have a material liability for Taxes after the Effective Time.

(e) No unresolved claim has been made by a Governmental Entity in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that such company is or may be subject to taxation by that jurisdiction.

(f) The Company has made available to Parent correct and complete, in all material respects, copies of all material U.S. Tax Returns and all material foreign income Tax Returns of the Company and its Subsidiaries for the taxable years 2009, 2010 and 2011 as filed.

(g) Neither the Company nor any Company Subsidiary has been a party to a “listed transaction” within the meaning of Treas. Reg. Sec. 1.6011-4(b).

(h) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code), in a distribution of stock intended to be governed by Section 355 of the Code (or in any similar distribution) in the two years prior to the date of this Agreement.

(i) The Most Recent Balance Sheet includes adequate accruals in accordance with GAAP for deferred Tax liabilities of the Company and its Subsidiaries as of the date thereof and fairly presents, in accordance with GAAP, the amount of deferred Tax assets of the Company and its Subsidiaries as of the date of the Most Recent Balance Sheet.

Section 5.18 Environmental Matters. (i) Each of the Company and the Company Subsidiaries is in material compliance with all applicable Environmental Laws, (ii) each of the Company and the Company Subsidiaries possesses and is in material compliance with all Consents required under applicable Environmental Laws for it to conduct its business as presently conducted, (iii) since January 1, 2011, none of the Company or the Company Subsidiaries has received any written notice alleging that the Company or any Company Subsidiary is in material violation of, or has material liabilities under, any applicable Environmental Law (“Environmental Notice”) and no Environmental Notice is currently pending, (iv) there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary under or pursuant to any applicable Environmental Law, and (v) there have been no releases, spills or discharges of any substances or wastes regulated or defined as hazardous or toxic under any Environmental Law at, under or migrating to or from any Real Property, Leased facility or, to the Knowledge of the Company, any real property formerly owned, leased or operated by the Company or any Company Subsidiary, in each case, requiring investigation, remediation or other response action under Environmental Law except as has not and would not reasonably be expected to have a Company Material Adverse Effect.

Section 5.19 Material Contracts.

(a) Section 5.19(a) of the Company Disclosure Letter sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than this Agreement and Company Benefit Plans) that:

(i) are or would be required to be filed as of the date of this Agreement by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) constitute a joint venture, partnership or other similar agreement or arrangement that is material to the business of the Company and its Subsidiaries, taken as a whole;

(iii) provide for indebtedness for borrowed money of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $1,000,000, other than (A) intercompany guarantees or intercompany “keep well” or other agreements to maintain any financial statement condition of the Company or any Company Subsidiary, (B) letters of credit issued in the ordinary course of business or (C) indebtedness incurred through the revolving credit facility under the Credit Agreement (including in respect of letters of credit);

(iv) have been entered into since January 1, 2011 and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case for aggregate consideration under such Contract in excess of $1,000,000 (excluding, for the avoidance of doubt, acquisitions or dispositions of supplies, inventory, merchandise, products, properties or other assets in the ordinary course of business or of supplies, inventory, merchandise, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);

(v) prohibit the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Subsidiaries, prohibit the pledging of the capital stock of the Company or any wholly owned Subsidiary of the Company or prohibit the issuance of any guarantee by the Company or any wholly owned Subsidiary of the Company;

(vi) license Intellectual Property to or from a third-party, other than (i) non-exclusive licenses of Intellectual Property granted to customers in the ordinary course of business and (ii) licenses for shrinkwrap, clickwrap or other similar commercially available off-the-shelf software that is licensed to the Company or its Subsidiaries;

(vii) any Government Contract providing for aggregate consideration in excess of $5,000,000;

(viii) contain provisions that prohibit the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company from competing in any material line of business or grant a right of exclusivity to any Person which prevent the Company or any Subsidiary of the Company from entering any material territory, market or field or freely engaging in business anywhere in the world, other than (w) Contracts containing customary radius restrictions, (x) Contracts with suppliers or vendors containing geographic restrictions on where the Company or any of its Subsidiaries are permitted to sell supplies, inventory, merchandise, products or other assets purchased by the Company or any of its Subsidiaries under such Contracts and (y) Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than 90 days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty;

(ix) grants any right of first refusal, right of first offer or similar right with respect to any natural assets, rights thereof or properties of the Company or any Subsidiary thereof to a person other than the Company or any Subsidiary or Affiliate thereof, which Contract is material to the business of the Company or any of its Subsidiaries; or

(x) contains exclusivity or “most favored nation” obligations or similar restrictions binding on the Company or any Subsidiary or Affiliate thereof, which Contract is material to the business of the Company or any its Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, (i) each Material Contact is valid, binding and enforceable against the Company or the applicable Company Subsidiary in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and is in full force and effect with respect to the Company or the applicable Company Subsidiary and, to the Knowledge of the Company, with respect to the other parties thereto; (ii) neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under, any Material Contract; and (iii) since January 1, 2011, neither the Company nor any of its Subsidiaries has received any written notice of default under any Material Contract.

Section 5.20 Title to Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have valid title to, or a valid leasehold interest in, all of the material personal property that is reflected on the Most Recent Balance Sheet or that has been acquired or leased since the date of the Most Recent Balance Sheet, free and clear of all Liens other than Permitted Liens, except for assets disposed of, accounts receivable collected, prepaid expenses realized and Contracts fully performed, expired or terminated in the ordinary course of business since the date of the Most Recent Balance Sheet.

Section 5.21 Real Property.

(a) Section 5.21(a) of the Company Disclosure Letter sets forth all real property owned in fee by the Company or the Company’s Subsidiaries on the date of this Agreement, together with all buildings, structures and facilities thereon (collectively, the “Real Estate”) which are free and clear of all Liens (other than Permitted Liens). Neither the Company nor any of its Subsidiaries has granted any purchase option or right of first refusal with respect to a sale of any of the Real Estate.

(b) Section 5.21(b) of the Company Disclosure Letter sets forth each material lease, sublease or license pursuant to which the Company or any of its Subsidiaries occupies real property on the date of this Agreement (other than the Real Estate) (each, a “Lease” and the real property covered by each such lease, a “Leased Facility”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Lease is valid, binding and enforceable against the Company or the applicable Company Subsidiary in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and is in full force and effect with respect to the Company or the applicable Company Subsidiary and, to the Knowledge of the Company, with respect to the other parties thereto, (ii) neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under, any Lease, and (iii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of default under any Lease.

Section 5.22 Anti-Takeover Provisions. Assuming the accuracy of the representations and warranties set forth in Section 6.9, the Company has taken all actions necessary such that the restrictions on business combinations set forth in Section 203 of the DGCL do not apply to Parent, Merger Sub, or Ruby in connection with the Offer, the Merger, this Agreement and the transactions contemplated hereby. No other “fair price”, “moratorium”, “control share acquisition”, “business combination”, or other similar antitakeover statute or regulation enacted under state or federal laws in the United States is applicable to the transactions contemplated by this Agreement.

Section 5.23 Broker’s Fees. Except for the Company’s engagement of J.P. Morgan Securities LLC, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

Section 5.24 Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan Securities LLC, dated the date of this Agreement, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid to the holders of Company Common Stock pursuant to the Offer and the Merger is fair, from a financial point of view, to such holders a signed copy of which opinion will be made available to Parent for informational purposes only promptly following the date of this Agreement.

Section 5.25 Insurance. The Company and its Subsidiaries maintain insurance coverage appropriate in scope and amount for the operation of their respective businesses. Except as would not, individually or in the aggregate, have or reasonably expected to have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid, and (b) neither the Company nor any of its Subsidiaries is in breach or default of any of the insurance policies, and neither the Company nor any of its Subsidiaries has taken any action, or failed to take any action, which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies. During the 12 months preceding the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of termination or cancellation (other than non-renewal notices in the ordinary course of business) or, as of the date hereof, denial of coverage (other than customary reservations of rights) with respect to any material insurance policy currently maintained by the Company or any of its Subsidiaries of any material claim made pursuant to any such insurance policy.

Section 5.26 No Other Representations or Warranties.

(a) Except for the representations and warranties contained in this Article V, neither the Company nor any other Person on behalf of the Company or any of its Affiliates makes any express or implied representation or warranty with respect to the Company, its Affiliates, their respective assets, liabilities, properties, business, operations, condition (financial or otherwise) or prospects of any of them, or with respect to any other information provided by or on behalf of the Company or any of its Affiliates, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

(b) In particular, and except for the specific representations and warranties herein, each of Parent and Merger Sub (for itself and its Affiliates) acknowledges and agrees that the Company makes no representation or warranty with respect to (i) any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Affiliates, or the future business, operations or affairs of the Company or any of its Affiliates delivered to or made available to Parent, Merger Sub or their respective Representatives or Affiliates prior to, on or after the date of this Agreement or (ii) except as expressly set forth in a representation and warranty in this Article V, any oral or written information presented to Parent, Merger Sub or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company and its Affiliates, the negotiation of this Agreement or the course of the transactions contemplated hereby.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 6.1 Organization and Qualification. Each of Parent and Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub (i) is duly qualified or licensed to do business under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, and (ii) has all requisite corporate or other similar power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, except where the failure to be so qualified or licensed or have such corporate or other similar power and authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub has previously provided or made available to the Company complete and correct copies of its certificate of formation, operating agreement or similar organizational documents, each as amended to the date hereof.

Section 6.2 Ownership of Merger Sub; No Prior Activities. Parent and Merger Sub were formed solely for the purpose of engaging in the transactions contemplated by this Agreement and have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement. All the outstanding Units of Merger Sub are, and as of the Merger Closing Date will be, owned of record and beneficially by Parent.

Section 6.3 Authority; Validity and Effect of Agreements. Each of Parent and Merger Sub has all requisite corporate or other similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite limited liability company action on behalf of each of Parent and Merger Sub, subject to the approval of this Agreement by Parent as the sole member of Merger Sub. No other limited liability company proceedings on the part of either of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, including the Offer and the Merger, subject to the approval of this Agreement by Parent as the sole member of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws or by general equity principles.

Section 6.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance of their respective obligations hereunder will not, (i) conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 6.4(b) have been obtained and all filings and other obligations described in Section 6.4(b) have been made, conflict with or violate any Law or Order applicable to Parent or Merger Sub or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments pursuant to any of the terms, conditions or provisions of, any Contract to which Parent or Merger Sub is a party, or (iii) result in the creation of any Lien on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses (ii) and (iii), for such conflicts, violations, breaches or defaults, the triggering of payments or the creation of Liens that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance by each of Parent and Merger Sub of their respective obligations hereunder will not, require any consent, approval, order, action by or in respect of, authorization or permit of, or filing or registration with, or declaration or notification to, any Governmental Entity, except (i) for (A) the Offer Documents and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the pre-merger notification requirements of the HSR Act and filings required under any Antitrust Laws of any other applicable jurisdiction, (C) the filing of the Certificate of Merger pursuant to the DGCL or the DLLCA, and (D) any registration, filing or notification required pursuant to federal and state securities Laws, or (ii) where the failure to obtain such consents, approvals, orders, authorizations, actions, registrations, declarations, permits, filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 6.5 Information Supplied.

(a) None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company Stockholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement, as required, will at the time the Proxy Statement is first mailed to the Company’s Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except, with respect to each of (i) and (ii), that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

(b) The Schedule TO, when filed, and the Offer Documents, when distributed or disseminated, will comply as to form with the applicable requirements of the Exchange Act and, at the time of such filing or the filing of any amendment or supplement thereto, at the time of such distribution or dissemination and at the time of consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 6.5(b) will not apply to statements or omissions included or incorporated by reference in the Schedule TO and the Offer Documents based upon information supplied to Parent or Merger Sub by the Company specifically for use or incorporation by reference therein.

Section 6.6 Litigation. As of the date of this Agreement, (a) there is no Legal Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries as to which written notice has been provided to Parent or any of its Subsidiaries, and (b) neither Parent nor any of its Subsidiaries is subject to any Order, in either case that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

Section 6.7 Financial Capability. Parent has provided to the Company true and complete copies, as of the date of this Agreement, of (a) the commitment letter, dated as of November 1, 2012 (the “Debt Financing Commitment”), from the financial institutions identified therein (the “Lenders”), pursuant to which the Lenders have agreed, subject to the terms and conditions set forth in the Debt Financing Commitment, to provide debt financing in the amounts set forth therein (the “Debt Financing”) and (b) the equity commitment letter, dated as of November 1, 2012, from Sponsor (the “Equity Financing Commitment” and, together with the Debt Financing Commitment, the “Financing Commitments”), pursuant to which the Person investing thereunder has committed, subject to the terms and conditions set forth therein, to invest cash in the amount set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”). As of the date of this Agreement, the Financing Commitments are in full force and effect and constitute valid, binding and enforceable (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law) obligations of Parent and, to the Knowledge of Parent, the other parties thereto. As of the date of this Agreement, none of the Financing Commitments has been amended or modified since copies thereof were delivered to the Company and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. There are no side letters or other agreements, arrangements, contracts or understandings (except for customary non-disclosure agreements, fee letters and engagement letters, true and complete copies of which non-disclosure agreements, fee letters or engagement letters have been provided to the Company, with only the fee amounts and certain other provisions redacted, which redacted provisions do not relate to the aggregate amount of or conditionality of, or contain any conditions precedent to, the Financing) relating to the Financing other than as expressly set forth in the Financing Commitments. Parent has fully paid any and all commitment and other fees in connection with the Financing Commitments due and payable on the date hereof. Except as otherwise set forth in or contemplated by the Financing Commitments and except for the payment of customary fees, there are no conditions precedent related to the funding of the full amount of the Financing. As of the date of this Agreement (i) no event has occurred that, with or without notice, lapse of time or both, would constitute a default on the part of Parent, Merger Sub or, to the Knowledge of Parent, any of the other parties to the Financing Commitments under any of the Financing Commitments and (ii) Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or that the Financing will not be made available to Parent on the Offer Closing (with respect to amounts required to consummate the Offer) and the Merger Closing (with respect to amounts required to consummate the Merger), it being understood that in making the representation in clause (ii) of this sentence Parent and Merger Sub are relying on the truth and accuracy of the representations and warranties of the Company contained in Article V and compliance by the Company with Section 7.1 and Section 8.11. Upon funding of the Financing Commitments, Parent and Merger Sub will have (together with any cash available to the Company) on and after the Offer Closing (or, if the Offer is terminated in accordance with the provisions of this Agreement, the Merger Closing) funds sufficient to pay the aggregate Offer Price and Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement or the Financing Commitments) and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby, including all related fees and expenses.

Section 6.8 Limited Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the limited guarantee of Sponsor, dated as of the date of this Agreement, in favor of the Company with respect to certain obligations of Parent and Merger Sub under this Agreement (the “Limited Guarantee”). The Limited Guarantee is in full force and effect and is a legal, valid and binding obligation of Sponsor, enforceable (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and subject to general principles of equity and regardless of whether considered in a proceeding in equity or at law) against Sponsor in accordance with its terms. There is no default under the Limited Guarantee by Sponsor, and no event has occurred that, with or without notice, lapse of time or both, would constitute a default thereunder by Sponsor.

Section 6.9 No Ownership of Company Capital Stock. Neither Parent nor Merger Sub, nor any of their respective Affiliates, is or has been during the past three years an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Neither Parent, Merger Sub nor any of their respective Affiliates beneficially owns, directly or indirectly, or is the record holder of (or during the past three years has beneficially owned, directly or indirectly, or been the record holder of), and is not (and during the past three years has not been) a party to any agreement (other than this Agreement), arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Company Common Stock or any option, warrant or other right to acquire any shares of Company Common Stock.

Section 6.10 Certain Contracts. As of the date of this Agreement, there are no Contracts (whether or not legally binding) or commitments to enter into Contracts (whether or not legally binding) (i) between Parent, Merger Sub, or Sponsor (or any of their respective Affiliates), on the one hand, and any member of the Company’s management or directors, on the other hand, that relate in any way to the Company or any of its Subsidiaries or the transactions contemplated by this Agreement or (ii) between Parent, Merger Sub or Sponsor (or any of their respective Affiliates), on the one hand, and any Company Stockholder, on the other hand, pursuant to which the Company Stockholder would be entitled to receive consideration of a different amount or nature than the Offer Price or the Merger Consideration, as applicable, or pursuant to which any Company Stockholder agrees to vote to adopt this Agreement, tender Shares in the Offer or to vote against any Superior Proposal.

Section 6.11 Broker’s Fees. Except for Greenhill & Co., LLC, whose fees shall be paid solely by Parent or Sponsor, no Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective Affiliates.

Section 6.12 Solvency. As of the Effective Time, assuming that the representations and warranties set forth in Article V are true and correct and the Company has complied with its obligations under Section 7.1, and after giving effect to the transactions contemplated by this Agreement and the payment of the aggregate Offer Price and the Merger Consideration, each of Parent and its Subsidiaries (taken as a whole) and the Surviving Company and its Subsidiaries (taken as a whole) will be Solvent.

Section 6.13 No Other Representations or Warranties.

(a) Except for the representations and warranties contained in this Article VI, neither Parent or Merger Sub nor any other Person on their behalf makes any express or implied representation or warranty with respect to Parent or Merger Sub, their respective Affiliates and their respective assets, liabilities, properties, businesses, operations, conditions (financial or otherwise) or prospects of any of them, or with respect to any other information provided by or on behalf of Parent or Merger Sub or any of their Affiliates, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

(b) In particular, and except for the specific representations and warranties herein, the Company (for itself and its Affiliates) acknowledges and agrees that Parent and Merger Sub make no representation or warranty with respect to (i) any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Parent or Merger Sub or any Affiliate thereof, or the future business, operations or affairs of the Parent or Merger Sub or any Affiliate thereof delivered to or made available to the Company or its respective Representatives or Affiliates prior to, on or after the date of this Agreement or (ii) except as expressly set forth in a representation and warranty in this Article VI, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of the Parent and Merger Sub and their respective Affiliates, the negotiation of this Agreement or the course of the transactions contemplated hereby.

ARTICLE VII

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 7.1 Interim Operations.

(a) Except (i) as set forth in Section 7.1(a) of the Company Disclosure Letter, (ii) as expressly contemplated or permitted by this Agreement, (iii) as may be required to comply with applicable Law, any Order or any written notice from a Governmental Entity or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld delayed or conditioned), during the period from the date of this Agreement until the earlier of the Effective Time and the date of termination of this Agreement in accordance with Section 10.1, the Company shall, and shall cause each of its Subsidiaries to, conduct its respective business in all material respects, in the ordinary course.

(b) Except (i) as set forth in Section 7.1(b) of the Company Disclosure Letter, (ii) as expressly contemplated or permitted by this Agreement, (iii) as may be required to comply with applicable Law, any Order or any written notice from a Governmental Entity, or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld delayed or conditioned), during the period from the date of this Agreement until the earlier of the Effective Time and the date of termination of this Agreement in accordance with Section 10.1, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) (A) adjust, split, combine or reclassify its capital stock or the capital stock of any of its Subsidiaries; (B) declare or pay any dividend or make any other distribution in respect of the shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except for any dividend or other distribution by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company); (C) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except for the acquisition of Company Common Stock (1) tendered in connection with a cashless exercise of Company Options or in order to pay Taxes with respect to equity-based awards, or for the Company to satisfy withholding obligations in respect of such Taxes, in connection with Company Options or other equity-based awards or (2) in connection with the forfeiture of equity-based awards granted pursuant to the Company Equity Plans); or (D) except for transactions solely between the Company and its Subsidiaries, or between Subsidiaries of the Company, issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including restricted stock units, stock appreciation rights, phantom stock or similar instruments), of the Company or any of its Subsidiaries (except for issuances (1) of shares of Company Common Stock upon the exercise or settlement of Company Options, rights under the Company ESPP or pursuant to other equity-based awards in effect on the date hereof, (2) required to be made by virtue of the consummation of the Merger or the Offer, or (3) required to be made pursuant to this Agreement or any other agreement in effect on the date hereof to which the Company is a party, or otherwise permitted by this Section 7.1(b));

(ii) sell, transfer, mortgage, encumber, dispose of or otherwise subject to any Lien (other than a Permitted Lien) any of its material assets or material properties (other than to a wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any material Indebtedness or claim, in each case, except (A) such actions in the ordinary course of business consistent with past practice, including dispositions of obsolete or worthless assets, sales of receivables and other assets in the ordinary course of business and the licensing of Company Intellectual Property to customers in the ordinary course of business, (B) sales of immaterial assets for a purchase price of $2,000,000 or less in any single case or $8,000,000 in the aggregate and (C) leases and subleases of real property owned by the Company or any Company Subsidiary and leases of real property under which the Company or any Company Subsidiary is a tenant or a subtenant and voluntary terminations or surrenders of such leases;

(iii) make any acquisition, by purchase or other acquisition of stock or other equity interests, by merger, joint venture, consolidation, asset purchase or other business combination, or by contributions to capital, or make any material purchases of any property or assets, in or from any other Person other than a wholly owned Subsidiary of the Company, except (A) in all cases as expressly required by the terms of any Contract in force on the date of this Agreement; and (B) as otherwise permitted by this Section 7.1(b);

(iv) enter into, renew, extend, amend or terminate any Contract that is or would constitute a Material Contract, in each case other than in the ordinary course of business;

(v) except as required by Law or any Contract in effect on the date hereof (including, without limitation, this Agreement and the Company Benefit Plans and Employment Agreements) or as set forth on Section 7.1(b)(v) of the Company Disclosure Letter: (A) amend materially or terminate any Company Benefit Plan or material Employment Agreement, or establish, adopt or enter into any employment agreement or any plan, program, policy or arrangement that, if in effect on the date of this agreement, would be a material Company Benefit Plan or material Employment Agreement, (B) enter into any collective bargaining agreement or similar material labor agreement with a labor union, works council or other employee representative, or (C) increase the salary or wages, as applicable, bonus or other incentive compensation, or other benefits or compensation of any director, officer or employee of the Company or any of its Subsidiaries, except for (i) increases in the ordinary course of business consistent with past practice in connection with annual performance and salary reviews, not to exceed, in the aggregate, four percent (4%) of such person’s compensation or (ii) non material increases in benefits or compensation made in the ordinary course of business;

(vi) amend the Company Charter or Company By-Laws;

(vii) incur any Indebtedness, except, in each case, (A) intercompany guarantees or intercompany “keep well” or other agreements to maintain any financial statement condition of the Company or any Company Subsidiary, (B) letters of credit or guarantees issued in the ordinary course of business, (C) Indebtedness incurred through the revolving credit facility under the Credit Agreement (including in respect of letters of credit), (D) Indebtedness having an aggregate principal amount outstanding that is not in excess of $2,500,000 (provided that any such Indebtedness is prepayable without premium or penalty, other than customary breakage costs), (E) Indebtedness incurred in connection with the refinancing of any Indebtedness existing on the date hereof (other than the Notes under the Notes Indenture or the Credit Agreement) or permitted to be incurred, assumed or otherwise entered into hereunder (provided that any such Indebtedness is prepayable without premium or penalty, other than customary breakage costs) and (F) capital leases entered into in the ordinary course of business consistent with past practice;

(viii) change any material method of Tax accounting, or take any material position on any material Tax Return, in each case that is inconsistent with elections made or positions taken in preparing or filing similar Tax Returns in prior periods; enter into any closing agreement or settle or compromise any material Tax liability of the Company or any of its Subsidiaries, or agree to any extension or waiver of the statute of limitations with respect to the assessment or determination of any material amount of Taxes, in each case except in the ordinary course of business;

(ix) make any material changes in its accounting methods, practices or policies, except as may be required under GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization;

(x) waive, settle or compromise any material pending or threatened suit, audit, action or claim, other than waivers, settlements or compromises that involve only the payment of monetary damages by the Company or any of its Subsidiaries;

(xi) fail to maintain and protect, or abandon, allow to lapse, expire or be cancelled any registration or application for registration for, material Company Intellectual Property, or knowingly disclose to any Person not an employee of, or consultant or advisor to, the Company or any of its Subsidiaries bound by confidentiality obligations to the Company or such Subsidiary, or otherwise knowingly disclose any trade secret, process or know-how not a matter of public knowledge prior to the date of this Agreement, except pursuant to judicial order or process or commercially reasonable disclosures in the ordinary course of business made under an existing Contract or agreement containing confidentiality obligations for the benefit of the Company or its Subsidiary, as applicable;

(xii) communicate with employees of the Company or any of its Subsidiaries regarding the future compensation, benefits or other treatment that they will receive following the Merger Closing, other than (i) any such communication which is consistent with prior directives or documentation provided to the Company by Parent (in which case, Parent shall provide the Company with reasonable prior notice of, and the reasonable opportunity to review and comment upon, any such communication), (ii) any such communication which addresses any employee’s right to receive the Offer Price or the Merger Consideration or any employee’s treatment of his or her equity awards, (iii) any such communication which addresses any employee in their capacity as a Stockholder of the Company or (iv) any communication regarding matters addressed in Section 8.4 of this Agreement; or

(xiii) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.1(b).

Section 7.2 No Fundamental Parent Changes. Except as expressly contemplated or permitted by this Agreement or as required by applicable Law, during the period from the date of this Agreement to the Effective Time, neither Parent nor Merger Sub shall, without the prior written consent of the Company, (a) take any action that may reasonably be expected to result in any of the conditions to the Merger set forth in Section 9.1 or Section 9.3 or any of the Offer Conditions to not be satisfied, (b) take any action, or fail to take any action, in either case the result of which would reasonably be expected to materially and adversely impair or materially delay the consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement or (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2. Without limiting the generality of the foregoing, Parent and Merger Sub covenant and agree with the Company that between the date hereof and the earlier of the Effective Time and the Termination Date, Parent and Merger Sub:

(a) shall not, and Parent shall not permit any of its Affiliates to, acquire or agree to acquire, including by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person, or otherwise acquire or agree to acquire any assets of any Person, if such business or assets compete or could reasonably be held to compete with the business of the Company; and

(b) shall not, and Parent shall not permit any of its Affiliates to, enter or agree to enter into any definitive agreement for the acquisition of any business, or take or agree to take any other action, in either case that could reasonably be expected to materially interfere with Parent’s ability to make available to the Paying Agent the funds sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Offer Price, Merger Consideration and the payment of all associated costs and expenses (including any refinancing of Indebtedness of Parent or the Company required in connection therewith).

Section 7.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or any of the Company’s Subsidiaries’ operations prior to the earlier of the Effective Time and the Acceptance Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or any of its Subsidiaries’ operations prior to such time. Prior to the earlier of the Effective Time and the Acceptance Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VIII

ADDITIONAL COVENANTS AND AGREEMENTS

Section 8.1 Proxy Statement; Company Stockholder Meeting.

(a) The Company shall, as soon as reasonably practicable after the execution of this Agreement, but no later than five Business Days after the Offer Commencement Date, prepare and file with the SEC the Proxy Statement in preliminary form. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC), or any request from the SEC (or the staff of the SEC) for amendments or supplements, to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act.

(b) Parent shall furnish to the Company all information concerning Parent and Merger Sub required by the Exchange Act to be set forth in the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and shall in good faith consider such comments reasonably proposed by Parent.

(c) If the adoption of this Agreement by the Company Stockholders is required by applicable Law to consummate the Merger, then the Company shall cause the Proxy Statement to be mailed to the Company Stockholders as of the record date established for the Company Stockholder Meeting as promptly as reasonably practicable after the later of (i) the earlier of the Offer Closing Date and the Offer Termination Date and (ii) the Proxy Statement Clearance Date. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, respectively, that, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such Party shall promptly inform the other Parties. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

(d) If adoption of this Agreement by the Company Stockholders is required by applicable Law to consummate the Merger, then the Company shall, as promptly as practicable (and in any event no later than the fifth Business Day) after the later of (i) the earlier of the Offer Closing Date and the Offer Termination Date and (ii) the Proxy Statement Clearance Date, cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called, and then held for the purpose of obtaining the Company Stockholder Vote within thirty-five (35) calendar days following the date that the Proxy Statement is mailed to the Company’s stockholders (subject to adjournment or postponement as set forth below; provided, however, that the Company may delay the calling and holding of the Company Stockholder Meeting to the extent (and only to the extent) that the Company reasonably determines that such delay is required (i) by applicable Law, (ii) to comply with comments made by the SEC or (iii) to comply with an Order in connection with this Agreement; and provided further, however, that at the Company’s election such five Business Day period and such thirty-five day period may be increased by a total of up to five Business Days in the aggregate for both such periods (such that the maximum number of days in the aggregate for both periods is forty-five (45) calendar days). If adoption of this Agreement by the Company Stockholders is required by applicable Law to consummate the Merger, the Company Board shall, subject to Section 8.6, recommend the adoption of this Agreement by the Company Stockholders (the “Company Recommendation”) at the Company Stockholder Meeting and shall include such recommendation in the Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholder Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Stockholders within a reasonable amount of time in advance of the Company Stockholder Meeting, or (ii) if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Company Stockholder Meeting. Notwithstanding the foregoing, if, following the Offer Closing and the exercise, if any, of the Top-Up Option, Parent and Merger Sub shall own at least 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis, the Parties shall take all necessary and appropriate action, including with respect to the transfer to Merger Sub of any Shares by Parent or its other Affiliates, to cause the Merger to become effective as soon as practicable after the Offer Closing Date without holding the Company Stockholder Meeting, in accordance with Sections 267 of the DGCL and 18-209 of the DLLCA.

(e) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to (and shall not) schedule the Company Stockholder Meeting to be held prior to the first date on which either the Offer Closing or the Offer Termination shall have occurred.

(f) Nothing in this Section 8.1 shall be deemed to prevent the Company or the Company Board from taking any action they are permitted or required to take under, and in compliance with, Section 8.6.

Section 8.2 Access to Information.

(a) Between the date hereof and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 10.1, upon reasonable prior notice and during normal business hours, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and any Debt Financing Sources and to the Representatives of Parent and such Debt Financing Sources, reasonable access to their respective properties and assets, books and records, and to the Company’s and its Subsidiaries’ Representatives, in each case in a manner not unreasonably disruptive to the operation of the business of the Company and its Subsidiaries, and, during such period, the Company shall, and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause its Representatives to, reasonably promptly make available to Parent and any Debt Financing Sources (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state lending laws and (ii) all other material information concerning its business, properties, personnel and as Parent or such Debt Financing Sources may reasonably request. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would, (A) in the reasonable judgment of the Company, result in the disclosure of trade secrets or competitively sensitive information of third parties in violation of any obligation of the Company to such third-party, (B) violate any of its material obligations to third parties with respect to confidentiality, (C) be reasonably likely to result in the loss of the attorney-client privilege of the Company, (D) contravene any Law, Order, fiduciary duty or Contract then in effect or result in significant antitrust risk for the Company or any of the Company Subsidiaries or (E) in the opinion of the Company’s legal counsel, be adverse in any material respect to the interests of the Company or any of its Subsidiaries in any pending or threatened Legal Proceeding. The parties will use reasonable efforts, if legally permitted, to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All requests for information made pursuant to this Section 8.2 shall be directed to the executive officer or other Person designated by the Company.

(b) All information and materials furnished pursuant to this Agreement shall be subject to the provisions of the Amended and Restated Nondisclosure Agreement, dated September 4, 2012, between Parent and Ruby (the “Confidentiality Agreement”); provided that the Company hereby agrees that disclosures required by applicable securities laws in connection with the Debt Financing and the Offer shall be permitted.

Section 8.3 Further Actions.

(a) Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall cooperate with each other and shall use (and cause their respective Subsidiaries to use) their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done, and reasonably assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Offer and the Merger and, subject to the conditions set forth in Article IX and the Offer Conditions, to consummate the transactions contemplated by this Agreement as soon as practicable.

(b) Without limiting the generality of the foregoing clause (a), each of Parent and the Company shall use its reasonable best efforts to (i) effect all necessary notices, reports, registrations, submissions of information, applications and other filings, and obtain as promptly as practicable all consents, authorizations, orders, approvals, clearances and permits of, or exemptions by (collectively, “Consents”), any Governmental Entity and any other Person that are required to be effected or obtained by the Company, Merger Sub or Parent, or any of their respective Subsidiaries, in connection with the Offer, the Merger and the other transactions contemplated by this Agreement; (ii) prosecute all such filings and Consents with all appropriate diligence; (iii) furnish all information required to be furnished in connection with the Consents of or filings with any Governmental Entity, and promptly cooperate with and furnish information in connection with any such requirements imposed upon either of them or any of their respective Subsidiaries in connection with this Agreement and the transactions contemplated hereby; (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; (v) facilitate obtaining any final Order or Orders approving the transactions contemplated by this Agreement consistent with this Agreement or to remove any impediment to the consummation of the transactions contemplated hereby; and (vi) defend or contest in good faith any Legal Proceedings, whether judicial or administrative, brought by a third-party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Offer or the Merger, in the case of each of clauses (i) through (vi), other than with respect to filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, approvals, consents, registrations, permits, authorizations and other confirmations relating to Antitrust Laws, which are dealt with in Sections 8.3(c) and (d) below.

(c) Without limiting any other provision of this Section 8.3, each of Parent and the Company shall (i) as promptly as practicable (but in no event later than ten Business Days after the date of this Agreement) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (ii) as promptly as practicable make all filings and deliver all notices required under all other Antitrust Laws applicable to this Agreement or the transactions contemplated hereby, (iii) thereafter make all other submissions with respect to the transactions contemplated hereby required under the HSR Act and any other Antitrust Law and supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Antitrust Law and (iv) use reasonable best efforts to take all other appropriate actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or to obtain any Consents required under any other Antitrust Laws as soon as practicable after the date hereof. Any such filings shall be in substantial compliance with the requirements of the HSR Act or any other applicable Antitrust Law. Without limiting the foregoing, Parent and the Company shall use reasonable best efforts to secure the expiration or termination of any applicable waiting period under the HSR Act or any other Antitrust Law and resolve any objections asserted with respect to the transactions contemplated by this Agreement under the Federal Trade Commission Act or any other applicable Law raised by any Governmental Entity, in order to prevent the entry of, or to have vacated, lifted, reversed or overturned, any Order that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated hereby, including (i) (A) executing settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Entity or with any other Person; (B) selling, divesting or otherwise conveying or holding separate or otherwise taking any other action that limits Parent’s and its Subsidiaries’ freedom of action with respect to, or their ability to retain, particular products, assets or categories of assets or businesses of Parent and its Subsidiaries; (C) agreeing to sell, divest or otherwise convey or hold separate or to take any other action that limits Parent’s or its Subsidiaries’ freedom of action with respect to, or their ability to retain, any particular assets or categories of assets or businesses of the Company and its Subsidiaries contemporaneously with or subsequent to the Acceptance Time or the Effective Time; (D) terminating existing relationships, contractual rights or obligations of the Company or Parent or their respective Subsidiaries; (E) terminating any venture or other arrangement; (F) creating any relationship, contractual right or obligation of the Company or Parent or their respective Subsidiaries; or (G) effectuating any other change or restructuring of the Company or Parent or their respective Subsidiaries (and, in each case, entering into agreements or stipulating to the entry of any Order by, or filing appropriate applications with, the DOJ, the FTC or any other Governmental Entity in connection with any of the foregoing and, in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets, by consenting to such action by the Company) (each a “Divestiture Action”) and (ii) defending through litigation any claim asserted in court or administrative or other tribunal by any Person (including any Governmental Entity), in the case of both (i) and (ii) in order to avoid entry of, or to have vacated, lifted, reversed or overturned, any Order that would prevent the Offer Closing or the Merger Closing prior to the End Date. All such efforts shall be unconditional and shall not be qualified in any manner and no actions taken pursuant to this Section 8.3 shall be considered for purposes of determining whether a Company Material Adverse Effect has occurred. If any Divestiture Action agreed to by Parent requires action by or with respect to the Company or its Subsidiaries or its or their businesses or assets, and such action would constitute a breach of this Agreement, Parent hereby consents to the taking of such action by the Company. Parent and the Company shall respond to and seek to resolve as promptly as reasonably practicable any objections asserted by any Governmental Entity with respect to the transactions contemplated under this Agreement. The Company, Parent and Merger Sub and any of their respective Affiliates shall not take any action with the intention to, or that could reasonably be expected to, hinder or delay the expiration or termination of any waiting period under the HSR Act or the obtaining of approval of the DOJ or FTC as necessary. Nothing in this Agreement shall require any Party to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Offer Closing or the Merger Closing.

(d) Notwithstanding the foregoing or any other provision of this Agreement, nothing contained in this Agreement shall require or obligate Parent, Merger Sub or any of their Affiliates to, and the Company shall not, without the prior written consent of Parent, agree or otherwise be required to, commit to, execute or consummate a Divestiture Action if such Divestiture Action would have a material adverse effect on the business, assets, results of operations, financial condition or prospects of (i) the Company and its Subsidiaries, taken as a whole or (ii) Parent, Ruby, the Company and their respective Subsidiaries, taken as a whole.

(e) Subject to applicable Law and the instructions of any Governmental Entity, Parent and the Company shall each advise the other promptly of (and shall promptly furnish the other with copies of) any notice or other communication received by such Party or any of its Affiliates from the FTC, DOJ, any state attorney general or any other Governmental Entity regarding any of the transactions contemplated hereby, and of any understandings, undertakings or agreements (oral or written) such Party proposes to make or enter into with the FTC, the DOJ, any state attorney general or any other Governmental Entity in connection with the transactions contemplated hereby, and each Party shall generally keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby. Subject to applicable Law, neither the Company nor Parent shall permit any of its respective Representatives to participate in any substantive or material meeting or telephone conversation with any Governmental Entity in respect of any filings, investigation or other inquiry pursuant to any Antitrust Law with respect to the Offer, the Merger and the other transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate in such meeting or conversation. Each of Parent and the Company shall (i) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or any of the transactions contemplated thereby, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (ii) subject to applicable Law, furnish the other Party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement and the transactions contemplated thereby.

(f) The Company shall notify Parent promptly of any effect, event, development or change between the date of this Agreement and the Effective Time that, to the Knowledge of the Company, causes or would reasonably be expected to cause any of the conditions set forth in Section 9.1 or Section 9.2 not to be satisfied or of any Offer Condition set forth in clause (i), (ii), (iii) or (iv) of paragraph (d) of Annex A not to be satisfied. Parent shall notify the Company promptly of any effect, event, development or change between the date of this Agreement and the Acceleration Time that, to the Knowledge of Parent, causes or would reasonably be expected to cause any of the conditions set forth in Section 9.1 or Section 9.3 not to be satisfied or of any Offer Condition not to be satisfied. The delivery of any notice pursuant to this Section 8.3(f) shall not limit or otherwise affect the remedies available to the Party receiving such notice.

(g) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Offer, the Merger and the other transactions contemplated by this Agreement.

Section 8.4 Employees; Employee Benefit Plans.

(a) Parent shall, or shall cause the Surviving Company and its Subsidiaries to, (i) give those employees who are, as of the Acceleration Time, employed by the Company and its Subsidiaries (the “Continuing Employees”) full credit for all purposes, including eligibility, vesting, and benefit accruals under any employee benefit plans or arrangements maintained by Parent, the Surviving Company or any Subsidiary of Parent or the Surviving Company (collectively, the “Parent Plans”) for such Continuing Employees’ service with the Company or any of its Subsidiaries (or any predecessor entity) to the same extent recognized by the Company and its Subsidiaries; provided, however, that no such service shall be recognized to the extent such (x) recognition would result in the duplication of benefits or (y) service would not otherwise be recognized by Parent or any Subsidiary of Parent with respect to its own similarly situated employees; (ii) waive, or cause to be waived, all limitations as to preexisting conditions, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Parent Plan that is a welfare benefit plan in which such employees may be eligible to participate after the Acceleration Time; and (iii) provide credit under any such welfare plan for any co-payments, deductibles and similar expenditures for the remainder of the coverage period during which any transfer of coverage occurs.

(b) From the Acceleration Time until the first anniversary thereof, Parent shall, or shall cause the Surviving Company and its Subsidiaries to, provide to each Continuing Employee, compensation and benefit arrangements (excluding equity-based compensation and defined benefit pension benefits) that are comparable in the aggregate to the compensation and benefit arrangements to which such Continuing Employee was entitled immediately prior to the Acceleration Time. Without limiting the foregoing or the terms of any other agreement, from and after the Acceleration Time, Parent shall, and shall cause the Surviving Company and its Subsidiaries to, honor in accordance with its terms until all obligations thereunder have been satisfied, each plan, agreement or arrangement in effect as of the Merger Closing Date between or among the Company or any of its Subsidiaries and any of its or their current or former employees relating to severance, change in control, retention, termination pay or similar benefits, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event).

(c) This Section 8.4 shall be binding upon and shall inure solely to the benefit of each of the Parties, and nothing in this Section 8.4, express or implied, is intended to confer upon any other Person (including for the avoidance of doubt any current or former directors, officers, employees, contractors or consultants of any of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Company or any of its Subsidiaries) any rights or remedies of any nature whatsoever under or by reason of this Section 8.4 or is intended to be, shall constitute or be construed as an amendment to or modification of any employee benefit plan, program, policy, agreement or arrangement of Parent, the Company, the Surviving Company or any respective Subsidiary thereof.

Section 8.5 Indemnification; Directors’ and Officers’ Insurance.

(a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights to advancement of expenses) now existing in favor of any Person who is or prior to such time becomes, or has been at any time prior to the date of this Agreement, a director or officer (including as a fiduciary with respect to an employee benefit plan) of the Company, any of the Company’s Subsidiaries or any of their respective predecessors (each, an “Indemnified Party”) as provided in the Company Charter, the Company By-laws, the organizational documents of any Company Subsidiary or any indemnification agreement between such Indemnified Party and the Company or any of the Company Subsidiaries (i) shall be assumed by the Surviving Company in the Merger, without further action, at the Effective Time, (ii) shall survive the Merger, (iii) shall continue in full force and effect in accordance with their terms with respect to any claims against any such Indemnified Party arising out of such acts or omissions and (iv) shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party. Parent shall ensure that the Surviving Company complies with and honors the foregoing obligations.

(b) Without limiting Section 8.5(a) or any rights of any Indemnified Party pursuant to any indemnification agreement, from and after the Effective Time, each of Parent and the Surviving Company shall jointly and severally: (i) indemnify and hold harmless each Indemnified Party against any Damages and Expenses incurred by an Indemnified Party in connection with any Claim (including all interest, assessments and other charges paid or payable in connection with or in respect of such Damages and Expenses) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties all Expenses incurred by such Indemnified Parties in connection with any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Parties of all Expenses incurred by such Indemnified Parties in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security, but in the case of advancement of Expenses upon receipt of an undertaking, to the extent required by applicable Law, from such Indemnified Parties to repay such advanced Expenses if it is determined by a court of competent jurisdiction in a final order that such Indemnified Parties were not entitled to indemnification hereunder with respect to such Expenses. The indemnification and advancement obligations of Parent and the Surviving Company pursuant to this Section 8.5(b) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby and any Claim relating thereto), whether such Claim is asserted or claimed prior to, at or after the Effective Time, and all rights to indemnification and advancement conferred hereunder shall continue as to an individual who has ceased to be a director or officer of the Company or its Subsidiaries prior to the Effective Time and shall inure to the benefit of such individual’s heirs, executors and personal and legal representatives. In connection with any determination as to whether the Indemnified Parties are entitled to the benefits of this Section 8.5, the burden of proof shall be on Parent and the Surviving Company to establish that an Indemnified Party is not so entitled. None of Parent or the Surviving Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual Legal Proceeding for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Legal Proceeding or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent, and neither Parent nor the Surviving Company shall be liable for any settlement, compromise or consent unless such settlement, compromise or consent is approved in writing in advance by the Surviving Company.

(c) Without limiting any of the obligations under paragraph (a) of this Section 8.5, Parent agrees that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in the Company Charter or the Company By-Laws or in the corresponding constituent documents of any of the Company’s Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect thereafter without any amendment thereto.

(d) Prior to or at the Effective Time, the Company may obtain prepaid (or “tail”) directors’ and officers’ liability and fiduciary liability insurance policies covering each Indemnified Party for acts or omissions occurring at or prior to the Effective Time (including acts or omissions relating to the approval of this Agreement and consummation of the transactions contemplated hereby) for the period beginning at the Effective Time and ending six years thereafter and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate, no less favorable to any Indemnified Party than those of the Company’s directors’ and officers’ liability and fiduciary liability insurance policies in effect on the date of this Agreement (the “Existing D&O Policies”); provided that the maximum aggregate annual premium for such insurance policies for any such year shall not be in excess of 300% of the annual premium paid by the Company for coverage in its last full fiscal year for such insurance (which amount the Company represents and warrants is set forth in Section 8.5(d) of the Company Disclosure Letter). If such “tail” insurance policies have been obtained by the Company, Parent shall cause such “tail” insurance policies to be maintained in full force and effect, for their full term, and cause all obligations thereunder to be honored by it and the Surviving Company. In the event the Company does not obtain such “tail” insurance policies, then, for the period beginning upon the Effective Time and ending six years thereafter, Parent shall maintain in effect the Existing D&O Policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated under this Agreement); provided, however, that Parent may substitute therefor policies of a reputable and financially sound insurance company of at least the same coverage and amounts containing terms and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate, no less advantageous to such directors and officers of the Company than the terms and conditions of the Existing D&O Policies; and provided, further, that neither Parent nor the Surviving Company shall be required to pay an aggregate premium for any such insurance policies in excess of 300% of the annual premium paid by the Company for coverage in its last full fiscal year for such insurance, it being agreed that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(e) In the event that (i) Parent or the Surviving Company or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or Surviving Company or entity of such consolidation or merger or (B) transfers or conveys all or a substantial portion of its properties and other assets to any Person or (ii) Parent or any of its successors or assigns dissolves the Surviving Company, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 8.5.

(f) Notwithstanding anything herein to the contrary, if any Claim (whether arising before, at or after the Effective Time) is brought against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 8.5 shall continue in effect until the final resolution of such Claim.

Section 8.6 Solicitation.

(a) The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, immediately cease any solicitation, discussion or negotiation with any Person regarding an Acquisition Proposal that existed prior to the execution of this Agreement. Except as permitted by this Section 8.6, the Company shall not, and shall not cause or knowingly permit any of its Subsidiaries or any of its or its Subsidiaries’ respective Representatives to, (i) initiate, solicit or knowingly encourage the making of an Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or furnish to any Person any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, to any Person in any such case in connection with or for the purpose of facilitating or encouraging an Acquisition Proposal or (iii) approve or enter into any agreement, agreement in principle, term sheet, letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other agreement with respect to an Acquisition Proposal (any such documentation referred to in this clause (iii), “Acquisition Proposal Documentation”).

(b) Notwithstanding anything contained in Section 8.6(a) or any other provision of this Agreement to the contrary, if at any time after the date hereof and prior to the earlier to occur of the Acceptance Time and the time Company Stockholder Vote is obtained, the Company or any of its Representatives receives a written Acquisition Proposal, which Acquisition Proposal did not result from any breach of this Section 8.6, (A) the Company Board or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (B) the Company Board or any committee thereof determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Acquisition Proposal and furnish pursuant thereto information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall promptly (and in any event within twenty-four (24) hours) provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives, and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal.

(c) The Company shall promptly (and in any event, within twenty-four (24) hours) notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives receives an Acquisition Proposal, which notice shall include a copy of the Acquisition Proposal and the identity of the Person or group of Persons making such Acquisition Proposal, and the Company shall keep Parent reasonably informed on a reasonably current basis of any substantive developments, discussions or negotiations with respect to any such Acquisition Proposal (including any material changes, modifications or amendments to the terms of such Acquisition Proposal). The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or similar agreement with any Person that prohibits the Company from providing to Parent any of the information required to be provided to Parent under this Section 8.6 within the time periods contemplated hereby. For the avoidance of doubt, all information provided to Parent pursuant to this Section 8.6 will be subject to the terms of the Confidentiality Agreement.

(d) Except as set forth in this Section 8.6, neither the Company Board nor any committee thereof shall (i) (A) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal, (B) withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Recommendation, (C) fail to include the Company Recommendation in the Schedule 14D-9 or, if applicable, the Proxy Statement, (D) fail to publicly affirm the Company Recommendation in writing within five Business Days (provided that such five Business Day period shall instead be ten Business Days if an Acquisition Proposal in the form of a tender or exchange offer has been commenced) of the date of any request by Parent (which request shall not be made by Parent more than once in any 15 Business Day period, which 15 Business Day period is inclusive of the five or ten, as the case may be, Business Day period by the end of which the Company is required to publicly reaffirm the Company Recommendation pursuant to this clause (D)), or (E) publicly recommend in favor of any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a solicitation or recommendation statement on Schedule 14D-9 filed with respect to any such Acquisition Proposal (any action described in this clause (i) being referred to as a “Change of Recommendation”, it being understood that a “stop, look and listen” communication by the Company Board to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not constitute a Change of Recommendation) or (ii) execute (or allow the Company or any of its Subsidiaries to execute) any Acquisition Proposal Documentation (other than an Acceptable Confidentiality Agreement pursuant to Section 8.6(b)). Notwithstanding the foregoing or anything else in this Agreement to the contrary, prior to the earlier to occur of the Acceptance Time and the time the Company Stockholder Vote is obtained, (1) other than in respect of an Acquisition Proposal, if the Company Board or any committee thereof determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law, the Company Board may effect a Change of Recommendation, and the Company shall provide Parent with three Business Days notice prior to making such a determination, including the basis therefor (and, if three Business Days notice is not reasonably practicable, then as much notice as is reasonably practicable), or (2) if the Company receives an Acquisition Proposal that the Company Board or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal, and the Company Board or any committee thereof determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law, the Company may (x) make a Change of Recommendation or (y) solely in the case of the foregoing clause (2), execute Acquisition Proposal Documentation with respect to such Superior Proposal if, in case of this clause (y) only, the Company concurrently terminates this Agreement pursuant to the terms hereof; provided, however, that the Company Board or any committee thereof shall not, and shall cause the Company not to, (A) effect a Change of Recommendation pursuant to this clause (2) or (B) execute Acquisition Proposal Documentation with respect to such Superior Proposal unless (w) the Company has given Parent at least three (3) Business Days’ prior written notice of its intention to take such action (which notice shall specify the identity of the party making such Superior Proposal and attach the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated), (x) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing revisions to the terms of this Agreement, which revisions shall be evidenced by an offer to amend this Agreement that would, upon the Company’s acceptance, be binding on the Company, Parent and Merger Sub, and, if applicable, binding revisions to the Financing Commitments and the Limited Guarantee, such that such Superior Proposal would no longer constitute a Superior Proposal, (y) following the end of such notice period, the Company Board or any committee thereof shall have considered in good faith such binding offer, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect and (z) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (w) above and the notice period shall have recommenced, except that the notice period shall be at least two Business Days (rather than the three Business Days otherwise contemplated by clause (w) above); and provided, further, however, that any purported termination of this Agreement pursuant to this sentence shall be void and of no force or effect, unless the Company pays Parent the Company Termination Fee in accordance with Section 10.3(a).

(e) Nothing in this Section 8.6 or elsewhere in this Agreement shall prevent the Company and the Company Board from (i) taking and disclosing any position or disclosing any information required to be disclosed under applicable Law or in compliance with or otherwise complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, and to the extent referred to therein, Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to an Acquisition Proposal or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law; provided, however, that the Company shall not make a Change of Recommendation except in accordance with Section 8.6(d). In addition, nothing in this Section 8.6 or elsewhere in this Agreement shall prohibit the Company from taking any action that any court of competent jurisdiction orders the Company to take.

Section 8.7 Rule 14d-10 Matters. Prior to the scheduled expiration of the Offer, the Company (acting through the Company Board or any committee thereof) shall take all such steps as may be required to cause to be exempt under Rule 14d-10(d) promulgated under the Exchange Act any employment compensation, severance or other employee benefit arrangement that has been, or after the date of this Agreement will be, entered into by the Company or any of its Subsidiaries with current, former or future directors, officers or employees of the Company or any of its Subsidiaries, in each case under which any such Person could become entitled to (i) any additional compensation, enhanced severance or other benefits or any acceleration of the time of payment or vesting of any compensation, severance or other benefits or any funding of any compensation or benefits by the Company or any of its Subsidiaries, as a result of the Offer (alone or in combination with any other event) or (ii) any other compensation or benefits from the Company or any of its Subsidiaries related to or contingent upon or the value of which would be calculated on the basis of the Offer, and to ensure that any such arrangements fall within the safe harbor provisions of such rule.

Section 8.8 Section 16 Matters. Prior to the Acceleration Time, the Company Board shall take all such steps as may be required and permitted to cause the dispositions of shares of Company Common Stock and Company Equity Awards (including derivative securities with respect to such Company Equity Awards) in connection with this Agreement by each individual who is or will be subject to Section 16 of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 8.9 Stock Exchange De-listing. The Surviving Company shall use its commercially reasonable efforts to cause the Company Common Stock to be de-listed from the NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

Section 8.10 Parent Vote.

(a) Immediately following the execution of this Agreement, Parent shall vote (or consent, by written action in lieu of a meeting, with respect to) all membership interests in Merger Sub in favor of the approval of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby.

(b) If the Company Stockholder Vote is required by applicable Law to consummate the Merger, Parent shall cause all shares of Company Common Stock purchased pursuant to the Offer and the Top-Up Option and all other shares of Company Common Stock beneficially owned by Parent and its Affiliates to be voted in favor of the adoption of this Agreement.

Section 8.11 Financing.

(a) Each of Parent and Merger Sub shall use, and shall cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Commitments, including using reasonable best efforts to (i) maintain in effect the Financing Commitments,

(ii) negotiate definitive agreements with respect thereto on the terms and subject only to the conditions contemplated by the Financing Commitments or on other terms no less favorable in the aggregate to Parent and Merger Sub and (iii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the Financing set forth in the Financing Commitments and the definitive agreements relating to the Financing. If all conditions to the Financing Commitments have been satisfied, Parent and Merger Sub shall take all actions reasonably within their control to cause the Lenders and the Persons providing the Equity Financing to fund on Offer Closing (with respect to amounts required to consummate the Offer) and the Merger Closing (with respect to amounts required to consummate the Merger). Parent shall not, and shall not permit Merger Sub to, take any action not otherwise required or expressly permitted under this Agreement that is a material breach of, or would result in termination of, any of the Financing Commitments. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Parent shall, as promptly as practicable following the occurrence of such event, use its reasonable best efforts to arrange to obtain Alternative Financing in an amount sufficient to consummate the transactions contemplated by this Agreement in accordance with Section 8.11(d).

(b) Parent shall give the Company prompt notice of (i) any default or breach (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach) by any party under either of the Financing Commitments or the definitive agreements relating to the Financing of which Parent or Merger Sub becomes aware, (ii) any termination of either of the Financing Commitments, (iii) the receipt of any written notice or other written communication from any Person with respect to any (x) actual or potential default, breach, termination or repudiation of any Financing Commitment, any definitive agreement relating to the Financing or any provision of the Financing Commitments or the definitive agreements relating to the Financing, in each case by any party thereto, or (y) material dispute or disagreement between or among any parties to any Financing Commitment or the definitive agreements relating to the Financing, and (iv) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitments or the definitive agreements relating to the Financing, as the case may be. As soon as reasonably practicable after the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence. Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing.

(c) Parent shall have the right, at its option, to amend, supplement, or modify the Financing Commitments; provided, however, that it shall not agree to or permit any amendments, supplements, or modifications to, or grant any waivers of, any condition or other provision under the Financing Commitments or the definitive agreements relating to the Financing without the prior written consent of the Company if such amendments, supplements, modifications or waivers would (i) with respect to the Financing Commitments, reduce (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount of the Debt Financing unless such amounts may be paid at the initial funding of such Debt Financing by making drawings under any revolving credit facility thereunder if required to have sufficient funding) unless the Equity Financing is increased by a corresponding amount, (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the Financing, or otherwise expand, amend or modify any other provision of the Financing Commitments that would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, or (iii) otherwise be reasonably likely to (x) prevent or materially impede, interfere with, hinder or delay the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement or (y) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Commitments or the definitive agreements relating to the Financing. Parent shall further have the right, at its option, to replace a portion of the Debt Financing up to the amount of the second-lien portion thereof stated in the Debt Financing Commitment on the date of this Agreement, by obtaining Alternative Financing from the Lenders or, as the case may be, alternative sources, so long as such Alternative Financing would not

(i) with respect to the Financing Commitments, reduce (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount of the Debt Financing unless such amounts may be paid at the initial funding of such Debt Financing by making drawings under any revolving credit facility thereunder if required to have sufficient funding) unless the Equity Financing is increased by a corresponding amount, (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the Financing, or otherwise expand, amend or modify any other provision of the Financing Commitments that would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, or (iii) otherwise would be reasonably likely to (x) prevent or materially impede, interfere with, hinder or delay the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement or (y) adversely impact the ability of Parent or Merger Sub to enforce its material rights against the other parties to the Financing Commitments or the definitive agreements relating to the Financing. The Debt Financing pursuant to the Debt Financing Commitment (as amended, supplemented or modified as permitted by this Section 8.11(c)) together with commitments obtained in compliance with the immediately preceding sentence or Section 8.11(d) are collectively referred to as the “Debt Financing” and such commitments are collectively referred to as the “Debt Commitments.” Parent shall promptly deliver to the Company true and complete copies of any such amendment, modification, supplement or waiver or documents relating to such Alternative Financing (with only the fee amounts and certain other provisions redacted, which redacted provisions do not relate to the aggregate amount of or conditionality of, or contain any conditions precedent to, the Financing).

(d) If any portion of the Debt Financing becomes unavailable or Parent becomes aware of any event or circumstance that makes or would reasonably be expected to make any portion of the Debt Financing unavailable, and such portion is required to fund the aggregate Offer Price, Merger Consideration and all fees, expenses and other amounts contemplated to be paid by Parent pursuant to this Agreement, Parent shall use its reasonable best efforts to arrange and obtain, and negotiate and enter into definitive agreements with respect to, Alternative Financing from the Lenders or, as the case may be, alternative financial institutions in an amount sufficient (together with Equity Financing and cash available to the Company) to consummate the transactions contemplated by this Agreement upon terms and conditions no less favorable, taken as a whole, to Parent and, with respect to the amounts available under, and the conditionality of, such Alternative Financing, the Company, than the terms and conditions set forth in the Debt Financing Commitment, as applicable, as promptly as reasonably practicable following the occurrence of such event (and, in any event, no later than the expiration of the Marketing Period). Parent shall promptly deliver to the Company true and complete copies of all Contracts or other arrangements relating to such alternate financing, and Parent and Merger Sub shall keep the Company informed on a timely basis in reasonable detail of the status of the Financing and any material developments relating to the Financing, including providing to the Company all drafts and copies of definitive agreements with respect to the Debt Financing and all other material documents related to the Financing (with only the fee amounts and certain other provisions redacted, which redacted provisions do not relate to the aggregate amount of or, conditionality of, or contain any conditions precedent to, the Financing).

(e) If any condition or other provision of the Debt Financing Commitment is amended, modified or waived or if Alternative Financing is obtained for any portion of the Debt Financing, in each case, in accordance with Sections 8.11(c) and (d), then each of Parent and the Company shall comply with its covenants set forth herein with respect to the Debt Financing Commitment, as so amended, modified or waived and with respect to such Alternative Financing to the same extent that Parent and the Company would have been obligated to comply with respect to the Debt Financing, as the case may be.

(f) Prior to the Merger Closing, the Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, and shall use its reasonable best efforts to cause the respective Representatives of the Company and its Subsidiaries to use their reasonable best efforts, in each case at Parent’s sole expense, to provide such customary cooperation to Parent and Merger Sub as may be reasonably required or requested in connection with the Debt Financing, including (i) participation (including by way of causing management, officers and advisors to so participate) in a reasonable number of meetings, due diligence sessions, “roadshows”, drafting sessions, lender presentations and sessions with rating agencies and prospective lenders, reasonably necessary for any Financing, (ii) cooperating to facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the Debt Financing and using reasonable best efforts to obtain such consents, approvals and authorizations which shall be reasonably requested by Parent to permit pledging of collateral or otherwise in connection with the Debt Financing, as well as facilitating the receipt of documentation that will evidence the repayment of existing material Indebtedness of the Company and its Subsidiaries and releases of any Liens securing existing Indebtedness of the Company and its Subsidiaries, in each case upon the repayment of such Indebtedness substantially concurrently with the initial funding of the Debt Financing (including (A) providing a payoff letter contemplated in and otherwise complying with Section 8.16 and (B) procuring that all of the Company’s existing 8% senior notes due 2014 (the “Notes”) issued pursuant to that certain Indenture dated as of December 10, 2009, by and among the Company, certain guarantors party thereto and U.S. Bank, National Association, as trustee (as amended, supplemented or otherwise modified, the “Notes Indenture”) shall be satisfied and discharged as contemplated by and otherwise complying with Section 8.15 upon the deposit of funds with the trustee as provided in the Notes Indenture substantially concurrently with the initial funding of the Debt Financing), (iii) cooperating with the marketing efforts for the Debt Financing and using reasonable best efforts to ensure that the Debt Financing benefits from the existing lending relationships of the Company and its Subsidiaries, (iv) assistance with negotiating, entering into, executing and delivering any credit agreements, intercreditor agreements, guarantee agreements, pledge and security documents, indentures, other definitive financing documents or other requested certificates or documents, including corporate and similar resolutions, closing, officer and secretary certificates; provided, however, that the Board of Directors of the Company is not required to pass any resolutions pursuant to this clause (iv), (v) using reasonable best efforts to assist in obtaining such legal opinions and comfort letters and consents from accountants for the use of their reports and materials as reasonably requested by Parent, (vi) providing any information as may be required under “know your customer” and anti-money-laundering rules and regulations, (vii) furnishing Parent and Merger Sub and their Debt Financing Sources (x) within 40 days after the end of any fiscal quarter ending after the date hereof that is not a fiscal year end, with the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited statements of income and cash flows, which shall have been reviewed by the Company’s accountants as provided in SAS 100, (y) within 60 days after the end of any fiscal year ending after the date hereof with the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited statements of income and cash flows and (z) such other pertinent financial and other information as Parent shall reasonably request in order to consummate the Debt Financing, including, in the case of an offering of notes or other securities, all Company information, financial statements and financial data of the type required in registration statements with respect to non-convertible debt securities on Form S-1 pursuant to Regulation S-X and Regulation S-K under the Securities Act (subject to exceptions customary for private placements pursuant to Rule 144A promulgated under the Securities Act) and of a type and form customarily included in an offering memorandum with respect to a private placement pursuant to Rule 144A under the Securities Act for financings similar to the Debt Financing, and, in the case of loans, information and documents relating to the Company and its Subsidiaries customary for use in information documents with respect to the placement, arrangement or syndication of loans of the type contemplated by the Debt Financing Commitment, including customary authorization letters to the Debt Financing Sources authorizing the distribution of information pertaining to the Company and its Subsidiaries to prospective lenders, containing a customary “10b-5” representation with respect to information provided by the Company and its Subsidiaries and a representation that any public-side version of such information does not include material nonpublic information (provided that in no event shall the Required Financial Information (as defined below) be deemed to include or shall the Company otherwise be required to provide (A) pro forma financial statements or pro forma adjustments, (B) any description of all or any component of the Financing, including any such description to be include in liquidity and capital resources disclosure or any “description of notes’, (C) risk factors relating to all or any component of the Financing, (D) subsidiary financial statements or any other information of the type required by Rule 3.09, Rule 3.10 or Rule 3.16 of Regulation S-X or (E) Compensation Disclosure and Analysis required by Regulation S-K Item 402(b)) (information required to be delivered pursuant to this clause (f) being referred to as the “Required Financial Information”), and

(viii) providing such reasonable cooperation as may be requested by Parent to facilitate the preparation of pro forma financial statements by Parent (it being understood that the Company shall not be required to provide any financial statements or other data other than previously prepared historical financial information of the Company and its Subsidiaries); provided, however, that notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall (i) be required to pay any commitment or other similar fee in connection with the Debt Financing, (ii) have (until the Merger Closing but only if the Merger occurs) any liability or obligation under any loan agreement or certifications or any related document or any other agreement or document related to the Financing, (iii) be required to incur (until the Merger Closing but only if the Merger Closing occurs) any other liability (other than out-of pocket and other immaterial expenses in connection with cooperation with the Parent and the Merger Sub contemplated by this Section 8.11, it being understood that all such out-of-pocket and other expenses shall be subject to reimbursement by Parent in accordance with the following sentence) in connection with the Financing or (iv) except only as will be effective at the earlier of the Offer Closing and the Merger Closing, take any corporate action approving, or executing any document or agreement relating to, the Debt Financing. If this Agreement is terminated in accordance with Section 10.1, Parent shall, reasonably promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs to the extent such costs are incurred by the Company or its Subsidiaries in connection with such cooperation provided by the Company, its Subsidiaries or their respective Representatives pursuant to the terms of this Section 8.11(f), or in connection with compliance with its obligations under this Section 8.11(f), and Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all Damages suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than arising from information provided by the Company or its Subsidiaries), except in the event such Damages arose out of or result from the bad faith, gross negligence or willful misconduct of the Company, any of its Subsidiaries or any of their respective Representatives.

(g) Parent and Merger Sub acknowledge and agree that none of the receipt of the Financing or any Alternative Financing, or the completion of any issuance of securities contemplated by the Financing is a condition of the Merger Closing.

(h) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to clause (f) above shall be kept confidential in accordance with the Confidentiality Agreement.

(i) The Company hereby consents to the use of its and its Subsidiaries’ trademarks, service marks and logos in connection with the marketing of the Debt Financing (including in any rating agency presentation, bank information memoranda, offering memoranda and/or any private placement memoranda).

Section 8.12 Directors. Upon the Acceptance Time, Parent or Merger Sub shall be entitled to designate, subject to compliance with applicable Law, including Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, such number of directors on the Company Board as will give Merger Sub representation on the Company Board equal to that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Company Board (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of shares of Company Common Stock so accepted for payment and paid for by Merger Sub plus the number of shares of Company Common Stock otherwise beneficially owned by Parent and its Affiliates bears to (ii) the number of Shares outstanding, and the Company shall, at such time, cause Merger Sub’s designees to be so elected (the “Merger Sub Designees”); provided, however, that in the event that Merger Sub Designees are appointed or elected to the Company Board, until the Effective Time, the Company Board shall have at least two directors who were directors on the date of this Agreement and who shall be independent for purposes of Rule 10A-3 promulgated under the Exchange Act and the continued listing requirements of the NASDAQ (the “Independent Directors”); and provided further that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall be entitled to designate a Person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two Persons to fill such vacancies who are independent for purposes of Rule 10A-3 promulgated under the Exchange Act and the continued listing requirements of the NASDAQ, and such Persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable Law, the Company shall use its reasonable best efforts to take all actions necessary to cause the Merger Sub Designees to become members of the Company Board, including (A) subject to the Company Charter and Company By-Laws, increasing the size of the Company Board and (B) obtaining the resignation of such number of its current directors as is, in each case, necessary to enable such designees to be so elected or appointed to the Company Board in compliance with applicable Law (including, to the extent applicable prior to the Effective Time, the continued listing requirements of the NASDAQ). The Company shall mail to the Company Stockholders the Information Statement containing the information and consents required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing concurrently with the mailing of the Schedule 14D-9 (provided that Parent and Merger Sub shall have provided to the Company on a timely basis all information and consents required to be included in the Information Statement with respect to the Merger Sub Designees and Parent’s officers, directors and Affiliates). Parent will be solely responsible for any information with respect to the Merger Sub Designees and Parent’s officers, directors and Affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Notwithstanding anything in this Agreement to the contrary, from and after the time, if any, that the Merger Sub Designees constitute a majority of the Company Board and prior to the Effective Time, subject to the terms hereof, (1) any amendment or termination of this Agreement by the Company, (2) any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Sub hereunder, (3) any exercise or waiver of any of the Company’s rights or remedies hereunder (including the granting of any consent or approval hereunder), (4) any amendment to the Company Charter or Company By-Laws or (5) except for transactions in accordance with the terms of this Agreement, any transaction between the Company or any of its Subsidiaries, on the one hand, and Parent or any of its Affiliates (other than the Company and its Subsidiaries), on the other, in each case shall require the concurrence of each of the Independent Directors.

Section 8.13 Litigation.

(a) In the event that any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Offer, the Merger, this Agreement or the other transactions contemplated hereby is brought, against the Company or the members of the Company Board prior to the Effective Time (“Company Transaction Litigation”), the Company shall promptly notify Parent thereof and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense or settlement of any Company Transaction Litigation, and the Company shall not settle, compromise, come to an arrangement regarding or agree to settle, compromise or come to an arrangement regarding any Company Transaction Litigation, without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

(b) In the event that any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Offer, the Merger, this Agreement or the other transactions contemplated hereby is brought, against Parent, Merger Sub or their Affiliates by or on behalf of any Equity Financing sources or other direct or indirect provider of equity financing to Parent, Merger Sub or their Affiliates prior to the Effective Time (“Parent Transaction Litigation”), Parent shall promptly notify the Company thereof and shall keep the Company reasonably informed with respect to the status thereof. Parent shall give the Company the opportunity to participate in the defense or settlement of any Parent Transaction Litigation, and Parent shall not settle, compromise, come to an arrangement regarding or agree to settle, compromise or come to an arrangement regarding any Parent Transaction Litigation, without the Company’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Section 8.14 FIRPTA Certificate. On the Offer Closing Date (or the Merger Closing Date if the Offer Termination shall have previously occurred), the Company shall provide to Parent (i) a statement certificate certifying that interests in the Company are not “United States real property interests” (within the meaning of Section 897 of the Code), which statement shall be dated as of the Offer Closing Date or Merger Closing Date, as applicable, signed under penalties of perjury and in accordance with the provisions of Treasury Regulations section 1.1445-2(c) and 1.897-2(h), and (ii) a notice to the IRS in accordance with the provisions of Treasury Regulations section 1.897-2(h)(2). Parent shall be authorized to file with the IRS on behalf of the Company any notice provided by the Company pursuant to this Section 8.14.

Section 8.15 Redemption; Satisfaction and Discharge. Promptly upon request of Parent, the Company shall, at or immediately prior to the earlier of the Offer Closing or Merger Closing (i) furnish to the indenture trustee under the Notes Indenture the officers’ certificate(s) required to be furnished pursuant to Section 3.01 of the Notes Indenture in connection with the optional redemption of all of the then outstanding amount of the Notes pursuant to Section 3.07 of the Notes Indenture (which officers’ certificate(s) shall state, among other things, that the redemption date is at least 30 days but not more than 60 days after the date such officers’ certificate(s) is furnished to such indenture trustee (such date of redemption of all of the Notes, the “Notes Redemption Date”)), (ii) send, or cause to be sent, a notice(s) of redemption to each holder of the Notes in accordance with Section 3.03 of the Notes Indenture in connection with such redemption (which notice(s) shall state, among other things, the Notes Redemption Date), and (iii) take any other actions pursuant to the Notes Indenture reasonably requested by Parent to facilitate the redemption and satisfaction and discharge of the Notes pursuant to Articles III and XI of the Notes Indenture (among other provisions), including delivering any required documentation to the trustee thereunder; provided, that prior to or concurrent with the Company being required to take any of the actions described in this Section 8.15, Parent, shall have, or shall have caused to be, irrevocably deposited with the trustee under the Notes Indenture sufficient funds to effect such redemption and satisfaction and discharge. The redemption and satisfaction and discharge of the Notes pursuant to the preceding sentence are referred to collectively as the “Discharge” of the Notes. For the avoidance of doubt, none of the Company, Parent or Merger Sub shall have any obligations under this Section 8.15 in the event this Agreement is earlier terminated pursuant to Section 10.1.

Section 8.16 Payoff Letter and Prepayment. At or immediately prior to the earlier of the Offer Closing and the Merger Closing, the Company shall (a) deliver to Parent copies of (x) an executed and customary payoff letter from the administrative agent under the Credit Agreement, providing for the termination of all commitments of lenders thereunder, the payment and satisfaction of all obligations of the Company and its Subsidiaries thereunder and under related documentation (other than only indemnification obligations which survive by the terms of the Credit Agreement as in effect on the date hereof) and the release of all Liens on the Company’s and its Subsidiaries’ properties and assets securing its obligations under such agreements, and (y) other agreements, instruments and documents necessary or reasonably appropriate to release of record all such Liens, and (b) direct the administrative agent under the Credit Agreement to return any collateral in the possession of the administrative agent under the Credit Agreement; provided, however, that in no event shall this Section 8.16 require the Company or any of its Subsidiaries to cause the Credit Agreement to be terminated unless the earlier of the Offer Closing and the Merger Closing shall occur substantially concurrently with such termination, and the Company or its Subsidiaries have received funds from Parent to pay in full the payoff amount for such Indebtedness.

ARTICLE IX

CONDITIONS PRECEDENT

Section 9.1 Conditions to Each Party’s Obligation to Consummate the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a) The Offer. Unless the Offer Termination shall have occurred, Merger Sub shall have accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

(b) Stockholder Approval. If required by applicable Law to consummate the Merger, the Company Stockholder Vote shall have been obtained.

(c) HSR Compliance. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

(d) German Competition Approval. (i) A clearance decision by the German Federal Cartel Office (“FCO”) under the German Act Against Restraints of Competition shall have been adopted or (ii) the applicable statutory review period under that Act shall have expired without the FCO taking a decision, in connection with this Agreement and the transactions contemplated hereby.

(e) No Injunctions or Restraints; Illegality. No Governmental Entity of competent jurisdiction shall have issued an Order or enacted a Law that prohibits, makes illegal or prevents the consummation of the Merger.

Section 9.2 Conditions to Obligations of Parent and Merger Sub. Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, the obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Sections 5.3(a) and (c), Sections 5.7(a), (b) and (g), the last sentence of Section 5.7(f), the first sentence of Section 5.22, and Section 5.24 of this Agreement) shall be true and correct as of the date of this Agreement and the Merger Closing Date as though made at and as of the Merger Closing Date (except to the extent that any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct as of such specified date); provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(ii) The representations and warranties of the Company set forth in Section 5.7(a) (other than the first sentence thereof) and Section 5.7(b), the last sentence of Section 5.7(f), Section 5.7(g), the first sentence of Section 5.22 and Section 5.24 of this Agreement shall be true and correct in all respects as of the date of this Agreement and the Merger Closing Date as though made at and as of the Merger Closing Date (except to the extent that any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct in all respects as of such specified date).

(iii) The representations and warranties set forth in Sections 5.3(a) and (c) and the first sentence of Section 5.7(a) shall be true and correct in all material respects as of the date of this Agreement and the Merger Closing Date as though made at and as of the Merger Closing Date (except to the extent that any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct in all material respects as of such specified date); provided that, solely for the purposes of this Section 9.2(a)(iii), if one or more inaccuracies in Sections 5.3(a) and (c) would cause the aggregate amount required to be paid by Parent or Merger Sub to consummate the Offer and the Merger, refinance the Indebtedness of the Company and pay all fees and expenses in connection therewith to increase by $10,000,000 or more, such inaccuracy or inaccuracies will be considered material;

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there has not been an effect, state of facts, occurrence, condition, event, development or change that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(d) Closing Certificate. Parent shall have received a certificate signed on behalf of the Company by a duly appointed and authorized officer certifying as to the satisfaction of the conditions set forth in Section 9.2(a), Section 9.2(b) and Section 9.2(c).

Section 9.3 Conditions to Obligations of the Company. Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, the obligation of the Company to consummate the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Merger Closing Date as though made at and as of the date of this Agreement and the Merger Closing Date (except to the extent that any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall have been true and correct as of such specified date); provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Parent Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects its respective obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Closing Certificate. The Company shall have received a certificate signed on behalf of Parent by a duly appointed and authorized officer certifying as to the satisfaction of the conditions set forth in Section 9.3(a) and Section 9.3(b).

Section 9.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any Offer Condition or any condition set forth in Sections 9.1, 9.2 and 9.3 to be satisfied if such failure was caused by the failure of such Party to act in good faith or to perform any of its obligations under this Agreement.

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (except as otherwise provided in this Agreement) by action taken or authorized by the Board of Directors or the Managing Member (as the case may be) of the terminating Party or Parties as follows (the effective date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable Order or enacted a Law that prohibits, prevents or makes illegal the consummation of the Merger or the Offer; provided that the Party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall have complied with its obligations under Section 8.3;

(c) by either Parent or the Company if the Effective Time shall not have occurred on or before the date that is 180 days after the date hereof (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available (i) to either Party if the Acceptance Time shall have occurred prior to the End Date or (ii) to a Party whose failure to fulfill any obligation under this Agreement primarily caused, or resulted in, the failure of the Effective Time to occur on or before the End Date;

(d) by Parent if there shall have been (i) a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) a breach or inaccuracy of any representation or warranty of the Company set forth in Article V, that would, in either case, (A) unless the Offer Termination shall have occurred, result in any Offer Condition set forth in clauses (i), (ii), (iii) or (iv) of paragraph (d) of Annex A not being satisfied or (B) if the Offer Termination shall have occurred, result in any of the conditions set forth in Section 9.2(a), Section 9.2(b) or Section 9.2(c) not being satisfied, and, in the case of both clauses (i) and (ii), such breach is not curable, or, if curable, (x) is not commenced to be cured within five (5) Business Days after the Company’s receipt of written notice thereof from Parent (together with the use of reasonably diligent efforts to cure following such commencement) and (y) is not actually cured by the Company prior to the 18th Business Day prior to the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.1(d) if (I) Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement which breach would result in the condition set forth in either Section 9.3(a) or 9.3(b) not being satisfied or (II) the Acceptance Time shall have occurred;

(e) by the Company if there shall have been (i) a breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement or (ii) a breach or inaccuracy of any representation or warranty of Parent and Merger Sub set forth in Article VI, that would, in either case, (A) have or would reasonably be expected to have a Parent Material Adverse Effect or (B) if the Offer Termination shall have occurred, result in any of the conditions set forth in Section 9.3(a) or Section 9.3(b) not being satisfied, and, in the case of both clauses (i) and (ii), such breach is not curable, or, if curable, (x) is not commenced to be cured within five (5) Business Days after Parent’s receipt of written notice thereof from the Company (together with the use of reasonably diligent efforts to cure following such commencement) and (y) is not actually cured by Parent or Merger Sub, as applicable, prior to the End Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.1(e) if (I) the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement which breach would result in any Offer Condition set forth in clauses (i), (ii), (iii) or (iv) of paragraph (d) of Annex A not being satisfied or, if the Offer Termination shall have occurred, the condition set forth in Section 9.2(a), 9.2(b) or 9.2(c) not being satisfied or (II) the Acceptance Time shall have occurred;

(f) by Parent if the Company Board shall have effected a Change of Recommendation; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.1(f) if the Acceptance Time shall have occurred;

(g) by the Company if, prior to obtaining the Company Stockholder Vote (if required by applicable Law to consummate the Merger) (i) the Company Board has determined and authorized the Company to enter into any Acquisition Proposal Documentation with respect to a Superior Proposal to the extent permitted by Section 8.6 and (ii) concurrently with the Company’s termination pursuant to this Section 10.1(g), (A) the Company enters into the Acquisition Proposal Documentation with respect to a Superior Proposal and (B) the Company pays the Company Termination Fee to Parent pursuant to Section 10.3(a); provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.1(g) if the Acceptance Time shall have occurred;

(h) by the Company (i) if (x) all of the Offer Conditions shall have been satisfied or waived and the Debt Financing shall have been received by Parent (either directly or through its Subsidiaries), or the lenders party to the Debt Financing Commitment (or Alternative Financing Commitment) shall have definitively and irrevocably confirmed to Parent and Merger Sub that the Debt Financing (or Alternative Financing) in an amount sufficient (together with the Equity Financing and cash available to the Company) to consummate the Offer and the Merger will be available at the Offer Closing on the terms set forth in the Debt Financing Commitment (or Alternative Financing Commitment), in each case, as of the Offer Expiration Date and (y) Parent shall have failed to effect the Offer Closing promptly in accordance with Section 2.1(e); or (ii) on and after the Financing Outside Date if (w) the Company has performed and complied in all material respects with its obligations under Section 8.11, (x) all of the Offer Conditions (other than the Financing Proceeds Condition) shall have been satisfied or waived as of the then-scheduled expiration of the Offer (disregarding any further extensions of the Offer that may be effected pursuant to Section 2.1(d)), (y) the Marketing Period shall have ended and (z) Parent shall have failed to effect the Offer Closing after the later to occur of the events described in clauses of (x) and (y) of this subclause (ii) in accordance with Section 2.1(e);

(i) by the Company on and after the Financing Outside Date if (i) the Offer Termination shall have occurred, (ii) the Marketing Period shall have ended and the conditions set forth in Sections 9.1 and 9.2 shall have been satisfied (other than those conditions that, by their terms, are to be satisfied at the Merger Closing, provided such conditions are then capable of being satisfied), (iii) the Company has performed and complied in all material respects with its obligations under Section 8.11 and the Company has confirmed by notice to Parent after the end of the Marketing Period that all conditions set forth in Section 9.3 have been satisfied (other than those conditions that, by their terms, are to be satisfied at the Merger Closing, provided such conditions are then capable of being satisfied) or that it is willing to waive any unsatisfied conditions in Section 9.3 and (iv) the Merger shall not have been consummated following the date the Merger Closing should have occurred pursuant to Section 3.4 within three Business Days following delivery of such notice; provided, however that notwithstanding anything in Section 10.1(c) to the contrary, no Party shall be permitted to terminate this Agreement pursuant to Section 10.1(c) during such three Business Day period; or

(j) by Parent or the Company if the Offer Termination shall have occurred and the Company Stockholder Vote is not obtained at the Company Stockholder Meeting or any postponement or adjournment thereof (if the Company Stockholder Vote is required by applicable Law to consummate the Merger).

Section 10.2 Effect of Termination. Subject to Section 10.3, in the event of termination of this Agreement by either Parent or the Company as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Merger Sub, the Company, any of their respective Subsidiaries or any of the Representatives of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby; provided, however, that (i) subject to Section 11.9(b) (including the limitation on liability set forth therein), no such termination shall relieve any Party of any liability for damages to another Party resulting from fraud and (ii) the Limited Guarantee, the expense reimbursement and indemnification provisions of Section 8.11(f), the provisions of Section 8.2(b) and the Confidentiality Agreement, this Section 10.2, Section 10.3 and Article XI shall survive any termination of this Agreement.

Section 10.3 Termination Fees.

(a) If this Agreement is terminated:

(i) pursuant to Section 10.1(f) or Section 10.1(g) or by Parent or the Company pursuant to Section 10.1(c) under circumstances in which Parent would have been entitled to terminate the Agreement pursuant to Section 10.1(f); or

(ii) pursuant to (A) Section 10.1(c), (B) Section 10.1(d) (with respect to a breach, inaccuracy or failure to perform that is the principal cause of the Offer Closing or the Merger Closing not occurring) or (C) Section 10.1(j), provided that at the time of the Company Stockholder Vote, it is not publicly known that the Financing Commitments have been terminated, withdrawn or rescinded without being replaced by Alternative Financing commitments sufficient to consummate the transactions contemplated by this Agreement, and, in the case of each of (A), (B) or (C), (x) after the date hereof and prior to the Termination Date, any third party shall have publicly made an Acquisition Proposal or the making of an Acquisition Proposal becomes publicly known and (y) within nine months after the Termination Date, the Company enters into a definitive agreement with such third-party with respect to an Acquisition Proposal (solely for purposes of this Section 10.3(a)(ii), all references in the definition of Acquisition Proposal to “20%” shall be increased to “51%”);

then, in the case of each of (i) and (ii) the Company shall pay Parent, by wire transfer of immediately available funds, the sum of $32,000,000 (the “Company Termination Fee”). The payment of the Company Termination Fee shall be made (i) in the case of payment pursuant to Section 10.3(a)(i), (A) if this Agreement has been terminated pursuant to Section 10.1(g) by the Company, simultaneously with such termination and (B) if this Agreement is otherwise terminated, within two Business Days after termination and (ii) in the case of payment pursuant to Section 10.3(a)(ii), two Business Days after the date on which the Company enters into a definitive agreement with respect to an Acquisition Proposal.

(b) If this Agreement is terminated by the Company pursuant to Section 10.1(e) (with respect to a breach, inaccuracy or failure to perform that is the principal cause of the Offer Closing or the Merger Closing not occuring) Section 10.1(h) or Section 10.1(i) (or pursuant to Section 10.1(c) under circumstances in which the Company would have been entitled to terminate this Agreement pursuant to Section 10.1(e) (with respect to a breach, inaccuracy or failure to perform that is the principal cause of the Offer Closing or the Merger Closing not occuring), Section 10.1(h) or Section 10.1(i)), then Parent shall pay to the Company by wire transfer of immediately available funds, the sum of $85,000,000 (the “Parent Termination Fee”) as promptly as reasonably practicable (and, in any event, within two Business Days) following the date of termination of this Agreement.

(c) In the event this Agreement is terminated (A) in a manner that requires or could require the payment of a Company Termination Fee pursuant to Sections 10.3(a)(i) or 10.3(a)(ii) or (B) pursuant to Section 10.1(d), then the Company shall promptly (and in any event within two (2) Business Days) following receipt of an invoice therefor, pay up to $8,000,000 of Parent’s reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates in connection with the transactions contemplated by this Agreement (including the Financing) on or prior to the termination of this Agreement (the “Parent Expenses”), by wire transfer of same day funds to one or more accounts designated by Parent; provided, however, that the existence of circumstances which require or could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 10.3(a) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 10.3(c); and provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 10.3(c) shall not relieve the Company of any obligation to pay the Company Termination Fee pursuant to Section 10.3(a).

(d) The Company and Parent agree that the obligations contained in Section 10.3 are an integral part of the transactions contemplated by this Agreement, that without the Parties’ agreement to discharge such obligations, Parent and the Company would not have entered into this Agreement, and that each of the Company Termination Fee and the Parent Termination Fee constitutes liquidated damages incurred by the applicable Party and is not a penalty. Accordingly, if the Company or Parent, as the case may be, fails promptly to pay the fee or, in the case of the Company, Parent Expenses due pursuant to Section 10.3, and, in order to obtain such payment, Parent or the Company commences a proceeding that results in an award against the other Party for such payment, the Company or Parent, as the case may be, shall in addition pay to the other Party its costs and expenses (including attorneys’ fees and expenses) in connection with such proceeding, together with interest on the amount of the applicable fee from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement or in any other document, instrument or certificate delivered pursuant to or in connection with this Agreement shall survive (i) the earlier of the Effective Time and the Acceptance Time or (ii), except as set forth in Section 10.2, termination of this Agreement pursuant to Section 10.1, as the case may be. This Section 11.1 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Acceptance Time or the Effective Time.

Section 11.2 Amendment. Subject to compliance with applicable Law and the last sentence of Section 8.12, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before the Effective Time; provided, however, (i) that after the Acceptance Time, there may not be any amendment of this Agreement that decreases the Offer Price or the Merger Consideration and (ii) that after receipt of the Company Stockholder Vote (if required by applicable Law to consummate the Merger), there may not be any amendment of this Agreement that, by applicable Law or in accordance with the rules of any relevant stock exchange, requires further approval of the Company Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 11.3 Extension; Waiver. Subject to compliance with applicable Law and the last sentence of Section 8.12, at any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies by another Party, but solely at the request of that other Party, in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by another Party, but solely at the request of that other Party, with any of the provisions contained herein applicable to such Party; provided, however, that, after the Acceptance Time or after receipt of the Company Stockholder Vote (if required by applicable Law to consummate the Merger), there may not be any extension or waiver of this Agreement that decreases the Offer Price or the Merger Consideration or that adversely affects the rights of the Company Stockholders hereunder without the approval of such Company Stockholders. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppels with respect to, any subsequent or other failure.

Section 11.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense, except as otherwise set forth in this Agreement.

Section 11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given to the receiving Party upon actual receipt, if delivered personally on a Business Day during regular business hours; upon confirmation of successful transmission if sent by e-mail transmission on a Business Day prior to 9 p.m. local time of the receiving Party, or on the next Business Day if sent after 9 p.m. local time of the receiving Party; or on the next Business Day by and after deposit with an overnight courier, in each such case to the receiving Party at the following address (or at such other address for a Party as shall be specified by like notice):

if to Parent or Merger Sub, to:

RP Crown Parent, LLC

c/o RedPrairie Holding, Inc.

20700 Swenson Drive

Waukesha, WI 53186

Attention:         Laura Fese

Telephone:       (262) 317-200

Email:               Laura.Fese@redprairie.com

RP Crown Acquisition Sub, LLC

c/o RedPrairie Holding, Inc.

20700 Swenson Drive

Waukesha, WI 53186

Attention:         Laura Fese

Telephone:       (262) 317-2000

Email:               Laura.Fese@redprairie.com

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Aviva Diamant

Abigail Bomba, Esq.

Richard Steinwurtzel, Esq.
Telephone:	(212) 859-8000
Email:	aviva.diamant@friedfrank.com
abigail.bomba@friedfrank.com
richard.steinwurtzel@friedfrank.com

if to the Company, to:

JDA Software Group, Inc. 14400 N. 87th Street Scottsdale, AZ
Attention:	Corporate Secretary
Email:	corpsec@jda.com

with copies to:

Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019
Attention:	Scott A. Barshay, Esq. Damien R. Zoubek, Esq.
Telephone:	(212) 474-1000
E-mail:	sbarshay@cravath.com dzoubek@cravath.com

Section 11.6 Counterparts; Facsimile. This Agreement may be executed and delivered in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Signatures transmitted by facsimile or other electronic transmission shall be accepted as originals for all purposes of this Agreement.

Section 11.7 Entire Agreement. This Agreement (together with the documents, schedules, annexes and instruments referred to herein or delivered herewith) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

Section 11.8 Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provisions (except to the extent that mandatory provisions of federal law apply). Each of the Parties hereby irrevocably submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any court of the State of Delaware or the United States District Court for the District of the State of Delaware) for the purpose of any Legal Proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, brought by or against any other Party hereto, and hereby irrevocably agrees (a) that all claims in respect of any such Legal Proceeding may be heard and determined in any such court and (b) not to commence any Legal Proceeding relating to this Agreement in any other court or before any other Governmental Entity. Each Party irrevocably and unconditionally waives and agrees not to assert in any such Legal Proceeding, in each case to the fullest extent permitted by applicable Law, (i) any objection to the laying of venue of any such Legal Proceeding brought in any such court, (ii) any claim that such Party is not personally subject to the jurisdiction of any such court, or (iii) any claim that any such Legal Proceeding has been brought in an inconvenient forum (if brought in any such court). Each Party certifies and acknowledges that (A) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation under this Section 11.8, seek to enforce any of the foregoing waivers, (B) it understands and has considered the implications of such waivers and (C) it makes such waivers voluntarily. Each Party agrees that service of any process, summons, notice or document in accordance with the provisions of Section 11.5 shall be effective service of process for any Legal Proceeding brought against such Party in any such court. Notwithstanding the foregoing, each Party agrees that a final judgment in any such Legal Proceeding brought in any such court shall be conclusive and binding upon such Party and may be enforced in any other court to whose jurisdiction such Party is or may be subject, by suit upon such judgment. Notwithstanding the foregoing, each of the Parties hereto agrees that it will not bring or support, or permit any of its Subsidiaries to bring or support, any claim, action, suit or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or the transactions contemplated hereby, including, but not limited to, any dispute arising out of or relating in any way to the Debt Financing Commitment or the performance thereof, in any forum other than the United States District Court for the Southern District of New York (and the appellate courts thereof), or, if jurisdiction is not available in the federal courts, the Supreme Court of the State of New York, County of New York, and that the provisions of Section 11.14 relating to the waiver of jury trial shall apply to any such action.

Section 11.9 Remedies.

(a) The Parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case, in accordance with Section 11.8, without proof of damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which a Party may be entitled under the terms of this Agreement at law or in equity subject to and except as otherwise expressly provided in Section 11.9(b). Notwithstanding the foregoing, the right of the Company to obtain an injunction, specific performance or other appropriate form of equitable relief to cause Parent and Merger Sub to, or to directly, cause the Equity Financing to be funded (but not the right of the Company to obtain an injunction, specific performance or other appropriate form of equitable relief, for any other reason) at any time shall be subject to the requirement that (i) (x) with respect to any funding of the Equity Financing to occur at the Offer

Closing, all the Offer Conditions would have been satisfied as of the expiration of the Offer, and (y) with respect to any funding of the Equity Financing to occur at the Merger Closing, all the applicable conditions set forth in Section 9.1 and Section 9.2 would have been satisfied if the Merger Closing were to have occurred at such time (other than those conditions that, by their terms, are to be satisfied at the Merger Closing, but subject in such case to their being capable of being satisfied at the Merger Closing), (ii) the Debt Financing (or, in the case alternative financing has been obtained in accordance with Section 8.11, such alternative financing) has been funded in accordance with the terms thereof or would be funded in accordance with the terms thereof at the Offer Closing or the Merger Closing, as applicable, if the Equity Financing were to be funded at the Offer Closing or the Merger Closing, as applicable, and (iii) with respect to any funding of the Equity Financing to occur at the Merger Closing, the Company has irrevocably confirmed to Parent in writing that, if the Equity Financing and the Debt Financing were funded, it would take such actions that are within its control to cause the Merger Closing to occur. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, not to assert that a remedy of monetary damages would provide an adequate remedy, and, except as expressly provided in Section 11.9(b), not to bring any claim for monetary damages. Each of the Company and Parent acknowledges and agrees that (i) each Party shall be entitled to seek to specifically enforce the terms and provisions of this Agreement notwithstanding the availability of any monetary remedy set forth in Sections 10.3 and 11.9(b), (ii) the provisions set forth in Sections 10.3 and 11.9(b) (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (iii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary and other than with respect to fraud:

(i) in the event the Parent Termination Fee is payable to the Company pursuant to Section 10.3, the right of such payment shall be the sole and exclusive remedy of the Company and its Subsidiaries and any of their stockholders, officers, directors, employees, agents, other Representatives, controlling persons or assignees or Affiliates against Sponsor, Parent, Merger Sub, and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Parent shall be obligated to the Company under the provisions of Section 8.2(b) and Section 10.3(d) and for any of its expense reimbursement and indemnification obligations contained in the last sentence of Section 8.11(f)) and the Company (on behalf of itself and any of its Subsidiaries, stockholders, officers, directors, employees, agents, other Representatives, controlling persons or assignees or Affiliates) hereby waives any rights or claims against any Debt Financing Source in connection with this Agreement or the Debt Financing, whether at law or equity, in contract, in tort or otherwise and agrees not to commence (and if commenced agrees to dismiss or otherwise terminate) any proceeding against any Debt Financing Source in connection with this Agreement or the Debt Financing; and

(ii) in the event the Company Termination Fee is payable, or the Parent Expenses are payable, pursuant to Section 10.3, the right of payment of the Company Termination Fee or the Parent Expenses, as the case may be, shall be the sole and exclusive remedy of the Parent Related Parties against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that the Company shall be obligated to Parent under the provisions of Section 8.2(b) and Section 10.3(d)).

For the avoidance of doubt, while the Company may pursue both a grant of specific performance with regard to the funding of the Equity Financing in accordance with Section 11.9(a) and the payment of the Parent Termination Fee under Section 10.3, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance with regard to the funding of the Equity Financing of the type contemplated by the third sentence of Section 11.9(a) and payment of the Parent Termination Fee.

The Parties acknowledge and agree that the fact that the Parties have agreed to this Section 11.9(b) shall not affect any Party’s right to specific enforcement under Section 11.9(a).

The Parties also acknowledge and agree that the provisions of this Section 11.9 do not limit any rights that (i) any Party has in respect to fraud by the another Party, (ii) any Party has in respect to the terms of the Confidentiality Agreement or (iii) any Party has pursuant to Section 10.2.

(c) The Parties hereto acknowledge and agree that the remedies provided for in this Section 11.9 shall be the Parties’ sole and exclusive remedies for any breaches of this Agreement or any claims relating to the transactions contemplated hereby (other than in respect of fraud).

Section 11.10 Merger Sub. Parent will take all action necessary (a) to cause Merger Sub to perform its obligations under this Agreement to consummate the Merger, the Offer and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement and (b) to ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement.

Section 11.11 Severability. Any term or provision of this Agreement that is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be unenforceable as written, the provision shall be interpreted (and deemed modified) in such a way as to make it enforceable while preserving as closely as possible the original intent of the Parties in respect of such provision.

Section 11.12 Publicity. Subject to the provisions of Section 8.6, unless and until a Change of Recommendation has occurred in accordance with Section 8.6(e), Parent, Merger Sub and the Company shall consult with each other before issuing any press release (other than the mutually agreed press release to be issued on the date hereof) with respect to the Offer, the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Party may, without the prior consent of the other Party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement or SEC filing as may, upon the advice of outside counsel to such Party, be required by law, the rules and regulations of any applicable stock exchange (including the NASDAQ) or applicable fiduciary duties.

Section 11.13 Assignment; Third Party Beneficiaries.

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, that, prior to the Merger Closing, Parent or Merger Sub may (i) assign all (but not less than all) of its rights or obligations hereunder to a wholly-owned (direct or indirect) subsidiary of Parent or Merger Sub or any Affiliate of Parent or Merger Sub (including Ruby and any wholly-owned (direct or indirect) subsidiary of Ruby), provided that no such assignment shall relieve the assigning Party of its obligations hereunder, and (ii) collaterally assign any or all of its rights, but not its obligations, under this Agreement to any Debt Financing Source. Nothing in this Agreement shall prevent or otherwise impede the transfer or other assignment of the equity interests in Parent or Merger Sub (or both) to any Affiliate thereof (including Ruby or any wholly-owned (direct or indirect) subsidiary of Ruby).

(b) Subject to Section 11.13(a), this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Except (i) as otherwise specifically provided in Section 8.5; (ii) for the right of the Company Stockholders to receive the Merger Consideration following the Effective Time; (iii) for the right of the holders of Company Equity Awards to receive the Closing Equity Award Consideration following the Acceleration Time; (iv) for the rights of Persons who are explicitly third-party beneficiaries of the Equity Financing Commitment solely to the extent set forth therein; and (v) the Debt Financing Sources, which shall be intended third party beneficiaries of Sections 11.8, 11.9, 11.13, 11.14 and 11.15 and shall be entitled to enforce such provisions directly (and no amendment or modification to such provisions in respect to the Debt Financing Sources may be made without the prior consent of the Debt Financing Sources); this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

Section 11.14 WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT, AS A NON-COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT, ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 11.15 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Party hereto, any Debt Financing Source or any Equity Financing source (or of any of their respective affiliates) shall have any liability (whether in contract or in tort) for any obligations or liabilities of such Party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that, subject to Section 11.9, nothing in this Section 11.15 shall limit any liability of the Parties to this Agreement for breaches of the terms and conditions of this Agreement, including with respect to the payment of the Company Termination Fee or Parent Termination Fee (or limit any liability of the parties to any other agreement for breaches of the terms and conditions of such agreement (including the Limited Guarantee)).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

JDA SOFTWARE GROUP, INC.

By:	/s/ Hamish Brewer
	Name:	Hamish Brewer
	Title:	President and Chief Executive Officer

RP CROWN HOLDING, LLC

By:	RP Holding, L.L.C., its Managing Member

By:	/s/ Alok Singh
	Name:	Alok Singh
	Title:	President

RP CROWN ACQUISITION SUB, LLC

By:	RP Crown Holding, LLC its Managing Member

By:	/s/ Alok Singh
	Name:	Alok Singh
	Title:	President

[Signature Page to Merger Agreement]

ANNEX A

Conditions to the Offer

Capitalized terms used in this Annex A and not otherwise defined herein shall have the meanings assigned to them in the Agreement and Plan of Merger to which it is attached (the “Agreement”).

Notwithstanding any other provision of the Offer or the Agreement, Merger Sub shall not be required, and Parent shall not be required to cause Merger Sub to, accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub’s obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer if:

(a) there shall not have been validly tendered and not properly withdrawn immediately prior to the expiration of the Offer that number of Shares that, when added to the Shares owned by Merger Sub, represents at least 79% of the aggregate number of Shares outstanding on a Fully-Diluted Basis, in each case as of the expiration of the Offer (the “Minimum Condition”); or

(b) the applicable waiting period (and any extension thereof) under the HSR Act shall have neither expired nor been terminated; or

(c) neither a clearance decision by the FCO has been adopted under the German Act Against Restraints of Competition nor the applicable statutory review period under that Act has expired, in connection with the Agreement and the transactions contemplated thereby; or

(d) at any time after the date of the Agreement and prior to the expiration of the Offer, any of the following events shall occur and be continuing as of the expiration of the Offer:

(i) a Governmental Entity of competent jurisdiction shall have issued an Order or enacted a Law that has the effect of enjoining or otherwise prohibiting the making or consummation of the Offer, the exercise or consummation of the Top-Up Option (if the exercise of the Top-Up Option is necessary to ensure that Parent and Merger Sub own at least 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis) or the consummation of the Merger;

(ii) any of the representations and warranties of the Company (A) set forth in Section 5.7(a) (other than the first sentence thereof), Section 5.7(b), Section 5.7(g), the last sentence of Section 5.7(f), the first sentence of Section 5.22 and Section 5.24 of the Agreement shall not be true and correct in all respects as of the date of the Agreement and the Acceptance Time as though made at and as of the Acceptance Time (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall not have been true and correct as of such specified date), (B) set forth in Sections 5.3(a) and (c) and the first sentence of Section 5.7(a) shall not be true and correct in all material respects as of the date of the Agreement and the Acceptance Time as though made at and as of the Acceptance Time (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall not have been true and correct in all material respects as of such specified date), or (C) set forth in the Agreement (other than the representations and warranties referred to in clause (A) or (B) above) shall not be true and correct as of the date of the Agreement and the Acceptance Time as though made at and as of the Acceptance Time (except to the extent any such representation and warranty speaks as of an earlier specified date, in which case such representation and warranty shall not have been true and correct as of such specified date); provided, however, that for purposes of determining the satisfaction of the condition in clause (C), no effect shall be given to any exception in such representations and warranties relating to materiality or Company Material Adverse Effect, and instead, for purposes of this condition in clause (C), such representations and warranties shall be deemed true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, as has had or would be expected to have a Company Material Adverse Effect. Solely for purposes of clause (B) above, if one or more inaccuracies in Sections 5.3(a) and (c) of the Agreement would be cause the aggregate amount required to be paid by Parent or Merger Sub to consummate the Offer and the Merger, refinance the Indebtedness of the Company and pay all fees and expenses in connection therewith to increase by $10,000,000 or more, such inaccuracy or inaccuracies will be considered material;

(iii) the Company shall have failed to perform or comply in all material respects with all obligations required to be performed by it under the Agreement and to be performed or complied with by it on or prior to the Offer Closing;

(iv) since the date of the Agreement, there shall have occurred an effect, state of facts, occurrence, condition, event, development or change that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

(v) the Agreement shall have been terminated in accordance with its terms (the “Termination Condition”); and

(vi) if the exercise of the Top-Up Option is necessary to ensure that Merger Sub owns at least 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis, the Shares issuable upon exercise of the Top-Up Option together with the Shares validly tendered in the Offer and not properly withdrawn are insufficient for Parent and its Affiliates to own at least 90% of the aggregate number of Shares outstanding on a Fully-Diluted Basis; or

(e) Parent (either directly or through its Subsidiaries) shall not have received the proceeds of the Debt Financing (or any Alternative Financing) and (ii) the lenders party to the Debt Commitment Letter (or any Alternative Financing Commitments) shall not have definitively and irrevocably confirmed in writing to Parent and the Merger Sub that the Debt Financing in an amount sufficient (together with the Equity Financing and cash available to the Company) to consummate the Offer and the Merger shall be available at the Offer Closing on the terms set forth in the Debt Financing Commitment (or any Alternative Financing Commitments) and subject only to the satisfaction of the other Offer Conditions (and the contribution by Parent or Merger Sub of the Equity Financing); provided that this clause (ii) shall not apply if the proceeds contemplated by clause (i) have been received)) (the “Financing Proceeds Condition”).

The Company shall furnish Parent with a certificate signed on its behalf by a duly appointed and authorized officer of the Company (solely in each of his or her capacity as an officer of the Company without personal liability), certifying that none of the conditions set forth in clauses (ii), (iii) and (iv) of paragraph (d) of this Annex A shall have occurred and be continuing as of the Offer Expiration Date.

For purposes of determining whether the Minimum Condition has been satisfied, Parent and Merger Sub shall include for purposes of determination thereof Shares tendered in the Offer pursuant to guaranteed delivery procedures if and only if Shares have been delivered pursuant to such procedures prior to the time of determination.

Subject to the terms and conditions of the Agreement and applicable Law, the foregoing conditions are for the sole benefit of Parent and Merger Sub (except for the Minimum Condition and the Termination Condition, which are also for the benefit of the Company) and may, solely to the extent permitted by Section 2.1 of the Agreement, be waived by Parent or Merger Sub, in whole or in part, at any time and from time to time prior to the expiration of the Offer. The foregoing conditions shall be in addition to, and not a limitation of, the rights of Parent and Merger Sub to extend, terminate or modify the Offer pursuant to the terms and conditions of the Agreement. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and, each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

EXHIBIT A.1

Certificate of Ownership and Merger

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

RP CROWN ACQUISITION SUB, LLC

WITH AND INTO

JDA SOFTWARE GROUP, INC.

Pursuant to Section 267 of the Delaware General Corporation Law (the “DGCL”) and Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), RP Crown Acquisition Sub, LLC, a Delaware limited liability company (the “LLC”), hereby certifies the following information relating to the merger (the “Merger”) of the LLC with and into JDA Software Group, Inc., a Delaware corporation (the “Corporation”), with the Corporation surviving the Merger:

FIRST: The names and states of incorporation or formation of the constituent entities (the “Constituent Entities”) to the Merger are:

Name	State of Incorporation / Formation
RP Crown Acquisition Sub, LLC	Delaware
JDA Software Group, Inc.	Delaware

SECOND: The LLC owns at least 90% of the outstanding shares of each class of stock of the Corporation that would otherwise be entitled to vote on the Merger.

THIRD: The sole member of the LLC, by the following resolutions duly adopted on [                    ], 2012, determined to merge the LLC with and into the Corporation pursuant to Section 267 of the DGCL and Section 18-209(i) of the DLLCA:

WHEREAS, RP Crown Acquisition Sub, LLC a Delaware limited liability company (the “LLC”), owns at least 90% of the outstanding shares of each class of stock of JDA Software Group, Inc., a Delaware corporation (the “Corporation”), that would otherwise be entitled to vote; and

WHEREAS, the sole member of the LLC has deemed it advisable and in the best interests of the LLC that the LLC be merged with and into the Corporation (the “Merger”) pursuant to Section 267 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 18-209(i) of the Delaware Limited Liability Company Act (the “DLLCA”), with the Corporation surviving the Merger (the “Surviving Corporation”);

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that the LLC be merged with and into the Corporation (the “Corporation”) with the Corporation surviving the Merger; and it is further

RESOLVED, that, by virtue of the Merger and without any action on the part of the holder thereof, the limited liability company interest in the LLC immediately prior to the effective time of the Merger shall be converted into and become [            ] validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and it is further

RESOLVED, that, by virtue of the Merger and without any action on the part of the holder thereof, all shares of common stock of the Corporation owned by the Corporation (including treasury shares), the LLC, or RP Crown Parent, LLC, a Delaware limited liability company, (other than shares in trust accounts, managed accounts and the like) shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for any portion of the consideration to be paid in connection with the Merger (the “Excluded Shares”); and it is further

RESOLVED, that, by virtue of the Merger and without any action on the part of the holder thereof, all shares of common stock of the Corporation owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (the “Dissenting Shares”) shall be cancelled and retired and shall not be exchanged for any portion of the consideration to be paid in connection with the Merger, but shall be converted into and represent only the right to receive the payment of the fair value thereof, as determined by the Delaware Court of Chancery in accordance with Section 262 of the DGCL; provided, however, that if any such stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under such Section 262, then the right of such stockholder to be paid the fair value of such stockholder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the effective time of the Merger into, and to have become exchangeable solely for, the right to receive the consideration to be paid in connection with the Merger (without interest thereon); and it is further

RESOLVED, that, by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Corporation (other than any Dissenting Shares and other than any Excluded Shares) shall be converted into and become the right to receive $45.00, in cash and without interest; and it is further

RESOLVED, that the Third Amended and Restated Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be amended and restated to read as set forth in Exhibit A and, as so amended, the certificate of incorporation of the Surviving Corporation and shall continue in full force and effect until thereafter amended in accordance with the DGCL; and it is further

RESOLVED, that the officers of the LLC (each as an “authorized person” within the meaning of the DLLCA or otherwise), or any one of them, be and each hereby is authorized and directed to make, execute and acknowledge, in the name of the LLC, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

FOURTH: The Merger has been approved by the LLC and was authorized in accordance with the limited liability company agreement of the LLC and in accordance with Section 18-209 of the DLLCA.

FIFTH: The Corporation shall be the Surviving entity of the Merger (the “Surviving Corporation”).

SIXTH: The Third Amended and Restated Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be amended and restated to read as set forth in Exhibit A, and as so amended, shall constitute the Certificate of Incorporation of the Surviving Corporation and shall continue in full force and effect until thereafter amended in accordance with the DGCL.

[signature page follows]

IN WITNESS WHEREOF, the LLC has caused this Certificate of Ownership and Merger to be executed on its behalf by an authorized person this     day of             ,         .

RP CROWN ACQUISITION SUB, LLC

By:
Name:
An Authorized Person

EXHIBIT A

[Omitted]

EXHIBIT A.2

Certificate of Merger

CERTIFICATE OF MERGER

MERGING

RP CROWN ACQUISITION SUB, LLC

WITH AND INTO

JDA SOFTWARE GROUP, INC.

Pursuant to Section 264 of the Delaware General Corporation Law (the “DGCL”) and Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), JDA Software Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies the following information relating to the merger (the “Merger”) of RP Crown Acquisition Sub, LLC, a Delaware limited liability company (the “LLC”) with and into the Corporation, with the Corporation surviving the Merger:

FIRST: The names, jurisdictions of incorporation or formation, and types of entity of the constituent entities (the “Constituent Entities”) to the Merger are:

Name	Jurisdiction of Incorporation/Formation	Type of Entity
RP Crown Acquisition Sub, LLC	Delaware	Limited Liability Company
JDA Software Group, Inc.	Delaware	Corporation

SECOND: The Agreement and Plan of Merger, dated as of November 1, 2012, by and among the Corporation, RP Crown Parent, LLC, a Delaware limited liability company, and the LLC (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the provisions of Section 264 of the DGCL and Section 18-209 of the DLLCA.

THIRD: The surviving entity of the Merger (the “Surviving Corporation”) shall be the Corporation and, at the effective time of the Merger, the Third Amended and Restated Certificate of Incorporation of the Corporation, as in effect immediately prior to the effective time of the Merger, shall be amended and restated to read as set forth on Exhibit A attached hereto, and, as so amended, shall constitute the Certificate of Incorporation of the Surviving Corporation and shall continue in full force and effect until thereafter amended in accordance with the DGCL.

FOURTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, whose address is 14400 N. 87th St., Scottsdale, AZ 85260.

FIFTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any member of the LLC or to any other equity holder of any Constituent Entity.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be executed by its duly authorized officer this     day of             ,             .

JDA SOFTWARE GROUP, INC.

By:
Name:
Title:

EXHIBIT A

[Omitted]

EXHIBIT B

Certificate of Incorporation

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JDA SOFTWARE GROUP, INC.

ARTICLE XII

The name of the corporation (which is hereinafter referred to as the “Corporation”) is JDA SOFTWARE GROUP, INC.

ARTICLE XIII

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE XIV

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE XV

The Corporation shall be authorized to issue 1,000 shares of capital stock, of which 1,000 shares shall be shares of Common Stock, $0.01 par value (“Common Stock”).

ARTICLE XVI

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE XVII

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws made by the Board.

ARTICLE XVIII

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE XIX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

IN WITNESS WHEREOF, JDA SOFTWARE GROUP, INC. has caused this Fourth Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the Corporation on                     .

Name:
Title:

EXHIBIT C

By-Laws

BYLAWS

OF

JDA SOFTWARE GROUP, INC.

ARTICLE I

OFFICES

Section 1. Offices. The registered office of the Corporation shall be in the State of Delaware. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Section 3. Notice of Meetings and Record Date. (a) The Corporation shall give notice of any annual or special meeting of stockholders. Notices of meetings of the stockholders shall state the place, if any, date, and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, notice shall be given to each stockholder entitled to vote at such meeting not fewer than ten days or more than sixty days before the date of the meeting.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty or fewer than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Section 4. Quorum and Adjournment. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such majority shall not be present or represented at any meeting of the stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting to another time and place.

Section 5. Adjourned Meetings. When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If an adjournment is for more than 30 days a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Article II, Section 3(c) of these Bylaws and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 6. Vote Required. Except as otherwise provided by law or by the Certificate of Incorporation:

(a) Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors; and

(b) Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Section 7. Manner of Voting; Proxies. (a) At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b) Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 8. Stockholder Action Without a Meeting. (a) Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of

Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of stockholders are recorded; provided, however, that delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

(b) A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such telegram, cablegram, or other electronic transmission sets forth or is delivered with the information required by, and is otherwise delivered in accordance with, the General Corporation Law of the State of Delaware. Any consent by means of telegram, cablegram, or other electronic transmission shall be deemed to have been signed on the date on which such telegram, cablegram, or electronic transmission was transmitted.

(c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directions. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in subsections (a) and (b) of this Section 8. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors that shall constitute the whole Board of Directors initially shall be three. Thereafter, the exact number of directors shall be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, and the Board of Directors shall exercise all of the powers of the Corporation except such as are by applicable law, by the Certificate of Incorporation of this Corporation, or by these Bylaws conferred upon or reserved to the stockholders of any class or classes or series thereof.

Section 3. Resignations and Removal. (a) Any director may resign at any time by giving written notice in writing or by electronic transmission to the Board of Directors or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

(b) Except as otherwise may be provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed with or without cause, by the holders of capital stock having a majority in voting power of the shares entitled to vote in the election of directors.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled.

Section 5. Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairperson of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with Section 6 of this Article III. Special meetings shall be called by the Secretary on like notice at the written request of a majority of the directors then in office.

Section 6. Notice. Notice of any regular (if required) or special meeting of the Board of Directors may be given by personal delivery, mail, telegram, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice. If notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the director has consented to receive notice, then such notice shall be given on not less than twenty-four hours’ notice to each director. If written notice is delivered by mail or courier service, then it shall be given on not less than three (3) calendar days’ notice to each director.

Section 7. Waiver of Notice. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing or by electronic transmission, whether before or after such meeting is held, or if he or she shall sign the minutes of such meeting or attend the meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.

Section 8. Quorum and Powers of a Majority. At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of directors constituting the whole board or such committee shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of applicable law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

Section 9. Manner of Acting. (a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee; provided however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board of Directors); provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval (other than recommending the election or removal of directors), or (ii) adopting, amending, or repealing any Bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified director.

Section 11. Committee Procedure. (a) Except as otherwise determined by the Board of Directors or provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 6 of this Article III with respect to notices of meetings of the Board of Directors.

(b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

(c) Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee may be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

Section 12. Vacancies and Newly-Created Directorships. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall include a President, a Secretary, and a Treasurer. The Board of Directors also may elect a Chairperson of the Board and a Vice Chairperson of the Board. The Board of Directors also may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time deem appropriate or necessary.

Section 2. Election of Officers, Term, and Qualifications. The officers of the Corporation shall be elected from time to time by the Board of Directors and shall hold office at the pleasure of the Board of Directors. Except for the Chairperson of the Board and the Vice Chairperson of the Board, if any, none of the officers of the Corporation needs to be a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware.

Section 3. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or to the extent delegated to any Chairperson of the Board, by the Chairperson of the Board.

Section 4. Resignations. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairperson of the Board; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a director of the Corporation.

Section 6. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors, or in these Bylaws, and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE V

STOCK

Section 1. Certificates. The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation otherwise provides or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated. Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the Chairperson of the Board or a Vice Chairperson, if any, or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile.

Section 2. Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer; provided, however, that such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

Section 3. Lost, Stolen, or Destroyed Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Registered Stockholders. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to vote in person or by proxy at any meeting of the stockholders of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by the General Corporation Law of the State of Delaware or other applicable law.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification. (a) Subject to Section 3 of this Article VI, the Corporation shall indemnify against all expenses (including attorneys’ fees), judgments, fines and amounts paid or to be paid in settlement and loss reasonably incurred or suffered, to the fullest extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), whether the basis of the Proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as director or officer.

(b) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise.

Section 2. Advancement of Expenses. (a), With respect to any person who is made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay to the fullest extent not prohibited by applicable law the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) With respect to any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 3. Actions Initiated Against The Corporation. Anything in Section 1(a) of this Article VI to the contrary notwithstanding, except as provided in Section 5(b) of this Article VI, with respect to a Proceeding initiated against the Corporation by any person who is or was serving as a director or officer of the Corporation (or by a person who, while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise), whether initiated in such capacity or in any other capacity, the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof), unless (a) such Proceeding (or part thereof)was required to be made by law, (b) such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) such Proceeding (or part thereof) was brought to establish or enforce a right to indemnification or advancement under any indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law.

Section 4. Contract Rights; Indemnification Contracts. With respect to any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article VI shall be contract rights and shall include the rights to be paid expenses incurred in defending any Proceeding in advance of its final disposition as provided in Section 2 of this Article VI. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption). The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VII.

Section 5. Claims. (a) If (X) a claim under Section 1(a) of this Article VI with respect to any right to indemnification is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation or (Y) a claim under Section 2(a) of this Article VI with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty days after a written claim has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b) If a suit brought pursuant to Section 5(a) of this Article VI is not frivolous or brought in bad faith, or if a suit is brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c) In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

Section 6. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any statute or provision of Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 7. Insurance. The Corporation shall purchase and maintain insurance to the extent reasonably available, at its expense, to protect itself andany person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 8. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Section 9. Miscellaneous. For purposes of this Article VI: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as a employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

ARTICLE VII

MISCELLANEOUS

Section 1. Books and Records. (a) Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the General Corporation Law of the State of Delaware.

(b) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

Section 2. Voting Shares in Other Business Entities. The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock or other equity interest.

Section 3. Record Date for Distributions and Other Actions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 5. Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

Section 6. Section Titles. The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 7. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8. Amendment. These Bylaws may be altered, amended, or repealed at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal be contained in written notice of such special meeting, or at any meeting of the stockholders of the Corporation.

Section 9. Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

ANNEX B

J.P. Morgan

October 31, 2012

The Board of Directors

JDA Software Group, Inc.

14400 N. 87th Street

Scottsdale, AZ 85260-3649

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of JDA Software Group, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed Tender Offer and Merger (each as defined below) pursuant to the Agreement and Plan of Merger, dated as of November 1, 2012 (the “Agreement”), by and between the Company, RP Crown Parent (the “Acquiror”) and its wholly owned subsidiary, RP Crown Acquisition Sub, LLC (“Merger Sub”). Pursuant to the Agreement, the Acquiror will cause Merger Sub to commence a tender offer for all the shares of the Company Common Stock (the “Tender Offer”) at a price for each share equal to $45.00, net to the seller in cash, without interest (the “Consideration”). The Agreement further provides that, following completion of the Tender Offer, or, if the Tender Offer is terminated, under circumstances specified in the Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Company (including treasury shares), the Acquiror or Merger Sub and other than Dissenting Shares (as defined in the Agreement), will be converted into the right to receive an amount equal to the Consideration. The Tender Offer and Merger are (or, if the Tender Offer is terminated, the Merger is) referred to herein as the “Transaction”.

In connection with preparing our opinion, we have (i) reviewed a draft dated October 31, 2012 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such

B-1

analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Acquiror and Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company, the Acquiror or the affiliates of the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror and certain of its affiliates for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to whether such shareholder should tender its shares into the Tender Offer or how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

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ANNEX C

Delaware General Corporation Law

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of

Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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